Exhibit 99.2

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION UNDER BANKRUPTCY CODE SECTION 1125(b) FOR USE IN THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE CHAPTER 11 PLAN DESCRIBED HEREIN.  ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS DISCLOSURE STATEMENT ARE NOT INTENDED TO BE, AND SHOULD NOT IN ANY WAY BE CONSTRUED AS, A SOLICITATION OF VOTES ON THE PLAN, NOR SHOULD THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT BE RELIED ON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION.

THE PLAN DEBTORS RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS PROPOSED DISCLOSURE STATEMENT AT OR BEFORE THE HEARING TO CONSIDER THIS DISCLOSURE STATEMENT.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------------------------------------	x
:
In re	:	Chapter 11
:
GENERAL GROWTH	:
PROPERTIES, INC., et al.,	:	Case No. 09-11977 (ALG)
:
Debtors.	:	Jointly Administered
:
--------------------------------------------------------------------------	x

DISCLOSURE STATEMENT FOR PLAN DEBTORS’
JOINT PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

	WEIL, GOTSHAL & MANGES LLP	KIRKLAND & ELLIS LLP
	767 Fifth Avenue	300 North LaSalle
	New York, New York 10153	Chicago, Illinois 60654
	Telephone: (212) 310-8000	Telephone: (312) 862-2000
	Facsimile: (212) 310-8007	Facsimile: (312) 862-2200

	Attorneys for the Plan Debtors	Co-Attorneys for Certain of the Plan Debtors

Dated:	July 12, 2010
New York, New York

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

(continued)

(continued)

(continued)

(continued)

x

(continued)

(continued)

(continued)

I.       OVERVIEW OF THE PLAN(1)

A.                                    INTRODUCTION

The Plan described in this Disclosure Statement provides for GGP’s emergence from the Chapter 11 Cases, which GGP anticipates will occur in October 2010.  Under the Plan, GGP will satisfy its debt and other Claims in full, provide a substantial recovery for Equity Holders, and implement a recapitalization with $7 to $8.5 billion of new capital.  At emergence, GGP will split itself into two publicly-traded companies and Equity Holders will receive common stock interests in each of them.  New GGP will be the second-largest mall owner in the United States, concentrating on its retail real estate business as an owner or manager of over 180 shopping malls in 43 states as well as other rental properties.  A new real estate company, Spinco,(2) will hold a diversified portfolio of properties with little debt and with near-, medium- and long-term development opportunities, including GGP’s master planned communities segment and a series of mixed-use and mall development projects in premier locations.  The Plan described below has been designed to position GGP and Spinco to succeed in their respective marketplaces.

The Plan is the culmination of GGP’s Chapter 11 Cases, commenced in April 2009 in the midst of a worldwide recession and unprecedented disruption in the credit markets.  GGP sought Bankruptcy Court assistance to restructure its finances and delever its balance sheet, because the collapse of the credit markets made it impossible for it to refinance approximately $15 billion in project-level mortgage debt of wholly-owned subsidiaries that had matured or would mature by the end of 2012.  After negotiations with its project-level mortgage lenders and special servicers, in late 2009 GGP reached agreements on terms for restructuring a significant portion of its project-level mortgage debt.  Those agreements provided a framework for consensual amendment of mortgage loans and extension of maturities.  In a series of plans of reorganization confirmed by the Bankruptcy Court from December 2009 through May 2010, GGP successfully and consensually restructured approximately $15 billion in project-level mortgage debt.  The substantial extension of the maturities of the project-level secured mortgage debt at or near contract interest rates provided the foundation to secure the investments that will enable GGP to complete the restructuring of its entire enterprise.

The Plan is based on the Investment Agreements with Brookfield Investor, Fairholme, and Pershing Square, which include commitments to fund $8.55 billion of capital as follows:

•                  $6.3 billion of new equity capital at $10.00 per share of New GGP;

(1)           Capitalized terms used throughout this Disclosure Statement are defined in Appendix A — “Material Defined Terms for Plan Debtors’ Disclosure Statement” attached hereto.

(2)           The corporate name Spinco, Inc. is temporary and is subject to change upon selection of a replacement name by General Growth.

•                  $250 million backstop equity commitment for a rights offering by Spinco at $5.00 per share;

•                  $1.5 billion backstop debt commitment for a New GGP credit facility; and

•                  $500 million backstop equity commitment by Brookfield Investor and Pershing Square for a rights offering by New GGP.

In addition, GGP has executed an agreement with Texas Teachers, a public pension plan, for Texas Teachers’ investment of $500 million for shares of New GGP Common Stock at $10.25 per share.  These commitments collectively are some of the largest long-term capital commitments ever made in the context of a chapter 11 case.

The Investment Agreements and the Texas Teachers agreement also provide GGP with significant flexibility to optimize its emergence capital structure.  A key feature of the Investment Agreements provides GGP the option to replace some or all of the Fairholme and Pershing Square capital commitments pre-closing and up to $1.9 billion of the Fairholme and Pershing Square capital commitments post-closing with the proceeds of equity issuances at more advantageous pricing.  Similarly, GGP has the option to reduce the number of shares purchased by Texas Teachers by up to 50% prior to closing or up to 45 days thereafter.  To utilize this flexibility, GGP intends to access the public capital markets to determine whether it can replace some or all of the Fairholme, Pershing Square and/or Texas Teachers commitments.  Through this process, GGP may obtain exit capital at more favorable pricing than the pricing of the capital provided in the Investment Agreements.  As a result, concurrent with the approval process for the Plan and Disclosure Statement, GGP intends to file a S-11 registration statement with the SEC to permit GGP to raise equity capital prior to or shortly after emergence from these Chapter 11 Cases.

As a result of the flexibility afforded GGP in the Investment Agreements and the Texas Teachers agreement, GGP has not finally determined certain aspects of its emergence capital structure; rather, the determination depends on the results of (i) its ongoing capital raise processes described in Section VI.A.4, “Capitalization and Exit Financing Options” and (ii) a process to secure revolver and term loan commitments.  If the equity raise efforts and other securities offerings provide acceptable capital, then the amount of debt GGP will utilize at emergence could be reduced.  Even though GGP will not make final capitalization decisions until later in the plan confirmation process, the Plan provides that all of GGP’s debt Claims and other Claims will be satisfied in full (either in cash or through reinstatement) and therefore GGP’s secured and unsecured claims are not impaired by (and thus are not entitled to vote on) the Plan.

The Investment Agreements and the results of GGP’s capital raise processes will provide GGP the capital to pay in cash the Allowed 2006 Bank Loan Claims, Rouse 8.00% Note Claims, and Rouse 3.625% Note Claims.  GGP has determined to reinstate the TRUP Junior Subordinated Notes.  The Plan contemplates that the Rouse 5.375% Notes, the Rouse 6.75% Notes, the Rouse 7.20% Notes and the Exchangeable Notes Claims will be reinstated and, consistent with the terms of the Investment Agreements, the holders of those Claims will have an option to elect cash in an amount equal to principal plus accrued and unpaid interest in lieu of reinstatement.  GGP is, however, continuing to review alternatives for its emergence capital structure and has asked the Investors to amend the conditions in the Investment Agreements to allow the flexibility to permit GGP to reduce or eliminate the cash election option, in whole or part, for the Rouse 5.375% Notes, the Rouse 6.75% Notes, the Rouse 7.20% Notes and the Exchangeable Notes Claims.

GGP is in discussions with the Investors concerning amendments to the Investment Agreements and the Plan.  These amendments are designed to, among other things, enhance the Plan Debtors ability to take advantage of capital market opportunities at and after the effectiveness of the Plan.  If agreement is reached on such amendments, the Plan and this Disclosure Statement will be amended and/or supplemented.

The Plan Debtors believe that the Plan, as it may be further amended as noted above, is in the best interests of, and will provide the highest and most expeditious recoveries to, all Creditors and Equity Holders.  Under the Plan, only holders of GGP Common Stock and Hughes Heirs Obligations will receive Ballots permitting them to vote on the Plan.  The Plan Debtors strongly recommend that holders of GGP Common Stock and Hughes Heirs Obligations vote to accept the Plan.

Set forth below is a table listing each Class of Claims and Interests, their respective treatment and estimated recovery.(3)

CLASS	NATURE OF CLAIM OR INTEREST	TREATMENT	IMPAIRMENT	ENTITLED TO VOTE	ESTIMATED RECOVERY
N/A	Administrative Expense Claims	Paid in full.	Unimpaired	No (Deemed to Accept)	100%
N/A	Priority Tax Claims	Paid in full or over a period not to exceed five (5) years after the Effective Date, at the Plan Debtors’ election.	Unimpaired	No (Deemed to Accept)	100%
N/A	Secured Tax Claims	Paid in full or over a period not to exceed five (5) years after the Effective Date, at the Plan Debtors’ election.	Unimpaired	No (Deemed to Accept)	100%
N/A	DIP Loan Claims	Paid in full in cash or New GGP Common Stock, at the Plan Debtors’ election.	Unimpaired	No (Deemed to Accept)	100%
N/A	Professional Compensation and Reimbursement Claims	Paid in full.	Unimpaired	No (Deemed to Accept)	100%

(3)           GGP is in discussions with the Investors concerning amendments to the Investment Agreements and the Plan.  The amendments to the Plan may include amendment of the treatment of the Rouse 5.375% Note Claims, the Rouse 6.75% Note Claims, the Rouse 7.20% Note Claims and the Exchangeable Notes Claims such that the holders of those Claims would be reinstated without an election for cash in lieu of reinstatement.  See Section I.A “Introduction” for additional information.

CLASS	NATURE OF CLAIM OR INTEREST	TREATMENT	IMPAIRMENT	ENTITLED TO VOTE	ESTIMATED RECOVERY
N/A	Indenture Trustee Fee Claims	Paid in full.	Unimpaired	No (Deemed to Accept)	100%
N/A	GGP Administrative Expense Claims	Reinstated and satisfied, settled, waived, or resolved by the Plan Debtors in the ordinary course of business.	Unimpaired	No (Deemed to Accept)	100%
4.1	Priority Non-Tax Claims	Paid in full.	Unimpaired	No (Deemed to Accept)	100%
4.2	Mechanics’ Lien Claims	Paid in full with postpetition interest.	Unimpaired	No (Deemed to Accept)	100%
4.3	Other Secured Claims	Paid in full, reinstated and rendered unimpaired, or receive the collateral securing the Other Secured Claim, at the Plan Debtors’ election.	Unimpaired	No (Deemed to Accept)	100%
4.4	Rouse 8.00% Note Claims	Paid in full.	Unimpaired	No (Deemed to Accept)	100%
4.5	Rouse 3.625% Note Claims	Paid in full.	Unimpaired	No (Deemed to Accept)	100%
4.6	Rouse 5.375% Note Claims	(A) At election of holders: (i) cured and reinstated or (ii) paid in Cash for principal amount plus accrued interest; or (B) at the Plan Debtors’ election, receive such treatment other than cure and reinstatement so as to be unimpaired under section 1124 of the Bankruptcy Code.	Unimpaired	No (Deemed to Accept)	100%
4.7	Rouse 6.75% Note Claims	(A) At election of holders: (i) cured and reinstated or (ii) paid in Cash for principal amount plus accrued interest; or (B) at the Plan Debtors’ election, receive such treatment other than cure and reinstatement so as to be unimpaired under section 1124 of the Bankruptcy Code.	Unimpaired	No (Deemed to Accept)	100%
4.8	Rouse 7.20% Note Claims	(A) At election of holders: (i) cured and reinstated or (ii) paid in Cash for principal amount plus accrued interest; or (B) at the Plan Debtors’ election, receive such treatment other than cure and reinstatement so as to be unimpaired under section 1124 of the Bankruptcy Code.	Unimpaired	No (Deemed to Accept)	100%

CLASS	NATURE OF CLAIM OR INTEREST	TREATMENT	IMPAIRMENT	ENTITLED TO VOTE	ESTIMATED RECOVERY
4.9	2006 Bank Loan Claims	Paid in full.	Unimpaired	No (Deemed to Accept)	100%
4.10	Exchangeable Notes Claims	(A) At election of holders: (i) cured and reinstated or (ii) paid in cash for principal amount plus accrued interest; or (B) at the Plan Debtors’ election, receive such treatment other than cure and reinstatement so as to be unimpaired under section 1124 of the Bankruptcy Code	Unimpaired	No (Deemed to Accept)	100%
4.11	TRUPS Claims	(i) Cured and reinstated or (ii) receive such treatment other than cure and reinstatement so as to be unimpaired under section 1124 of the Bankruptcy Code.	Unimpaired	No (Deemed to Accept)	100%
4.12	General Unsecured Claims	Paid in full plus postpetition interest.	Unimpaired	No (Deemed to Accept)	100%
4.13	GGP/Homart II, L.L.C. Partner Note Claims	(i) Cured and reinstated or (ii) receive such treatment other than cure and reinstatement so as to be unimpaired under section 1124 of the Bankruptcy Code.	Unimpaired	No (Deemed to Accept)	100%
4.14	GGP/Ivanhoe, Inc. Affiliate Partner Note Claims	(i) Cured and reinstated or (ii) receive such treatment other than cure and reinstatement so as to be unimpaired under section 1124 of the Bankruptcy Code.	Unimpaired	No (Deemed to Accept)	100%
4.15	GGP TRS Retained Debt Claims	(i) Underlying agreement assumed and payment of any required cure amounts or (ii) receive such treatment other than cure and reinstatement so as to be unimpaired under section 1124 of the Bankruptcy Code.	Unimpaired	No (Deemed to Accept)	100%
4.16	Project Level Debt Guaranty Claims	Replacement guaranty or such other treatment contemplated by the Subsidiary Plans.	Impaired	No (Deemed to Accept under terms of Subsidiary Plans)	100%
4.17	Hughes Heirs Obligations	(A) Pro rata share of the value of the Hughes Heirs Obligations paid in, at the Plan Debtors’ election, (i) Hughes Heirs Note, (ii) New GGP and Spinco Common Stock, and/or (iii) Cash or such other	Impaired	Yes	100%(4)

(4)           Additional information is provided in Section IV.E.4, “Claims Estimation”.

CLASS	NATURE OF CLAIM OR INTEREST	TREATMENT	IMPAIRMENT	ENTITLED TO VOTE	ESTIMATED RECOVERY
		treatment as the Plan Debtors and holders may agree, or (B) receive such other treatment so as to be unimpaired under section 1124 of the Bankruptcy Code.
4.18	Intercompany Obligations	Adjusted, continued, settled, discharged, or eliminated as the Plan Debtors deem appropriate.	Unimpaired	No (Deemed to Accept)	100%
4.19	GGPLP LLC Preferred Equity Units	Cash for dividends accrued and unpaid and reinstatement in Reorganized GGPLP LLC, less any applicable tax withholding.	Unimpaired	No (Deemed to Accept)	100%
4.20	GGP LP Preferred Equity Units	Cash for dividends accrued and unpaid and reinstatement in Reorganized GGP LP, less any applicable tax withholding.	Unimpaired	No (Deemed to Accept)	100%
4.21	REIT Preferred Stock Interests	Cash for dividends accrued and unpaid and reinstatement.	Unimpaired	No (Deemed to Accept)	100%
4.22	GGP LP Common Units	Cash distribution of $.019 plus, at election of holders: (i) reinstatement plus pro rata share of Spinco Share Distribution or (ii) treatment as if exchanged for GGP Common Stock retroactive to the Distribution Record Date, in each case less any applicable tax withholding.	Unimpaired	No (Deemed to Accept)	100%
4.23	GGP Common Stock	New GGP Common Stock and Spinco Common Stock.	Impairment status undetermined	Yes	Pro rata portion of the New GGP and Spinco shares to be distributed pursuant to the Plan and Investment Agreements(5)

(5)           Holders of GGP Common Stock shall receive their pro rata portion of the shares to be distributed pursuant to the Plan and Investment Agreements.  Further information is provided in Section VI.C, “Equity Distributions for Reorganized General Growth and Spinco”.

B.                                    OVERVIEW OF STRUCTURAL TRANSACTIONS

The following diagrams are included to illustrate the equity holdings following the consummation of the Plan and the Investment Agreements:

[Remainder of page has been left intentionally blank]

[Remainder of page has been left intentionally blank]

II.      INTRODUCTION TO DISCLOSURE STATEMENT

A.                                    OVERVIEW

On April 16, 2009, and continuing thereafter, General Growth Properties, Inc. and certain of its direct and indirect subsidiaries filed voluntary petitions seeking protection under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York.  Prior to the filing of this Disclosure Statement, certain of the Debtors confirmed and consummated chapter 11 plans, thereby emerging from chapter 11.  Refer to Appendix B — “List of Debtors, Commencement Dates, Case Numbers, Tax Identification Numbers, and Emergence Status” for a complete list of the Debtors.

The Plan Debtors (comprised of those Debtors who have not previously confirmed and consummated a chapter 11 plan) submit this Disclosure Statement, a copy of which is attached hereto as Exhibit 1, pursuant to section 1125 of the Bankruptcy Code.

On [  ], 2010, after notice and a hearing, the Bankruptcy Court entered the Disclosure Statement Order (attached hereto as Exhibit 2), approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable a hypothetical investor of the relevant classes to make an informed judgment whether to accept or reject the Plan.  APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER,

CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

B.                                    DESCRIPTION OF BUSINESS

General Growth is a leading real estate owner and operator of regional malls.  General Growth’s property portfolio, as of March 31, 2010, included 203 regional malls in 43 states, five large-scale, long-term master planned communities, and additional interests in malls in two foreign countries.  General Growth’s properties include large, well-known destinations such as Ala Moana Center in Honolulu, Fashion Show and The Grand Canal Shoppes in Las Vegas, Tysons Galleria near Washington, D.C., and Water Tower Place in Chicago.  General Growth also owns and develops stand-alone office properties, strip centers, and hybrid mixed-use properties.

General Growth operates its business on an integrated basis with centralized administration, leasing and management functions that enable it to achieve operating efficiencies and revenue enhancement benefiting the overall enterprise.  The Debtors include various wholly owned subsidiary holding companies and project level operating companies.  The non-Debtor subsidiaries and affiliates similarly include various holding companies, management companies, and project level operating companies, as well as all of the joint venture operations.  GGP is the general partner of GGP LP, which is the entity through which substantially all of General Growth’s business is conducted.  GGP LP, in turn, owns or controls, directly or indirectly, GGPLP LLC, TRCLP, and GGMI.  GGMI is a non-Debtor affiliate which provides management and other services to General Growth.

C.                                    PURPOSE OF THIS DISCLOSURE STATEMENT

Chapter 11 is the chapter of the Bankruptcy Code primarily used for business reorganization.  Under chapter 11, a company endeavors to restructure its finances such that it maximizes recovery to its creditors and interest holders.  The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case.  A plan of reorganization sets forth the means for satisfying claims against, and interests in, the debtor.  Confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under the plan, any person acquiring property under the plan, and any creditor or interest holder of the debtor.  Subject to certain limited exceptions, the order approving confirmation of a plan discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes the obligations specified under the confirmed plan.

In general, a plan of reorganization (i) divides claims and interests into separate classes, (ii) specifies the property that each class is to receive under the plan, and (iii) contains provisions necessary to implement the plan.  Under the Bankruptcy Code, “claims” and “interests,” rather than “creditors” and “shareholders,” are classified because creditors and shareholders may hold claims and interests in more than one class.

The purpose of this Disclosure Statement is to provide the holders of Interests in the Plan Debtors entitled to vote on the Plan with adequate information to make an informed judgment about the Plan.  According to section 1125 of the Bankruptcy Code, acceptances of a chapter 11 plan may be solicited only after a written disclosure statement has been provided to each creditor or interest holder who is entitled to vote on the plan.  This Disclosure Statement is presented by the Plan Debtors to holders of Interests in the Plan Debtors entitled to vote on the Plan to satisfy the disclosure requirements contained in section 1125 of the Bankruptcy Code.

This Disclosure Statement includes, among other things, an overview of the events leading to the commencement of the Chapter 11 Cases, a summary of the Chapter 11 Cases, an explanation of the Plan as well as certain associated risk factors, a description of Reorganized General Growth and Spinco, and a review of the confirmation process.

D.                                    IRS CIRCULAR 230 NOTICE

To ensure compliance with IRS Circular 230, holders of Claims and Interests are hereby notified that:  (i) any discussion of federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims or Interests for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (ii) such discussion is written in connection with the promotion or marketing by the Plan Debtors of the transactions or matters addressed herein; and (iii) holders of Claims and Interests should seek advice based on their particular circumstances from an independent tax advisor.

E.                                      INTEREST HOLDERS ENTITLED TO VOTE

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or interests in classes of claims or interests that are impaired and that are not deemed to have rejected a proposed plan are entitled to vote to accept or reject a proposed plan.  Classes of claims or interests in which the holders of claims or interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.  Classes of claims or interests in which the holders of claims or interests will receive no recovery under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan.  For a detailed description of the treatment of Claims and Interests under the Plan, refer to Section V, “Plan Description”.

Classes 4.1 through 4.15 and 4.18 through 4.22 are unimpaired.  As a result, holders of Claims and Interests in those Classes are conclusively deemed to have accepted the Plan and are not entitled to vote.

Class 4.16 is impaired, but pursuant to the Subsidiary Plans that were confirmed and consummated for the Subsidiary Debtors, the holders of Claims in Class 4.16 consented to such treatment.  As such, holders of Claims in Class 4.16 are deemed to have accepted the Plan and are not entitled to vote.

Class 4.17 is impaired and, to the extent Interests in such Class are Allowed Interests, the holders of such Interests will receive distributions under the Plan.  As a result, holders of Interests in this Class are entitled to vote to accept or reject the Plan.

The impairment status of Class 4.23 is undetermined.  Nonetheless, holders of Interests in this Class are entitled to vote to accept or reject the Plan

All Classes are expected to receive distributions or retain property under the Plan.  As a result, there are no Classes that are conclusively deemed to have rejected the Plan.

Section 1126 of the Bankruptcy Code defines “acceptance” of a plan by a class of interests as acceptance by interest holders in that class that hold at least two-thirds in amount of the interests that cast ballots for acceptance or rejection of the plan.  Thus, acceptance of the Plan by Classes 4.17 and 4.23 will occur only if at least two-thirds in amount of the holders of such Interests, as measured by number of shares held, in each Class that cast their Ballots vote in favor of acceptance of the Plan.  A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.  For a more detailed description of the requirements for confirmation of the Plan, refer to Section XI, “Confirmation of the Plan”.

If a Class of Interests entitled to vote on the Plan rejects the Plan, the Plan Debtors reserve the right to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.  Section 1129(b) permits the confirmation of a chapter 11 plan notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests.  Under that section, a plan may be confirmed by a bankruptcy court if the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each nonaccepting class.  For a more detailed description of the requirements for confirmation of a nonconsensual plan, refer to Section XI, “Confirmation of the Plan”.

In the event that a Class of Interests entitled to vote does not vote to accept the Plan, the Plan Debtors’ determination whether to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code will be announced prior to or at the Confirmation Hearing.

F.                                      SUBMITTING A BALLOT

The following Classes are entitled to vote to accept or reject the Plan:  4.17 and 4.23.

If you are entitled to vote, you should carefully review this Disclosure Statement, including the attached exhibits and the instructions accompanying your Ballot(s).  Then, indicate your acceptance or rejection of the Plan by voting for or against the Plan on the enclosed Ballot(s) and return the Ballot(s) in the postage-paid envelope provided.  Refer to Section X, “Voting Procedures, Election Procedures, and Requirements” and Exhibit 2 — “Disclosure Statement Order” for further information.

To be sure your Ballot is counted, your Ballot must be received by the Plan Debtors’ Voting and Solicitation Agent as instructed on your Ballot, no later than [  ] (prevailing Eastern Time) on [  ].

Your Ballot will not be counted if received after this deadline.  Refer to Section X, “Voting Procedures, Election Procedures, and Requirements” for further information.

If you must return your Ballot to your bank, broker, agent, or nominee, then you must return your Ballot to such bank, broker, agent, or nominee in sufficient time for them to process your Ballot and return it to the Plan Debtors’ Voting and Solicitation Agent before the deadline.  Your Ballot will not be counted if received after this deadline.  Refer to Section X, “Voting Procedures, Election Procedures, and Requirements” for further information.

DO NOT RETURN YOUR SECURITIES OR ANY OTHER DOCUMENTS WITH YOUR BALLOT.

It is important that holders of Interests exercise their right to vote to accept or reject the Plan.  Even if you do not vote to accept the Plan, you may be bound by it.  Refer to Section XI, “Confirmation of the Plan” for further information.

Your Interests may be classified in multiple Classes, in which case you will receive a separate Ballot for each Class of Interest.  For detailed voting instructions and the names and addresses of the persons you may contact if you have questions regarding the voting procedures, refer to your Ballot or to Section X, “Voting Procedures, Election Procedures, and Requirements” for further information.

THE PLAN DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST POSSIBLE RECOVERIES TO THE PLAN DEBTORS’ EQUITY HOLDERS.  THE PLAN DEBTORS THEREFORE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF EACH AND EVERY CLASS OF INTERESTS AND URGE ALL HOLDERS OF IMPAIRED INTERESTS ENTITLED TO VOTE ON THE PLAN TO ACCEPT THE PLAN.

G.                                    PLAN ELECTIONS

Classes 4.6, 4.7, 4.8, and 4.10 and 4.22 will receive an Election Form for the purpose of making an election as to payment and/or treatment.  Classes 4.6, 4.7, 4.8, and 4.10 and 4.22 are unimpaired and therefore holders of Claims and Interests in these Classes are not entitled to vote to accept or reject the Plan.

To be sure your Election Form is counted, your Election Form must be received by the Plan Debtors’ Voting and Solicitation Agent as instructed on your Election Form, no later than [  ] (prevailing Eastern Time) on [  ].  Your Election Form will not be counted if received after this deadline.  Refer to Section X, “Voting Procedures, Election Procedures, and Requirements” for further information.

H.                                    OBJECTIONS TO CONFIRMATION AND CONFIRMATION HEARING

The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed and served on or before [  ] at [  ] (prevailing Eastern Time).  Refer to Section XI.C,

“Objections to Confirmation” for further information.  The Plan Debtors will serve a separate notice of the date, time, and place, of the Confirmation Hearing.

III.     GENERAL PREPETITION INFORMATION

A.                                    REPRESENTATIONS

1.                                       Reliance on Disclosure Statement

This Disclosure Statement may not be relied on for any purpose other than to determine whether to vote to accept or reject the Plan, and nothing stated herein shall constitute an admission of any fact or liability by any party, or be admissible in any proceeding involving any Debtor or any other party, or be deemed evidence of the tax or other legal effects of the Plan on any Debtor or holders of Claims or Interests.  Holders of Interests entitled to vote should read this Disclosure Statement and the Plan carefully and in their entirety and may wish to consult with counsel prior to voting on the Plan.

2.                                       No Duty to Update

The statements contained in this Disclosure Statement are made by the Plan Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date.  No Debtor has a duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

3.                                       Representations and Inducements Not Included in the Disclosure Statement

No representations concerning or related to any Debtor, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  You should not rely on any representations or inducements made to secure your acceptance or rejection of the Plan not contained in this Disclosure Statement.

Further, the Investment Agreements and various of the other agreements or forms referred to herein are exhibits hereto and are incorporated herein by reference.  The summary of certain provisions of these documents is qualified in its entirety by reference thereto.  The descriptions of these documents and the copies of these documents included as exhibits hereto have been included to provide information regarding the terms of these documents.  These documents contain representations and warranties made by and to the parties thereto as of specific dates.  The representations and warranties of each party set forth in each document have been made solely for the benefit of the other party to such document.  In addition, such representations and warranties (i) may have been qualified by confidential disclosures made to the other party in connection with such document, (ii) may be subject to a materiality standard which may differ from what may be viewed as material by other readers, (iii) were made only as of the date of such documents or such other date as is specified therein and (iv) may have been included in such documents for the purpose of allocating risk between or among the parties thereto rather than establishing matters as facts.  Moreover, the parties to an Investment Agreement may, to the extent permitted by applicable law, waive one or more conditions to their respective obligations to close thereunder.  Accordingly, these documents are included herewith only to provide information regarding the terms thereof, and not to provide any other factual information regarding the parties or their respective businesses.

4.                                       Authorization of Information Contained in the Disclosure Statement

For the purposes of this Disclosure Statement and the emergence of the Plan Debtors from chapter 11, no representations or other statements concerning any Debtor, the Chapter 11 Cases, or the Plan, including, but not limited to, representations and statements regarding future business operations and asset valuation, are authorized by any Debtor, other than those expressly set forth in this Disclosure Statement.

5.                                       Preparation of Information Contained in the Disclosure Statement

Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their businesses and properties, and related financial information were prepared by the Debtors, from information furnished by the Debtors, or from publicly available information.

6.                                       Plan Summaries

This Disclosure Statement summarizes the terms of the Plan, which summary is qualified in its entirety by reference to the full text of the Plan which is attached hereto as Exhibit 1, and if any inconsistency exists between the terms and provisions of the Plan and this Disclosure Statement, then the terms and provisions of the Plan are controlling.

7.                                       Agreement Summaries

Summaries of certain provisions of agreements referred to in this Disclosure Statement are not complete and are subject to, and are qualified in their entirety by reference to, the full text of the applicable agreements, including the definitions of terms contained in such agreements.

8.                                       SEC Review

This Disclosure Statement has not been approved or disapproved by the SEC, nor has the SEC passed upon the accuracy or adequacy of the statements contained herein.

9.                                       Legal or Tax Advice

The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each Creditor or Equity Holder should consult his, her, or its own legal counsel and accountant as to legal, tax and other matters concerning his, her, or its Claim or Interest.

This Disclosure Statement is not legal advice to you.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

10.                                 Forward-Looking Statements

This Disclosure Statement contains forward-looking statements with respect to the Plan and Debtors subject to the Plan.

Forward-looking statements include:

•                  descriptions of plans or objectives of management for plans of reorganization, debt repayment or restructuring, modification, extension; strategic alternatives, including capital raises and asset sales; and future operations;

•                  projections of revenues, income, FFO, capital expenditures, income tax and other contingent liabilities, dividends, leverage, capital structure or other financial items;

•                  forecasts of future economic performance; and

•                  descriptions of assumptions underlying or relating to any of the foregoing.

•                  Forward-looking statements discuss matters that are not historical facts.  Because they discuss future events or conditions, forward-looking statements often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions.  Forward-looking statements should not be unduly relied upon.  They indicate the Debtors’ expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made and the Debtors have no obligation to update them to reflect changes that occur after the date they are made.  There are several factors, many beyond the Debtors’ control, which could cause results to differ significantly from expectations.  For examples of such factors refer to Section VIII, “Certain Risk Factors”.

Readers are referred to the documents filed by GGP with the SEC, including, but not limited to, the Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010, as amended, and the Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 12, 2010.  Further, in connection with the capital raise process New GGP intends to file a Form S-11 with the SEC with respect to the New GGP Mandatorily Exchangeable Pre-Emergence Notes.  Spinco intends to cause the Spinco Common Stock to be listed on a national securities exchange.  You may obtain copies of any documents filed with the SEC by visiting the SEC website at http://www.sec.gov and performing a search under the “Filings & Forms (EDGAR)” link.  Copies of the Form 10-K and Form 10-Q referenced above can also be obtained at GGP’s website at http://www.ggp.com.

This Disclosure Statement does not constitute an offer to sell New GGP Mandatorily Exchangeable Pre-Emergence Notes or the New GGP Common Stock into which such notes will be exchangeable.  This Disclosure Statement also does not constitute an offer to sell Spinco Common Stock.  As noted above, registration statements relating to these securities will be filed with the SEC.  These securities may not be sold nor may offers to buy be accepted prior to the time these registration statements become effective.

B.                                    PREPETITION CAPITAL STRUCTURE

1.                                       Exchangeable Notes

Pursuant to an indenture dated April 16, 2007, GGP LP issued $1.55 billion of 3.98% exchangeable senior notes pursuant to rule 144A under the Securities Act of 1933.  Interest on these unsecured notes is payable semi-annually in arrears on April 15 and October 15 of each year.  The Exchangeable Notes are senior unsecured obligations of GGP LP and are not guaranteed by any other entities within General Growth.  The outstanding principal amount of these notes was $1.55 billion as of the Commencement Date, with a maturity date of April 15, 2027.  Pursuant to the indenture, holders of the Exchangeable Notes have the right to exchange the Exchangeable Notes for GGP Common Stock or a combination of cash and common stock, at GGP LP’s option, upon the satisfaction of certain conditions.  Holders of the Exchangeable Notes have the right to require GGP LP to repurchase such holders’ notes on April 15, 2012, April 15, 2017 and April 15, 2022, with the repurchase price payable in cash equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any.  For information regarding the treatment of the Exchangeable Notes Claims see Section V, “Plan Description”.

2.                                       Rouse Notes

The 1995 Rouse Notes are unsecured obligations of TRCLP and are not guaranteed by any other entities in the General Growth.  The outstanding series of 1995 Rouse Notes are the Rouse 3.625% Notes, Rouse 8.00% Notes, Rouse 7.20% Notes, and Rouse 5.375% Notes.(6)  In addition to the 1995 Rouse Notes, TRCLP and TRC Co-Issuer, Inc. issued the Rouse 6.75% Notes on May 5, 2006 via a private placement.  Similar to the 1995 Rouse Notes, the Rouse 6.75% Notes are unsecured obligations of TRCLP and TRC Co-Issuer, Inc., and are not guaranteed by any other General Growth entities.  The following table sets forth some of the relevant information relating to the outstanding series of 1995 Rouse Notes:

[Remainder of page has been left intentionally blank]

(6)           One series, with an outstanding principal amount of $58 million, was retired on or about December 12, 2008.

Name	Initial Face Amount (millions)		Interest Rate	Scheduled Maturity Date	Outstanding Amount (millions)
Rouse 3.625% Notes	$395	(7)	3.625%	March 15, 2009	$395
Rouse 8.00% Notes	$200		8.00%	April 30, 2009	$200
Rouse 7.20% Notes	$400		7.20%	September 15, 2012	$400
Rouse 6.75% Notes	$800		6.75%	May 1, 2013	$800
Rouse 5.375% Notes	$450		5.375%	November 26, 2013	$450

TRCLP was unable to pay the outstanding balance of the Rouse 3.625% Notes that matured on March 16, 2009.  This default triggered defaults for each of the other series of Rouse Notes.  For information regarding the treatment of the Rouse Note Claims see Section V, “Plan Description”.

3.                                       2006 Bank Loan

The 2006 Bank Loan is a term and revolving credit facility. GGP, GGP LP and GGPLP LLC are the borrowers under the 2006 Bank Loan. As of the Commencement Date, the outstanding term loan balance was approximately $1.99 billion, and the outstanding principal balance of the revolving loan was approximately $596.9 million. The 2006 Lenders assert that the 2006 Bank Loan is guaranteed by GGP, GGP LP, Rouse LLC, GGP American and Caledonian. Specifically, the 2006 Lenders assert that the following capital stock is pledged to Eurohypo to secure for the guarantee of the Debtors’ obligations under the 2006 Bank Loan Credit Agreement: (i) 90.35% of the shares in GGPLP LLC are pledged by GGP LP; (ii) 100% of the shares in Rouse LLC are pledged by GGP LP; (iii) 100% of the partnership interests in TRCLP are pledged, comprising a pledge of 1% of the partnership interests held by Rouse LLC and a pledge of 99% of the partnership interests held by GGP LP; and (iv) 9.64% of the shares in GGPLP L.L.C. are pledged, comprising a pledge of 6.4% of the shares in GGPLP LLC held by GGP American and a pledge of 3.24% of the shares of GGPLP LLC. held by Caledonian.  As of the Commencement Date, the 2006 Bank Loan was in default due to a cross-default provision that was triggered when the mortgages for certain Las Vegas shopping malls matured and were not refinanced or repaid.  For information regarding the treatment of the 2006 Bank Loan Claims see Section V, “Plan Description”.

4.                                       TRUP Junior Subordinated Notes

On February 24, 2006, GGP LP and GGP Capital Trust I engaged in a series of transactions resulting in GGP LP issuing $206.2 million of TRUP Junior Subordinated Notes.  GGP Capital Trust I in turn issued $200 million of trust preferred securities to outside investors, and issued $6.2 million of common securities to GGP LP.  The current outstanding principal amount of the TRUP Junior Subordinated Notes is $206.2 million and the notes mature on April

(7)           Reflects $5 million of notes previously repurchased and cancelled.

30, 2036.  The TRUP Junior Subordinated Notes are unsecured obligations of GGP LP, and are not guaranteed by any entities within General Growth.  GGP Capital Trust I issued the trust preferred securities to fund its acquisition of the TRUP Junior Subordinated Notes and deposited the TRUP Junior Subordinated Notes with LaSalle Bank, National Association, as trustee.  The TRUP Junior Subordinated Notes are subordinate in payment priority to all indebtedness of GGP LP other than trade debt.  For information regarding the treatment of the TRUPS Claims see Section V, “Plan Description”.

5.                                       Joint Venture Partners

General Growth has outstanding loans in connection with its interests in two separate joint ventures.  GGP LP is the promissor on a note in the principal amount of $245 million, due February 28, 2013, and payable to the Comptroller of the State of New York, as trustee for the New York State Common Retirement Fund.  This note is secured by a pledge of GGP LP’s shares in the GGP Ivanhoe, Inc. joint venture.  In addition, GGP LP is the obligor with respect to certain Retained Debt in connection with pre-petition mortgage loan financings undertaken by GGP-TRS L.L.C. subsidiaries.  For information regarding the treatment of the GGP/Homart II, L.L.C. Partner Note Claims, GGP/Ivanhoe, Inc. Affiliate Partner Note Claims and GGP TRS Retained Debt Claims, see Section V, “Plan Description”.

6.                                       Letters of Credit and Surety Bonds

As of December 31, 2008, General Growth had outstanding letters of credit and surety bonds of $286.2 million (including a $134.1 million appellate bond for pending litigation, which has since been discharged).  These letters of credit and bonds were issued primarily in connection with insurance requirements, special real estate assessments and construction obligations.  Claims related to the letters of credit are treated as Other Secured Claims or 2006 Bank Loan Claims.  Claims related to the surety bonds are treated as General Unsecured Claims.  For information on the treatment of Other Secured Claims, 2006 Bank Loan Claims, and General Unsecured Claims see Section V, “Plan Description”.  Any Claims not previously satisfied in connection with assumed surety bond agreements will be addressed through the cure process set forth in Article 9 of the Plan.

7.                                       Equity Capitalization

GGP Common Stock was listed on the NYSE under the symbol “GGP” prior to the Commencement Date.  As of March 17, 2009, there were 312,352,392 shares of GGP Common Stock outstanding.(8)  The NYSE suspended trading on GGP Common Stock on the Commencement Date and delisted the stock on May 21, 2009.  On March 2, 2010, GGP applied

(8)           This amount includes the 42,350,000 GGP LP Common Units converted into 42,350,000 shares of GGP Common Stock by M.B. Capital Units LLC on January 2, 2009.  This amount also includes the 22,829,355 shares of GGP Common Stock sold to certain investors, including M.B. Capital Partners III (2,445,000 shares) and affiliates of FMR LLC (3 million shares) at $36.00 per share in March 2008.  The March 2008 stock sale generated approximately $822 million in net proceeds which were used, in part, to pay down certain outstanding indebtedness.  The remaining proceeds were used for general corporate purposes.

to the NYSE for relisting and GGP Common Stock resumed trading on the NYSE on March 5, 2010.  As of March 26, 2010, there were 317,304,152 shares of GGP Common Stock outstanding.

To maintain REIT status, GGP is required to distribute at least 90% of its ordinary taxable income and to distribute, or pay tax on, certain of its capital gains.  In the first three quarters of 2008, GGP distributed approximately $476.6 million or $1.50 per share to its shareholders and GGP LP unit holders.  Concluding that it had satisfied its distribution obligations for 2008, and in an effort to preserve working capital, GGP suspended its quarterly dividends for the last quarter of 2008.  On December 9, 2009, the Debtors filed the Dividend Motion seeking authorization to declare and pay a dividend equal to 100% of the Debtors’ taxable income, which dividend would be paid partially in GGP Common Stock and partially in cash.  The dividend was necessary to maintain the Debtors’ tax status as a REIT and to avoid entity level income tax.  The Bankruptcy Court approved the Dividend Motion on December 18, 2009.  Following entry of the order, GGP declared a common stock dividend of $.19 per share, payable 90% in GGP Common Stock and 10% in cash on January 28, 2010 to GGP shareholders of record as of December 28, 2009.

For information regarding the treatment of the Interests see Section V, “Plan Description”.

8.                                       Mortgage Debt

The following table summarizes the project level debt restructured in the Subsidiary Plans:

Properties Owned by Confirmed Subsidiary Debtors	Outstanding Principal at Confirmation of Subsidiary Plans (in millions of dollars)	Emerged?
Ala Moana Center	1,500.0	Yes
Augusta Mall	175.0	Yes
Bay City Mall	24.1	Yes
Bayshore Mall	31.0	Yes
Beachwood Place	240.2	Yes
Bellis Fair	61.6	Yes
Boise Towne Plaza	10.9	Yes
Boise Towne Square	70.7	Yes
Brass Mill Center & Commons	123.6	Yes
Burlington Town Center	31.5	Yes
Chapel Hills Mall	115.7	Yes
Chico Mall	57.2	Yes
Collin Creek Mall	67.0	Yes
Coronado Center	168.8	Yes
Corporate Pointe #2 & #3	9.1	Yes
Country Hills Plaza	13.5	Yes
Crossroads Center	84.3	Yes
Deerbrook Mall	74.0	Yes

Properties Owned by Confirmed Subsidiary Debtors	Outstanding Principal at Confirmation of Subsidiary Plans (in millions of dollars)	Emerged?
Eagle Ridge Mall	47.6	Yes
Eastridge Shopping Center (CA)	170.0	Yes
Eden Prairie Mall	79.8	Yes
Faneuil Hall Marketplace	94.1	Yes
Fashion Place Mall	144.5	Yes
Fashion Show Mall	645.9	Yes
Four Seasons Town Center	100.4	Yes
Fox River	195.0	Yes
Gallery at Harborplace	64.6	Yes
Gateway Overlook	55.0	Yes
Glenbrook Square	177.2	Yes
Grand Traverse Mall	85.3	Yes
Harborplace	50.0	Yes
Hulen Mall	113.0	Yes
Knollwood Mall	39.9	Yes
Lakeside Mall	180.3	Yes
Lakeview Square Mall	41.3	Yes
Lansing Mall	24.1	Yes
Lincolnshire Commons	28.0	Yes
Lynnhaven Mall	237.0	Yes
Mall of Louisiana	235.2	Yes
Mall St. Matthews	144.6	Yes
Mall St. Vincent	49.0	Yes
Moreno Valley	87.4	Yes
Multi-Property Loan (2008 Facility): Animas Valley Mall, Grand Teton Mall & Plaza, Salem Center, Birchwood Mall, Cache Valley Mall & Marketplace, Colony Square Mall, Columbiana Center, Foothills Mall, Mall of the Bluffs, Mayfair Mall, Mondawmin Mall, North Plains Mall, North Town Mall, Oakwood Mall (WI), Pierre Bossier Mall, Sierra Vista Mall, Silver Lake Mall, Southwest Plaza, Spring Hill Mall, The Shops at Fallen Timbers, Westwood Mall, White Mountain Mall, Owing Mills Mall & Pioneer Place	1,510.0	Yes
Multi-Property Loan: 10000 West Charleston (Howard Hughes Plaza), 9901 Covington Cross & 1120/1140 Town Center Drive	21.8	No
Multi-Property Loan: Austin Bluffs, Division Crossing, Fort Union, Halsey	33.1	Yes

Properties Owned by Confirmed Subsidiary Debtors	Outstanding Principal at Confirmation of Subsidiary Plans (in millions of dollars)	Emerged?
Crossing, Orem Plaza Center & State Street, Riverpointe Plaza, Riverside Plaza, Woodlands Village
Multi-Property Loan: Capital Mall, Gateway Mall and Greenwood Mall	104.7	Yes
Multi-Property Loan: Columbia Mall (MO) & Marketplace	196.0	Yes
Multi-Property Loan: Eastridge Mall (WY), Pine Ridge, Red Cliffs & Three Rivers	112.2	Yes
Multi-Property Loan: Fallbrook, River Hills and Sooner Mall	225.0	Yes
Multi-Property Loan: Gateway Crossing & University Crossing	26.6	Yes
Newgate Mall	41.0	Yes
NewPark Mall	68.2	Yes
North Point	215.7	Yes
North Star Mall	232.6	Yes
Northgate Mall	45.0	Yes
Northridge Fashion Center	126.4	Yes
Oakwood Shopping Center (LA)	95.0	No
Oglethorpe Mall	141.4	Yes
Oviedo Marketplace	51.8	Yes
Oxmoor Center	56.9	Yes
Park City Center	149.2	Yes
Park Place	176.4	Yes
Peachtree Mall	89.6	Yes
Pecanland Mall	57.8	Yes
Piedmont Mall	33.9	Yes
Prince Kuhio Plaza	37.8	Yes
Providence Place	357.1	Yes
Regency Square Mall	93.8	Yes
Ridgedale Mall	178.2	Yes
Rivertown Crossings	117.9	Yes
Rogue Valley Mall	26.3	Yes
Saint Louis Galleria	237.4	Yes
Sikes Senter	61.4	Yes
Southlake Mall	100.0	Yes
Southland Center (MI)	108.8	Yes
Southland Mall (CA)	81.5	Yes
Staten Island Mall	280.6	Yes
Steeplegate Mall	78.3	Yes
Stonestown Shopping Center	273.0	Yes
The Boulevard Mall	107.6	Yes

Properties Owned by Confirmed Subsidiary Debtors	Outstanding Principal at Confirmation of Subsidiary Plans (in millions of dollars)	Emerged?
The Crossing Business Center (1160/1180)	8.8	Yes
The Crossroads Mall (MI)	39.8	Yes
The Grand Canal Shoppes at the Venetian	393.8	Yes
The Maine Mall	216.3	Yes
The Shoppes at the Palazzo	249.6	Yes
The Village of Cross Keys	10.3	Yes
The Woodlands Mall	240.0	Yes
Town East Mall	105.2	Yes
Tucson Mall	119.6	Yes
Tysons Galleria	255.0	Yes
Valley Hills Mall	56.9	Yes
Valley Plaza Mall	95.3	Yes
Village at Jordan Creek	186.0	Yes
Visalia Mall	41.6	Yes
Vista Ridge Mall	80.4	Yes
Ward Center & Entertainment Center	58.3	Yes
Ward Gateway Industrial Village	88.5	Yes
Ward Plaza Warehouse	68.5	No
Washington Park Mall	12.1	Yes
West Valley	56.4	Yes
White Marsh Mall	187.0	Yes
Willowbrook Mall	158.6	Yes
Woodbridge Center	207.9	Yes

9.                                       STS Loan

In October and November 2008, General Growth closed on a short-term secured loan with STS Lender and GGP Lenders, L.L.C for $225.0 million collateralized by 27 properties.(9)  The proceeds from the secured loan were used to refinance $53 million of mortgage indebtedness maturing in 2008 and 2009 and for general corporate purposes, including providing

(9)           The borrowers under the STS Loan are 1281 Town Center Drive, LLC, 1450 Center Crossing Drive, LLC, 1451 Center Crossing Drive, LLC, 1635 Village Centre Circle, LLC, 1645 Village Center Circle, LLC, Vista Commons, LLC, 9950-9980 Covington Cross, LLC, 10 CCC Borrower, LLC, 20 CCC Borrower, LLC, 30 CCC Borrower, LLC, 40 CCC Borrower, LLC, 50 CCC Borrower, LLC, 60 CCC Borrower, LLC, CCC Ridgely Borrower, LLC, CCC Association Borrower, LLC, Running Brook Borrower, LLC, CCC Exhibit Borrower, LLC, Rouse-Phoenix Corporate Center Limited Partnership; and the guarantors are 10 CCC Business Trust, 20 CCC Business Trust, 30 CCC Business Trust, Parkview Office Building Limited Partnership, Parkside Limited Partnership, Park Square Limited Partnership, Running Brook Business Trust, Town Center East Business Trust, Two Arizona Center, LLC, Arizona Center Parking, LLC.  Certain of the borrowers and guarantors are not Debtors in the Chapter 11 Cases.

additional liquidity for General Growth on account of its previous payoff of another maturing loan.  This non-recourse secured loan matured on February 1, 2009.  As of the Commencement Date, the STS Loan was unpaid and in default but no foreclosure proceedings had been initiated.  On or about May 15, 2009, the STS Loan was paid off with the funds from the DIP Facility.

10.                                 Interest Rate Swaps

GGP LP entered into the following interest rate swap agreements as of December 31, 2008:

Counterparty	Notional Amount (millions)	Fixed Rate	Termination Date
Credit Suisse	$500	3.31%	July 11, 2010
Bank of America	$200	3.32%	July 12, 2010
The Governor and The Company of the Bank of Ireland	$175	3.31%	July 12, 2010
ING Capital Markets	$100	3.47%	July 11, 2010
US Bank	$100	3.48%	July 11, 2010

Total notional amount:			$1.08 billion
Average fixed pay rate:			3.38%
Average variable receive rate:			LIBOR

These swap agreements were designated as cash flow hedges and were intended to hedge General Growth’s exposure to future interest payments on the related variable-rate debt.  In connection with the Bank of America swap, General Growth posted cash collateral totaling $1.54 million.  General Growth did not make certain payments due in early April of 2009 on the swap agreements, other than those due to Bank of America.  The Credit Suisse and US Bank swaps were terminated and unwound prior to the Commencement Date.  In connection with the termination of the US Bank swap, US Bank exercised standard offset rights in connection with nearly $4 million of General Growth’s funds.  The Bank of America, Governor/Bank of Ireland, and ING Capital Markets swaps were terminated and unwound after the Commencement Date.

C.                                    SIGNIFICANT EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES

1.                                       Credit Market Conditions

General Growth, like many other participants in the commercial real estate business, is highly dependent on a functioning market for asset-backed real estate lending.  Prior to the Commencement Date, General Growth raised most of its capital through mortgage loans from banks, insurance companies, and in more recent years, the CMBS market.  Consistent with industry practice and the expectations of the lenders themselves, General Growth’s approach was to borrow through mortgage loans with low amortizing three- to seven-year terms and improve NOI for the property through its operational and management expertise.  At maturity, General Growth would refinance such loans and in certain cases seek to increase the amount borrowed.  This model had been used successfully in the commercial real estate industry for decades.  Indeed, for many years, it was rare to see commercial real estate financed with longer-term mortgages that would fully amortize.

Over many years, General Growth regularly was able to obtain mortgage financing from dozens of sources to refinance its debts.  For example, in 2006, $9.4 billion of General Growth’s debt came due and all of it was successfully refinanced.  Similarly, in 2007, $2.7 billion in debt came due and General Growth not only refinanced all of it, but also obtained $1.8 billion in additional financing.  In 2008, however, $4.2 billion in debt matured, but General Growth was able to obtain new financing of only $3.7 billion.  The continuing lack of available credit exacerbated the problem in 2009.  From January 1, 2009 through the Commencement Date, approximately $1.18 billion of additional debt matured that General Growth was unable to refinance.  General Growth’s inability to refinance debt as it matured triggered acceleration of approximately $4.1 billion in debt that otherwise would not yet have come due.  In total, as of the Commencement Date, General Growth had approximately $2.0 billion of past-due indebtedness and an additional $5.9 billion that was subject to acceleration.  Another $1.3 billion was scheduled to mature by its own terms later in 2009.  At the time of the filing of the Chapter 11 Cases, General Growth was unable to refinance either its past-due debts or its upcoming maturities in the existing credit markets.

2.                                       Near Term Debt Maturities

At the time of the filing of the chapter 11 petitions, General Growth had approximately $11.8 billion in outstanding debt obligations that had matured or were set to mature between the Commencement Date and the end of 2012.  Of this approximately $11.8 billion in debt maturing by 2012, 68 loans, representing approximately $10 billion in principal, were CMBS loans.  The pressing weight of this debt and inability to repay, refinance or extend it, was the primary catalyst for the filing of the Chapter 11 Cases.  Restructuring these obligations became central to General Growth’s chapter 11 reorganization strategy.

3.                                       The CMBS Market

The CMBS market grew rapidly between 2000 and 2007.  Approximately $52 billion of CMBS was issued in the United States in 2002, which, by 2007, had quadrupled to $229 billion.  For many years, General Growth relied heavily on the CMBS market to provide a steady stream of funds for financing and refinancing commercial mortgages.  By the time certain of General Growth’s indebtedness became due in 2008, however, the CMBS market had severely contracted.

In the unforeseen absence of any effective means to refinance, General Growth attempted to renegotiate its CMBS loans, but the structure of the CMBS process impeded those efforts.  The Debtors sought chapter 11 protection, in part, because they believed that the chapter 11 process would provide a forum for more productive negotiations with servicers of CMBS loans and further General Growth’s objective of achieving a sustainable, long-term restructuring of its capital structure.

IV.    OVERVIEW OF CHAPTER 11 CASES

A.                                    COMMENCEMENT OF CHAPTER 11 CASES AND FIRST DAY ORDERS

Commencing on April 16, 2009, and continuing thereafter, GGP, GGPLP LLC, and certain of GGP’s domestic subsidiaries each filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.  The Chapter 11 Cases were assigned to the Honorable Allan L. Gropper.  At the First Day Hearings, the Debtors obtained interim approval to, among other things, use cash collateral and a centralized cash management system, honor certain prepetition obligations to employees, tenants, taxing authorities, and critical service providers, and continue their business in the ordinary course during the pendency of the Chapter 11 Cases.  At subsequent hearings on May 8 and May 13, 2009, the Bankruptcy Court approved, on a final basis, such relief granted on an interim basis, as well as the Debtors’ request to provide adequate protection to certain utility companies.

The Debtors retained the following advisors in the Chapter 11 Cases:  Weil, Gotshal & Manges LLP as counsel to the Debtors, Kirkland & Ellis LLP as counsel to certain subsidiary Debtors, AlixPartners, LLP as restructuring advisor, and Miller Buckfire and UBS as financial advisors.

B.                                    CHAPTER 11 DEBTOR-IN-POSSESSION FINANCING

On April 16, 2009, the Debtors filed the DIP Motion seeking, among other things, approval of debtor-in-possession financing.  Certain objections to the DIP Motion were subsequently filed.  Notwithstanding such DIP Motion, because of interest expressed by numerous parties in providing debtor-in-possession financing, the Debtors continued to engage in efforts to improve on the terms of the proposed financing, negotiating with numerous additional parties as well as the original proposed lender.  As a result of this process, on May 14, 2009, the Bankruptcy Court entered the Final DIP Order authorizing certain of the Debtors to enter into the DIP Facility pursuant to the terms of the DIP Credit Agreement.  The Final DIP Order contained improved terms for the objecting parties and the Debtors as compared with those terms contained in the proposed order attached to the DIP Motion.  On June 16, 2009, A&K filed an appeal in the United States District Court for the Southern District of New York.  A judgment was entered dismissing the appeal on February 18, 2010.  A&K appealed to the United States Court of Appeals for the Second Circuit on March 17, 2010.  The appeal is currently pending.

The DIP Facility provides for an aggregate commitment of $400 million as a term loan and specifies that the principal amount outstanding on the term loan will bear interest at an annual rate equal to LIBOR (subject to a minimum LIBOR floor of 1.5%) plus 12%.  The principal amount of the DIP Facility will become due and payable in full on the earliest of (i) May 16, 2011, (ii) the Effective Date, and (iii) the date that the DIP Facility is accelerated pursuant to the terms thereof, including, among other things, as a result of a default by the Debtors.  Subject to certain conditions precedent, the Debtors have the right to elect to repay all or a portion of the outstanding principal amount of the DIP Facility, plus accrued and unpaid interest thereon and all exit fees at maturity (i) in cash, for a minimum principal amount of $1 million and in increments of $500,000 in excess thereof, (ii) New GGP Common Stock to the DIP Lender, or (iii) debt to the DIP Lender, which would be issued for a three-year term, prepayable at any time without penalty or premium, and otherwise on terms substantially similar to those of the DIP Facility.  Any issuance of New GGP Common Stock to the DIP Lender as repayment for all or a portion of the outstanding principal amount of the DIP Facility will be limited to the DIP Lender’s receipt of New GGP Common Stock equaling no more than (i) 8.0% of New GGP Common Stock distributed in connection with the Plan, as confirmed by the Bankruptcy Court, on a Fully Diluted Basis, or (ii) 9.9% of New GGP Common Stock actually distributed in connection with the Plan on the Effective Date, without giving effect to common stock held back for the payment of contingencies.

On July 8, 2010, the Debtors filed the Replacement DIP Motion seeking approval of replacement debtor-in-possession financing.  The Replacement DIP Loan provides for an aggregate commitment of $400 million as a term loan and specifies that the principal amount outstanding on the term loan will bear interest at a fixed annual rate of 5.5%.  The Replacement DIP Loan will be used (along with the Debtors’ cash on hand) to repay all obligations under the original DIP Facility in full and for general working capital purposes not otherwise restricted by the terms of the Replacement DIP Loan.  The principal amount of the Replacement DIP Loan will become due and payable in full on the earliest of (i) May 16, 2011, (ii) the Effective Date, and (iii) the date that the Replacement DIP Loan is accelerated pursuant to the terms thereof, including, among other things, as a result of a default by the Debtors.  Subject to certain conditions precedent, the Debtors have the right pursuant to Schedule 3.1-A of the Replacement DIP Loan to elect to repay all or a portion of the outstanding principal amount of the Replacement DIP Loan, plus accrued and unpaid interest due and owing on the Effective Date, by issuing to the Replacement DIP Lenders New GGP Common Stock.  Such issuance, if any, of New GGP Common Stock to the Replacement DIP Lender as repayment pursuant to Schedule 3.1-A of the Replacement DIP Loan of all or a portion of the outstanding principal amount of the Replacement DIP Loan will be limited to the Replacement DIP Lenders’ receipt of New GGP Common Stock equaling no more than (i) 8.0% of New GGP Common Stock distributed in connection with the Plan, as confirmed by the Bankruptcy Court, on a Fully Diluted Basis, or (ii) 9.9% of New GGP Common Stock actually distributed in connection with the Plan on the Effective Date.  The hearing on the Replacement DIP Motion is scheduled for July 22, 2010.

C.                                    APPOINTMENT OF COMMITTEES

1.                                       Creditors’ Committee

Pursuant to section 1102(a)(1) of the Bankruptcy Code, on April 24, 2009, and as subsequently amended, the U.S. Trustee appointed the Creditors’ Committee.  The following creditors currently serve on the Creditors’ Committee:  (i) Eurohypo AG, New York Branch; (ii) The Bank of New York Mellon Trust Co.; (iii) American High-Income Trust; (iv) Wilmington Trust; (v) Taberna Capital Management, LLC; (vi) Macy’s Inc.; (vii) Millard Mall Services, Inc.; (viii) Luxor Capital Group, LP; (ix) M & T Bank; and (x) HSBC Trust Company (Delaware), N.A.

2.                                       Equity Committee

Pursuant to section 1102(a)(2) of the Bankruptcy Code and following the requests of certain Equity Holders, on September 8, 2009, and as subsequently amended, the U.S. Trustee appointed the Equity Committee.  The following Equity Holders currently serve on the Equity Committee:  (i) Marshall Flapan, as Trustee; (ii) Warren & Penny Weiner, as Tenants by the Entirety; (iii) Stanley B. Seidler Trust; (iv) William J. Goldsborough; (v) Platt W. Davis, III; (vi) General Trust Company, as Trustee; and (vii) Louis A. Bucksbaum.

3.                                       Fee Committee

On November 23, 2009, the Debtors filed, with the consent of the Committees and the U.S. Trustee, an order on presentment providing for the appointment of a fee committee and approving a proposed fee protocol.  An interim order appointing the fee committee and approving the fee protocol was entered on December 3, 2009.  A final order was entered in February 16, 2010.

D.                                    MOTIONS TO DISMISS CERTAIN DEBTORS

On or about May 4, 2009, certain parties filed motions to dismiss several of the Chapter 11 Cases on the grounds that, among other things, their bankruptcy filings were not properly authorized.  On August 11, 2009, the Bankruptcy Court entered an order denying the motions to dismiss.

E.                                      CLAIMS

1.                                       Schedule of Assets and Liabilities and Statements of Financial Affairs

Pursuant to Bankruptcy Rule 1007(c), the Debtors were required to file Schedules within 15 days after the filing of their bankruptcy petitions.  On April 16, 2009, the Debtors filed a motion seeking to extend the deadline to file their Schedules to June 1, 2009.  The Bankruptcy Court entered an order granting the Debtors’ motion on April 17, 2009.  On June 1, 2009, the Debtors filed a motion seeking to further extend the deadline to file their Schedules to July 31, 2009.  The Bankruptcy Court entered an order granting the Debtors’ motion on June 26, 2009.  On July 6, 2009, the Debtors filed a motion seeking a final extension of the deadline to file their Schedules to August 31, 2009.  The Bankruptcy Court granted the Debtors’ motion on July 28, 2009.  The Debtors demonstrated cause for the extensions because of the enormous amount of information that the Debtors needed to organize and disclose in their Schedules.  The extensions were further warranted because the Debtors’ ordinary course accounting procedures require 30 to 45 days following each month to reconcile and close the Debtors’ books.  Commencing on August 26, 2009, and continuing through August 28, 2009, the Debtors timely filed their Schedules.  The Debtors filed certain amended Schedules on September 23, 2009, November 19, 2009, February 11, 2010, and February 16, 2010.

2.                                       Claims Bar Date and Notice of Bar Date

On September 25, 2009, the Bankruptcy Court entered the Bar Date Order establishing November 12, 2009, as the Bar Date.  In accordance with the Bar Date Order, notices informing Creditors of the last date to timely file proofs of claims were mailed at least 35 days prior to the Bar Date, along with a customized proof of claim form.  Further, the Debtors published notice of the Bar Date in The Wall Street Journal (National Edition) and the Chicago Tribune.

3.                                       Claims Objections and Settlement

Approximately 10,000 proofs of claim asserting Claims against the Debtors were received by the Debtors’ Notice and Claims Agent or filed with the Bankruptcy Court on or before the Bar Date.  In addition, the Debtors have scheduled approximately  6,600 liquidated, noncontingent and undisputed Claims.  The aggregate amount of Claims filed and scheduled exceeds $250 billion, including duplication, but excluding any estimated amounts for contingent or unliquidated Claims.(10)

a.                                       Claims Objection Procedures Motion

On November 19, 2009, the Bankruptcy Court entered the Claims Objection Procedures Order authorizing the Debtors to (i) file a single omnibus objection to no more than 100 Claims at a time on certain specified grounds, in addition to those enumerated in Bankruptcy Rule 3007(d); (ii) serve a personalized notice of the claim objection, rather than the entire omnibus claim objection, on each of the claimants whose Claims are the subject of the applicable objection; and (iii) file omnibus motions to deem the Schedules amended, but serve a personalized notice on each affected claimant.  The Claims Objection Procedures Order streamlined the claims objection and reconciliation process, and conserved the resources of the Debtors’ estates.

b.                                      Settlement Procedures Motion

The Debtors filed the Settlement Procedures Motion on December 20, 2009 to further streamline the process for resolving scheduled and filed Claims and to avoid the costs associated with litigating Disputed Claims.  The Debtors sought authorization to settle certain Claims, including but not limited to: (i) Claims under $100,000; (ii) unknown, contingent, or unliquidated Claims regarding cure amounts to be resolved in the ordinary course of business; and (iii) certain Claims regarding cure amounts to be resolved through non-monetary remedies.  The Debtors also sought authorization to settle Claims between $100,000 and $5 million without prior approval of the Court but subject to the consent of the Committees.  On January 20, 2010, the Bankruptcy Court issued the Settlement Procedures Order granting the requested relief.

(10)         This amount reflects amendments to the Debtors’ Schedules and the resolution of certain duplicative claims.

c.                                       Claims Reconciliation Process(11)

Pursuant to the Claims Objection Procedures Order, from March 17, 2010 through June 21, 2010, the Debtors filed 23 omnibus claim objections, asserting objections to 1,813 Claims on grounds that such Claims were duplicative, amended and superseded by later filed Claims, did not comport with the Debtors’ books and records, were filed against the wrong Debtor or should have been filed against multiple Debtors, were satisfied via the process for curing assumed contracts and leases, or should be allowed in reduced amounts.  The Debtors also filed the first omnibus motion to deem more than 500 scheduled Claims amended.  As of June 24, 2010, the Bankruptcy Court considered the first 19 omnibus claims objections, and ordered 1,421 Claims disallowed and expunged, allowed in a reduced amount, or allowed against the proper debtor, resolving Claims for more than $756 million.  The Bankruptcy Court also entered an order deeming the Debtors’ Schedules amended and reducing the amount originally scheduled by $1,271,360.83.  As of June 21, 2010, the Debtors have pending hearings on an additional 4 claims objections covering approximately 349 objections for a total of more than $150 million in asserted Claim amounts.  The Debtors have identified more than 2,601 additional claims, asserting total value of nearly $125.6 billion, and are in the process of preparing formal omnibus claims objections to these proofs of claim.  In addition, the Debtors have successfully resolved or settled 1,672 Claims representing a total asserted value of $114,100,244 through informal negotiations and the authority provided under the Settlement Procedures Order.

To date, the Debtors have resolved, expunged or are in the process of preparing objections to nearly two-thirds of all filed proofs of claim.  There are approximately 3,305 remaining Claims that require further review and ongoing negotiation with creditors, including accounts payable Claims, executory contract or insurance Claims, tax Claims, secured debt Claims, employee Claims, tenant and anchor tenant Claims, litigation Claims, and Mechanics’ Lien Claims.  The Debtors are in the process of evaluating these remaining filed Claims to determine whether additional objections seeking the disallowance of certain Claims should be filed, or whether certain Claims should be resolved in the ordinary course or in a judicial tribunal with appropriate jurisdiction.  The Debtors are also reconciling the scheduled Claims with the Claims asserted in proofs of claim and are continuing to eliminate duplication and other inaccuracies to ensure that only valid Claims are allowed by the Bankruptcy Court.  The Debtors anticipate filing additional objections addressing a substantial portion of the remaining filed proofs of claim where consensual resolution with the Creditors cannot be achieved.

Unless otherwise ordered by the Bankruptcy Court, the Debtors shall file and serve objections and requests for estimation on (i) the holders of the Claims against whom such objections or requests for estimation are interposed, (ii) the U.S. Trustee, (iii) attorneys for the Creditors’ Committee, (iv) attorneys for the Equity Committee, and (v) attorneys for the Investors on or before the Claims Objection Deadline; provided, however, that the Claims Objection Deadline shall not apply to Intercompany Obligations.  Until the expiration of the Claims Objection Deadline, unless a Claim is expressly Allowed in accordance with the provisions of the Plan, no Claim shall be deemed Allowed; provided, however, that nothing

(11)         This section does not address the approximately 160 secured property debt claims totaling approximately $15 billion which were addressed pursuant to the Subsidiary Plans.

herein shall prevent the Debtors from continuing to settle or resolve Claims in accordance with the procedures set forth in the Plan.

4.                                       Claims Estimation

Using the methodology outlined in the Plan, the Plan Debtors have estimated the existing Disputed Claims and, based on this estimate, do not believe that the existence of unresolved or unliquidated Disputed Claims will impact the feasibility of the Plan.  To the extent necessary to demonstrate compliance with section 1129(a)(11) of the Bankruptcy Code, the Plan Debtors will request that the Bankruptcy Court estimate any Disputed Claims at the Confirmation Hearing solely for purposes of determining feasibility of the Plan.

The Plan Debtors believe that the Hughes Heirs Obligations properly are characterized as contingent equity interests.  As discussed below, the Plan Debtors have moved to estimate the Hughes Heirs Obligations for purposes of allowance under section 502(c) of the Bankruptcy Code.  Estimation of the Hughes Heirs Obligations is necessary to allocate equity value under the Plan and to facilitate the implementation of the Investment Agreements.  The Investment Agreements require, as a condition to the Investors’ obligations to close, determination of the Hughes Heirs Obligations by order of the Bankruptcy Court.

a.                                       Hughes Heirs

Plan Debtor GGP owes obligations to holders of rights under a CSA arising from the 1996 acquisition of The Hughes Corporation by The Rouse Company of Columbia and the subsequent 2004 acquisition of The Rouse Company by GGP.  The holders of rights under the CSA are referred to collectively as the “Hughes Heirs” because they are former stockholders of The Hughes Corporation, or their successors and assigns, and many trace their rights to distributions from the estate of Howard Hughes.

In the 1950s and 1960s, Howard Hughes acquired large swaths of real estate in the Las Vegas area in connection with his business ventures in gaming, motion pictures, aviation, and real estate development.  Howard Hughes died in 1976 leaving behind a web of operating companies in different industries, approximately 49,000 acres of real estate, and a well-renowned dispute over his estate.  By the mid-1990s, the administrators of Howard Hughes’ estate had divested many assets, leaving The Hughes Corporation with approximately 24,000 acres of land in Nevada and California, including about 22,500 acres that became the Summerlin MPC.

In 1996, Rouse acquired The Hughes Corporation in a transaction valued at more than $520 million.  Rouse assumed about $293.7 million in Hughes debt and paid The Hughes Corporation shareholders — the Hughes Heirs — about $226.4 million in cash.  The parties were unable to agree on the value of the undeveloped real estate and agreed to the CSA — an “earn-out” agreement that would allow the Hughes Heirs to realize a portion of the value of the Summerlin MPC land as the community was developed over time.  Pursuant to a complex formula in the CSA, as Rouse developed the community over time the Hughes Heirs received semi-annual distributions of the excess proceeds of land sales from the Summerlin MPC, after deducting certain costs, payable in Rouse common stock.  The CSA contemplates a final distribution of stock to the Hughes Heirs based upon a valuation, as of December 31, 2009, of the remaining unsold, developable land in the Summerlin MPC.  The CSA provides that the Hughes Heirs would receive 49.6 percent of this value, payable in GGP Common Stock at a value calculated based on closing prices over the five months preceding distribution.

In August 2004, GGP acquired Rouse and assumed Rouse’s obligations under the CSA.  In accordance with the 2004 assumption, obligations to the Hughes Heirs since that time have been payable in shares of GGP Common Stock.  From 2004 through February of 2008, GGP distributed to the Hughes Heirs approximately 4,422,094 shares of GGP Common Stock, worth $192,985,664 at the time of distribution, on account of its obligations under the CSA.

The Hughes Heirs filed five group proofs of claim and two individual proofs of claim against Plan Debtors GGP, TRCLP, The Howard Hughes Corporation, Howard Hughes Properties Limited Partnership and Howard Hughes Properties, Inc., asserting rights under the CSA.  These proofs of claims assert claims against the estates for liquidated amounts claimed to be due and unliquidated amounts relating to the final valuation under the CSA.  It is the Plan Debtors’ position that the Hughes Heirs do not hold Claims but instead hold contingent equity interests in Plan Debtor GGP.  As provided in Section IV.C.2, Platt W. Davis, III represents the Hughes Heirs on the Equity Committee.  On June 29, 2010, the Debtors filed a motion in the Bankruptcy Court seeking to estimate the Hughes Heirs’ proofs of claim for purposes of allowance in the Chapter 11 Cases in accordance with section 502(c) of the Bankruptcy Code.  The Plan Debtors have retained Cushman & Wakefield, Inc. to conduct an appraisal of the Summerlin MPC as of December 31, 2009, for purposes of determining the value allocable to the Hughes Heirs under the CSA.

The Hughes Heirs contend their rights should be treated as Claims for purposes of the Chapter 11 Cases.  On June 18, 2010, the Hughes Heirs filed a motion in the Bankruptcy Court seeking relief from the automatic stay to require the Plan Debtors to participate in the three-appraiser valuation process specified in the CSA and to compel arbitration of any disputes regarding the determination of the Hughes Heirs rights under the CSA.  The Plan Debtors oppose this motion.  Estimation by the Bankruptcy Court will ensure timely determination of the Hughes Heirs Obligations in a forum that permits participation by other parties in interest, including the Equity Committee.

F.                                      POSTPETITION OPERATIONAL MATTERS

1.                                       Process for Addressing Tenant Obligations

The Debtors filed the Tenant Obligations Motion on April 16, 2009 seeking authority to pay or otherwise satisfy prepetition tenant obligations arising under tenant leases.  A supplement to the Tenant Obligations Motion was filed on April 29, 2009, seeking authority to: (i) negotiate and enter into postpetition Property Documents, and (ii) continue prepetition ordinary course business practices with respect to the renegotiation, amendment, modification, and renewal of pre- and postpetition Property Documents.  The terms of the supplement require the Debtors to provide notice to the Creditors’ Committee of a proposed renegotiation, amendment, modification or renewal of a Property Document under certain circumstances.  The impetus for the Tenant Obligations Motion and the associated supplement was to allow the

Debtors to run their business in the ordinary course, satisfy critical tenant obligations, preserve tenant relationships, and address and resolve certain prepetition matters.  On May 14, 2009, the Bankruptcy Court entered an order approving the Tenant Obligations Motion and the supplement thereto.

2.                                       Alternative Dispute Resolution Procedures

a.                                       Alternative Dispute Resolution Motion

The Debtors filed the ADR Procedures and Settlement Authority Motion on June 1, 2009.  The ADR Procedures and Settlement Authority Motion sought (i) approval of ADR Procedures for the resolution of personal injury claims, where such procedures include granting the Debtors limited settlement authority to liquidate outstanding personal injury claims; (ii) limited settlement authority to resolve issues arising in the context of tenant bankruptcies and rent collection matters; and (iii) limited authority to resolve certain de minimis customer accommodation matters.  The relief sought pursuant to the ADR Procedures and Settlement Authority Motion was intended, if possible, to streamline the process for resolving claims of a relatively small dollar amount and eliminate the need to file repeated motions for relief from the automatic stay under section 362 of the Bankruptcy Code.  On July 9, 2009, the Bankruptcy Court entered an order approving the ADR Procedures and Settlement Authority Motion.

b.                                      Motion to Modify Alternative Dispute Resolution Procedures

On January 29, 2010, the Debtors filed the ADR Procedures Modification Motion seeking approval to (i) eliminate the ADR Procedures for all personal injury claims not yet engaged in the ADR Procedures and amend the ADR Procedures for personal injury claims for which the ADR Procedures had already commenced; (ii) modify the automatic stay under section 362 of the Bankruptcy Code to the extent necessary to allow any litigated personal injury claim to be liquidated in the originating court or a court of appropriate jurisdiction; and (iii) subject settlements of all personal injury claims to the authority and notice requirements provided in the Settlement Procedures Order.  The Debtors sought these modifications because a significant number of personal injury claims could be settled pursuant to the Debtors’ cost-effective prepetition practices instead of via formal mediation or a hearing, thus streamlining the claims resolution process.  On March 4, 2010, the Bankruptcy Court granted the Debtors’ requested relief and entered an order modifying the ADR Procedures.

3.                                       Settlement Procedures for Prepetition Mechanics’ Liens

The Prepetition Mechanics’ Liens Motion was filed on June 1, 2009.  Pursuant to the motion the Debtors sought to establish procedures to settle certain prepetition Mechanics’ Lien Claims asserted against the Debtors where the proposed cash payment, or other form of value, was less than $5 million.  The Debtors proposed to settle these prepetition Mechanics’ Lien Claims in a manner substantially consistent with their prepetition practices and without the need for obtaining Bankruptcy Court approval of certain settlements on a case-by-case basis.  On July 8, 2009, the Bankruptcy Court entered an order approving the Prepetition Mechanics’ Liens Motion.

4.                                       Certain De Minimis Asset Sales Procedures

On June 1, 2009, the Debtors filed the Ordinary Course Sales Motion seeking authority to conduct certain ordinary course sales and conveyances of assets free and clear of liens, claims, and encumbrances, and to pay the associated transaction costs including, but not limited to, broker commissions, finder fees, recording fees, title insurance costs, survey charges, attorney fees, and transfer taxes without further order or notice from the Bankruptcy Court.  The Debtors’ proposed procedures for conducting de minimis asset sales provided that notice and an opportunity to object are given to counsel for the Creditors’ Committee and any prepetition secured lender(s) with an interest in those assets being sold.  On July 15, 2009, the Bankruptcy Court entered an order approving the Ordinary Course Sales Motion.

5.                                       Department Store Motion

Pursuant to sections 105 and 363 of the Bankruptcy Code, the Debtors filed the Department Store Motion on September 1, 2009 requesting authority to enter into certain transactions with department store owners.  Specifically, in the ordinary course of business, the Debtors and their non-Debtor affiliates sell and convey real and personal property and grant easement interests in real property, to a variety of department store owners who operate or will operate their department stores in shopping centers of the Debtors and their non-Debtor affiliates.  Department store owners often covenant to open or operate their store subject to specific conditions, and may also agree to perform necessary construction.  The Debtor or non-Debtor affiliate that sells property to the department store may agree to, among other things, prepare the conveyed asset for construction by the department store owner, perform initial or ongoing improvements at the shopping center, and secure and operate the parking areas, enclosed shopping area, and all other common facilities of the shopping center in exchange for the department store owner’s agreement to contribute toward such expenses.  Such seller may also agree to contribute to the capital of a department store owner and/or may agree to pay a construction allowance.  To the extent that such seller is a non-Debtor affiliate, it is possible that a Debtor may, as an affiliate investment, contribute to the costs associated with the seller’s obligations.  On September 25, 2009, the Bankruptcy Court entered an order approving the Department Store Motion.

6.                                       365(d)(4) Motion

On October 14, 2009, the Debtors filed the 365(d)(4) Motion seeking approval of consensual extensions of the 365(d)(4) Deadline and authorization for the Debtors to assume or reject certain agreements for which consensual extensions were not obtained pursuant to section 365 of the Bankruptcy Code.  The Debtors offered their counterparties a one-time administrative fee of $1,000 to defray any expenses associated with granting the extension and as consideration for their accommodation.  On or about October 30, 2009, the Debtors filed and served a series of notices, that identified: (i) those agreements for which the Debtors obtained consents, and (ii) those agreements that the Debtors sought to assume and the amount the Debtors’ records indicated that they owed the counterparty as cure payments under the applicable agreement.  On November 10, 2009, the Court approved the 365(d)(4) Motion and extended the 365(d)(4) Deadline through July 12, 2010.  On June 23, 2010, the Debtors filed a motion seeking to assume all of the remaining agreements subject to the 365(d)(4) deadline.  On July 6, 2010, the Court approved the Debtors’ assumption of the remaining twenty-six agreements.

7.                                       Anchor Lease Motion

The Debtors filed the Anchor Lease Motion on December 7, 2009.  The Debtors, in the motion, sought approval to implement a global procedure to streamline existing obligations under pending prepetition Anchor Leases and to enter into postpetition Anchor Leases without further notice or order from the Court, or pursuant to certain notice procedures if the value of the Anchor Lease exceeds $5 million.  In the ordinary course of business, the Debtors lease certain real property to department stores, major retailers, and motion picture theaters, sometimes agreeing to below-market rental payments in exchange for, among other things, long-term lease tenures and covenants to construct or operate retail premises.  Such Anchor Leases are crucial to the Debtors’ business operations because they often establish long-term stable leases that provide predictable and steady revenue streams.  The Anchor Lease Motion was approved by the Bankruptcy Court on December 18, 2009.

8.                                       Dividend Motion

On December 9, 2009, the Debtors filed the Dividend Motion seeking authorization to declare and pay a dividend equal to 100% of GGP’s taxable income, which dividend would be paid partially in GGP Common Stock and partially in cash.  The dividend was necessary to maintain GGP’s tax status as a REIT and to avoid entity level income tax.  If disqualified as a REIT, GGP would be subject to entity-level income tax for four subsequent taxable years, and upon re-qualification as a REIT would be subject to extra levels of taxation in certain asset dispositions for the succeeding ten years, thus considerably reducing GGP’s enterprise value.  The Bankruptcy Court approved the Dividend Motion on December 18, 2009.  Following entry of the order, GGP declared a common stock dividend of $.19 per share, payable 90% in GGP Common Stock and 10% in cash on January 28, 2010 to GGP shareholders of record as of December 28, 2009.

9.                                       Insurance Premium Financing Motion

On March 29, 2010, the Debtors filed the Insurance Premium Financing Motion seeking authority to enter into an agreement for the purpose of financing, on a secured basis, certain of the Debtors’ insurance premiums for the policy year April 1, 2010 through April 1, 2011.  With a total of $13.85 million due in insurance premiums for the upcoming policy year, the Debtors determined that it would be prudent to conserve cash and, as is typical in their industry and other industries, finance the payment of said premiums.  The Debtors entered into an agreement with AFCO to finance $10,387,500 of the insurance premiums, with payment by the Debtors due in nine equal monthly installments of $1,169,853.49.  In exchange, AFCO was granted a first priority security interest in (i) any and all unearned premiums and dividends which may become payable under the insurance policies, and (ii) loss payments which reduce the unearned premiums subject to any mortgagee or loss payee interests.  The Bankruptcy Court approved the Insurance Premium Financing Motion on April 22, 2010.

G.                                    EMPLOYEE COMPENSATION

On October 2, 2009, the Debtors filed the KEIP Motion seeking approval of (i) the amendment and continuation of the Debtors’ Modified CVA Plan and (ii) the implementation of the KEIP.  The CVA Plan is a short-term performance-based incentive compensation plan in which the vast majority of the Debtors’ employees participate.  The Modified CVA Plan outlined in the KEIP Motion is essentially a continuation of the CVA Plan.  The KEIP is a long-term incentive compensation program that functions as an alternative for equity awards traditionally offered to management-level and executive employees.  The KEIP payout formula is based on plan and market-based recovery values to all unsecured creditors and equity holders of GGP, GGP LP, GGPLP LLC, and TRCLP.  On October 15, 2009, the Bankruptcy Court approved the KEIP Motion.

H.                                    EXCLUSIVITY

1.                                       First Exclusivity Extension

On July 28, 2009, the Bankruptcy Court entered an order, pursuant to section 1121(d) of the Bankruptcy Code, granting an extension of the Debtors’ exclusive periods to file a plan of reorganization and solicit acceptances thereof through and including February 26, 2010 and April 23, 2010, respectively, without prejudice to the right of the Debtors to seek further extension of such periods.  The order included a provision requiring that the Debtors schedule a status conference within approximately 120 days from the date of the order to provide an update on the Debtors’ progress in forming a plan of reorganization.  The Debtors held the status conference on November 19, 2009.

2.                                       Second Exclusivity Extension

On January 29, 2010, the Debtors filed a motion seeking a second extension of the exclusive periods to file a plan of reorganization and solicit acceptances thereof through and including August 26, 2010 and October 26, 2010, respectively.  The Bankruptcy Court entered an order extending the Debtors’ exclusive periods to file a plan of reorganization and solicit acceptances thereof through and including July 15, 2010 and September 15, 2010, respectively without prejudice to the Debtors’ right to seek further extension of such periods.

3.                                       Third Exclusivity Extension Request

On June 29, 2010, the Debtors filed a motion seeking a third extension of the exclusive periods to file a plan of reorganization and solicit acceptances thereof through and including October 18, 2010 and December 16, 2010, respectively.  The Debtors’ current exclusive periods are set to expire on July 15, 2010 and September 15, 2010, respectively, and the Debtors’ requested extension constitutes the maximum extension available under the Bankruptcy Code.  This motion is scheduled to be heard on July 22, 2010.

I.                                         CONSUMMATION OF SUBSIDIARY PLANS OF REORGANIZATION

Following the Bankruptcy Court’s entry of the order denying the motions to dismiss, the Debtors and their professionals began to engage the secured lenders in negotiations to restructure the Debtors’ outstanding project level debt.  Given the number and diversity of the lenders (which include traditional bank lenders, insurance companies, and CMBS special servicers) and the varying size of the loans, a successful restructuring of the Debtors’ project level debt depended on the development of a methodology that could be applied to the Debtors’ entire portfolio in an efficient and acceptable manner.  In consultation with the Debtors’ secured lenders, the parties developed a restructuring methodology, which the Debtors and the applicable secured lender could use to amend and extend the project-level debt on acceptable terms, regardless of the size or the structure of the loan, the type of property secured by the loan, or the identity or type of the lender.  Once developed, the Debtors began to roll out the methodology to the entire body of project level lenders, producing a term sheet for each of the Debtors’ 108 loans.

The first group of secured lenders to reach an agreement with the Debtors restructured 87 of 108 of the Subsidiary Debtors’ project level loans totaling approximately $10.2 billion.  The success of this initial group created significant momentum to finalize additional negotiations.  Shortly after announcing the settlement with the first group of secured lenders in open court, an additional group of secured lenders, representing $1.2 billion, joined in the settlement.  The settlements reached with certain of the secured lenders included a mechanism for a number of “special consideration properties” which allowed the Subsidiary Debtors and the applicable secured lender to negotiate a fundamental restructuring of the loan obligations for such properties and absent such agreement, a right of either party and under certain circumstances, to call for the property in satisfaction of the loan obligations.

Beginning on December 15, 2009 and continuing through May 20, 2010, the Debtors confirmed fully consensual plans of reorganization for their 262 Subsidiary Debtors, restructuring approximately $15 billion of debt covering 108 loans.  The Debtors obtained a weighted average loan maturity extension of 5 years at an average interest rate of 5.24%.  Each plan also provides a 100% recovery to unsecured creditors and left intact the Debtors’ equity interests in its relevant subsidiaries.  The reorganizations of the Subsidiary Debtors resulted in a staggered maturity ladder and amortization consistent with the General Growth’s objective to reduce leverage.  As of the date of this Disclosure Statement, 255 of these Subsidiary Debtors have emerged from bankruptcy and the Debtors continue to make diligent progress in emerging the remaining Subsidiary Debtors.

J.                                      RECAPITALIZATION PROCESS

1.                                       Bidding Procedures and Warrant Motion

On March 31, 2010, after extensive negotiation with various potential suitors, the Debtors filed the Bidding Procedures and Warrant Motion, seeking approval of the Bidding Procedures, authorization to enter into the Original Investment Agreements with the Investors, approval of the issuance of the Warrants, and related relief including expense reimbursement for bidders pursuant to the Bidding Procedures and indemnification of Brookfield Investor pursuant to the Original Cornerstone Investment Agreement for its potential assistance in certain capital-raising activities.

The Debtors developed the Bidding Procedures to engage interested investors in a competitive bidding process to maximize the value of the estate.  The Bidding Procedures created a two-step bidding process whereby interested parties were first granted access to a Data Room to perform due diligence and were encouraged to submit non-binding, detailed term sheets with competitive investment offers, after which the Debtors would, in consultation with the Committees, consider competing offers and select the highest and best offer in their reasonable business judgment.  The Debtors sought Bankruptcy Court authorization to reimburse bidders’ expenses incurred in connection with the Bidding Procedures up to $1 million per bidder and up to $10 million in the aggregate.

Consistent with the Bidding Procedures, after filing the Original Investment Agreements on March 31, 2010, but prior to obtaining Bankruptcy Court approval of the terms contained therein, the Debtors and their advisors conducted a process to obtain binding proposals to enhance or replace the Original Investment Agreements.  The deadline for submitting first round bids was April 19, 2010.  The Debtors received a bid from only one party, Simon.  The Debtors engaged in extensive negotiations with Simon and the Investors to enhance various economic and non-economic terms of both the Simon proposal and the Original Investment Agreements.  After carefully considering revised proposals from both Simon and the Investors, the Debtors executed amended Investment Agreements with the Investors on May 3, 2010.  The amendments included an agreement by the Investors to backstop $1.5 billion in debt financing at the Debtors’ request, and an agreement by Brookfield Investor and Pershing Square to backstop a $500 million GGP rights offering.  Further, the Warrant structure was amended, whereby the Warrants would “vest” over time potentially to reduce their cost both before and after the Debtors’ emergence from chapter 11.

The Investors’ capital commitment will last through December 31, 2010, although the commitments may be extended under certain circumstances.(12)  Such investments were intended to form the basis of the Plan and were designed to enable General Growth to emerge from bankruptcy on a stand-alone basis.  As consideration for the Investors’ nine-month capital commitment, the Debtors sought approval to issue Warrants with a seven-year maturity to Brookfield Investor and Fairholme to purchase approximately 103 million shares of GGP Common Stock at $15.00 per share.  Upon consummation of the Plan, the Warrants would be cancelled and each of the Investors, including Pershing Square, would be issued: (i) New GGP Warrants at an initial exercise price of $10.50 or $10.75 per share, subject to adjustment as provided in the Warrant and Registration Rights Agreements (permitting the acquisition of up to 120 million shares of New GGP), and (ii) Spinco Warrants, which would entitle the holder to purchase one share of Spinco Common Stock at an initial exercise price of $5.00 per share, subject to adjustment as provided in the Warrant and Registration Rights Agreements (permitting the acquisition of up to 80 million shares of Spinco).  In addition, the Debtors sought to indemnify Brookfield Investor pursuant to the Original Cornerstone Investment Agreement for

(12)         Pursuant to the Investment Agreements, under certain circumstances, Fairholme and Pershing Square may terminate their commitments on November 1, 2010.

its assistance in certain potential capital raising activities, and to authorize any amounts that become payable under the indemnification provisions as administrative expenses of the Debtors’ estates.  On May 7, 2010, the Bankruptcy Court approved the Bidding Procedures and Warrant Motion.

2.                                       Overview of Investment Agreements

The Investment Agreements provide an aggregate of approximately $8.55 billion of committed capital through December 31, 2010.(13)  Under certain circumstances General Growth may elect to extend the length of the capital commitment through January 31, 2011.  The $8.55 billion commitment includes $6.3 billion of new equity capital at a value of $10.00 per share of New GGP and a $250 million backstop commitment for a rights offering by Spinco at $5.00 per share.  Brookfield Investor and Pershing Square also agreed to a $500 million backstop commitment for a rights offering by New GGP to the extent necessary.  This is one of the largest equity capital commitments ever made in a chapter 11 context.  The Investors have also committed to a $1.5 billion backstop commitment for a New GGP credit facility, to the extent necessary and as provided in the Investment Agreements.  The Investment Agreements allow General Growth the optionality to terminate the Fairholme and Pershing Square capital commitments pre-closing, or reduce the Fairholme and Pershing Square capital commitments by up to $1.9 billion either pre- or post-closing with the proceeds of equity issuances at more advantageous pricing.

The Investment Agreements contemplate that General Growth will be divided into two companies pursuant to the Plan:  Reorganized General Growth and Spinco.  Reorganized General Growth will maintain General Growth’s core shopping center business and will continue to operate regional malls located in major and middle markets throughout the United States.  The size, quality and geographical breadth of General Growth’s regional mall portfolio will provide Reorganized General Growth with certain competitive advantages.  Spinco will be a real estate company created to specialize in the development of master planned communities and other long-term strategic real estate development opportunities across the United States.  Spinco’s goal will be to create sustainable, long-term growth and value for its stockholders.  It will own a diverse portfolio of assets that are thought to be located in some of the highest quality locations and communities in the United States.

In addition, in lieu of the receipt of any fees that would be customary in similar transactions, the Investment Agreements provide for the issuance of Warrants with a seven-year maturity to Brookfield Investor and Fairholme to purchase approximately 103 million shares of GGP Common Stock at $15.00 per share.  The issuance of the Warrants was approved in the Bidding Procedures and Warrant Order.  The Warrants were issued to Brookfield Investor and Fairholme on May 10, 2010.  Upon consummation of the Plan, the Warrants will be cancelled and each of the Investors, including Pershing Square, will be issued New GGP and Spinco Warrants in the amounts and at the initial exercise prices set forth set forth in the table below:

(13)         Pursuant to the Investment Agreements, under certain circumstances, Fairholme and Pershing Square may terminate their commitments on November 1, 2010.

	Brookfield Investor	Fairholme	Pershing Square
New GGP Warrants	Warrants to purchase 60 million shares of New GGP Common Stock with an initial exercise price of $10.75 per share	Warrants to purchase 42,587,143 shares of New GGP Common Stock with an initial exercise price of $10.50 per share	Warrants to purchase 17,142,857 shares of New GGP Common Stock with an initial exercise price of $10.50 per share
Spinco Warrants	Warrants to purchase 40 million shares of Spinco Common Stock with an initial exercise price of $5.00 per share	Warrants to purchase 20 million shares of Spinco Common Stock with an initial exercise price of $5.00 per share	Warrants to purchase 20 million shares of Spinco Common Stock with an initial exercise price of $5.00 per share

The exercise prices and number of shares of Spinco Common Stock and New GGP Common Stock noted above shall be subject to adjustment as provided in the applicable Warrant and Registration Rights Agreements.  The Plan Debtors shall reserve for issuance the number of shares of New GGP Common Stock sufficient for issuance upon exercise of the New GGP Warrants.  Spinco shall reserve for issuance that number of shares of Spinco Common Stock sufficient for issuance upon exercise of the Spinco Warrants.

For additional information on the Investment Agreements see Section VI.A.4.b.i, “Investment Agreements”.

3.                                       Texas Teachers Motion

On July 12, 2010, the Debtors filed a motion seeking an order (i) authorizing the Debtors to enter into the Texas Teachers Stock Purchase Agreement, (ii) approving payment of a breakup fee and reimbursement of expenses in accordance with the Texas Teachers Stock Purchase Agreement, and (iii) granting related relief.  The hearing on such motion is scheduled for August 4, 2010.

[Remainder of page left intentionally blank]

V.      PLAN DESCRIPTION(14)

A.                                    PROVISIONS FOR PAYMENT OF UNCLASSIFIED ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS AND SECURED TAX CLAIMS

1.                                       Administrative Expense Claims

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the Effective Date; provided, however, that, except as otherwise set forth in the Plan, Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Plan Debtors shall be paid in full and performed by the Plan Debtors, as the case may be, in the ordinary course of business, consistent with past practice, in accordance with the terms, and subject to the conditions of, any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.                                       Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the Plan Debtors’ election, (i) on the Effective Date, Cash in an amount equal to such Allowed Priority Tax Claim or (ii) on account of such Allowed Priority Tax Claim, regular installments of Cash, over a period of time ending no later than five (5) years after the Commencement Date, of a total value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim.  All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

3.                                       Secured Tax Claims

Except to the extent that a holder of an Allowed Secured Tax Claim and the applicable Plan Debtor agree to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the Plan Debtors’ election, (i) Cash on the Effective Date in an amount equal to such Allowed Secured Tax Claim including any amounts due pursuant to section 506(b) of the Bankruptcy Code at the rate provided by section 511 of the Bankruptcy Code or (ii) on account of such Allowed Secured Tax Claim regular installments of Cash, over a period of time ending no later than five (5) years after the Commencement Date, of a total value, as of the Effective Date, equal to the amount of such Allowed Secured Tax Claim.  All Allowed Secured Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.  Any Liens asserted by a holder of

(14)         GGP is in discussions with the Investors concerning amendments to the Investment Agreements and the Plan.  The amendments to the Plan may include amendment of the treatment of the Rouse 5.375% Note Claims, the Rouse 6.75% Note Claims, the Rouse 7.20% Note Claims and the Exchangeable Notes Claims such that the holders of those Claims would be reinstated without an election for cash in lieu of reinstatement.  See Section I.A, “Introduction” for additional information.

an Allowed Secured Tax Claim on property of a Plan Debtor on account of such Allowed Secured Tax Claim shall be discharged only upon the full payment of the Allowed Secured Tax Claim.

4.                                       DIP Loan Claims

On the Effective Date, all Allowed DIP Loan Claims shall be paid in full, in Cash or the Plan Debtors may, at their option, satisfy all or a portion of the Allowed DIP Loan Claims through a conversion of the Allowed DIP Loan Claims to New GGP Common Stock, as and only to the extent provided in the DIP Credit Agreement or on such other terms as the Plan Debtors and the DIP Lenders may otherwise agree.  Upon payment and satisfaction in full of all Allowed DIP Loan Claims, all Liens and security interests granted to secure such obligations, whether in the Chapter 11 Cases or otherwise, shall be terminated and shall be of no further force or effect.

5.                                       Professional Compensation and Reimbursement Claims

All entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is ninety (90) days after the Effective Date their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order(s) relating to or allowing any such Administrative Expense Claim.  The Plan Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

6.                                       Indenture Trustee Fee Claims

Notwithstanding any provision contained in the Plan to the contrary, unless otherwise agreed to by an Indenture Trustee and the Plan Debtors, all Indenture Trustee Fee Claims and fees for services related to distributions pursuant to the Plan incurred other than as Disbursing Agent shall be paid in Cash on the Effective Date by the Plan Debtors as Administrative Expense Claims, without the need for application to, or approval of, the Bankruptcy Court.  An Indenture Trustee’s Charging Lien will be discharged solely upon payment in full of the Indenture Trustee Fee Claims and fees incurred for services rendered as Disbursing Agent.  Nothing therein shall be deemed to impair, waive or discharge the Charging Lien for any fees and expenses not paid by the Plan Debtors.

7.                                       GGP Administrative Expense Claim

The GGP Administrative Expense Claims shall be reinstated and shall be satisfied, settled, waived, or resolved by the Plan Debtors in the ordinary course of business, consistent with current practice.

B.                                    CLASSIFICATION OF CLAIMS AND INTERESTS, IMPAIRMENT AND VOTING

1.                                       Classification of Claims and Interests

The categories of Claims and Interests set forth in the Plan classify Claims and Interests for all purposes under the Plan, including for purposes of voting, confirmation and distribution pursuant to the Plan and sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes.  Notwithstanding anything to the contrary in the Plan, a Claim or Interest shall be deemed classified in a Class only to the extent that such Claim or Interest has not been paid, released, or otherwise settled and withdrawn prior to the Effective Date.

The following table designates the Classes of Claims against, and Interests in, the Plan Debtors and specifies which of those Classes are impaired or unimpaired by the Plan and entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to reject the Plan.(15)  All of the possible Classes for the Plan Debtors are set forth below and in the Plan.  Certain Plan Debtors may not have Creditors in a particular Class or Classes.  To the extent it shall become necessary, each Secured Claim is placed in its own sub-subclass of Claims.

Class	Nature of Claims	Impairment	Entitled to Vote
4.1	Priority Non-Tax Claims	Unimpaired	No (Deemed to Accept)
4.2	Mechanics’ Lien Claims	Unimpaired	No (Deemed to Accept)
4.3	Other Secured Claims	Unimpaired	No (Deemed to Accept)
4.4	Rouse 8.00% Note Claims	Unimpaired	No (Deemed to Accept)
4.6	Rouse 3.625% Note Claims	Unimpaired	No (Deemed to Accept)
4.6	Rouse 5.375% Note Claims	Unimpaired	No (Deemed to Accept)
4.7	Rouse 6.75% Note Claims	Unimpaired	No (Deemed to Accept)
4.8	Rouse 7.20% Note Claims	Unimpaired	No (Deemed to Accept)
4.9	2006 Bank Loan Claims	Unimpaired	No (Deemed to Accept)

(15)         The holders of Claims against and Interests in the Plan Debtors are deemed classified in separate subclasses corresponding to the applicable Plan Debtor’s LID number.

Class	Nature of Claims	Impairment	Entitled to Vote
4.10	Exchangeable Notes Claims	Unimpaired	No (Deemed to Accept)
4.11	TRUPS Claims	Unimpaired	No (Deemed to Accept)
4.12	General Unsecured Claims	Unimpaired	No (Deemed to Accept)
4.13	GGP/Homart II, L.L.C. Partner Note Claims	Unimpaired	No (Deemed to Accept)
4.14	GGP/Ivanhoe, Inc. Affiliate Partner Note Claims	Unimpaired	No (Deemed to Accept)
4.15	GGP TRS Retained Debt Claims	Unimpaired	No (Deemed to Accept)
4.16	Project Level Debt Guaranty Claims	Impaired	No (Deemed to Accept under terms of Confirmed Plans)
4.17	Hughes Heirs Obligations	Impaired	Yes
4.18	Intercompany Obligations	Unimpaired	No (Deemed to Accept)
4.19	GGPLP LLC Preferred Equity Units	Unimpaired	No (Deemed to Accept)
4.20	GGP LP Preferred Equity Units	Unimpaired	No (Deemed to Accept)
4.21	REIT Preferred Stock Interests	Unimpaired	No (Deemed to Accept)
4.22	GGP LP Common Units	Unimpaired	No (Deemed to Accept)
4.23	GGP Common Stock	Impairment Status Undetermined	Yes

2.                                       Voting; Presumptions; and Solicitation

a.                                       Acceptance by Impaired Classes

Except with respect to Class 4.16, each impaired Class of Claims or Interests that will or may receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan.  An impaired Class of Claims shall have accepted the Plan if

(i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.  An impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds (2/3) in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

b.                                      Acceptance by Unimpaired Classes

Claims and Interests in unimpaired Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

c.                                       Solicitation

Classes 4.1 through 4.15 and Classes 4.18 through 4.22 of the Plan are unimpaired.  As a result holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote.  Class 4.16, although impaired, is deemed to have consented to the Plan in accordance with the provisions of the Modified Loan Documents executed in connection with the Confirmed Plans.  Class 4.17 is impaired and the holders of Interests in Class 4.17 will receive distributions under the Plan.  As a result, holders of Interests in Class 4.17, as of the Voting Record Date, are entitled to vote to accept or reject the Plan.  Holders of Interests in Class 4.23 may or may not be impaired under the Plan.  Nonetheless, holders of Interests in Class 4.23, as of the Voting Record Date, will receive a Ballot to vote to accept or reject the Plan.  Holders of Interests in Classes eligible to vote under the Plan will receive a Ballot containing detailed voting instructions.

d.                                      Election Procedures

Pursuant to the Plan, holders of Claims or Interests in certain Classes are entitled to elect between certain alternate treatments.  Specifically, holders of Claims or Interests in Classes 4.6, 4.7, 4.8, 4.10 and 4.22 shall receive an Election Form containing detailed instructions with respect to making such elections.

3.                                       Cramdown

If any Class of Interests entitled to vote on the Plan does not vote to accept the Plan, the Plan Debtors may (i) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify the Plan in accordance with Section 13.4 of the Plan.

4.                                       No Waiver

Nothing contained in any Section of the Plan shall be construed to waive a Plan Debtor’s and any other Person’s right to object (if any), on any basis, to any Claim asserted against a Plan Debtor.

C.                                    PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

1.                                       Class 4.1 — Priority Non-Tax Claims

a.                                       Impairment and Voting

Class 4.1 is unimpaired by the Plan.  Each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, each holder of an Allowed Priority Non-Tax Claim shall receive Cash in an amount equal to such Allowed Priority Non-Tax Claim on the later of the Effective Date and the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as practicable.

2.                                       Class 4.2 — Mechanics’ Lien Claims

a.                                       Impairment and Voting

Class 4.2 is unimpaired by the Plan.  Each holder of an Allowed Mechanics’ Lien Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, each holder of an Allowed Mechanics’ Lien Claim (i) shall receive on account of such holder’s Allowed Mechanics’ Lien Claim, payment in full, in Cash, as well as any other amounts required to be paid under section 506(b) of the Bankruptcy Code, with postpetition interest calculated at the Federal Judgment Rate unless there is an applicable contractual rate or rate of interest under state law, in which case interest shall be paid at the applicable contractual rate or rate of interest under state law so long as (x) the applicable contractual rate or rate of interest under state law was set forth in a timely filed proof of claim or (y) the holder of such Claim provides written notice of such applicable contractual rate or rate of interest under state law to the parties identified in Section 13.15 of the Plan on or before the Applicable Rate Notice Deadline, subject to the Plan Debtor’s and any other Person’s right to verify or object to the existence of the asserted contractual rate or rate of interest under state law and (ii) shall be discharged.  On the Effective Date, the applicable Mechanics’ Lien shall be deemed released, the property relating thereto shall be deemed free and clear of such Mechanics’ Lien, and legal rights of the holder of the Allowed Mechanics’ Lien Claim shall be left unimpaired under section 1124 of the Bankruptcy Code.

3.                                       Class 4.3 — Other Secured Claims

a.                                       Impairment and Voting

Class 4.3 is unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Plan Debtors, on the Effective Date, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

4.                                       Class 4.4 — Rouse 8.00% Note Claims

a.                                       Impairment and Voting

Class 4.4 is unimpaired by the Plan.  Each holder of an Allowed Rouse 8.00% Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the Allowed Rouse 8.00% Note Claims shall be satisfied in full, in Cash.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable Indenture Trustee Fee Claim.

5.                                       Class 4.5 — Rouse 3.625% Note Claims

a.                                       Impairment and Voting

Class 4.5 is unimpaired by the Plan.  Each holder of an Allowed Rouse 3.625% Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the Allowed Rouse 3.625% Note Claims shall be satisfied in full, in Cash.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable Indenture Trustee Fee Claim.

6.                                       Class 4.6 — Rouse 5.375% Note Claims

a.                                       Impairment and Voting

Class 4.6 is unimpaired by the Plan.  Each holder of an Allowed Rouse 5.375%  Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the Rouse 5.375% Notes shall (A) (i) be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or (ii) at the option of each such holder of Rouse 5.375% Notes, be satisfied in Cash for the principal amount plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other Claims, or (B) at the Plan Debtors’ option, receive such other treatment other than cure and reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  In the event no election is made by a holder, such holder will receive the treatment noted in subsection (A)(i) or (B) hereof, at the Plan Debtors’ option.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable Indenture Trustee Fee Claim.

7.                                       Class 4.7 — Rouse 6.75% Note Claims

a.                                       Impairment and Voting

Class 4.7 is unimpaired by the Plan.  Each holder of an Allowed Rouse 6.75%  Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the Rouse 6.75% Notes shall (A) (i) be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or (ii) at the option of each such holder of Rouse 6.75% Notes, be satisfied in Cash for the principal amount plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other Claims, or (B) at the Plan Debtors’ option, receive such other treatment other than cure and reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  In the event no election is made by a holder, such holder will receive the treatment noted in subsection (A)(i) or (B) hereof, at the Plan Debtors’ option.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable Indenture Trustee Fee Claim.

8.                                       Class 4.8 — Rouse 7.20% Note Claims

a.                                       Impairment and Voting

Class 4.8 is unimpaired by the Plan.  Each holder of an Allowed Rouse 7.20% Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the Rouse 7.20% Notes shall (A) (i) be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or (ii) at the option of each such holder of Rouse 7.20% Notes, be satisfied in Cash for the principal amount plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other Claims, or (B) at the Plan Debtors’ option, receive such other treatment other than cure and reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  In the event no election is made by a holder, such holder will receive the treatment noted in subsection (A)(i) or (B) hereof, at the Plan Debtors’ option.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable Indenture Trustee Fee Claim.

9.                                       Class 4.9 — 2006 Bank Loan Claims

a.                                       Impairment and Voting

Class 4.9 is unimpaired by the Plan.  Each holder of an Allowed 2006 Bank Loan Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the Allowed 2006 Bank Loan Claims shall be satisfied in full, in Cash.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable agent and lender fees and expenses provided for under the 2006 Bank Loan Credit Agreement.  In addition any guaranties or pledges issued pursuant to any 2006 Bank Loan Documents shall be deemed satisfied, cancelled and extinguished without any further action from any party or any other approval from the Bankruptcy Court.

10.                                 Class 4.10 — Exchangeable Note Claims

a.                                       Impairment and Voting

Class 4.10 is unimpaired by the Plan.  Each holder of an Allowed Exchangeable Notes Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the Allowed Exchangeable Note Claims shall (A) (i) be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or (ii) at the option of each such holder of Exchangeable Notes, be satisfied in Cash for the principal amount plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other Claims, or (B) at the Plan Debtors’ option, receive such other treatment other than cure and reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  In the event no election is made by a holder, such holder will receive the treatment noted in subsection (A)(i) or (B) hereof, at the Plan Debtors’ option.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable Indenture Trustee Fee Claim.

11.                                 Class 4.11 — TRUPS Claims

a.                                       Impairment and Voting

Class 4.11 is unimpaired by the Plan.  Each holder of an Allowed TRUPS Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the TRUPS Claims shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or shall receive such other treatment as to be unimpaired (other than cure and reinstatement) under section 1124 of the Bankruptcy Code.  In addition, the Plan Debtors shall pay in Cash any outstanding reasonable Indenture Trustee Fee Claim.

12.                                 Class 4.12 — General Unsecured Claims

a.                                       Impairment and Voting

Class 4.12 is unimpaired by the Plan.  Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, each holder of an Allowed General Unsecured Claim shall receive on account of such holder’s Allowed General Unsecured Claim, payment in full, in Cash,

with postpetition interest calculated at the Federal Judgment Rate unless there is an applicable contractual interest rate, in which case interest shall be paid at the contractual interest rate so long as (i) a contractual interest rate was set forth in a timely filed proof of claim or (ii) the holder of such Claim provides written notice of such contractual interest rate to the parties identified in Section 13.16 of the Plan on or before the Applicable Rate Notice Deadline, subject to the Plan Debtor’s and any other Person’s right to verify or object to the existence of the asserted contractual rate of interest.

13.                                 Class 4.13 — GGP/Homart II, L.L.C. Partner Note Claims

a.                                       Impairment and Voting

Class 4.13 is unimpaired.  Each holder of an Allowed GGP/Homart II, L.L.C. Partner Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, at the election of the Plan Debtors, the Allowed GGP/Homart II L.L.C. Partner Note Claims shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or shall receive such other treatment as to be unimpaired (other than cure and reinstatement) under section 1124 of the Bankruptcy Code.

14.                                 Class 4.14 — GGP Ivanhoe, Inc. Affiliate Partner Note Claims

a.                                       Impairment and Voting

Class 4.14 is unimpaired.  Each holder of an Allowed GGP Ivanhoe, Inc. Affiliate Partner Note Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, at the election of the Plan Debtors, the Allowed GGP Ivanhoe, Inc. Affiliate Partner Note Claims shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code and the guaranty currently securing the obligations under the GGP Ivanhoe, Inc. Affiliate Partner Note shall be affirmed and shall continue post emergence or shall receive such other treatment as to be unimpaired (other than cure and reinstatement) under section 1124 of the Bankruptcy Code.

15.                                 Class 4.15 — GGP TRS Retained Debt Claims

a.                                       Impairment and Voting

Class 4.15 is unimpaired.  Each holder of an Allowed GGP TRS Retained Debt Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the GGP TRS Joint Venture Agreement shall be assumed, and the Plan Debtors shall make any cure payments required thereunder or the holders of Allowed GGP TRS Retained Debt Claims shall receive such other treatment (other than cure and reinstatement) as to be unimpaired under section 1124 of the Bankruptcy Code.

16.                                 Class 4.16 — Project Level Debt Guaranty Claims

a.                                       Impairment and Voting

Class 4.16 is impaired.  Each holder of an Allowed Project Level Debt Guaranty Claim is conclusively deemed to have accepted the Plan pursuant to the terms of the Modified Loan Documents executed by the holders of the Project Level Debt Guaranty Claims in connection with the Confirmed Plans.

b.                                      Distributions

On the Effective Date, at the election of the Plan Debtors, the holders of Allowed Project Level Debt Guaranty Claims shall receive a replacement guaranty or such other treatment under the Plan as contemplated by the Confirmed Plans.

17.                                 Class 4.17 — Hughes Heirs Obligations

a.                                       Impairment and Voting

Class 4.17 is impaired and is entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, each holder of Allowed Hughes Heirs Obligations shall receive (A) (1) its pro rata share of the value of the Hughes Heirs Obligations, as determined by the Bankruptcy Court, paid at the Plan Debtors’ option in (a) the Hughes Heirs Note, (b) equal proportions of New GGP Common Stock and New Spinco Common Stock, and/or (c) Cash; or (2) such other property as may be agreed by the Plan Debtors and such holders or (B) such other treatment as to be unimpaired under section 1124 of the Bankruptcy Code.

18.                                 Class 4.18 — Intercompany Obligations

a.                                       Impairment and Voting

Class 4.18 is unimpaired.  Each holder of an Allowed Intercompany Obligation is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

Notwithstanding anything to the contrary contained therein, Intercompany Claims will be adjusted, continued, settled, discharged, or eliminated to the extent determined appropriate by the Plan Debtors, in their sole discretion.  Any such transaction may be effected prior to, on, or subsequent to the Effective Date.  Prior to, or in connection with, the transfer of the Spinco Assets from the Plan Debtors to Spinco, the Intercompany Obligations associated with the Spinco Assets shall be settled, discharged or eliminated in ordinary course and shall not be transferred with the Spinco Assets.

19.                                 Class 4.19 — GGPLP LLC Preferred Equity Units

a.                                       Impairment and Voting

Class 4.19 is unimpaired.  Each holder of an Allowed GGPLP LLC Preferred Equity Unit is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, the holder of GGPLP LLC Preferred Equity Units will receive (a) a distribution of Cash based on its share of dividends accrued and unpaid prior to the Effective Date and (b) reinstatement of its preferred units in Reorganized GGPLP LLC, which shall be in the same number of preferred units in Reorganized GGPLP LLC as it held as of the Distribution Record Date in GGPLP LLC, less any applicable tax withholding as required by the applicable agreements.

20.                                 Class 4.20 — GGP LP Preferred Equity Units

a.                                       Impairment and Voting

Class 4.20 is unimpaired.  Each holder of an Allowed GGP LP Preferred Equity Unit is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, holders of GGP LP Preferred Equity Units will receive (a) a distribution of Cash based on their pro rata share of dividends accrued and unpaid prior to the Effective Date and (b) reinstatement of their preferred units in Reorganized GGP LP, which shall be in the same number of preferred units in Reorganized GGP LP as they held as of the Distribution Record Date in GGP LP; provided, however, that any prepetition direct or indirect redemption rights which may have, at GGP’s option, been satisfied in shares of GGP Common Stock or 8.5% Cumulative Convertible Preferred Stock, Series C, as applicable, shall, in accordance with the applicable provisions of their prepetition agreements, subsequently be satisfied, at New GGP’s option, in shares of New GGP Common Stock or New GGP Series C Preferred Stock, as applicable, on terms consistent with such prepetition agreements, less any applicable tax withholding as required by the applicable agreements. The number of Reorganized GGP LP Common Units into which the Reorganized GGP LP Preferred Units will be convertible following the Spinco Share Distribution shall be adjusted pursuant to the formula provided in the GGP LP Limited Partnership Agreement.

21.                                 Class 4.21 — REIT Preferred Stock Interests

a.                                       Impairment and Voting

Class 4.21 is unimpaired.  Each holder of an Allowed REIT Preferred Stock Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, holders of Allowed REIT Preferred Stock Interests will receive (1) a distribution of Cash based on their pro rata share of dividends accrued and unpaid prior to the Effective Date and (2) reinstatement of their REIT Preferred Stock Interests in the same number as they held as of the Distribution Record Date.

22.                                 Class 4.22 — GGP LP Common Units

a.                                       Impairment and Voting

Class 4.22 is unimpaired. Each holder of an Allowed GGP LP Common Unit is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

b.                                      Distributions

On the Effective Date, holders of GGP LP Common Units will receive a distribution of Cash equal to $.019 per unit and may elect between (1) (a) reinstatement of their common units in GGP LP, which shall be the same number of common units in Reorganized GGP LP as they held in GGP LP as of the Distribution Record Date, provided, however, that any prepetition redemption or conversion rights, as applicable, held by such GGP LP Common Unit holders which GGP had the obligation or option, as applicable, to satisfy in shares of GGP Common Stock, shall, in accordance with the applicable provisions of their prepetition agreement, subsequently be satisfied, at New GGP’s option or obligation, in shares of New GGP Common Stock on conversion or redemption terms consistent with such prepetition agreements, plus (b) a pro rata amount of Spinco Common Stock on account of such holder’s GGP LP Common Units or (2) being deemed to have converted or redeemed, as applicable, their GGP LP Common Units effective the day prior to the Distribution Record Date in exchange for GGP Common Stock on terms consistent with such holder’s prepetition agreements, thereby receiving such treatment as if such holder owned GGP Common Stock on the Distribution Record Date, in each case less any applicable tax withholding as required by the applicable agreements.  Any holder of a GGP LP Common Unit that fails to elect treatment shall receive the treatment noted

in Section 4.22(b)(1); provided, however, GGP LP Common Units held by GGP will receive the treatment noted in Section 4.22(b)(1) of the Plan but will not receive a Cash distribution.

23.                                 Class 4.23 — GGP Common Stock

a.                                       Impairment and Voting

The impairment status of Class 4.23 is undetermined.  Nonetheless, the votes of holders of GGP Common Stock shall be solicited.

b.                                      Distributions

On the Effective Date, each holder of a share of GGP Common Stock shall receive, on account of such share, one share of New GGP Common Stock and one share of Spinco Common Stock subject, in each case, to the adjustment provided for in Section 5.13 of the Investment Agreements.

D.                                    MEANS OF IMPLEMENTATION AND CAPITAL RAISING ACTIVITIES

1.                                       Operations Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through and until the Effective Date, the Plan Debtors shall continue to operate their businesses as debtors in possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.

2.                                       Corporate Action/Merger/Dissolution/Consolidation

a.             The entry of the Confirmation Order shall constitute the approval of each of the Investment Agreements and the Texas Teachers Stock Purchase Agreement, and the authorization for the Plan Debtors to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Investment Agreements, the Texas Teachers Stock Purchase Agreement, the Plan and any documents contemplated to be executed therewith, prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order rule or regulation, including, without limitation, any action required by the stockholders or directors of the Plan Debtors, including among other things, (i) the adoption of the Plan Debtor Constituent Documents, (ii) subject to Section 5.3 of the Plan, the termination and cancellation of any outstanding instrument, document or agreement evidencing any debt Claim against, or Interest in, the Plan Debtors that is cancelled (iii) issuance of any New GGP Common Stock or any Spinco Common Stock, (iv) the transfer of any asset that is to occur pursuant to the Plan, (v) the incurrence of all obligations contemplated by the Plan and the making of the distributions under the Plan, (vi) the implementation of all settlements and compromises set forth or contemplated by the Plan, if any, (vii) entering into any and all transactions, contracts, or arrangements permitted by applicable law, order, rule or regulation and (viii) the execution and delivery of all documents arising in connection with the Spinco spinoff transactions, the Investor Stock

Purchase Commitment, the Texas Teachers Stock Purchase Agreement, and any Additional Financing Activity and the performance of the Plan Debtors’ obligations thereunder.  The officers of the Plan Debtors are authorized and directed to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and the Plan Documents and to take all necessary actions required in connection therewith, in the name of and on behalf of, the Plan Debtors.

b.             On or after the Effective Date, the Plan Debtors may, in their sole discretion and without the need for any further Bankruptcy Court approval, take such action as permitted by applicable law, and/or their respective Plan Debtor Constituent Documents, as they determine is reasonable and appropriate including (i) causing any or all of the Plan Debtors to be merged into or contributed to one or more of the Plan Debtors or non-Debtor Affiliates, dissolved or otherwise consolidated or converted, (ii) causing the transfer of assets between or among the Plan Debtors and/or non-Debtor Affiliates, (iii) changing the legal name of any one or more Plan Debtors, and/or (iv) engaging in any other transaction in furtherance of the Plan, as described in further detail therein, or take any other and further action in furtherance of the Plan.

3.                                       Cancellation of Existing Securities and Agreements

Except (i) as otherwise expressly provided in the Plan, (ii) with respect to executory contracts and Property Documents that have been assumed by the Plan Debtors, (iii) for purposes of evidencing a right to distributions under the Plan and the performance of necessary administrative functions with respect to such distributions, or (iv) with respect to any Claim that is reinstated and rendered unimpaired under the Plan, (A) on the Effective Date, any document, agreement, or debt instrument evidencing any satisfied Claim or cancelled Interest, including, without limitation, as applicable, the DIP Credit Agreement, the Rouse 8.00% Notes, the Rouse 3.625% Notes, the 2006 Bank Loan Documents, the Exchangeable Notes, the Replaced Project Level Debt Guaranties, the GGP Common Stock, and the Investor Warrants shall be deemed automatically cancelled as permitted under applicable law, without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged.  Notwithstanding the foregoing, the applicable Indenture and/or 2006 Bank Loan Agreement shall remain in full force and effect only as necessary to enable the applicable Indenture Trustee or 2006 Bank Loan Agent, as applicable, as disbursement agents pursuant to Section 7.3 of the Plan to make distributions to holders of Note Claims or 2006 Bank Loan Claims, respectively.

4.                                       Surrender of Existing Securities

Unless waived by the Plan Debtors, and except for the Reinstated Notes, each holder of a Satisfied Note or Satisfied Notes shall surrender such Satisfied Note(s) to the applicable Indenture Trustees, or in the event such Satisfied Note(s) are held in the name or, or by a nominee of, The Depository Trust Company, the Plan Debtors shall follow the applicable procedures of The Depository Trust Company for book-entry transfer of the Satisfied Notes to the applicable Indenture Trustees.  Except in the event of a Note Reinstatement, no distributions under the Plan shall be made for, or on behalf of, any such holder with respect to any Satisfied Note unless and until such Satisfied Note is received by the applicable Indenture Trustee or appropriate instructions from The Depository Trust Company shall be received by the applicable

Indenture Trustee, or the loss, theft or destruction of such Satisfied Note is established to the reasonable satisfaction of the applicable Indenture Trustee, which satisfaction may require such holder (i) to submit a lost instrument affidavit and an indemnity bond and (ii) hold the Plan Debtors and the applicable Indenture Trustee harmless in respect of such Satisfied Note and any distributions made in respect thereof.  Upon compliance with the Plan by a holder of any Satisfied Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such Satisfied Note.  Except in the event of a Note Reinstatement, any holder of a Satisfied Note that fails to surrender such Satisfied Note or satisfactorily explain its non-availability to the applicable Indenture Trustee within one (1) year after the Effective Date shall be deemed to have no further Claim against the Plan Debtors or shall not participate in any distribution under the Plan, and the distribution that would have otherwise been made to such holder shall be returned to the Plan Debtors by the applicable Indenture Trustee.

5.                                       Formation of Spinco

a.                                       Formation

On or prior to the Effective Date, the Spinco Certificate of Incorporation shall be amended to authorize a sufficient number of shares of Spinco Common Stock necessary to satisfy the transactions contemplated by the Plan.  The distribution by GGP LP and GGP of Spinco Common Stock pursuant to the Spinco Share Distribution on the Effective Date is authorized without the need for any further corporate action, without any further action by holders of Claims or Interests, and without the need of the Plan Debtors or their subsidiaries to pay or cause payment of any fees or make any financial accommodations to obtain third party consent, approval or other permission for the distribution of the Spinco Common Stock, and without the need of any consent, approval, waiver or other permission that is inapplicable to GGP or the Plan Debtors pursuant to the Bankruptcy Code.

b.                                      Capitalization

Prior to the Effective Date, the Spinco Certificate of Incorporation will authorize Spinco to issue a sufficient number of shares to effectuate the transactions contemplated by the Plan.  In connection with the Plan, 2.5 million shares of Spinco Common Stock shall be issued after the Spinco Share Distribution to the Investors, in the aggregate, in consideration for their obligation to backstop the Spinco Rights Offering and approximately 325,000,000 shares of Spinco Common Stock shall be issued to GGP LP to effect the Spinco Share Distribution.  Except for Spinco’s indirect interests in joint ventures with third-party partners and a de minimis amount of preferred stock to be held by third parties for purpose of a Spinco subsidiary’s REIT status, all equity interests in Spinco’s subsidiaries will be owned by Spinco.  The Plan Debtors shall use their reasonable best efforts to cause Spinco to use its reasonable best efforts to cause the Spinco Warrants to be listed on a United States national securities exchange.

c.                                       Contribution of Spinco Identified Assets

On or prior to the Effective Date, the Spinco Identified Assets shall be contributed to Spinco.  The office and mall assets that, as of the Effective Date, produce any material amount of income at the CMPC (including any associated right of access to parking spaces) will be retained by GGP and the remaining non-income producing assets at the CMPC will be transferred to Spinco (including rights to develop and/or redevelop (as appropriate) the remainder of CMPC).

d.                                      Spinco Key Agreements

On or prior to the Effective Date, the Spinco Key Agreements will be executed.  Such agreements will provide for, among other things, the principal corporate transactions required to effect the Spinco Share Distribution, the allocation of certain assets and liabilities between GGP and Spinco, the mechanics to facilitate the transition of Spinco as an independent company, the transfer of certain intellectual property assets from GGP to Spinco, the compensation and employee benefit obligations in respect of the employees whose employment is transitioned to Spinco, the rights of the parties with respect to tax matters, and indemnification obligations with respect to matters occurring prior to and after the Effective Date.

e.                                       Spinco Stock Issuance Agreement

On the Effective Date or as soon as reasonably practicable thereafter, Spinco shall enter into agreements with the Investors with substantially similar terms to those set forth in Section 5.9(a) of the Investment Agreements with respect to any issuance of Spinco Common Stock (or securities that are convertible into or exchangeable or exercisable for, or otherwise linked to, Spinco Common Stock) after the Effective Date.

f.                                         Spinco Representative

An employee of the Plan Debtors familiar with the Spinco Identified Assets and reasonably acceptable to the Investors shall be appointed to serve as a representative of Spinco.

g.                                      Spinco Registration Listing

The Plan Debtors shall use their reasonable best efforts to cause Spinco to use its reasonable best efforts to cause the Spinco Common Stock to be listed on a United States national securities exchange.

h.                                      Spinco Resale Registration Statement

Spinco shall, prior to or promptly following the Effective Date, file with the SEC a shelf registration statement on Form S-1 covering the resale by Brookfield Investor and its permitted assigns of the Spinco Shares and the shares of Spinco Common Stock issuable upon exercise of the Spinco Warrants, containing a plan of distribution reasonably satisfactory to Brookfield Investor and its permitted assigns, and Spinco shall use its reasonable best efforts to cause such registration statement to be declared effective by the SEC no later than 180 days after the Effective Date. Notwithstanding the foregoing, in the event that Spinco files a registration statement covering the resale of shares of Spinco Common Stock for any Other Sponsor prior to such date, Spinco shall include the Spinco Shares and shares of Spinco Common Stock issuable upon exercise of the Spinco Warrants for resale by Brookfield Investor and its permitted assigns in such registration statement.  In addition, prior to the Effective Date, Spinco will enter into agreements with Brookfield Investor, Pershing Square and Fairholme to provide customary registration rights with respect to the Spinco Shares and the shares of Spinco Common Stock issuable upon exercise of the Spinco Warrants.

i.                                          Spinco Transfer Agreements

On the Effective Date or as soon as reasonably practicable thereafter, Spinco shall enter into an agreement with the Investors with respect to Spinco Shares and Spinco Warrants containing the same terms as provided in Section 6.4 of the Cornerstone Investment Agreement but replacing references to (A) “the Company” with Spinco, (B) “New GGP Common Stock” with Spinco Common Stock, (C) “Shares” with Spinco Shares and (D) “Warrants” or “New Warrants” with Spinco Warrants.

6.                                       Cancellation of Investor Warrants and Issuance of New GGP Warrants

On the Effective Date, the Investor Warrants will be cancelled and shall terminate without the need for further corporate action and without any further action by the Plan Debtors, the Investors or holders of Claims or Interests for no consideration.  Following such cancellation, on the Effective Date, pursuant to the Investment Agreements, the Investors shall receive the Spinco Warrants and the New GGP Warrants in the amounts and at the initial exercise prices are summarized in the table below.

On the Effective Date, the Investor Warrants will be cancelled and shall terminate without the need for further corporate action and without any further action by the Plan Debtors, the Investors or holders of Claims or Interests for no consideration.  Following such cancellation, on the Effective Date, pursuant to the Investment Agreements, the Investors shall receive the Spinco Warrants and the New GGP Warrants in the amounts and at the initial exercise prices are summarized in the table below.

	Brookfield Investor	Fairholme	Pershing Square
New GGP Warrants	Warrants to purchase 60,000,000 shares of New GGP Common Stock with an initial exercise price of $10.75 per share	Warrants to purchase 42,587,143 shares of New GGP Common Stock with an initial exercise price of $10.50 per share	Warrants to purchase 17,142,857 shares of New GGP Common Stock with an initial exercise price of $10.50 per share
New Spinco Warrants	Warrants to purchase 40,000,000 shares of Spinco Common Stock with an initial exercise price of $5.00 per share	Warrants to purchase 20,000,000 shares of Spinco Common Stock with an initial exercise price of $5.00 per share	Warrants to purchase 20,000,000 shares of Spinco Common Stock with an initial exercise price of $5.00 per share

The exercise prices and number of shares of Spinco Common Stock and New GGP Common Stock noted in the Plan shall be subject to adjustment as provided in the applicable warrant and registration rights agreements.  New GGP shall reserve for issuance the number of shares of New GGP Common Stock sufficient for issuance upon exercise of the New GGP Warrants.  Spinco shall reserve for issuance that number of shares of Spinco Common Stock sufficient for issuance upon exercise of the Spinco Warrants.

7.                                       Funding of the Plan and Working Capital Needs

a.                                       Funding the Plan

The Plan Debtors shall fund, among other things, the costs associated with emergence from chapter 11 protection, including the payment of the Allowed Claims and Allowed Administrative Expenses described in the Plan and the working capital needs of the Plan Debtors, New GGP, and Spinco from cash on hand and the proceeds obtained by the Plan Debtors as a result of any of the following: (a) the Investor Stock Purchase Commitment, (b) the Texas Teachers Transaction, (c) the New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering, (d) the Spinco Rights Offering, and/or (e) the Exit Financing, each as described in Sections 5.8 through 5.12 of the Plan. A sources and uses table is attached to this Disclosure Statement as Exhibit 7.

b.                                      Execution of Reorganized General Growth Structure

On the Effective Date, the Investors will capitalize New GGP and purchase 630,000,000 shares of New GGP Common Stock from New GGP for $6,300,000,000, provided, however, that the Pershing Square and Fairholme commitments and hence the shares of New GGP Common Stock they are eligible to receive, may be reduced pursuant to the Investment Agreements.  Subsequently, New GGP and GGP will undertake the Merger, pursuant to which an indirect subsidiary of New GGP will merge with and into GGP, with GGP surviving as Reorganized GGP.  In the Merger, each holder of GGP Common Stock will exchange each share of GGP Common Stock for one share of New GGP Common Stock subject to the adjustment provided for in Section 5.13 of the Cornerstone Investment Agreement.

8.                                       Investor Stock Purchase Commitment

a.                                       Sale of New GGP Common Stock to Investors

Pursuant to and subject to the terms and conditions of the Investment Agreements and subject to the Additional Financing Activities, on the Effective Date, the Investors have committed to purchase, and will purchase, 630 million shares, in the aggregate, of New GGP Common Stock (subject to GGP’s right to reduce the commitments by Fairholme and Pershing Square by up to 190 million shares, in the aggregate), priced at $10.00 per share, in exchange for a total investment by the Investors of $6.3 billion, in accordance with the terms of the Investment Agreements.  In the event that Claims of the Investors are to be satisfied with New GGP Common Stock, New GGP shall, directly or indirectly, contribute such New GGP Common Stock to the each Plan Debtor who is an obligor with respect to such Claims and each Plan Debtor will use such New GGP Common Stock to directly satisfy the applicable Claim.

b.                                      Approval of Entry Into Investment Agreements

The Plan Debtors’ entry into the Investment Agreements, and the terms thereof (to the extent not already approved by the Bankruptcy Court), are authorized and approved without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims and Interests.

9.                                       Spinco Rights Offering

a.                                       Generally

On the Effective Date and after the Spinco Share Distribution or promptly thereafter, but in no event later than 90 days following the Effective Date, each Spinco Rights Eligible Holder shall receive transferable subscription rights entitling such holder to purchase up to its pro rata share (after giving effect to the Investors’ Minimum Allocation Rights set forth in Section 5.9(b) of the Plan), as of the Distribution Record Date, of 50,000,000 shares of Spinco Common Stock at a purchase price of $5.00 per share, which Spinco Common Stock shall be issued on or after the Effective Date.

b.                                      Investors’ Minimum Allocation Rights

The Investors shall be entitled to receive a minimum allocation of 20,000,000 of the Spinco Rights Offering Shares comprised as follows:

	Brookfield Investor	Fairholme	Pershing Square
Minimum allocation of Spinco Rights Offering Shares at $5.00 per share	10,000,000	5,000,000	5,000,000

c.                                       Spinco Subscription Period

The Spinco Rights Offering shall commence on the date Spinco Subscription Forms are mailed to Spinco Rights Eligible Holders. Each Spinco Rights Eligible Holder intending to participate in the Spinco Rights Offering must affirmatively elect to exercise its subscription right on or prior to the Spinco Subscription Expiration Date.

d.                                      Exercise of Spinco Subscription Rights

To exercise the Spinco Subscription Rights, each Spinco Rights Eligible Holder will be required to comply with the procedures set forth in the Investment Agreements and which will be set forth in the definitive documentation for the Spinco Rights Offering to be provided to the Spinco Rights Eligible Holders.

e.                                       Spinco Rights Offering Backstop

Following the Spinco Subscription Expiration Date, each Investor shall purchase, pursuant to the terms and subject to the conditions of the Investment Agreements, at the Spinco Per Share Purchase Price, a portion of the Total Unsubscribed Shares, in each case, subject to the backstop limit provided in the applicable Investment Agreement.  The allocation of the Investors’ backstop obligations and their respective backstop limits as provided in the Investment Agreements are as follows:

	Brookfield Investor	Fairholme	Pershing Square
Percentage of Total Unsubscribed Shares required to be purchased (subject to Backstop Limit, below)	50%	25%	25%
Backstop Limit (shares of Spinco stock, inclusive of shares, if any, purchased pursuant to such Investor’s minimum allocation)	25,000,000	12,500,000	12,500,000

f.                                         Spinco Backstop Consideration

In consideration for their agreement to backstop the Spinco Rights Offering, the Investors shall receive the Spinco Backstop Consideration as follows:

	Brookfield Investor	Fairholme	Pershing Square
Spinco Backstop Consideration (shares of Spinco Stock)	1,250,000	625,000	625,000

10.                                 Texas Teachers Transaction

a.                                       Sale of New GGP Common Stock to Texas Teachers

Pursuant to and subject to the terms and conditions of the Texas Teachers Stock Purchase Agreement, Texas Teachers has committed to purchase, and will purchase, up to 48,780,488 in the aggregate of the New GGP Common Stock, priced at $10.25 per share, in exchange for a total Cash contribution by Texas Teachers of $500 million.

b.                                      Approval of Entry Into Texas Teachers Stock Purchase Agreement

The Plan Debtors’ entry into the Texas Teachers Stock Purchase Agreement, and the terms thereof, are authorized and approved without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims and Interests.

c.                                       Replacement of Commitments

GGP has rights similar to those described in Section 5.11(c) of the Plan to replace a portion of the Texas Teachers Stock Purchase Commitment for 45 days after the Effective Date; however, there is no fee payable in connection with such repurchase.

11.                                 New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering

a.                                       Generally

Prior to the Effective Date, New GGP will file a Form S-11 with the SEC in connection with the New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering.  The proceeds from the New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering are intended to replace a portion of the financing commitments for New GGP in Article 5 of the Plan in accordance with the terms of the Fairholme Stock Purchase Agreement and Pershing Square Stock Purchase Agreement as described below.

b.                                      Pre-Emergence Reduction of Fairholme and Pershing Square Stock Purchase Commitment with the Proceeds of the New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering

The Fairholme Stock Purchase Agreement and the Pershing Square Stock Purchase Agreement permit GGP to use the proceeds of a sale or binding commitments to sell New GGP Common Stock, including the New GGP Common Stock underlying the New GGP Mandatorily Exchangeable Pre-Emergence Notes, for not less than $10.50 per share (net of all underwriting and other discounts, fees and related consideration), to reduce the amount of New GGP Common Stock to be sold to Fairholme and Pershing Square, pro rata, by up to 50% prior to the Effective Date.  In addition, GGP has the right to terminate the Fairholme Stock Purchase Agreement and/or the Pershing Square Stock Purchase Agreement upon notice for any reason or no reason, including to replace the investments contemplated under these agreements with other capital, such as with the net proceeds of the New GGP Mandatorily Exchangeable Pre-Emergence Notes, however the remaining Investors, including Brookfield Investor, would have the right to terminate their commitments if the replacement common stock (or securities convertible into New GGP Common Stock) is issued at less than $10 per share (net of all underwriting and other discounts, fees and any other compensation and related expenses).

c.                                       New GGP Post-Emergence Public Offering Clawback Election

If the Plan Debtors conduct the New GGP Post-Emergence Public Offering pursuant to which shares of New GGP Common Stock are offered at a net price of at least $10.50 per share, the Plan Debtors may make the New GGP Post-Emergence Public Offering Clawback Election.  If the Plan Debtors make the New GGP Post-Emergence Public Offering Clawback Election, the Plan Debtors shall pay to Fairholme and Pershing Square on the Effective Date an amount equal to $.25 per Reserved Share and, upon payment of such amount, the Plan Debtors shall have the right to elect by notice to Fairholme and Pershing Square, on or prior to the 25th day after the Effective Date, to repurchase from Fairholme and Pershing Square, on a pro rata basis at a price of $10.00 per Reserved Share, a number of shares up to the lesser of (i) the aggregate amount of shares of New GGP Common Stock sold in the New GGP Post-Emergence Public Offering and (ii) the Reserved Shares.

12.                                 Exit Financing

On or before the Effective Date, the Plan Debtors may enter into one or more Exit Financing Agreements evidencing any financing arrangements with outside financing sources, which agreement or agreements may include term and/or revolving credit facilities and/or to the extent necessary, implementation of backstop commitments from the Investors for a total of up to $2.0 billion of additional financing pursuant to the Investment Agreements.

13.                                 Use of Cash Proceeds of Capital Raise

Cash proceeds from the Investors’ participation in the Plan and/or the Capital Raising Activities will be utilized by the Plan Debtors to, inter alia, make Cash distributions to the holders of Allowed Claims against the Plan Debtors’ estates and to satisfy the general working capital requirements of the Plan Debtors on and after the Effective Date; provided, however, the Cash proceeds of the Investors’ participation in the Plan shall not be utilized by the Plan Debtors to satisfy any Claims or Administrative Expense Claims of the professionals or other advisors to the Equity Committee.

14.                                 Issuance of New GGP Common Stock to Holders of Allowed Interests

The issuance by New GGP of New GGP Common Stock on or as soon as reasonably practicable following the Effective Date for distribution to holders of Allowed Interests under the Plan is authorized without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.  Newly issued shares of New GGP Common Stock will be contributed by New GGP to a subsidiary of New GGP and will, among other things, be distributed in the Merger by such subsidiary to holders of certain Allowed Interests in exchange for their GGP Common Stock in accordance with, and solely to the extent provided by, Article 4 of the Plan.

15.                                 Issuance of New GGP Common Stock to Investors

The issuance by New GGP of New GGP Common Stock on or as soon as reasonably practicable following the Effective Date in accordance with the purchase thereof by the Investors pursuant to the Investment Agreements is authorized without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.

16.                                 Issuance of Spinco Common Stock

The issuance by Spinco of Spinco Common Stock to GGP LP and the distribution of Spinco Common Stock to GGP and certain other holders of Interests followed by the distribution of Spinco Common Stock by GGP to holders of GGP Common Stock on or about the Effective Date is authorized without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.  Newly issued shares of Spinco Common Stock will be distributed to holders of Allowed Interests in accordance with, and solely to the extent provided by, Article 4 of the Plan and may be purchased by the Investors pursuant to the terms of the Investment Agreements.

17.                                 Spinco Note

On or about the Effective Date, to the extent required pursuant to the Investment Agreements, the Spinco Note will be issued.  Whether a Spinco Note will be issued and, if issued, the amount of such note, shall be determined pursuant to a formula set forth in the Investment Agreements.  If a Spinco Note is required to be issued at the closing of the Investment Agreements and there is a Reserve Surplus Amount as of the end of any fiscal quarter prior to the maturity of the Spinco Note, then the principal amount of the Spinco Note shall be reduced, but not below zero, by (i) if and to the extent that such Reserve Surplus Amount as of such date is less than or equal to the Net Debt Surplus Amount, 80% of the Reserve Surplus Amount, and otherwise (ii) 100% of an amount equal to the Reserve Surplus Amount; provided, however, that because this calculation may be undertaken on a periodic basis, for purposes of clauses (i) and (ii), no portion of the Reserve Surplus Amount shall be utilized to reduce the amount of the Spinco Note if it has been previously utilized for such purpose.  In the event that any party to the Investment Agreements requests an equitable adjustment to this formula, the other parties shall consider the request in good faith.  If there is an Offering Premium, the principal amount of the Spinco Note shall be reduced (but not below zero) by 80% of the aggregate Offering Premium on the 31st day following the Closing Date (as defined in the Investment Agreements).

18.                                 Spinco Indemnity

From and after the Effective Date, New GGP shall indemnify Spinco and its Subsidiaries (as defined in the Investment Agreements) from and against 93.75% of any and all losses, claims damages, liabilities and reasonable expenses to which Spinco and its Subsidiaries (as defined in the Investment Agreements) may become subject, in each case solely to the extent directly attributable to MPC Taxes actually paid at or after the Effective Date; provided that in no event shall New GGP be required to make any indemnification payment under the Plan to the extent such payment would result in aggregate payments under Section 5.17(f) of the Cornerstone Investment Agreement and Section 5.16(f) of the Fairholme Stock Purchase Agreement and the Pershing Square Stock Purchase Agreement, respectively, that would exceed the Indemnity Cap.  If Spinco or its Affiliates (as defined in the Investment Agreements) receives any refund or realizes any reduction of its tax liability in respect of the MPC Assets for which it has received a payment or realized a benefit pursuant to the Investment Agreements, Spinco shall pay an amount equal to such refund or reduction in tax liability (less any costs or taxes incurred with respect to the receipt thereof) to New GGP within ten (10) Business Days of the receipt or realization thereof.  If Spinco is obligated to pay MPC Taxes with respect to the tax year 2010 and New GGP is not then obligated to indemnify Spinco as a consequence of the Indemnity Cap, then solely with respect to such payments, New GGP shall pay such amount of MPC Taxes and the principal amount of the Spinco Note shall be increased by the amount of such payment and if at such time no Spinco Note is outstanding, on the date of any such payment, Spinco shall issue in favor of New GGP a promissory note in the aggregate principal amount of such payment on the same terms as the Spinco Note.

19.                                 Exemption from Securities Laws

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the offer and sale under the Plan of New GGP Common Stock and Spinco Common Stock or other securities will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and under applicable state securities laws.  The receipt of New GGP Common Stock and Spinco Common Stock shall be exempt from the requirements of section 16(b) of the Exchange Act (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisitions of such securities or pecuniary interests therein by an officer or director of New GGP as of the Effective Date.

20.                                 Hart-Scott-Rodino Compliance

Any shares of New GGP Common Stock or Spinco Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

21.                                 Authorization of Plan-Related Documentation

All documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, and any other agreement or document related to or entered into in connection with the same, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

22.                                 Due Authorization and Valid Issuance

Upon the Effective Date, all shares of New GGP Common Stock and Spinco Common Stock, together with all New Warrants and Spinco Warrants, and the shares of New GGP Common Stock issuable upon exercise of the New Warrants and the shares of Spinco Common Stock issuable upon exercise of the Spinco Warrants, when issued and delivered against payment therefor, will be, or will be deemed to be, duly authorized and validly issued and be, or deemed to be, fully paid and non assessable, and issued in compliance with all applicable federal and state securities laws and any preemptive rights or rights of first refusal of any Person (other than the Investors).

23.                                 Subscription Rights

Pursuant to the Investment Agreements and subject to the terms and conditions contained therein, if New GGP or any subsidiary of New GGP at any time or from time to time following the Effective Date makes any public or non-public offering of any shares of New GGP Common Stock (or securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, New GGP Common Stock), the Investors (and any applicable Brookfield Consortium Members or members of the Purchaser Groups) shall have the right (subject to certain exceptions set forth in the Investment Agreements) to acquire from New GGP for the same price (net of any underwriting discounts or sales commissions or any other discounts or fees if not purchasing from or through an underwriter, placement agent or broker) and on the same terms as such securities are proposed to be offered to others, up to the amount of such securities in the aggregate required to enable each Investor to maintain its proportionate New GGP Common Stock-equivalent interest in New GGP on a Fully Diluted Basis determined in accordance with the Investment Agreement.  This right terminates for each Investor when such Investor (together with any applicable Brookfield Consortium Members or members of the applicable Purchaser Group) collectively beneficially own less than 5% of the outstanding shares of New Common Stock on a Fully Diluted Basis.

Spinco will enter into agreements with each Investor with substantially similar terms to those set forth above with respect to any issuance of Spinco Common Stock (or securities that are convertible into or exchangeable or exercisable for, or otherwise linked to, Spinco Common Stock) after the Effective Date.

E.                                      CORPORATE GOVERNANCE AND MANAGEMENT OF PLAN DEBTORS AS REORGANIZED

1.                                       Continued Corporate Existence of the Plan Debtors

Subject to the restructuring and reorganization contemplated by, and described more fully in the Plan, each of the Plan Debtors shall continue to exist after the Effective Date as a separate entity, and all Interests held by a Plan Debtor in another Plan Debtor or a subsidiary thereof shall be reinstated, with all the powers available to such legal entity, in accordance with applicable law and pursuant to the Plan Debtor Constituent Documents, which shall become effective upon the occurrence of the Effective Date or such other later date contemplated thereby.

2.                                       New Organizational Documents

a.                                       New GGP

On or prior to the Effective Date, New GGP shall file the New GGP Certificate of Incorporation with the Secretary of State of the State of Delaware, as amended, and will amend, as necessary, the New GGP Bylaws, each substantially in the form contained in the Plan Supplement, as such documents may be amended prior to the Confirmation Date.  New GGP is authorized to amend the New GGP Certificate of Incorporation, and amend the New GGP Bylaws without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.

b.                                      Spinco

On or prior to the Effective Date, Spinco shall file the Spinco Certificate of Incorporation with the Secretary of State of the State of Delaware, as amended, and will amend, as necessary, the Spinco Bylaws, each substantially in the form contained in the Plan Supplement, as such documents may be amended prior to the Confirmation Date.  Spinco is authorized to amend the Spinco Certificate of Incorporation, and amend the Spinco Bylaws without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.

c.                                       Plan Debtors

On or prior to the Effective Date, or as soon as practicable thereafter, the Plan Debtors shall file the restated certificates of incorporation, certificates of partnership or comparable organizational documents with the Secretary of State of the State of Delaware or any other state, as may be applicable, and will adopt the restated bylaws or comparable governing documents, each substantially in the form contained in the Plan Supplement, as may be amended prior to the Confirmation Date. The Plan Debtors are authorized to file their restated certificates of incorporation, certificates of partnership or comparable organizational documents and to adopt their restated bylaws or comparable governing documents without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Interests.

3.                                       Directors and Officers

a.                                       Generally

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the identity and affiliations of each proposed initial director, officer, or voting trustee of the Plan Debtors, New GGP, and Spinco following the Effective Date (and, to the extent such Person is an insider of the Plan Debtors, the nature of any compensation of such Person, as well as the related terms) shall be disclosed no later than two (2) calendar days prior to the Confirmation Hearing, subject to Section 6.3(b) and Section 6.3(c) of the Plan.  Those directors, officers, managers and trustees of the Plan Debtors who continue to serve after the Effective Date, whether on behalf of the Plan Debtors, New GGP or Spinco, if any, shall not be liable to any Person for any Claim that arose prior to the Effective Date in connection with the service of such directors, officers, managers and trustees to the Plan Debtors, in their capacity as director, officer, manager or trustee.

b.                                      Specific Provisions Regarding Board of New GGP

On the Effective Date, the New GGP Board shall be comprised of nine (9) members, three (3) of whom shall have been designated by Brookfield Investor and one (1) of whom shall have been designated by Pershing Square.  Future designation rights will be subject to the terms and provisions of the relevant sections of the Investment Agreement.

c.                                       Specific Provisions Regarding Spinco Board

On the Effective Date, the Spinco Board shall be comprised of nine (9) members, two (2) of whom shall have been designated by Brookfield Investor (provided that, if the chief executive officer of Spinco is an employee of Brookfield Investor, such individual shall be one of the two Brookfield Investor designees) and two (2) of whom shall have been designated by Pershing Square.  Future designation rights will be subject to the terms and provisions of the relevant sections of the Investment Agreement.

d.                                      Spinco Governance Agreement

On the Effective Date or as soon as reasonably practicable thereafter, Spinco shall enter into agreements with Brookfield and Pershing Square that provide them with the right to designate Purchaser Spinco Board Designees as described in Section 6.3(c) of the Plan.  These director designation rights will be on the terms and subject to the conditions set forth in the Cornerstone Investment Agreement and the Pershing Square Stock Purchase Agreement.

e.                                       Spinco Stockholder Vote

Spinco shall, to the extent required by any U.S. national securities exchange upon which shares of Spinco Common Stock are listed, for so long as each Investor has subscription rights as contemplated by the applicable Investment Agreement, put up for a stockholder vote at the annual meeting of its stockholders, and include in its proxy statement distributed to such stockholders in connection with such annual meeting, approval of such Investor’s subscription rights for the maximum period permitted by the rules of such U.S. national securities exchange.

4.                                       Provisions Concerning Possible Rights Agreements

a.                                       New GGP

In the event that New GGP adopts a rights plan analogous to the Rights Agreement on or prior to the Effective Date, (i) New GGP’s Rights Agreement shall be inapplicable to the Investment Agreements and the transactions contemplated thereby, (ii) neither the Investors nor any Brookfield Consortium Member nor any member of Pershing Square’s or Fairholme’s Purchaser Group, shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) whether in connection with the acquisition of Shares, New GGP Warrants, shares issuable upon exercise of the New GGP Warrants or otherwise, (iii) neither a Shares Acquisition Date (as defined in the Rights Agreement) nor a Distribution Date (as defined in the

Rights Agreement) shall be deemed to occur and (iv) the Rights (as defined in the Rights Agreement) will not separate from the New GGP Common Stock, in each case under (ii), (iii) and (iv), as a result of the execution, delivery or performance of the Investment Agreements, the consummation of the transactions contemplated thereby including the acquisition of shares of New GGP Common Stock by the Investors and any Brookfield Consortium Member or any member of Pershing Square’s or Fairholme’s Purchaser Group after the date of the Investment Agreements as otherwise permitted by the Investment Agreements, the New GGP Warrants or as otherwise contemplated by the applicable Non-Control Agreement.

b.                                      Spinco

In the event Spinco adopts a rights plan analogous to the Rights Agreement on or prior to the Effective Date, (i) Spinco’s Rights Agreement shall be inapplicable to the Investment Agreements and the transactions contemplated thereby, (ii) neither the Investors nor any Brookfield Consortium Member (nor any member of Pershing Square’s or Fairholme’s Purchaser Group), shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) whether in connection with the acquisition of shares of Spinco Common Stock or Spinco Warrants or the shares issuable upon exercise of the Spinco Warrants, (iii) neither a Shares Acquisition Date (as defined in the Rights Agreement) nor a Distribution Date (as defined in the Rights Agreement) shall be deemed to occur and (iv) the Rights (as defined in the Rights Agreement) will not separate from the Spinco Common Stock, in each case under (ii), (iii) and (iv), as a result of the execution, delivery or performance of the Investment Agreements or the consummation of the transactions contemplated thereby including the acquisition of shares of Spinco Common Stock by the Investors, any Brookfield Consortium Member or any member of Pershing Square’s or Fairholme’s Purchaser Group after the date of the Investment Agreements as otherwise permitted by the Investment Agreements or the Spinco Warrants (or, in the case of Pershing Square, its non-control agreement).

5.                                       Non-Control Agreements

Pursuant to the Investment Agreements, on the Effective Date, New GGP will enter into “non-control agreements” with the Investors.  Additionally, Spinco will enter into a “non-control agreement” with Pershing Square.  The terms of the non-control agreements are set forth in the Investment Agreements.

In addition to the covenants provided in the Non-Control Agreements, at the time of an underwritten offering of equity or convertible securities by New GGP on or prior to the 30th day after the Effective Date, to the extent reasonably requested in connection with such offering by UBS or any other managing underwriter selected by New GGP, Pershing Square and Fairholme and the other members of the applicable Purchaser Group will covenant and agree that it does not currently intend to, and will not Transfer any Shares for a period of time not to exceed 120 days from the date of completion of the offering without the consent of the representatives of such underwriter; provided, however, that Fairholme or a member of its Purchaser Group may Transfer its Shares in such amounts, and at such times, as Fairholme or such Purchaser Group’s members’ manager, determines after the Effective Date to be in the best interest of Fairholme or its Purchaser Group members in light of its then current circumstances and the laws and regulations applicable to it as a management investment company registered under the

Investment Company Act of 1940, as amended, with a policy of qualifying as a “regulated investment company” as defined in Subchapter M of the Internal Revenue Code of 1986, as amended.

In addition to the covenants set forth in the Non-Control Agreement, Brookfield Investor shall not sell, transfer or dispose of (x) any shares of New GGP Common Stock, New GGP Warrants, or shares issuable upon exercise of the New GGP Warrants during the period from and after the Effective Date (as defined in the Cornerstone Investment Agreement) to the six (6) month anniversary of the Effective Date, (y) in excess of (A) 8.25% of the shares of New GGP Common Stock purchased by Brookfield Investor pursuant to the Cornerstone Investment Agreement and (B) 8.25% of the New GGP Warrants held by Brookfield Investor or shares issuable upon exercise of the New GGP Warrants held by Brookfield Investor, in the aggregate, during the period from and after the six (6) month anniversary of the Effective Date to the one (1) year anniversary of the Effective Date and (z) in excess of (A) 16.5% of the shares of New GGP Common Stock purchased by Brookfield Investor pursuant to the Cornerstone Investment Agreement and (B) 16.5% of the New GGP Warrants held by Brookfield Investor or the shares issuable upon exercise of the New GGP Warrants held by Brookfield Investor, in the aggregate (and taken together with any transfers effected under clause (y)), during the period from and after the six (6) month anniversary of the Effective Date to the eighteen (18) month anniversary of the Effective Date.  For clarity, Brookfield Investor shall not be restricted from transferring any shares of New GGP Common Stock, New GGP Warrants, or shares issuable upon exercise of the New GGP Warrants from and after the eighteen (18) month anniversary of the Effective Date.  Notwithstanding the foregoing provisions of this paragraph, Brookfield Investor shall be entitled to sell, transfer and otherwise dispose of New GGP Common Stock, New GGP Warrants, and shares issuable upon exercise of the New GGP Warrants to the extent permitted by Section 6.4 of the Cornerstrone Investment Agreement; provided, that any sale, transfer or disposition of New GGP Common Stock, New GGP Warrants, and shares issuable upon exercise of the New GGP Warrants to any affiliate or member of Brookfield Investor, any Brookfield Consortium Member or any member, partner, shareholder or affiliate of any Brookfield Consortium Member shall be in accordance with and subject to the Designation Conditions (as defined in the Cornerstone Investment Agreement) and shall be conditioned upon such Person having agreed in writing with and for the benefit of New GGP to be bound by the terms of this paragraph.

6.                                       New Management Agreements

a.                                       New GGP

In order to attract, retain and motivate highly competent persons as officers and other key employees, in connection with Consummation of the Plan, it is expected that New GGP will adopt a long-term equity incentive compensation plan or plans providing for awards to such individuals.

b.                                      Spinco

In order to attract, retain and motivate highly competent persons as offices and other key employees, in connection with confirmation of the Plan, it is expected that Spinco will adopt a long-term equity incentive compensation plan or plans providing for awards to such individuals.

F.                                      PROVISIONS GOVERNING VOTING AND DISTRIBUTIONS

1.                                       Distribution Record Date

At 11:59 p.m. New York time, on the Distribution Record Date, subject to Section 7.6 of the Plan, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Plan Debtors, or the Claims Agent, as agent for the clerk of the Bankruptcy Court, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests.  The Plan Debtors and Disbursing Agents shall have no obligation to recognize any transfer of the Claims or Interests occurring after the Distribution Record Date.  The Plan Debtors shall be entitled to recognize and deal for all purposes under the Plan only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

2.                                       Date of Distributions

Distributions pursuant to the Plan shall be made on the dates otherwise set forth in the Plan or as soon as practicable thereafter.  In the event that any payment or any act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  Distributions contemplated by the Plan to be made after the Effective Date shall be made monthly during the first six (6) months following the Effective Date and shall continue to be made every three (3) months thereafter, each on a date selected by the Plan Debtors.  Distributions on account of Disputed Claims that are Allowed in between Distribution Dates shall be made on the next successive Distribution Date.  Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

3.                                       Disbursing Agent

All distributions under the Plan shall be made by a Plan Debtor or Other Debtor as Disbursing Agent or such other entity designated as a Disbursing Agent by the Plan Debtors on or after the Effective Date.  The applicable Indenture Trustee shall be the Disbursing Agent for the holders of Note Claims and for any cure amounts (if any) payable to such holders.  The Agent under the 2006 Bank Loan shall act as the Disbursing Agent for the holders of 2006 Bank Loan Claims.  A Plan Debtor or Other Debtor acting as Disbursing Agent shall not be required to give any bond, surety, or any other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.  If a Disbursing Agent is not one of the Plan Debtors, an Other Debtor, the 2006 Bank Loan Agent, or an Indenture Trustee, such Person shall obtain a bond or surety for the performance of its duties, and all costs and expenses incurred to obtain the bond or surety shall be borne by the Plan Debtors.  Furthermore, the Disbursing Agent shall notify the Bankruptcy Court and the U.S. Trustee in writing before terminating any bond or surety that is obtained in connection with Section 7.3 of the Plan.  The Plan Debtors shall inform the U.S.

Trustee in writing of any changes to the identity of the Disbursing Agent.  The Plan Debtors’ stock transfer agent shall act as the Disbursing Agent for any distributions made to holders of Interests.

4.                                       Distributions to Classes

On the Effective Date, and/or to the extent applicable, on each Distribution Date, the Disbursing Agent shall distribute any Cash allocable to holders of Allowed Claims in accordance with the terms set forth in the Plan.  Distributions to holders of Interests shall be made through the Plan Debtors’ stock transfer agent, as applicable.

5.                                       Rights and Powers of Disbursing Agent

a.                                       Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated under the Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

b.                                      Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Plan Debtors in the ordinary course of business or in the manner and upon such other terms as may be otherwise agreed by the Plan Debtors and the Disbursing Agent.

6.                                       Delivery of Distributions

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Plan Debtors or their agents, as applicable, unless the Plan Debtors have been notified in writing of a change of address, including by the filing of a proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules.

Notwithstanding the foregoing, distributions to holders of Note Claims or the 2006 Bank Loan Claims and delivery of any cure amounts (if any) to such holders will be made through the Indenture Trustees or the 2006 Bank Loan Agent, as applicable, pursuant to the terms of the applicable Indenture or the 2006 Bank Loan Credit Agreement.  Any distribution to an Indenture Trustee or the 2006 Bank Loan Agent, shall be deemed a distribution to the respective holder of a Note Claim under the applicable Indenture or 2006 Bank Loan Credit Agreement.  In no event shall a Plan Debtor make any payments directly to the holders of Note Claims or 2006 Bank Loan Claims.

7.                                       Manner of Payment Under Plan

At the option of the Disbursing Agent, any Cash payment to be made under the Plan may be made by Automated Clearing House transfer, check or wire transfer or as otherwise required or provided in applicable agreements or by any other means agreed to by the payor and payee.

All distributions of Cash to the creditors of each Plan Debtor under the Plan shall be made by, or on behalf of, the applicable Plan Debtor.  Cash currently held in the Main Operating Account attributable to a particular Plan Debtor shall be used to satisfy the Allowed Claims asserted against such Plan Debtor.  To the extent of any shortfall, GGP LP shall provide an amount, in Cash, equal to such shortfall, either directly or indirectly, to the applicable Plan Debtor to be distributed to the holders of Allowed Claims against such Plan Debtor, which amount shall be offset against any Administrative Expense Claim held by the Plan Debtor against GGP LP, and to the extent the applicable Plan Debtor is not Spinco or a subsidiary of Spinco, GGP LP shall retain a post emergence claim against the applicable Plan Debtor for any amounts remitted by GGP LP to or on behalf of the applicable Plan Debtor exceeding such offset.

8.                                       Minimum Cash Distributions

At the Plan Debtors’ election, no payment of Cash less than $100 shall be made to any holder of an Allowed Claim unless a request therefor is made in writing.

9.                                       Distribution of Unclaimed Property

In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use commercially reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest.  Any distribution under the Plan that is unclaimed after one year following the date such property is distributed shall be deemed unclaimed property pursuant to section 347(b) of the Bankruptcy Code and shall be returned or transferred to the Plan Debtors free and clear of any Claims or Interests, including, without express or implied limitation, any Claims or Interests of any governmental unit under escheat principles.  Nothing contained therein shall affect the discharge of the Claim with respect to which such distribution was made, and the holder of such Claim shall be forever barred from enforcing such Claim against the Plan Debtors or their assets, estates, properties, or interests in property.

10.                                 Setoffs and Recoupment

Subject to the setoffs described in Section 7.7, the Plan Debtors may, but shall not be required to, offset or recoup from any Claim or Interest, any Claims of any nature the Plan Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim or Interest under the Plan shall constitute a waiver or release by any Plan Debtor of any such Claim it may have against such Claimant or Interest holder.

11.                                 Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution, unless otherwise set forth explicitly in the Plan or its exhibits, shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amount.

12.                                 Allocation of Professional Fees

The Debtors reserve their rights to allocate as overhead against and among each Plan Debtor any claims for professional fees and expenses approved as payable by the Debtors that are or were incurred in connection with the negotiation, Consummation and effectuating the transactions set forth in the Plan.

13.                                 Fractional Shares

No fractional shares of New GGP Common Stock or Spinco Common Stock shall be distributed under the Plan.  When any distribution pursuant to the Plan on account of an Allowed Interest (as aggregated by holders thereof) would otherwise result in the issuance of a number of shares of New GGP Common Stock or Spinco Common Stock that is not a whole number, the actual distribution of shares of New GGP Common Stock or Spinco Common Stock shall be rounded to the next lower whole number with no further payment or other distribution therefor.  The total number of authorized shares of New GGP Common Stock or Spinco Common Stock to be distributed to holders of Allowed Interests shall be adjusted as necessary to account for the rounding provided in Section 7.13 of the Plan.

G.                                    PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS UNDER PLAN

1.                                       Objections to Claims

From and after the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Plan Debtors may be interposed and prosecuted only by the Plan Debtors.  Objections (including objections to any asserted Applicable Rate) and requests for estimation shall be served on the holders of the Claims against whom such objections or requests for estimation are interposed and with the Bankruptcy Court on or before the Claims Objection Deadline; provided, however, the Claims Objection Deadline shall not apply to Intercompany Obligations.  Until the expiration of the Claims Objection Deadline, unless a Claim is expressly Allowed in accordance with the provisions of the Plan, no Claim shall be deemed Allowed; provided, however, nothing therein shall prevent the Plan Debtors from settling or resolving Claims and Administrative Expense Claims in accordance with the procedures set forth in the Plan.

2.                                       Payments and Distributions with Respect to Disputed Claims

a.                                       General

Notwithstanding any other provision of the Plan, if any portion of an Administrative Expense Claim or Claim is Disputed, the Plan Debtors may, in their sole discretion, elect not to make a payment or distribution provided under the Plan on account of such Administrative Expense Claim or Claim unless and until the day that is the 30th day after such Disputed Administrative Expense Claim or Claim becomes Allowed in full; provided, however, the Plan Debtors may make a distribution or payment on account of the undisputed portion of the Administrative Expense Claim or Claim.  Distributions made pursuant to Section 8.2(a) of the Plan shall be made in accordance with the terms set forth in Article 7 of the Plan.

b.                                      Existing Litigation Claims

All Existing Litigation Claims shall be deemed Disputed Claims unless and until they are liquidated.  Any Existing Litigation Claim or other Noticed Litigation Claim that has not been liquidated prior to the date of the Plan and as to which a proof of Claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Confirmation Date or in any administrative or judicial tribunal of appropriate jurisdiction.  Any Existing Litigation Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with Section 8.2(b) of the Plan and applicable nonbankruptcy law that is a Final Order or (ii) in the alternative dispute resolution or similar proceeding approved by order of the Bankruptcy Court shall be deemed, to the extent applicable an Allowed General Unsecured Claim in such liquidated amount; provided, however, subject to Section 8.6 of the Plan, for Insured Claims, such liquidated amount shall not exceed the liquidated amount of the Claim less the amount paid by the insurer.  Nothing contained in Section 8.2(b) of the Plan shall constitute or be deemed a waiver of any Claim, right, or cause of action that the Plan Debtors may have against any Person in connection with, or arising out of, any Existing Litigation Claim, including any rights under section 157(b) of title 28 of the United States Code.

c.                                       Mechanics’ Lien Claims

Mechanics’ Lien Claims shall be deemed Disputed Claims if (i) the party primarily obligated on the claim is a third party (including Property Document Counterparties and sublessees), (ii) the Mechanics’ Lien or Mechanics’ Lien Claim is in litigation pending prior to the Commencement Date or (iii) the Mechanics’ Lien or Mechanics’ Lien Claim is identified on the Disputed Mechanics’ Liens and Claims Schedule.  Nothing contained in Section 8.2(c) of the Plan shall constitute or be deemed a waiver of any Claim, right, or cause of action that the Plan Debtors may have against any Person in connection with, or arising out of, any Mechanics’ Lien Claim, including any rights under section 157(b) of title 28 of the United States Code.

d.                                      Disputed Property Document Counterparty Claims

Disputed Property Document Counterparty Claims shall be addressed in the manner otherwise set forth in the Plan for resolving (i) Disputed General Unsecured Claims, to the extent the Disputed Property Document Counterparty Claim arises from a rejection of such

Property Document Counterparty’s unexpired Property Document or (ii) Disputed cure obligations, to the extent such Property Document Counterparty’s Claim arises from a Plan Debtor’s assumption, pursuant to section 365 of the Bankruptcy Code, of such Property Document Counterparty’s Property Document.

e.                                       Disputed Priority Tax Claims and Disputed Secured Tax Claims

Disputed Priority Tax Claims and Disputed Secured Tax Claims that become Allowed Priority Tax Claims or Allowed Secured Tax Claims following the Effective Date shall receive the present value of the Allowed Priority Tax Claim or Secured Tax Claim, as applicable, as of the Effective Date plus, from and after the Effective Date, postpetition interest at the rate of interest in the amount prescribed by section 511 of the Bankruptcy Code.

3.                                       Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Claim in accordance with the provisions set forth in Article 7 of the Plan.

4.                                       Estimation of Claims

The Plan Debtors may, at any time, request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim asserted against the Plan Debtors pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Plan Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims against the Plan Debtors may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court including the Omnibus Claims Settlement Procedures Order.

5.                                       Interest

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall be entitled to receive postpetition interest only to the extent that such Allowed Claim is otherwise entitled to receive postpetition interest as of the Effective Date in accordance with the terms of the Plan.  To the extent it shall become necessary, following the Effective Date, to pay a holder of a Claim additional postpetition interest as a result of the timely assertion of the Applicable Rate by a holder of a Claim entitled to receive postpetition interest at the Applicable Rate, such additional postpetition interest shall be paid for the period between the Effective Date and the next Distribution Date following the Applicable Rate Notice Deadline.

6.                                       Claims Paid or Payable by Third Parties

a.                                       Claims Paid by Third Parties

The Plan Debtors, as applicable, shall reduce a Claim, and, if applicable, such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order, or approval by the Bankruptcy Court, to the extent or in the amount that the holder of the Claim receives payment in full or in part on account of such Claim from a party that is not the Plan Debtor or an Affiliate of a Plan Debtor.  Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Plan Debtor or an Affiliate of a Plan Debtor on account of such Claim, such Holder shall, within four (4) weeks of receipt thereof, repay or return the distribution to the applicable Plan Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the Allowed amount of such Claim; provided, that any Government Authority shall repay or return such distribution in accordance with the deadlines set forth under applicable state or federal law.  The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Plan Debtor annualized interest at 3.00% on such amount owed for each Business Day after the applicable grace period specified until the amount is repaid.

b.                                      Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Plan Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy; provided, however, nothing therein is intended to limit or prevent the payment by a Plan Debtor of the portion of an Allowed Claim in the amount of the Plan Debtor’s insurance deductible or self insured retention in respect of such Claim.  To the extent that one or more of the Plan Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurer’s agreement, such Claim may be expunged without a Claims objection having to be filed and without any further notice to or action, order, or approval of, the Bankruptcy Court.

c.                                       Applicability of Insurance Policies

Except as provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Nothing contained in the Plan shall constitute or be deemed to constitute a waiver of any cause of action that the Plan Debtors or any entity may hold against another entity, including insurers under any policies of insurance, nor shall anything contained therein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses.

7.                                       Reserve

Each of the Investment Agreements and the KEIP Order contemplate that the Bankruptcy Court will establish a “Reserve” for purposes of (a)(i) calculating under the Investment Agreements, the Spinco Note Amount to the extent that a Spinco Note is to be issued on the Effective Date and (ii) together with the reserve contemplated by Section 7.1(n) of the Cornerstone Investment Agreement determining whether the “Liquidity Target” of section 7.1(n) of the Cornerstone Investment Agreement is satisfied and (b) calculating under the KEIP Order certain components of the KEIP distributions.  In both instances, the “Reserve” is an estimated aggregate amount of certain categories of disputed claims.  Under the KEIP Order, the relevant universe of claims are any of the following types of disputed or unliquidated Claims asserted against GGP, GGP LP, GGPLP LLC and TRCLP: (a) the 2006 Bank Loan Claims, (b) the Rouse 3.625% Note Claims, the Rouse 8.00% Note Claims, the Rouse 7.20% Note Claims, the Rouse 6.75% Note Claims, and the 5.375% Note Claims, (c) the Exchangeable Note Claims, (d) the TRUPS Claims, and (e) any other unsecured claims (excluding intercompany claims).  For each purpose, the Plan Debtors shall use the following methodology to calculate the “Reserve”:

As of the Effective Date of the Plan, for each applicable disputed claim (except as otherwise provided in the Plan), the “Reserve” shall be an aggregate estimate of claims computed by using the lesser of:

a.                                       to the extent applicable, the liquidated amount set forth in the proof of claim relating to claim,

b.                                      if the Bankruptcy Court has estimated the claim pursuant to section 502(c) of the Bankruptcy Code, then the amount as estimated by the Bankruptcy Court,

c.                                       if the Debtors and the holder of the Claim have agreed to a maximum estimated amount of the claim, then the amount as agreed by the Debtors and the holder of the claim,

d.                                      with respect to pre- and post-petition tax claims, an amount based on the average of the aggregate amount due in the prior two years,

e.                                       with respect to pre- and post-petition claims in the general liability, workers’ compensation, and owner controlled construction insurance programs, an aggregate amount covering projected retained liabilities (pursuant to self-insured retentions) based on the number and volatility of claims, third-party adjuster or insurance company case reserves, loss history, and experience in the development of claims over time,

f.                                         with respect to distributions under the KEIP, an amount calculated using the formula previously approved by the Bankruptcy Court; provided, however, that for purposes of the Reserve, the share price to be used shall be the average share price over the last five (5) Business Days that are no less than five (5) days prior to commencement of the Confirmation Hearing,

g.                                      with respect to professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Debtors’ Chapter 11 Cases, the aggregate of (i) any outstanding holdback amounts as of five (5) days prior to commencement of the Confirmation Hearing, (ii) any submitted but unpaid monthly statements as of five (5) days prior to commencement of the Confirmation Hearing, and (iii) the Debtors’ good faith estimate of additional fees and expenses to be incurred by such professionals on or before the Effective Date,

h.                                      without duplication of amounts for fees and disbursements in clause (g) of the Plan, other expenses, fees and commissions related to the reorganization and recapitalization of the Debtors pursuant to the Plan, including relating to the Investment Agreements, the issuance of the New Debt, Liquidity Equity Issuances and any other equity issuances contemplated by the Plan, and

i.                                          the amount reasonably estimated by the Debtors for these purposes for any Disputed Claims.  Unless otherwise ordered by the Bankruptcy Court, upon notice and motion, without the Investors’ prior written consent, the Debtors may not estimate an amount less than the liquidated amount asserted in a proof of Claim.

H.                                    EXECUTORY CONTRACTS, UNEXPIRED PROPERTY DOCUMENTS AND OTHER AGREEMENTS

1.                                       Assumption or Rejection of Executory Contracts and Unexpired Property Documents

a.                                       Assumption and Rejection Generally

On the Effective Date, and to the extent permitted by applicable law, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all of the Plan Debtors’ executory contracts and unexpired Property Documents will be assumed by the Plan Debtors unless an executory contract or unexpired Property Document: (i) is identified as part of the Executory Contract and Property Document Rejection Schedule as an agreement being rejected pursuant to the Plan, subject to the provisions of Section 9.1(b) of the Plan; (ii) is identified as part of the Executory Contract and Property Document Expired Schedule as an agreement that is nonbinding, has expired or terminated by operation of law or contract; (iii) is the subject of a motion to reject filed on or before the Confirmation Date; or (iv) is deemed rejected pursuant to a prior order of the Bankruptcy Court.  Notwithstanding anything in the Plan or the Confirmation Order to the contrary, unless otherwise agreed to by each of the parties to an assumed executory contract or unexpired Property Document and except with respect to the cure and subsequent discharge of defaults, as of the Effective Date: (1) all executory contracts and unexpired Property Documents that are assumed shall remain in full force and effect for the benefit of each of the parties to the assumed Executory Contracts and unexpired Property Documents, and (2) nothing in the Plan shall modify or limit any right, Claim, defense, or obligation, or release or discharge any right, Claim, defense, liability or obligation, in favor of such parties that are contained in the assumed executory contracts and unexpired Property Documents and under applicable law;

provided, however, that nothing therein shall suspend or negate the provisions of Section 9.1(c) of the Plan.  For the avoidance of doubt, unless otherwise specified in Section 9.1(a) of the Plan, all executory contracts and unexpired Property Documents between the Plan Debtors and the counterparties to such executory contracts and unexpired Property Documents will be assumed by the Plan Debtors regardless of whether such executory contracts and unexpired Property Documents are listed on the Executory Contract and Property Document Assumption Schedule.  Unless otherwise specified on an Executory Contract and Property Document Schedule, each executory contract or unexpired Property Document listed on such schedule shall include all exhibits, schedules, riders, modifications, amendments, supplements, attachments, restatements or other agreements made directly or indirectly by any agreement, instrument, or other document that, in any manner, affects such executory contract or unexpired Property Document, without regard to whether such agreement, instrument or other document is listed on such schedule.

b.                                      Amendment of Property Documents Schedules

Except as otherwise provided in the Plan, the Plan Debtors may, at any time up to and including the Confirmation Date, amend any Executory Contract and Property Document Schedule; provided that in the event of such amendment, (i) the Plan Debtors shall file any such amendment with the Bankruptcy Court and serve such notice on (w) any affected party, (x) the Creditors’ Committee, (y) the Equity Committee, and (z) the Investors (ii) any executory contract or Property Document deleted from the Executory Contract and Property Document Assumption Schedule and/or placed on the Executory Contract and Property Document Rejection Schedule shall be deemed rejected as of the Effective Date, and (iii) subject to Section 9.1(c) of the Plan, any executory contract or Property Document added to the Executory Contract and Property Document Assumption Schedule and deleted from the Executory Contract and Property Document Rejection Schedule shall be deemed assumed as of the Effective Date.

c.                                       Objection Deadline

Any counterparty to any agreement identified on an Executory Contract and Property Document Schedule must file any and all objections relating to such schedule, including the proposed cure amount(s) listed in the Executory Contract and Property Document Assumption Schedule (if applicable), on or before the Executory Contract and Property Document Assumption/Rejection Objection Deadline or such counterparty shall be forever barred from asserting and otherwise prosecuting its objection concerning such schedule against any Plan Debtor.

d.                                      Assignment of Certain Agreements

Subject to Section 9.1(b) of the Plan, each Plan Debtor shall be entitled, at its option and subject to applicable law, including section 365 of the Bankruptcy Code, to assign all contracts and agreements, whether executory or non-executory and whether expired or unexpired, to Spinco, free and clear of all Liens, claims, encumbrances, and interests in accordance with section 363 of the Bankruptcy Code.  To the extent applicable, the Plan shall constitute a motion to assume any executory contracts and unexpired Property Documents the Plan Debtors propose to assign as noted therein.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute approval of such assumptions and assignments pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Plan Debtors and their Estates.

2.                                       Cure Obligations

Any monetary amounts required as cure payments on each executory contract or unexpired Property Document to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, (a) by payment of the cure amount in Cash on the Effective Date (or as soon as reasonably practicable thereafter), (b) upon such other terms and dates as the parties to such executory contracts or unexpired Property Documents may agree or as may be provided in a Final Order of the Bankruptcy Court or (c) such other later date as the Bankruptcy Court may order.  Any non-monetary cure required by the Bankruptcy Court to be undertaken by a Plan Debtor shall commence (i) within thirty (30) days following the entry of a Final Order of the Bankruptcy Court determining the nature and extent of such cure or if not disputed, within thirty (30) days after the Effective Date, (ii) such other later date as the Plan Debtors and their non-Debtor counterparties may agree or (iii) such other later date as the Bankruptcy Court may order, and the Plan Debtors shall continue pursuit until completion of any non-monetary cure obligations commenced in accordance with subsections (i), (ii), (iii) of the Plan.

3.                                       Rejection Damage Claims Bar Date

Proofs of Claim for damages arising from the rejection of an executory contract or unexpired Property Document must be filed with the Bankruptcy Court and served upon the attorneys for the Plan Debtors on a date that is (a) the date that is fixed by the Bankruptcy Court in the applicable order approving such rejection or if no such date is specified, thirty (30) days after notice of such rejection, if the executory contract or unexpired Property Document was deemed rejected pursuant to a Final Order of the Bankruptcy Court other than the Confirmation Order or (b) if the executory contract or unexpired Property Document is deemed rejected pursuant to the Confirmation Order, thirty (30) days after the Effective Date and notice of the rejection of the applicable executory contract or unexpired Property Document.  In the event that the rejection of an executory contract or unexpired Property Document by the Plan Debtors pursuant to the Plan results in damages to the other party or parties to such contract or unexpired Property Document, a Claim for such damages, if not evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Plan Debtors, or their properties or interests in property as agents, successors or assigns.

4.                                       Procedures Governing Disputes

In the event of a dispute regarding, or an objection to, (i) the amount of any cure payment or any nonmonetary cure obligations, (ii) the ability of the Plan Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the agreement to be assumed, (iii) the inclusion of any agreement in any Executory Contract and Property Document Schedule, or (iv) any other matter pertaining to assumption or rejection, then such dispute shall be subject to the jurisdiction of the Bankruptcy Court.  The Plan Debtors and the non-Debtor counterparties shall promptly confer to attempt to resolve any such dispute consensually.  If the parties are unable to resolve such objection consensually, the Bankruptcy Court shall hold a hearing on a date to be set by the Bankruptcy Court.  Notwithstanding anything to the contrary contained in Section 9.4 or in Section 9.1(b) of the Plan, without further order of the Bankruptcy Court, the Plan Debtors shall be entitled to assume or reject any executory contract or unexpired Property Document through the Confirmation Date.

5.                                       Intercompany Contracts

Any intercompany executory contract or unexpired Property Document assumed by any Plan Debtor, as well as any other intercompany contract, Property Document, notes, obligations or other agreement to which a Plan Debtor may be a party, shall be performed by the applicable Plan Debtor in the ordinary course of business.

6.                                       Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Plan Debtors that any contract or lease or other document subject to Article 8 of the Plan is in fact an executory contract or unexpired Property Document or that any Plan Debtor has any liability thereunder.

7.                                       Indemnification Obligations

Subject to the occurrence of the Effective Date, the obligations of the Plan Debtors as of the Commencement Date to indemnify, defend, reimburse or limit the liability of directors, officers, managers, trustees or employees who hold or held such positions with the Plan Debtors during any period from the Commencement Date through and including the Confirmation Date against any claims or causes of action as provided in the Plan Debtors’ certificates of incorporation, bylaws, other organizational documents or applicable law or any resolution of the Plan Debtors’ board of directors, managers, trustees, or equity owners, shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Commencement Date, and any agreement between a Plan Debtor and a director, officer, manager, trustee or employee who held or holds such position with a Plan Debtor shall be deemed assumed, subject to its terms and conditions, in accordance with section 365 of the Bankruptcy Code unless otherwise rejected.

8.                                       Insurance Policies

Notwithstanding anything contained in the Plan to the contrary, unless specifically rejected by order of the Bankruptcy Court, all of the Plan Debtors’ insurance policies and any agreements, documents or instruments relating thereto, shall continue in full force and effect.  Nothing contained in Section 9.8 of the Plan shall constitute or be deemed a waiver of any cause of action that the Plan Debtors may hold against any entity, including the insurer, under any of the Plan Debtors’ policies of insurance.

9.                                       Benefit Plans

a.                                       Generally

Except as provided in Section 9.9(b) of the Plan, all Benefit Plans if any, entered into or modified before or after the Commencement Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are assumed under the Plan.  The Plan Debtors’ obligations under such plans and programs shall survive confirmation of the Plan, except for (a) executory contracts or Benefit Plans rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (b) executory contracts or employee Benefit Plans that have previously been rejected, are the subject of a motion to reject pending as of the Confirmation Date or have been specifically waived by the beneficiaries of any employee Benefit Plan or contract.  Except as otherwise provided therein, the Plan Debtors shall continue to comply with all Benefit Plans, if any, for the duration of the period for which the Plan Debtors had obligated themselves to provide such benefits and subject to the right of the Plan Debtors to modify or terminate such Benefit Plans in accordance with the terms thereof.

b.                                      The DB Pension Plans

The DB Pension Plans are ongoing, and will continue after the Effective Date in accordance with their terms.  With respect to the Mayfair Property, Inc. Retirement Income Plan for Employees Represented by Local #1, the Plan Debtors shall (i) satisfy the minimum funding standards prescribed by 29 U.S.C. § 1082 and 26 U.S.C. § 412, (ii) be liable for the payment of any PBGC premiums prescribed by 29 U.S.C. §§ 1306 and 1307, subject to any and all applicable rights and defenses of the Plan Debtors, and (iii) administer such plan in accordance with the provisions of ERISA and the Tax Code.  Subject to the occurrence of the Effective Date, sponsorship of the General Growth Pension Plan for Employees of Victoria Ward, Ltd. shall be transferred from GGP LP and assumed by Spinco or one of its Affiliates as of the Effective Date, and thereafter Spinco or one of its Affiliates shall (i) satisfy the minimum funding standards prescribed by 29 U.S.C. § 1082 and 26 U.S.C. § 412, (ii) be liable for the payment of any PBGC premiums prescribed by 29 U.S.C. §§ 1306 and 1307, subject to any and all applicable rights and defenses of the Plan Debtors, Spinco, New GGP or any of their Affiliates and (iii) administer such plan in accordance with the provisions of ERISA and the Tax Code.

Notwithstanding anything in the Plan or in the Confirmation Order, no claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities whatsoever against any Person with respect to the DB Pension Plans shall be released, exculpated, discharged, enjoined, or otherwise affected by the Plan, nor shall the entry of the Confirmation Order constitute the approval of any release, exculpation, discharge, injunction or other impairment of any claims, obligations, suits, judgments, damages, demands, debts, rights, cause of action or liabilities whatsoever against any Person with respect to the DB Pension Plans.

10.                                 Surety Bonds

Subject to any order entered by the Bankruptcy Court approving the Plan Debtors’ postpetition bond program, which order shall control in the event of any inconsistency between such order and Section 9.10 of the Plan by agreement between the Plan Debtors and the sureties that issued bonds on behalf of the Plan Debtors, as named principals, such surety bonds shall remain in full force and effect, subject to their terms and applicable state law, subject to the following additional terms and conditions: (a) the Plan Debtors assume and affirm as part of and pursuant to the Plan all of their obligations under the terms of the indemnity agreements executed by the Plan Debtors (among others), (b) each of the applicable Plan Debtors will continue to pay and perform the underlying obligations secured by such bonds, and (c) the terms of such surety bonds, the rights of the sureties at law and the obligations of the Plan Debtors, as principals and indemnitors, and of the sureties, as sureties under such bonds, remain unimpaired and continuing obligations of those parties.  Any prepetition or postpetition default by any of the Plan Debtors in their capacity as named principals under the terms of such bonds, any of their obligations under the applicable indemnity agreements, or under the terms of the underlying obligations secured by such bonds, shall be cured by the Plan Debtors making payment to the applicable surety of the amount due in full as provided under the Plan, together with all other loss, cost and/or expenses (including reasonable attorneys’ fees) incurred by the applicable surety or, if applicable, by arranging performance of the underlying defaulted obligation secured by the bonds directly to the obligee of such bond prior to the surety performing under such bond with respect to such default.  The sureties shall be entitled to retain all collateral held by them with respect to such bonds, and to resort to such collateral in accordance with the applicable prepetition agreements with respect thereto without further order or leave of court.  This agreement applies only to the bonds naming Plan Debtors as principals.  The sureties fully reserve any and all of their rights with respect to all other debtors, surety bonds and agreements and rights or claims with respect thereto, including but not limited to all rights to seek termination of such bonds, or to demand adequate protection or other terms acceptable to the sureties in connection with maintaining and/or keeping any surety credit in effect.  The Plan Debtors fully reserve any and all of their rights with respect to the sureties, the surety bonds, and agreements and rights or claims with respect thereto.

11.                                 Workers’ Compensation Claims

Workers’ Compensation Claims, if any, whether incurred prior to or after the Commencement Date, shall be satisfied in the ordinary course of business at such time and in the manner mandated by applicable law.  Nothing therein shall affect the subrogation rights, to the extent applicable or available, of any surety of prepetition or postpetition Workers’ Compensation Claims or the rights of any Plan Debtor to object to the existence of such subrogation rights.

12.                                 Outstanding GGP Options

On and after the Effective Date, the agreements governing the Outstanding GGP Options shall be assumed.

I.                                         CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

1.                                       Conditions Precedent to Effective Date

The Effective Date shall not occur, and the Plan with respect to a particular Plan Debtor shall not become effective, unless and until the following conditions are satisfied in full or waived in accordance with Section 10.2 of the Plan:

a.                                       Confirmation Order

The Confirmation Order with respect to such Plan Debtor, in form and substance acceptable to the Plan Debtors shall have been entered and there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto;

b.                                      Approvals

All authorizations, consents and regulatory approvals required, if any, in connection with Consummation of the Plan shall have been obtained;

c.                                       Execution and Delivery of Documents

All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to such Plan Debtor;

d.                                      Consents

All authorizations, consents and approvals determined by the Plan Debtor to be necessary (including to the extent applicable, any consents required pursuant to the Investment Agreements) to implement the Plan shall have been obtained;

e.                                       Corporate Formalities

The Restated Certificates of Incorporation or other applicable organizational documents, as applicable, for the Plan Debtors shall be filed with the Secretary of State of the State of Delaware or such other applicable jurisdiction contemporaneously with the Effective Date.

f.                                         Other Acts

Any other actions the Plan Debtors determine are necessary to implement the terms of the Plan shall have been taken.

2.                                       Waiver of Conditions

Without limiting any applicable restrictions or rights of the Investors under the Investment Agreements, each of the conditions precedent in Section 10.1 of the Plan may be waived in whole or in part, by the applicable Plan Debtor.  Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

3.                                       Satisfaction of Conditions

Except as otherwise expressly set forth therein or in the Confirmation Order, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  In the event that one or more of the conditions specified in Section 10.1 of the Plan have not occurred or otherwise been waived pursuant to Section 10.2 of the Plan with respect to a particular Plan Debtor, subject to the provisions of the Investment Agreements (a) the Confirmation Order as to such Plan Debtor shall be vacated, (b) the Plan Debtor and all holders of Claims and Interests against such Plan Debtor shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Plan Debtor’s obligations with respect to Claims and Interests shall remain unchanged and nothing contained therein shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Plan Debtor or any other Person or to prejudice in any manner the rights of the Plan Debtor or any Person in any further proceedings involving the Plan Debtor.

J.                                      EFFECT OF CONFIRMATION

1.                                       Revesting of Assets

Except as otherwise set forth in the Plan or in the Confirmation Order, as of the Effective Date, all property of the Estates shall revest or vest, as applicable, in the Plan Debtors, New GGP, or Spinco free and clear of all Claims, Liens, encumbrances or other Interests.  From and after the Effective Date, the Plan Debtors may operate their businesses and use, acquire, dispose of property and settle and compromise Claims or Interests without supervision by the Bankruptcy Court and free of any restrictions on the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

2.                                       Binding Effect

Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Plan Debtors and such holder’s respective successors and assigns, whether or not the Claim or interests including any Interest of such holder is impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a distribution under the Plan.

3.                                       Discharge of Claims and Termination of Interests

Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall discharge all existing debts and Claims and terminate any and all Interests of any kind, nature or description whatsoever against or in the Plan Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, upon the Effective Date, all existing Claims against and Interests in the Plan Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Interests shall be precluded and enjoined from asserting against the Plan Debtors, their successors or assignees or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or Interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

4.                                       Discharge of Plan Debtors

Except as otherwise expressly provided in the Plan, upon the Effective Date, in consideration of the distributions to be made under the Plan, each holder of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Plan Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim or Interest against the Plan Debtors.

5.                                       Terms of Injunctions or Stays

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

6.                                       Interference With Plan

Upon entry of a Confirmation Order with respect to the Plan, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation and Consummation of the Plan.

7.                                       Exculpation

Notwithstanding anything therein to the contrary, as of the Effective Date, none of the Plan Debtors, New GGP, Spinco, the Equity Committee, the Creditors’ Committee, the DIP Lender, the Indenture Trustees, the 2006 Bank Loan Agent, Texas Teachers, the Investors and their respective officers, directors, members, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors and attorneys and representatives (but, in each case, solely in their capacities as such) shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Plan Debtors’ Chapter 11 Cases (including the commencement of the Plan Debtors’ Chapter 11 Cases, the preparation therefor, prepetition negotiations relating thereto, and any prepetition restructuring work relating thereto), the formulation, negotiation, dissemination, confirmation or Consummation thereof, administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Plan Debtors’ Chapter 11 Cases, the Plan, this Disclosure Statement or any contract, instrument, document or other agreement entered into pursuant thereto, through and including the Effective Date; provided, however, that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.  Nothing in Section 11.7 of the Plan shall limit the liability of the professionals of the Plan Debtors, New GGP, Spinco, the DIP Lender, the Investors, the Equity Committee, or the Creditors’ Committee, to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility, N.Y. Comp. Codes R. & Regs. tit. 22 section 1120.8 Rule 1.8(h)(l) (2009), and any other statutes, rules or regulations dealing with professional conduct to which such professionals are subject.

8.                                       Releases

a.                                       Releases by Holders of Claims and Interests

Except as otherwise expressly provided by the Plan, on the Effective Date, and in consideration for the obligations of the Plan Debtors under the Plan, each direct or indirect holder of a Claim or Interest that votes to accept the Plan (or is deemed to accept the Plan) and to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each direct or indirect holder of a Claim or Interest that does not vote to accept the Plan, and all those claiming by or through any of the foregoing, shall release unconditionally and forever discharge (a) the Plan Debtors, (b) Spinco, (c) New GGP, (d) each present or former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney and representative (and their respective affiliates) of the Plan Debtors, New GGP, and Spinco who acted in such capacity after the Commencement Date, (e) the Creditors’ Committee, (f) the Equity Committee, (g) the Investors, (h) the Indenture Trustees, (i) Texas Teachers, (j) the 2006 Bank Loan Agent, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, affiliates and representatives (but, in each case, solely in their capacities as such) from any and all Claims, suits, judgments, demands, debts, rights, causes of action and liabilities whatsoever (other than the rights to enforce the Plan and the contracts, instruments, releases, or other agreements or documents assumed, passed through or delivered in connection with the Plan, including the Investment Agreements), whether liquidated or unliquidated, fixed or contingent, known or unknown, matured or unmatured, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date (including prior to the Initial Commencement Date), relating to the Plan Debtors’ Chapter 11 Cases (including the commencement of the Plan Debtors’ Chapter 11 Cases, the preparation therefor, prepetition negotiations relating thereto and any prepetition restructuring work relating thereto, pursuit of confirmation of the Plan, Consummation thereof, administration of the Plan, or property to be distributed under the Plan); provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.  Nothing in Section 11.8(a) of the Plan shall limit the liability of the professionals of the Plan Debtors, the Equity Committee, or the Creditors’ Committee to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility, N.Y. Comp. Codes R. & Regs. tit. 22 section 1120.8 Rule 1.8(h)(l) (2009), and any other statutes, rules or regulations dealing with professional conduct to which such professionals are subject.  Nothing in Section 11.8 of the Plan shall have any impact on Intercompany Obligations or any other claim or transaction between a Plan Debtor and an Affiliate of the Plan Debtor.

b.                                      Releases by Plan Debtors

Upon the Effective Date, and in consideration of the services provided to the Plan Debtors by such Persons, the Plan Debtors shall release and discharge and unconditionally and forever (i) each present or former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney and representative of the Plan Debtors, New GGP, and Spinco who acted in such capacity after the Commencement Date, (ii) the Creditors’ Committee, (iii) the Equity Committee, (iv) the Investors, (v) the Indenture Trustees, (vi) Texas Teachers, (vii) the 2006 Bank Loan Agent, and each of the respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, affiliates and representatives of those Persons in clauses (i) through (vii) from any and all Claims, suits, judgments, demands, debts, rights, causes of action and liabilities whatsoever (other than the rights to enforce the Plan and the contracts, instruments, releases, or other agreements or documents assumed, entered into postpetition, passed through or delivered in connection with the Plan, including the Investment Agreements), whether liquidated or unliquidated, fixed or contingent, known or unknown, matured or unmatured, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date (including prior to the Initial Commencement Date), relating to the Plan Debtors’ Chapter 11 Cases (including the commencement of the Plan Debtors’ Chapter 11 Cases, the preparation therefor, prepetition negotiations relating thereto and any prepetition restructuring work relating thereto, pursuit of confirmation of the Plan, Consummation thereof, administration of the Plan, or property to be distributed under the Plan); provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

9.                                       Government Releases

Nothing in the Plan or the Confirmation Order shall effect a release of any claim by any Government Authority of any claim arising under the Tax Code, the environmental laws or any criminal laws of a Government Authority against any Person other than the Plan Debtors; nor shall anything in the Confirmation Order or the Plan enjoin a Government Authority from bringing any claim, suit, action or other proceedings against any Person other than the Plan Debtors for any liability or claim arising under the Tax Code, the environmental laws or any criminal laws of a Government Authority; nor shall anything in the Confirmation Order or the Plan exculpate any Person other than the

Plan Debtors from any liabilities arising under the Tax Code, the environmental laws or any criminal laws of a Government Authority.  Nothing in the Plan discharges, releases, precludes, or enjoins (i) environmental liability to any Government Authority that is not a Claim or (ii) any environmental claim of any Government Authority arising on or after the Effective Date; provided that, the Plan Debtors reserve the right to assert that any environmental liability is a Claim that arose on or prior to the Confirmation Date and that such Claim has been discharged and/or released under sections 524 and 1141 of the Bankruptcy Code.  In addition, nothing in the Plan discharges, releases, precludes or enjoins any environmental liability to any Government Authority that any Person would be subject to as the owner or operator of property after the Effective Date.  Notwithstanding anything to the contrary contained in the Plan, nothing in the Plan is intended to impair the ability of any Government Authority to assert setoff rights, if any, pursuant to section 553 of the Bankruptcy Code.

10.                                 Retention of Causes of Action/ Reservation of Rights

a.                                       No Waiver

Unless otherwise set forth in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Plan Debtors may have or may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Plan Debtors, their officers, directors, or representatives, and (ii) the turnover of any property of the Plan Debtors’ estates.

b.                                      Reservation of Rights

Unless otherwise expressly set forth in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Plan Debtors had immediately prior to the Commencement Date, against or with respect to any Claim asserted against a Plan Debtor.  Except as otherwise set forth in the Plan, the Plan Debtors shall have, retain, reserve, and be entitled to assert all such claims, causes of actions, rights of setoff, and other legal or equitable defenses that they had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Plan Debtors’ legal and equitable rights respecting any such Claim may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

K.                                    RETENTION OF JURISDICTION

1.                                       Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order or substantial consummation of the Plan under Section 13.10 of the Plan, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases, the Plan and implementation of the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including:

a.             To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired Property Documents, the allowance of Claims and Administrative Expense Claims resulting therefrom and any disputes with respect to executory contracts or unexpired Property Documents relating to facts and circumstances arising out of or relating to the Chapter 11 Cases;

b.             To determine any and all adversary proceedings, applications and contested matters;

c.             To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code (to the extent applicable);

d.             To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Disputed Claims, in whole or in part and otherwise resolve disputes as to Administrative Expense Claims;

e.             To resolve disputes as to the ownership of any Administrative Expense Claim, Claim or Interest;

f.              To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

g.             To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

h.             To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including the Confirmation Order;

i.              To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated thereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;

j.              To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any request by the Plan Debtors prior to the Effective Date or by the Plan Debtors or the Disbursing Agent after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);

k.             To hear and determine all disputes involving the existence, scope, nature or otherwise of the discharges, releases, injunctions and exculpations granted under the Plan, the Confirmation Order or the Bankruptcy Code;

l.              To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

m.            To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

n.             To hear and determine any rights, Claims or causes of action held by or accruing to the Plan Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

o.             To recover all assets of the Plan Debtors and property of the Plan Debtors’ Estates, wherever located;

p.             To determine Intercompany Obligations;

q.             To enter a final decree closing the Plan Debtors’ Chapter 11 Cases;

r.              To determine, address and resolve any issues, disputes and other matters between and among the Plan Debtors and Spinco; and

s.             To hear any other matter not inconsistent with the Bankruptcy Code.

L.                                     MISCELLANEOUS PROVISIONS

1.                                       Effectuating Documents and Further Transactions

On or before the Effective Date, and without the need for any further order or authority, the Plan Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Plan Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

2.                                       Withholding and Reporting Requirements

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements; provided however, that any party entitled to receive any distribution under the Plan shall be required to deliver to the Disbursing Agent or some other Person designated by the Plan Debtors (which entity shall subsequently deliver to the Disbursing Agent any Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8 to avoid the incurrence of certain federal income withholding tax obligations on its respective distribution, unless such Person is exempt under the Tax Code.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable holder of an Allowed Claim or Allowed Interest for all purposes of the Plan.  Notwithstanding the Plan, each holder of an Allowed Claim or Allowed Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

3.                                       Corporate Action

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the equityholders or directors (or any equivalent body) of one or more of the Plan Debtors, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable law of the jurisdiction of incorporation or formation without any requirement of further action by the equityholders or directors (or any equivalent body) of the Plan Debtors.  On the Effective Date, or as soon thereafter as is practicable, the Plan Debtors shall, if required, file any documents required to be filed in such states so as to effectuate the provisions of the Plan.

4.                                       Amendments and Modifications

Subject to any applicable restrictions or rights of the Investors under the Investment Agreements, the Plan Debtors may alter, amend or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date including, but not limited, to change the Plan Consideration to be provided to holders of Interests and/or to supplement, modify or revise the Capital Raising Activities or the means for implementation of the Plan.  Subject to any applicable restrictions or rights of the Investors under the Investment Agreements, after the Confirmation Date and prior to “substantial consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Plan Debtors may, under 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.   For the avoidance of doubt, the foregoing shall not effect a waiver of any rights that any party may have with respect to modification of the Plan under section 1127 of the Bankruptcy Code.

5.                                       Revocation or Withdrawal of the Plan

Subject to any applicable restrictions or rights of the Investors under the Investment Agreements, the Plan Debtors reserve the right to revoke or withdraw the Plan, in whole or in part, prior to the Confirmation Date.  If a Plan Debtor revokes or withdraws its Plan in whole prior to the Confirmation Date, then such Plan Debtor’s Plan shall be deemed null and void.  In such event, nothing contained therein shall constitute or be deemed a waiver or release of any Claims or Interests by or against such Plan Debtor or any other Person or to prejudice in any manner the rights of the Plan Debtors or any Person in any further proceedings involving the Plan Debtors.  Subject to any applicable restrictions or rights of the Investors under the Investment Agreements, the Plan Debtors reserve the right to withdraw the Plan with respect to any Plan Debtor and proceed with confirmation of the Plan with respect to any other Plan Debtor, to adjourn confirmation of the Plan for any Plan Debtor, to revoke or withdraw the Plan with respect to any Plan Debtor, or to seek confirmation of an alternative plan with respect to any Plan Debtor at a later time, including a plan substantively consolidating any Plan Debtor with one or more Debtors.  In the event the Plan is revoked or withdrawn with respect to a Plan Debtor, nothing contained therein shall constitute or be deemed a waiver or release of any Claims against or Interests in such Plan Debtor withdrawn from the Plan or any other Person or to prejudice in any manner the rights of such Plan Debtor or any Person in any further proceedings involving such withdrawn Plan Debtor.

6.                                       Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code due and payable through the Effective Date shall be paid by or on behalf of a Plan Debtor on or before the Effective Date, and amounts due thereafter shall be paid by or on behalf of the Plan Debtor in the ordinary course of business until the entry of a final decree closing the respective Plan Debtor’s Chapter 11 Case.  Any deadline for filing Claims in the Chapter 11 Cases shall not apply to fees payable by each respective Plan Debtor pursuant to section 1930 of title 28 of the United States Code.

7.                                       Exemption from Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including in connection with the formation of Spinco and the Spinco Share Distribution and issuance of New GGP Common Stock), including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

8.                                       Expedited Tax Determination

The Plan Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the

Plan Debtors for any and all taxable periods (or portions thereof) ending after the Commencement Date through and including the Effective Date.

9.                                       Exhibits/Schedules

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into, and are a part of the Plan, as if set forth in full therein.  For the avoidance of doubt, any actions required to be taken by a Plan Debtor or any other Person pursuant to the Plan Supplement or any exhibit to the Plan shall be required of, and effectuated by, such Plan Debtor or Person as though such actions were memorialized in full therein.

10.                                 Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

11.                                 Severability of Plan Provisions

In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable in accordance with its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Plan Debtors, and (c) nonseverable and mutually dependent; provided, however, nothing in Section 13.11 of the Plan shall be deemed to amend, waive, modify or delete any provisions of the Investment Agreement without the consent of the Investors.

12.                                 Governing Law

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its principles of conflict of laws.

13.                                 Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

14.                                 Obligations Under Investment Agreements

To the extent any obligations or any of the Plan Debtors under the Investment Agreements, the Texas Teachers Stock Purchase Agreement or related agreements are transferred or assigned to, or assumed by, any successor to (or assignee of) such Plan Debtors, including, New GGP, Reorganized GGP or Spinco, such obligations shall be fully enforceable against such successor or assignee.

15.                                 Dissolution of Committees

Upon the occurrence of the Effective Date, the Creditors’ Committee and the Equity Committee shall be deemed to be dissolved with respect to the Plan Debtors and their respective members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to the Chapter 11 Cases.

VI.    POST-REORGANIZATION

A.                                    REORGANIZED GENERAL GROWTH

1.                                       Business

The description of Reorganized General Growth’s business below is presented on a pro forma basis after giving effect to the consummation of the Plan, including the distribution of the Spinco Assets.

a.                                       Overview

New GGP is a Delaware corporation which will operate as a self-administered and self-managed REIT.  It will function as the parent company for Reorganized General Growth.  Reorganized General Growth will be a leading real estate owner and operator of regional malls and expects, as of the date of this Disclosure Statement, to have ownership interests in 183 regional malls in 43 states, as well as ownership interests in other rental properties.  Based on the number of malls in Reorganized General Growth’s portfolio, it is positioned to be the second largest owner of regional malls in the United States, located strategically in major and middle markets nationwide.

Reorganized General Growth’s regional mall portfolio will include large, well-known destinations such as Ala Moana Center in Honolulu, Fashion Show and The Grand Canal Shoppes in Las Vegas, Tysons Galleria near Washington, D.C., and Water Tower Place in Chicago.  The portfolio will include more than 68.9 million square feet of regional mall retail space and approximately 21,000 leases nationwide.

b.                                      Description of Business and Markets

Reorganized General Growth’s portfolio of regional malls and other rental properties represents a diverse collection of retail offerings that are targeted to a range of market sizes and consumer tastes.  The portfolio of U.S. regional malls can be considered in the following four categories which reflect the tenant sales performance, current retail tenant positioning, consumer preference characteristics, market size and competitive position of the regional malls:  Tier I Malls, Tier II Malls, Other Malls, and Special Consideration Properties.  The table below summarizes these four categories as well as the other rental properties, and excludes the properties that Reorganized General Growth expects to distribute to Spinco pursuant to the Plan as well as certain de minimis properties:

			Year Ended December 31, 2009
Category	Number of Properties	GLA (millions of square feet)(16)	Average Annual Tenant Sales per Square Foot ($)(17)	Occupancy (%)(18)
Tier I Malls	47	20.1	583	95.5
Tier II Malls	67	25.3	369	93.2
Other Malls	56	19.3	270	86.1
Special Consideration Properties	13	4.2	267	85.8
Total Regional Malls	183	68.9	410	91.7
Other Rental Properties	65	8.2	N/A	86.9
Total	248	77.1	410	91.2

Reorganized General Growth’s regional malls are located in major and middle markets throughout the United States, with a concentration on the east and west coasts.  The concentration of regional malls in the coastal regions of the United States results in operations focused on regions that generally feature favorable demographic and economic trends.  At the same time, the geographic diversity of the regional mall portfolio is intended to mitigate the impact of regional economic conditions and local factors on operating results.  Many of the properties are located in major metropolitan centers that are generally distinguished by household incomes and income growth above the national average and population and household formation growth rates above the U.S. mean.  The location of the properties in these favorable demographic regions positions Reorganized General Growth well for potential future growth.

Tier I Malls.  These regional malls can be considered the premier malls in their market areas. These malls typically have average annual tenant sales per square foot of $450 or higher and several are iconic in nature.  Examples include Ala Moana in Honolulu, Tysons Galleria in Washington D.C. and Oakbrook Center in Chicago, as well as well-known festival marketplace assets such as Faneuil Hall in Boston.  The strong shopping and entertainment component in these malls is intended to cater to their respective market areas, which are often

(16)         Includes the GLA of freestanding retail locations that are not attached to the primary complex of buildings that comprise a shopping center, and excludes anchor stores.

(17)         Average Annual Tenant Sales per Square Foot represents the sum of minimum rent and recoverable common area costs (excluding taxes) for all tenant occupied space divided by total tenant occupied square feet, for tenants occupying spaces less than 30,000 square feet.

(18)         Occupancy represents GLOA divided by GLA (mall shop and freestanding space) for spaces less than 30,000 square feet.

destination draws for tourists, and also appeal to the local populations.  The Tier I Malls are well-known by consumers in the local market and are likely in highly desirable locations for tenants.  On the whole, the Tier I Malls have generated consistent NOI over the three-year period ended December 31, 2009 despite the challenging economic environment.  For example, Tysons Galleria is anchored by Neiman Marcus, Saks Fifth Avenue and Macy’s.  In 2009, the center was producing nearly $700 per square foot.  Tysons Galleria is comprised of a significant number of luxury tenants including Chanel, Bottega Veneta, Salvatore Ferragamo and Versace.  The center is located in the greater Washington, D.C. market, which has a population of 5.3 million residents and, while it faces heavy competition for the broader mall shopper, Tyson’s Galleria is likely the premier destination for luxury retail consumers.

Tier II Malls.  These regional malls are either the only malls in their market areas, or as part of a cluster of malls, may receive relatively high consumer traffic in their market areas.  These malls typically have average annual tenant sales per square foot of $300 to $450.  Deerbrook Mall, one of five high quality malls in the Houston area, is an example of a mall in this category.  Deerbrook Mall is located in a favorable trade area featuring high population density and convenient access to Interstate 59 and includes retailers such as Coldwater Creek, Ann Taylor Loft and Chicos.  Another example is Maine Mall in Portland, Maine.  The Maine Mall is anchored by Macy’s, JCPenney and Sears with its in-line tenant offering comprised of moderately priced mainstream retailers.  The Maine Mall is the only regional mall in Portland, Maine.

On the whole, the Tier I Malls and Tier II Malls have generated consistent NOI over the three-year period ended December 31, 2009 despite a challenging economic environment.

Other Malls.  These malls represent the remainder of Reorganized General Growth’s regional mall properties and include three general subcategories.

•                  A number of the malls in the Other Malls category typically have average annual tenant sales per square foot from $200 to $300.  These regional malls have a strong consumer following and are in market areas where consumer spending is generally less impacted by recent economic factors.  Examples include Southwest Plaza in the Denver, Colorado area, Animas Valley Mall in Farmington, New Mexico and Pecanland Mall in Monroe, Louisiana, all of which have had modest NOI growth since the economic downturn in 2007 and are expected to continue to have steady occupancy and performance.

•                  A number of the malls in the Other Malls category are malls other than Tier I Malls and Tier II Malls located in regions such as Southern California, Nevada, Arizona, and Florida that were disproportionately impacted by mortgage defaults, including subprime mortgages, the recession and high unemployment rates.  These malls will likely recover relatively quickly once the local economies rebound.  Examples of these malls include Visalia Mall in Southern California and Colony Square Mall in Zanesville, Ohio.

•                  A number of the malls in the Other Malls category are underperforming and need to be repositioned to be more relevant to the consumer.  There are opportunities to redevelop certain of these properties and in other cases, alter the tenant and merchandising mix to provide new shopping and entertainment opportunities for the local consumer.  Other strategic alternatives may also be pursued with these properties.

Special Consideration Properties.  Absent additional concessions from the applicable lenders, it is probable that this group of 13 regional malls will be given back to the applicable lenders as the value of these regional malls as compared to the outstanding amount of indebtedness for these properties likely does not justify retaining them.

c.                                       Other Rental Properties

In addition to regional malls, Reorganized General Growth will own 35 strip shopping centers totaling 5.5 million square feet in 12 states, as well as 30 stand-alone office buildings totaling 2.7 million square feet, concentrated in Columbia, Maryland and Las Vegas, Nevada.  Many of the strip shopping centers are anchored by national grocery chains and drug stores such as Albertsons, Safeway, Rite Aid and Long’s Drugs.  Other tenants include leading retailers such as Target, Best Buy and Lowe’s. The majority of the strip shopping centers are located in the growth markets of the Western regions of the country.  In 2009, the strip shopping centers had an overall occupancy of 87%.

Reorganized General Growth currently intends to opportunistically sell the strip shopping centers and stand-alone office buildings.  Stand-alone office buildings are primarily a legacy of the Rouse acquisition in 2004.  The properties are located in two main areas: Summerlin, Nevada, near Las Vegas, and Columbia Maryland, near Baltimore and Washington D.C.  Both locations are office hubs in their respective MSAs. In 2009, the office buildings had an overall occupancy of 80% and generated $30.3 million of NOI.  The Summerlin, Nevada assets had an overall occupancy of 84% and contributed 58.5% of overall office buildings NOI.  The Columbia, Maryland assets had an overall occupancy of 67% and contributed 37% of overall office buildings NOI.  Until then, Reorganized General Growth will continue to implement a proactive leasing strategy focused on creditworthy national branded retailers in order to maximize value at the time of divestiture.

Reorganized General Growth will also hold non-controlling ownership interests in a public Brazilian real estate operating company, Aliansce Shopping Centers, and a large regional mall in Rio de Janeiro called Shopping Leblon.

d.                                      Competitive Strengths

Reorganized General Growth intends to distinguish itself through the following competitive strengths:

High Quality Properties.  More than half of Reorganized General Growth’s properties will be Tier I Malls and Tier II Malls.  These malls are located in core markets defined by large population density, strong population growth and household formation, and high-

income consumers.  Approximately one of every three U.S. households with an income of greater than $100,000 a year is located within 10 miles of one of these malls.  Reorganized General Growth will likely be able to offer “first-to-market” stores in these core markets that enhance the reputation of its regional malls as premier shopping destinations.  For example, in 2010, the first Diane von Furstenberg and Tory Burch stores are expected to open in the Ala Moana Center in Honolulu, Hawaii.

Second Largest Regional Mall Owner in the United States.  Based on the number of malls in the portfolio, Reorganized General Growth is positioned to be the second largest owner of regional malls in the United States, located in major and middle markets nationwide.  Its malls receive an average of approximately 1.9 billion consumer visits each year, and Reorganized General Growth will be the #1 or #2 largest landlord to 40 of what can generally be considered America’s premier retailers by number of locations.  According to the International Council of Shopping Centers, there has been a substantially limited supply of new mall space in the last five years.  The lack of new development should help Reorganized General Growth improve occupancy levels in coming years.  The size and strength of the portfolio is likely attractive to tenants.

Strategic Relationships and Scale with Tenants and Vendors.  The size, quality and geographical breadth of Reorganized General Growth’s regional mall portfolio will likely provide competitive advantages to Reorganized General Growth’s tenants and vendors, which will strengthen its relationship with them.  National tenants will likely benefit from the high traffic at Reorganized General Growth’s malls as well as the efficiency of being able to negotiate leases at multiple locations with just one landlord.  Also, Reorganized General Growth will continue to utilize processes such as its high volume leasing department’s periodic portfolio review process with retailers, which will provide some visibility into tenant growth plans, including future leasing opportunities.  Reorganized General Growth will also maintain national contracts with certain vendors and suppliers for goods and services, such as security and maintenance, at generally more favorable terms than individual contracts.

Restructured, Flexible Balance Sheet.  Upon emergence from bankruptcy, Reorganized General Growth is positioned to have a flexible balance sheet with substantially reduced consolidated near-term debt maturities.  Reorganized General Growth believes that most of the joint venture partners are generally well-capitalized and able to support their portion of such indebtedness.  In addition, property-level debt has been renegotiated to provide more flexible terms allowing, for example, prepayment of certain mortgage debt without incurrence of any prepayment penalties.  Following emergence from bankruptcy, a portion of the property-level debt will be non-recourse to Reorganized General Growth.  Significantly, as a condition to the consummation of the transactions contemplated by the Investment Agreements described in Section VI.A.4.b.i, “Investment Agreements”, there is an unrestricted cash requirement of at least $350 million upon consummation of the Plan, unless this condition is amended or waived by the Investors.

Experienced Long-Tenured Operational Leadership Team.  Although General Growth recently made some changes to its executive management team, it has maintained a strong retention rate among its operational leadership teams, which have developed knowledge of local, regional and national real estate markets, enabling them to more effectively manage properties across the portfolio.  More than 70% of the members of the operational leadership have been with General Growth for at least five years, and more than 40% of the members of the operational leadership have been with General Growth for more than 10 years.  General Growth maintained low levels of voluntary attrition across all key operational disciplines despite the uncertainty created by the Chapter 11 Cases and an overall reduction in work force.

e.                                       Business Strategy

Reorganized General Growth’s business strategy is to further improve its financial position and to maximize the relevance of its mall properties to tenants and consumers using a proactive and financially disciplined approach.  Reorganized General Growth aims to improve its performance by capitalizing on its reorganized financial position and combining the appropriate merchandising mix with excellent physical property conditions in attractive locations.  This will likely, in turn, increase consumer traffic, retailer sales and rents.  Reorganized General Growth intends to pursue the following objectives in order to implement its business strategy:

•                  Further delever its balance sheet, build liquidity and optimize its portfolio

•                  Optimize tenant mix and enhance consumer experience

•                  Maximize operational efficiency

Further Delever Balance Sheet, Build Liquidity and Optimize Portfolio.  Significant progress on several key financial objectives has been achieved during the Chapter 11 Cases.  Reorganized General Growth will further improve the balance sheet and intends to reduce its debt to a target ratio of net debt (i.e., debt less cash and cash equivalents) to Adjusted EBITDA of 7.0 to 1.0.  Reorganized General Growth intends to reduce its outstanding debt through a combination of opportunistically selling non-core assets and certain joint venture interests, entering into joint ventures in certain of the existing properties, refinancings, equity issuances (including convertible indebtedness), and debt paydowns pursuant to the restructured amortization schedule:

•                  Scheduled debt principal amortization:  Total consolidated and applicable joint venture debt has an amortization schedule that totals $1.9 billion over the next five years.

•                  Asset sales:  Reorganized General Growth intends to seek opportunities to dispose of assets that are not core to its business, including the opportunistic sale of its strip shopping centers, stand-alone office buildings and certain regional malls, in order to optimize its portfolio and reduce leverage.

•                  Acquisitions:  Reorganized General Growth intends to strategically seek and selectively acquire properties that provide opportunities for enhanced profitability and appreciation in value in order to further optimize its portfolio.

In addition, Reorganized General Growth may eliminate a substantial amount of its indebtedness and further improve its credit profile by either restructuring or deeding back to lenders in lieu of renegotiating the respective debt for the Special Consideration Properties, which represent some of the less profitable, more highly levered properties consisting and accounted for $756.1 million of its indebtedness as of December 31, 2009, and two other regional mall properties, which accounted for $198 million of its indebtedness as of December 31, 2009, after consummation of the Plan.

Optimize Tenant Mix and Enhance Consumer Experience.  The illustration below depicts the “virtuous cycle” of mall management.  This cycle is based on the belief that better malls lead to the best tenant mix for each market, which leads to a better shopping experience for the consumer, thereby increasing consumer traffic and consumer loyalty.

•                  Reinvestment and Attracting Additional Quality Tenants.  Reorganized General Growth is committed to maintaining high quality properties and attracting and retaining quality tenants.  To help to ensure the relevance of its malls and maintain the attractiveness of the retail shopping venues to both tenants and consumers, it must invest in its properties.  In addition to normal repair and maintenance budgets, capital expenditures are a necessity to achieve this goal.  To that end, Reorganized General Growth has a multi-year plan for operating capital expenditures for each property based on a scoring system that considers the state of repair and time since previous capital investment projects were undertaken.  Reorganized General Growth also intends to refocus its efforts on providing allowances for tenant improvements, such as remodeling and expansion, as it had historically done prior to the bankruptcy filing.  The results of these improvement projects and investments will likely attract and retain quality tenants, which can increase consumer traffic as well as mall sales.

•                  Increase Consumer Traffic and Enhance the Consumer Experience.  Quality tenants situated in attractive well-maintained malls are likely to not only attract consumers but enhance their shopping experience.  A key ingredient of

Reorganized General Growth’s success will be its understanding of the evolving marketplace and consumer.  Reorganized General Growth will compete not only with other malls but also with other retail channels, including discount department stores, lifestyle centers and the internet.  Its ability to adapt its business to meet fluctuating consumer needs and desires will be key to attracting consumers in this competitive environment.  Reorganized General Growth plans to enhance the experience of its shoppers by creating shopping experiences that exceed consumer expectations, attracting the optimal tenant mix for the market area and actively marketing to its consumers.

•                  Optimize Tenant Mix.  Malls that receive high levels of consumer traffic will likely attract the optimal retailers as tenants in those markets.  Reorganized General Growth intends to continue to proactively optimize the merchandising mix within its regional mall portfolio by matching it to the consumer shopping patterns and needs and desires of the demographics in a particular market area, which will likely strengthen its competitive position.  For example, to accommodate the needs and desires of consumers in certain areas, Reorganized General Growth may attempt to bring non-traditional retailers, such as big-box operators, value department stores and grocers, into the mall.  By having the optimal mix of retailers, dining and entertainment options, Reorganized General Growth can likely further increase tenant sales and consumer traffic, which contribute to the “virtuous cycle.”  Reorganized General Growth is positioned to be the #1 or #2 largest landlord to what can be considered 40 of America’s premier retailers, including Macy’s, Nordstrom, Barnes & Noble, Gap, Apple, Estée Lauder, Foot Locker, The Cheesecake Factory and Crate & Barrel.  Reorganized General Growth will also continue to strive to provide as many exclusive retailers as possible to maintain a distinct appeal and regional draw.  In addition, Reorganized General Growth’s scale with premier national retailers enhances its ability to bring the optimal mix of retailers into its malls.

•                  Increase Consumer Sales to Support Increased Rents.  Reorganized General Growth has the potential to increase rents for tenants, particularly in malls where mall sales are expected to grow in future years, because it has the ability to renegotiate rents upon lease expiration based on the level of tenant sales.  In addition, its occupancy costs, which were 14.7% of tenant sales as of December 31, 2009, are generally at or below those of its competitors.  By utilizing a variety of lease structures, including the gross lease structure, which is characterized by one common charge to tenants that includes taxes and common area costs and grows at an accelerated escalation rate as compared to a more traditional fixed common area maintenance, or CAM, lease, competitive lease terms such as radius restrictions and traditional fixed-CAM leases for tenants on a case-by-case basis, Reorganized General Growth can optimize its lease structure to increase rents and bring occupancy costs in-line with its peers.  Based on experience in running mall properties, increased rents can lead to increased NOI, which will not only strengthen Reorganized General Growth’s competitive position but will also likely enable it to reinvest capital into its properties, which completes the “virtuous cycle” of mall management.

Maximize Operational Efficiency.  As part of the reorganization, General Growth has re-engineered operations, streamlined management and decision-making, and prioritized capital investments by creating strategic plans for each property.  Reorganized General Growth’s operating philosophy underlying these efforts is to invest in items that maximize the consumer experience, while streamlining costs in areas that will not negatively impact the consumer or mall experience.  Reorganized General Growth intends to continue these efforts following emergence from bankruptcy.  To date, General Growth has achieved several other key operational restructurings, including the following, the benefits of which will inure to Reorganized General Growth:

•                  a streamlined forecasting process, saving more than $5 million per year, and freeing up time for mall asset management teams to pursue more valuable activities;

•                  completion of the first phase of a major restructuring of the financial systems to allow for greater efficiency in the finance and accounting operations and to enhance business support activities; and

•                  conclusion of the first phase of the implementation of a CRM, which when completed will accelerate the leasing process and improve the quality and timeliness of leasing pipeline information.

General Growth has been proactive in maintaining optimal staffing levels, as its current headcount is more than a quarter below its pre-bankruptcy peak.  Reorganized General Growth will introduce many other innovations to improve its efficiency and effectiveness, such as restructuring and simplifying its financial accounting systems.  By redirecting and restructuring the allocation of resources and capital investment towards those properties that offer the best risk-adjusted returns and reducing total overhead expenses and operating infrastructure in a manner that does not negatively impact the consumer experience, profitability will likely improve.

f.                                         Growth Opportunities

Implementing the business strategies described above, as well as an overall recovery in the U.S. economy, will likely provide Reorganized General Growth with opportunities to improve operating results, such as NOI:

•                  Improving Economic Fundamentals.  Following the worst recession since the Great Depression of the 1930s, the U.S. economy has likely begun to recover.  The return to positive GDP growth, which the CBO projects to be 1.9% in 2011 and 4.6% in 2012, is expected to help drive improvements in other macroeconomic and retail-related fundamentals.  Longer term, the CBO projects average GDP growth of 3.4% through 2015, which should help drive other positive macro trends.  For example, the unemployment rate, at 9.5% as of June 2010, has already declined from its recession high of 10.1%, and the CBO projects that figure to continue declining until reaching more historical rates of approximately 5.1% by 2015.  As a result of positive economic and employment growth, household wealth as measured by the S&P 500 stock index and the Case-Shiller home index have rebounded from their recession lows, driving increases in consumer confidence and personal consumption.  These trends will all help to increase retail spending.  Although there has been a recent slowing of job growth and consumer confidence, the overall direction of the economic recovery likely remains positive.  These factors, combined with the relatively limited amount of new malls that have been constructed in recent years, will favorably impact business.  In addition, anticipated increases in retail spending will result in increased rents and NOI growth.

•                  Embedded Same-Store Growth by Signing New Leases at Higher Rates. The negative impact of the Chapter 11 Cases led to the execution of more short-term leases in 2009 than had typically been signed in prior years to maintain occupancy and limit the availability of tenant improvements or allowances in order to preserve cash.  Approximately 35% of leases were short-term leases and expire between 2010 and 2012.  Market rent renewals during 2009 for short-term leases were executed at discounted re-leasing spreads.  As the retail sales environment continues to improve, Reorganized General Growth may be able to re-lease spaces that had been under short-term leases to maintain occupancy at its malls for longer terms and at better rates.  As a result, the new longer-term leases will likely provide future same-store growth opportunities.

•                  Growth from Significant Recent Capital Expenditures. Since 2004, General Growth has invested $5 billion in the maintenance, renovation and expansion of mall properties as well as the re-merchandising of some of malls to achieve a higher-end tenant base.  During the same period, General Growth spent $3.7 billion for expansion and renovation for projects greater than $10 million at 51 mall properties.  These investments have likely significantly improved the quality of these malls and their attractiveness to tenants.  As the retail market rebounds, these refreshed properties will likely attract both tenants looking to expand as well as local, regional and national retailers looking to consolidate to high quality, well maintained malls.

•                  Growth from Redevelopment of Certain Properties.  General Growth is currently pursuing additional near-term opportunities in seven malls.  General Growth added flagship stores, higher-end retailers and additional restaurants to some of its top performing malls, and has also expanded malls or redeveloped vacant space to add big-box retailers into some of its properties.  The benefits of this redevelopment, such as increases consumer traffic and rents, will inure to Reorganized General Growth.  For example, the Saint

Louis Galleria in St. Louis, Missouri anticipates adding the second Nordstrom store to the St. Louis market, with an opening date set for the fall of 2011.  Similarly, the recently renovated Christiana Mall in Newark, Delaware expects to finish leasing a new 700-seat food court and add a new Target store and Nordstrom store over the next two years.

2.                                       Financial Information

a.                                       Pro Forma and Historical Financial Statements

The unaudited pro forma condensed consolidated financial statements for Reorganized General Growth are attached hereto as Exhibit 3.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the other portions of this Disclosure Statement, the Plan, and General Growth’s SEC filings.  The following SEC filings were prepared on a consolidated historical basis for General Growth and are incorporated by reference herein:

•                  Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 12, 2010, and

•                  Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010, as amended.

You may obtain copies of any documents filed with the SEC, including those referenced above, by visiting the SEC website at http://www.sec.gov and performing a search under the “Filings & Forms (EDGAR)” link.  Copies of the Form 10-K and Form 10-Q referenced above can also be obtained at GGP’s website at http://www.ggp.com.

Other historical financial information for the Plan Debtors during the Chapter 11 Cases can be found in the Debtors’ monthly operating reports.  You may obtain copies of the Debtors’ monthly operating reports by visiting the website of the Plan Debtors’ Notice and Claims Agent at www.kccllc.net/GeneralGrowth and clicking on the menu item labeled “Court Documents.”

b.                                      Projections

The Reorganized General Growth projections are attached hereto as Exhibit 4.

3.                                       Corporate Governance

It is expected that the New GGP Certificate of Incorporation, which will be amended on or prior to the Effective Date, will contain certain anti-takeover defenses that may hinder any attempt by a party or parties to acquire New GGP.  In particular, New GGP is expected to be subject to Section 203 of the Delaware General Corporation Law, to be permitted to issue additional authorized but unissued shares of New GGP Common Stock and New GGP Preferred Stock, to be subject to certain ownership limitations for purposes of maintaining its status as a REIT and to have a staggered board of directors.

On the Effective Date, the New GGP Board will be comprised of nine members, three of whom will have been designated by Brookfield Investor and one of whom will have been designated by Pershing Square.  Pershing Square’s right to designate a member of the New GGP Board will apply only to the initial board of directors of New GGP as established on the Effective Date and will not survive thereafter.  The right of Brookfield Investor to designate three members of the New GGP Board will continue so long as Brookfield Investor beneficially owns less than 20% of the New GGP Common Stock on a Fully Diluted Basis, with such right reducing to (i) two directors if Brookfield Investor beneficially owns at least 15% and less than 20% of the New GGP Common Stock on a Fully Diluted Basis and (ii) one director if Brookfield Investor beneficially owns at least 10% and less than 15% of the New GGP Common Stock on a Fully Diluted Basis.  If and when Brookfield Investor owns less than 10% of the New GGP Common Stock on a Fully Diluted Basis, Brookfield Investor will no longer have the right to designate a director.

4.                                       Capitalization and Exit Financing Options

a.                                       Overview

The following transactions are intended to fund General Growth’s reorganization and emergence costs:

•                  $4.4 billion of investments in New GGP Common Stock, comprised of investments by Brookfield Investor in the amount of $2.5 billion, Fairholme in the amount of approximately $1.3571 billion and Pershing Square in the amount of approximately $542.9 million, which amounts, with respect to Pershing Square and Fairholme, have been reflected at 50% of the original committed amounts in accordance with GGP’s cutback rights under the Investment Agreements as described below;

•                  a $250 million investment in New GGP Common Stock by Texas Teachers, which amount has been reflected at 50% of the original committed amount in accordance with GGP’s cutback rights under the Texas Teachers Stock Purchase Agreement described herein;

•                  a new $1.5 billion five-year term loan; and

•                  $2.15 billion from the New GGP Mandatorily Exchangeable Pre-Emergence Notes.

Approximately $8.55 billion will be required to consummate the Plan, which includes approximately $250 million for the capitalization of Spinco.  New GGP intends to file a Form S-11 with the SEC in connection with the New GGP Mandatorily Exchangeable Pre-Emergence Notes offering.  It is intended that the proceeds of such offering will replace $2.15 billion of the financing commitments for New GGP by Fairholme, Pershing Square, and Texas Teachers.

The agreements that GGP has entered into with each of Fairholme, Pershing Square and Texas Teachers commit such investors to invest approximately $2.7143 billion, approximately $1.0857 billion and $500 million, respectively, in New GGP Common Stock.

The agreements permit GGP to use the proceeds of a sale of, or binding commitments to sell, New GGP Common Stock, including the common stock underlying the New GGP Mandatorily Exchangeable Pre-Emergence Notes offered hereby, for not less than $10.50 per share (net of all underwriting and other discounts, fees and related consideration), to reduce the amount of New GGP Common Stock to be sold to Fairholme, Pershing Square, and Texas Teachers, pro rata as between Fairholme and Pershing Square only, by up to 50% (or approximately $2.15 billion in the aggregate) prior to the Effective Date.  As such, the Plan funding sources set forth above provide only 50% of the actual commitments for each of Fairholme, Pershing Square and Texas Teachers.

In addition, prior to the confirmation of the Plan, GGP may also terminate the Fairholme Stock Purchase Agreement and/or the Pershing Square Stock Purchase Agreement upon notice for any reason or no reason, including to replace the investments with other capital, such as with the net proceeds of the New GGP Mandatorily Exchangeable Pre-Emergence Notes.  GGP may terminate the Texas Teachers investment agreement upon the sale of $500 million of shares of New GGP Common Stock (or securities convertible into New GGP Common Stock) at a price of not less than $10.50, in which case GGP will be required to pay Texas Teachers a termination fee of $15 million as well as reimburse Texas Teachers’ expenses of up to $1 million.  Each of the Investors and Texas Teachers will have the right to terminate their commitments if any shares of common stock (or securities convertible into the New GGP Common Stock) are issued at less than $10.00 per share (net of all underwriting and other discounts, fees and any other compensation and related expenses).

This Disclosure Statement does not constitute an offer to sell New GGP Mandatorily Exchangeable Pre-Emergence Notes or the New GGP Common Stock into which such notes will be exchangeable.  This Disclosure Statement also does not constitute an offer to sell Spinco Common Stock.  As noted above, registration statements relating to these securities will be filed with the SEC.  These securities may not be sold nor may offers to buy be accepted prior to the time these registration statements become effective.

The Investors have also provided backstop commitments for up to $1.5 billion of additional debt financing for New GGP, which could be utilized if the new term loan described above is not executed prior to GGP’s emergence from chapter 11.  In addition, Brookfield Investor and Pershing Square have provided a backstop commitment for up to $500 million for a potential rights offering by New GGP.  General Growth does not currently anticipate to utilize such debt commitment or conduct such New GGP rights offering to fund New GGP’s emergence, although financing needs may change.

b.                                      Key Agreements

i.                                          Investment Agreements

The salient terms of the transactions contemplated by the Investment Agreements are as follows:(19)

Investors	Brookfield Investor Fairholme Pershing Square

Investment

New GGP

Total: $6,300,000,000 at $10.00 per share.

Brookfield Investor: $2,500,000,000

Fairholme: $2,714,285,710

Pershing Square: $1,085,714,290

Spinco

Total: Backstop of $250,000,000 rights offering at $5.00 per share.

Brookfield Investor: $125,000,000

Fairholme: $62,500,000

Pershing Square: $62,500,000

Term of Commitment

Brookfield Investor, Fairholme and Pershing Square have each committed through December 31, 2010 (subject to the right of Fairholme and Pershing Square to terminate after November 1, 2010, if a Competing Transaction is pursued), provided that the commitments can be extended no later than January 31, 2011 if the Confirmation Order has been entered by December 15, 2010 and General Growth, despite its commercially reasonable efforts, is unable to consummate the closing on or prior to December 31, 2010. Brookfield Investor commitment can also be extended beyond January 31, 2010 under certain circumstances.

Corporate Debt	Investment Agreements contemplate $1.5 billion of corporate debt upon emergence through reinstatement and/or new debt.

(19)         The description of the transaction contemplated by the Investment Agreements herein is for summary purposes only and in case of any conflict between the Investment Agreements themselves and this Disclosure Statement, the Investment Agreements shall govern.  Copies of the Original Investment Agreements were filed along with the Bidding Procedures and Warrant Motion, and amendments thereto were set forth in the Bidding Procedures and Warrant Reply.  These documents can be accessed at the website for the Plan Debtors’ Notice and Claims Agent (www.kccllc.net/GeneralGrowth) by clicking on the menu item labeled “Court Documents.” The Investment Agreements will also be filed in a Plan Supplement.

Consideration to Unsecured Creditors	Satisfaction in full of the principal amount plus accrued interest.

Consideration to Existing Shareholders	Approximately 32% of New GGP (before any exercise of Warrants). Approximately 86% of Spinco (before any exercise of Warrants).

Price per Share(20)	$10.00 per share of New GGP Backstop of the Spinco rights offering at $5.00 per share

Commitment Replacement

General Growth has the right to terminate the Fairholme/Pershing Square commitments for any reason or to reduce their aggregate commitments, pro rata, by up to $1.9 billion if equity capital becomes available on more advantageous terms. General Growth may reduce the commitments prior to or following closing, however any reduction post-closing will be subject to the payment of a $0.25 per share fee to Fairholme/Pershing Square.

Backstop of Additional Capital

Investors are providing a full backstop of $2 billion of capital which may be raised from third parties:

•      $1.5 billion of new debt

•      $500 million of additional equity (which backstop is provided by Brookfield Investor and Pershing Square only)

Spinco Distribution and Rights Offering

The transactions contemplated by the Investment Agreements provides for the creation of Spinco.(21) The distribution of Spinco Common Stock to holders of GGP Common Stock is a condition to closing the transactions.

In connection with the distribution, Spinco will commence a $250 million equity rights offering at $5.00 per share of Spinco Common Stock. The Investors have committed to purchase all unsubscribed shares in the equity rights offering, with Brookfield Investor providing $125 million and each of Fairholme and Pershing Square providing $62.5 million of the backstop commitment. Each of Brookfield Investor and Fairholme/Pershing Square will receive a minimum allocation of $50 million of Spinco Common Stock. Each of Brookfield Investor and Fairholme/Pershing Square will receive $6.25 million in Spinco Common Stock as consideration for their respective backstop commitments.

Under certain circumstances, an unsecured interest bearing promissory note payable by Spinco (or one of its subsidiaries provided such note is

(20)         Excluding value associated with the Warrants.

(21)         For additional information on Spinco, see Section VI.B.

guaranteed by Spinco) in favor of GGP LP will be issued on or about the Effective Date. For more information regarding the Spinco Note see Section VI.B.10 “Note and Indemnity Between Spinco and Reorganized General Growth”.

Warrants

Interim Warrants: an aggregate of 102,857,143 Warrants issued to Brookfield Investor and Fairholme on May 10, 2010, with an exercise price of $15.00 per share, vesting as follows:

•      40% upon Bankruptcy Court approval on May 10, 2010

•      20% on July 12, 2010

•      Remainder on a straight-line basis for the period commencing on July 13, 2010 and ending on December 13, 2010

If an Investment Agreement is terminated prior to the Effective Date, the applicable Investor’s unvested interim Warrant would be forfeited.

Permanent Warrants to be issued to Brookfield Investor, Fairholme and Pershing Square at closing:

•      New GGP Warrants: 120 million 7-year Warrants; $10.75 exercise price for Brookfield Investor, $10.50 exercise price for Pershing Square and Fairholme.

•      Spinco Warrants: 80 million 7-year Warrants; $5.00 exercise price

In the event of certain change of control transactions following issuance of the Warrants, the Warrants will be redeemable at their value calculated pursuant to the “Black-Scholes” model.

The Warrants are subject to anti-dilution adjustments in connection with dividends and certain other events. and provide registration rights

Post-Emergence Board of Directors

New GGP

9 directors on the New GGP Board at emergence.

3 directors designated by Brookfield Investor and 1 designated by Pershing Square.

Brookfield Investor has post-emergence board designation rights for 3 directors if it beneficially owns at least 20% of the New GGP Common Stock, 2 directors if it beneficially owns at least 15% and less than 20% and 1 director if it beneficially owns at least 10% and less than 15%. Brookfield Investor’s designation rights terminate if its beneficial ownership falls below 10%.

Fairholme and Pershing Square have no post-emergence board designation rights.

Spinco

9 directors on the Spinco Board at emergence.

2 directors designated by Brookfield Investor and 2 designated by

Pershing Square (or as otherwise agreed to among the Investors).

Brookfield Investor’s designation right decreases to 1 director if it sells Spinco shares or Warrants.

Both Brookfield Investor’s and Pershing Square’s designation rights terminate if the applicable investor’s beneficial ownership falls below 10%.

Additional Investor Rights

The Investors have participation rights in future public and private equity issuances (both before and after the Effective Date) by General Growth, New GGP and Spinco, to allow them to maintain percentage ownership on a Fully Diluted Basis. These participation rights terminate when the applicable investor’s beneficial ownership is less than 5%

Registration rights as provided in the Investment Agreements.

Indemnification to Brookfield Investor in connection with assistance in arranging other financing.

In the case of Fairholme and Pershing Square, (i) the right to designate third parties to purchase their securities at closing and (ii) the right to assign their commitments with the consent of General Growth, such consent not to be unreasonably withheld, conditioned, or delayed.

Conditions to Investors’ Obligation to Close

•      Minimum liquidity target: $350 million, as adjusted.

•      Maximum proportionally consolidated debt: $22.25 billion, as adjusted.

•      New GGP share cap: 1,104,683,256 shares, as adjusted.

•      Completion of Spinco distribution.

•      Maximum Spinco share count.

•      Continued accuracy of representations and warranties, and performance of positive and negative covenants.

•      Absence of any material adverse effect since March 31, 2010.

•      No injunction or legal impediment.

•      Receipt of regulatory approvals and third-party consents.

•      Satisfaction of conditions in the Plan which must be in form and substance satisfactory to the Investors.

•      Disclosure Statement, in form and substance satisfactory to the Investors, confirmed by Bankruptcy Court.

•      Effectiveness of New GGP’s SEC registration statement.

•      Listing: NYSE for New GGP Common Stock; any U.S. stock exchange for Spinco Common Stock if Spinco Rights Offering shall have occurred.

•      REIT legal opinion.

•      Non-control agreements.

•      Completion of funding in other investment agreements is a

condition to the Fairholme/Pershing Square obligation to close.

•      General Growth’s compliance with certain conduct of business covenants.

•      No issuances of GGP Common Stock (or instruments convertible into GGP Common Stock), subject to certain exceptions, unless the purchase price is not less than $10.00 per share, no person would, after giving effect to such sale, beneficially own more than 10% of the GGP Common Stock and no 4 persons would beneficially own more than 30% of the GGP Common Stock (subject to certain exceptions) and Brookfield Investor and Fairholme/Pershing Square are each offered the option to purchase 15% of such shares.

Post-Closing Lock-Up

Brookfield Investor: Lock-up expires at 18 month anniversary of closing. Sale of an aggregate 16.5% of holding permitted between 6th and 18th month post-closing.

Fairholme/Pershing Square: minimal restrictions: if some but not all of the Fairholme/Pershing Square funding is drawn, lock-up for up to 120 days after the closing.

Termination

An Investor may terminate its investment agreement, if:

•      Closing does not occur on or before December 31, 2010 (subject to limited extension rights).

•      Warrants are canceled or modified in a way adverse to the Investors; or stock underlying the Warrants is not listed.

•      General Growth has breached the investment agreement and as a result a closing condition cannot be satisfied.

•      General Growth consummates a Competing Transaction.

•      the Bankruptcy Court denies confirmation of the Plan.

•      A governmental entity issues a final order permanently enjoining or prohibiting the transactions.

•      The Investment Agreements, including the plan summary term sheet attached thereto, or the Plan, is revised or modified in a manner that is unacceptable to an Investor or a plan of reorganization with respect to the Debtors that is unacceptable to the Investor is filed by the Debtors with the Bankruptcy Court.

•      New GGP issues shares below $10.00 minimum price per share.

General Growth is able to terminate the Investment Agreements for any reason; however, the Investors may keep the Warrants once issued and vested.

The Warrants would be cancelled only if the Investors fail to fund when closing conditions are satisfied and the Warrants have been transferred following support of a Competing Transaction.

Remedies

General Growth’s remedy against Brookfield Investor for breach prior to closing is limited to seeking specific performance. Brookfield Investor has an equity commitment letter from Brookfield and funds have been placed in escrow by the other members of Brookfield Investor. The remedy for a funding breach would be to sue Brookfield Investor to cause its investors to honor the commitments.

General Growth’s remedies against Fairholme/Pershing Square for breach prior to closing include seeking specific performance or direct damages.

Stockholder Protections

Each Investor’s beneficial ownership or economic interest in New GGP Common Stock (including upon exercise of New GGP Warrants) is capped (subject to certain exceptions) as follows:

•      Brookfield Investor — 45% of the outstanding New GGP Common Stock

•      Pershing Square — the lesser of (i) 25% of the outstanding New GGP Common Stock and (ii) the sum of Pershing Square’s ownership as of the Effective Date and 5%

•      Fairholme — the lesser of (i) 30% of the outstanding New GGP Common Stock and (ii) the sum of Fairholme’s ownership as of the Effective Date and 5%

•      Exceptions to ownership caps for stock dividends and tender/exchange offers and mergers approved as provided in the non-control agreements.

New GGP voting restrictions:

•      In connection with a change of control, if the New GGP Board recommends a shareholder vote against such transaction, Brookfield Investor can vote against the transaction or 30% of its shares may be voted in favor, and shares in excess of 30% generally must be voted in proportion to the other shareholders.

•      In connection with a vote for the election of directors, (i) Brookfield Investor can vote for its designees and must otherwise vote in proportion to the other shareholders, and (ii) Fairholme and Pershing Square can each vote 10% of their shares as they wish, but must vote the rest of their shares in proportion to the other shareholders.

•      If Brookfield Investor beneficially owns more than 45% of the outstanding New GGP Common Stock, the excess will be voted in proportion to the other shareholders (other than in the election of directors or a change of control, as specified above).

•      Affiliate transactions require approval of a majority of disinterested directors (i.e. directors not affiliated with participants in the transaction).

New GGP transfer restrictions:

•      Unless approved by a majority of independent directors, Brookfield Investor and Fairholme/Pershing Square cannot transfer common stock if transferee would beneficially own more than 10% of New GGP Common Stock.

•      Exceptions to transfer restrictions for (i) transfers to affiliates or third-parties that agree to ownership and voting restrictions, (ii)underwriters, (iii) Rule 144 sales, (iv) mergers or other transactions approved by the GGP Board and a majority of shareholders, and (v) tender offers in which all shareholders are able to sell on the same terms.

Other provisions:

•      New GGP Board cannot be expanded without 75% of the vote of New GGP Board.

•      Pershing Square will enter into a non-control agreement with respect to Spinco on substantially similar terms as described above. Pershing Square’s ownership will be capped at 40% of Spinco Common Stock. Pershing Square may vote as it wishes for on matters recommended by the Spinco Board and, if Pershing Square owns more than 30% of the outstanding Spinco Common Stock, must vote the excess in proportion to other shareholders on any matter not recommended by the Spinco Board.

•      Fairholme and Brookfield Investor will not enter into non-control agreements with respect to Spinco.

A non-control agreement will terminate:

•      upon mutual agreement, if approved by a majority of the disinterested directors;

•      if stockholders other than the Investors (and their transferees and affiliates) own more than 70% of the then-outstanding shares of New GGP Common Stock on a fully diluted basis and the applicable Investor owns less than 15% of the then-outstanding shares of New GGP Common Stock on a fully diluted basis;

•      if the applicable Investor or transferee owns less than 10% of the then-outstanding shares of New GGP Common Stock on a fully diluted basis;

•      following a change of control of New GGP not involving the applicable Investor or its affiliates; and

•      following the sale of all or substantially all of the assets of New GGP or the acquisition by any person of voting securities of New GGP entitling such person to exercise 90% or more of the total voting power of all outstanding securities entitled to vote generally in elections of directors of New GGP.

Strategic Relationship

Brookfield will enter into a strategic relationship agreement to use Reorganized General Growth as its primary platform for any regional mall opportunities it or one of its affiliates pursues in North America (so long as it is entitled to nominate 3 members of the New GGP Board). Brookfield will also seek to provide global opportunities through Brookfield’s institutional relationships.

ii.                                       Texas Teachers Stock Purchase Agreement

General Growth and Texas Teachers entered into the Texas Teachers Stock Purchase Agreement, pursuant to which Texas Teachers has agreed to purchase $500 million of New GGP Common Stock at $10.25 per share.  General Growth has the option to reduce the commitment of Texas Teachers by up to $250 million prior or up to 45 days after the Effective Date.  Texas Teachers is committed to make the investment until December 31, 2010, provided that this date may be extended in certain circumstances to January 31, 2011.  If the Texas Teachers Stock Purchase Agreement is terminated in connection with the termination of the Cornerstone Investment Agreement or by General Growth in connection with a permitted sale of New GGP Common Stock, General Growth will pay Texas Teachers a termination fee of $15 million and reimburse its expenses up to $1 million.  The Texas Teachers’ investment is subject to the satisfaction of closing conditions and Texas Teachers will receive customary piggyback registration rights pursuant to a registration rights agreement.

5.                                       Equity

On or shortly after the Effective Date, the following third-party equity will be issued or reinstated pursuant to the terms of the Plan:

a.                                       New GGP Common Stock

Subject to the consummation of the alternative transactions discussed in Section VI.A.4, an aggregate of approximately 1,004,000,000 shares of New GGP Common Stock will be issued to the Investors, Texas Teachers, and holders of GGP Common Stock (to this latter group indirectly via GGP Real Estate Holdings I, Inc. through the Merger).

Each share of New GGP Common Stock will have one vote per share for all purposes.  The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of shareholders of New GGP.  The New GGP Certificate of Incorporation will not provide preemptive, subscription or conversion rights with respect to the New GGP Common Stock, nor will it include redemption or sinking fund provisions or rights.  Holders of New GGP Common Stock will not be entitled to cumulative voting for election of the New GGP Board.

Holders of New GGP Common Stock will be entitled to receive ratably such dividends as may be declared by the New GGP Board out of funds legally available therefor.

Approval by the Bankruptcy Court of the preemptive rights granted to the Investors under the Investment Agreements suffices for a period of five years without further stockholder approval for purposes of fulfilling the NYSE requirements.

b.                                      New GGP Preferred Stock

On the Effective Date, all of the designated but unissued preferred stock of GGP will be cancelled.  The New GGP Certificate of Incorporation will authorize New GGP to issue shares of New GGP Preferred Stock, which will be “blank-check” preferred stock.  The New GGP Preferred Stock may be divided into any number of series or classes, and may be issued as the New GGP Board may determine from time to time.

As of the Effective Date, 10,000 authorized shares of New GGP Preferred Stock will be designated as Series A Preferred Stock.  The Series A Preferred Stock will have a par value of $1,000 per share.  It is expected that all 10,000 shares will be outstanding shortly after the Effective Date.

Each share of Series A Preferred Stock will be entitled to an annual cumulative dividend of $50.  The Series A Preferred Stock will not be exchangeable or convertible into other securities.  The liquidation value of the Series A Preferred Stock will be $1,000 plus accrued and unpaid dividends.  The Series A Preferred Stock will rank pari passu to the Series C Preferred Stock and senior to the New GGP Common Stock.  Except as required by law and with certain exceptions, the Series A Preferred Stock will not have voting rights.

As of the Effective Date, 71,320 shares of New GGP Preferred Stock will be designated as Series C Preferred Stock for purposes of permitting New GGP to satisfy certain redemption rights held by holders of GGP LP 8.5% Series B Cumulative Convertible Preferred Units in Series C Preferred Stock.  The Series C Preferred Stock will have a par value of $1,000 per share, and it is expected that no shares will be outstanding on the Effective Date.

Each share of Series C Preferred Stock will be entitled to quarterly cumulative cash dividends equal to the greater of (i) of $21.25 and (ii) the amount of the regular quarterly cash dividends for such dividend period upon the number of shares of Common Stock (or portion thereof) into which such Series C Preferred Stock is then convertible; provided, that no payment will be made on account of clause (ii) after June 10, 2017.

The Series C Preferred Stock will be convertible at a holder’s option into shares of New GGP Common Stock until June 10, 2017.  The initial conversion ratio will be 20 shares of New GGP Common Stock per share of Series C Preferred Stock and will be subject to customary adjustments for certain share splits and dividends.  The liquidation value of the Series C Preferred Stock will be $1,000 plus accrued and unpaid dividends.  The Series C Preferred Stock, if issued and outstanding, will rank pari passu to the Series A Preferred Stock and senior to the New GGP Common Stock.  Except as required by law and with certain exceptions, the Series C Preferred Stock will not have voting rights.

c.                                       New GGP Warrants

On the Effective Date, each Warrant will be cancelled and, in lieu thereof, the Investors will receive (i) one (1) New GGP Warrant with an initial exercise price of $10.75 per share for Brookfield Investor holders and $10.50 per share for the Fairholme and Pershing Square holders, subject to adjustment as provided in the Warrant and Registration Rights Agreements (permitting the acquisition of up to 120 million shares of New GGP Common Stock) and (ii) one (1) Spinco Warrant, which will entitle the holder to purchase one share of Spinco Common Stock at an initial exercise price of $5.00 per share, subject to adjustment as provided in the Warrant and Registration Rights Agreements (permitting the acquisition of up to 80 million shares of Spinco Common Stock).  The New GGP Warrants (i) are subject to anti-dilution adjustments in connection with dividends and certain other events, (ii) provide for a right to require that the warrants be cashed out at a Black-Scholes-based formula value upon certain change in control events and (iii) provide registration rights.  The term of the New GGP Warrants is 7 years.

d.                                      New GGP Options

On or after the Effective Date, New GGP may adopt a long-term equity incentive compensation plan or plans providing for awards to highly competent persons as officers of New GGP and other key employees.  The specific terms of any grants made under such plan would be determined by a compensation committee or other subset of the New GGP Board.  Grants of awards would be designed to focus equity compensation on performance and alignment with shareholders’ interests.  Additional information is provided in Section VI.A.8, “Employee Compensation and Benefits”.

e.                                       GGP LP Common Units

On the Effective Date, holders of GGP LP Common Units will receive a distribution of cash equal to $.019 per unit and may elect between (i) (y) reinstatement of their common units in GGP LP, which will result in their holding the same number of common units in Reorganized GGP LP as they held in GGP LP as of the Distribution Record Date; provided, however, that any prepetition redemption or conversion rights, as applicable, held by such GGP LP Common Unit holders which GGP had the obligation or option, as applicable, to satisfy in shares of GGP Common Stock, will, in accordance with the applicable provisions of their prepetition agreement, subsequently be satisfied, at New GGP’s option or obligation, in shares of New GGP Common Stock on conversion or redemption terms consistent with such prepetition agreements, plus (z) a pro rata amount of Spinco Common Stock on account of such holder’s GGP LP Common Units or (ii) being deemed to have converted or redeemed, as applicable, their GGP LP Common Units effective the day prior to the Distribution Record Date in exchange for GGP Common Stock on terms consistent with such holder’s prepetition agreements, thereby receiving such treatment as if such holder owned GGP Common Stock on the Distribution Record Date, in each case less any applicable tax withholding as required by the applicable agreements.  Any holder of a GGP LP Common Unit that fails to elect treatment will receive the treatment noted in (i) above; provided, however, GGP LP Common Units held by GGP will receive the treatment noted in (i) above but will not receive a cash distribution.

On the Effective Date, Reorganized GGP LP will have outstanding approximately 7,264,792.58 Reorganized GGP LP Common Units held by limited partners, which is subject to change based on the election described above and other issuances that may occur in connection with the transactions contemplated herein.

The holders of Reorganized GGP LP Common Units are entitled to participate in Reorganized GGP LP’s partnership distributions when, if and as declared and to exercise certain rights or privileges prescribed in the Reorganized GGP LP Limited Partnership Agreement.  The Reorganized GGP LP Common Units held by limited partners will have no voting rights except with respect to certain “Major Decisions,” as defined in the Reorganized GGP LP Limited Partnership Agreement.

f.                                         GGP LP Preferred Equity Units

On the Effective Date, holders of GGP LP Preferred Equity Units will receive (i) a distribution of cash based on their pro rata share of dividends accrued and unpaid prior to the Effective Date, and (ii) reinstatement of their preferred units in Reorganized GGP LP, which will result in their holding the same number of preferred units in Reorganized GGP LP as they held as of the Distribution Record Date in GGP LP; provided, however, that any prepetition direct or indirect redemption rights which may have, at GGP’s option, been satisfied in shares of GGP Common Stock or 8.5% Cumulative Convertible Preferred Stock, Series C, as applicable, will, in accordance with the applicable provisions of their prepetition agreements, subsequently be satisfied, at New GGP’s option, in shares of New GGP Common Stock or New GGP Series C Preferred Stock, as applicable, on terms consistent with such prepetition agreements, less any applicable tax withholding as required by the applicable agreements.  The number of Reorganized GGP LP Common Units into which the New GGP LP Preferred Equity Units will be convertible following the Spinco Share Distribution will be adjusted pursuant to the formula provided in the GGP LP Limited Partnership Agreement.  For a description of New GGP Common Stock see above and for a description of Spinco Common Stock see Section VI.B.5.a, “Spinco Common Stock”.

On the Effective Date, Reorganized GGP LP will have outstanding 1,279,715.1757 Series B Preferred Units, 532,749.6574 Series D Preferred Units and 502,657.8128 Series E Preferred Units.

The holders of New GGP LP Preferred Equity Units are entitled to quarterly, cumulative partnership distributions when, if and as declared, in an amount equal to the greater of (i) a fixed amount and (ii) the amount of regular quarterly cash distributions upon the number of Reorganized GGP LP Common Units into which such New GGP LP Preferred Equity Unit is then convertible in accordance with the terms of the Reorganized GGP LP Limited Partnership Agreement, and to exercise certain limited rights or privileges prescribed in the Reorganized GGP LP Limited Partnership Agreement.  The New GGP LP Preferred Equity Units have no voting rights except with respect to the issuance of equity interests of Reorganized GGP LP ranking senior to the New GGP LP Preferred Equity Units with respect to payment of dividends or the distribution of assets or the amendment, alteration or repeal of the Reorganized GGP LP Limited Partnership Agreement so as to materially and adversely affect any special right, preference, privilege or voting power of the New GGP LP Preferred Equity Units.

g.                                      GGPLP LLC Preferred Equity Units

On the Effective Date, the GGPLP LLC Preferred Equity Units will receive (i) a distribution of cash based on their pro rata share of dividends accrued and unpaid prior to the Effective Date and (ii) reinstatement of their preferred units in Reorganized GGPLP LLC, which will result in their holding the same number of preferred units in Reorganized GGPLP LLC as they held as of the Distribution Record Date in GGPLP LLC, less any applicable tax withholding as required by the applicable agreements.

The holders of New GGPLP LLC Preferred Equity Units are entitled to fixed quarterly cumulative distributions when, if and as declared, and to exercise certain limited rights or privileges prescribed in the Reorganized GGPLP LLC Operating Agreement.  The New GGPLP LLC Preferred Equity Units will have no voting rights except with respect to the issuance of equity interests of Reorganized GGPLP LLC ranking senior to the New GGPLP LLC Preferred Equity Units with respect to payment of dividends or distribution of assets or the amendment, alteration or repeal of the Reorganized GGPLP LLC Operating Agreement so as to materially and adversely affect any special right, preference, privilege or voting power of the New GGPLP LLC Preferred Equity Units.

h.                                      Other Equity Interests

In addition to the foregoing, third parties will hold equity interests at various levels in Reorganized General Growth’s capital structure.  Certain subsidiaries of Reorganized General Growth will be REITs, and such entities, solely for the purpose of satisfying the REIT qualification rules, have, or will have, issued non-voting preferred stock to third parties representing a de minimis economic interest of the entity or General Growth as a whole.  In addition, Reorganized General Growth will hold direct and indirect equity interests in joint ventures with third-party partners.

6.                                       Litigation

None of the entities that will form Reorganized General Growth or any of the Unconsolidated Real Estate Affiliates included in Reorganized General Growth are currently involved in any material pending legal proceedings nor, to the Plan Debtors’ knowledge, is any material legal proceeding currently threatened against the entities that will form Reorganized General Growth or any such Unconsolidated Real Estate Affiliates.  See Section IV.E.4.a, “Hughes Heirs” for information on the Hughes Heirs Obligations.  As discussed at Section IV.E.4, “Claims Estimation”, certain contingent, unliquidated or Disputed Claims have been asserted in the Chapter 11 Cases against the entities that will form Spinco.

7.                                       Board of Directors and Management

No later than two calendar days prior to the Confirmation Hearing, the Plan Debtors will disclose the name and background of each member of the New GGP Board and executive management team.  Pursuant to the Investment Agreements, the initial New GGP Board will have nine directors, of which three directors will be designated by Brookfield

Investor and one director will be designated by Pershing Square.  Brookfield Investor’s designees to the New GGP Board are as follows:

•                  Chairman of the Board:  Bruce Flatt

•                  Director:  Cyrus Madon

•                  Director:  Ric Clark

Pershing Square’s right to designate directors will only apply to the initial New GGP Board.  Brookfield Investor’s right to designate three directors will continue so long as Brookfield Investor beneficially owns at least 20% of New GGP Common Stock on a Fully Diluted Basis, with such right reducing to (i) two directors if Brookfield Investor beneficially owns at least 15% but less than 20% of New GGP Common Stock on a Fully Diluted Basis and (ii) one director if Brookfield Investor beneficially owns at least 10% but less than 15% of New GGP Common Stock on a Fully Diluted Basis.  Brookfield Investor will have no right to designate a director if it owns less than 10% of New GGP Common Stock on a Fully Diluted Basis.

8.                                       Employee Compensation and Benefits

In order to attract, retain and motivate highly competent persons as officers and other key employees, in connection with confirmation of the Plan, it is expected that Reorganized General Growth will adopt a long-term equity incentive compensation plan or plans providing for awards to such individuals.  The employment agreements for Messrs. Adam Metz, CEO of GGP, and Thomas Nolan, President & COO of GGP, expire December 31, 2010.  It is anticipated that new agreements will be entered into for Messrs. Metz & Nolan with Reorganized General Growth.

B.                                    SPINCO

1.                                       Business

a.                                       General

Spinco will be a real estate company created to specialize in the development of master planned communities and other strategic real estate development opportunities across the United States.  Spinco’s goal will be to create sustainable, long-term growth and value for its stockholders.  It will own a diverse portfolio of properties with little debt and with near-, medium- and long-term development opportunities, including General Growth’s master planned communities segment and a series of mixed-use and mall development projects in premier locations.  Since inception, master planned communities in Spinco’s portfolio have won numerous awards for, among other things, design and community contribution.  The competitive position and desirable location of certain of Spinco’s assets (which collectively comprise millions of square feet and thousands of acres of developable land), combined with their long-term opportunity through entitlements, land and home sales, project developments and operating properties, are expected to drive Spinco’s income and growth.  Spinco will pursue development opportunities in various stages of completion for a number of its assets that were postponed by General Growth due to lack of liquidity resulting from deteriorating economic conditions and the credit market collapse.  Spinco will assess the opportunities for these assets and determine how to maximize their long-term value potential.

Spinco will operate its business in two segments: “Master Planned Communities” and “Strategic Development.”

Master Planned Communities. The master planned communities business will consist of the development and sale of residential and commercial land, primarily in large-scale projects.  Spinco will own four master planned communities (including three separate communities in Maryland that are commonly, and collectively, referred to as “Columbia”) with over 17,000 acres of land remaining to be sold in desirable locations, which in some cases have no land suitable for large-scale residential development nearby.  Residential sales will include standard, custom and high density (i.e., condominium, town homes and apartments) parcels.  Standard residential lots are designated for detached and attached single- and multi-family homes, ranging from entry-level to luxury homes.  Commercial sales will include parcels designated for retail, office, services and other for-profit activities, as well as those parcels designated for use by government, schools and other not-for-profit entities.

Strategic Development. Spinco’s strategic development business will be made up of a diverse mix of near, medium and long-term development and redevelopment projects, some of which will have the potential to create meaningful value.  For example, the Hawaii Community Development Authority approved a 20-plus year master plan that will permit Spinco to transform 60 acres of land in Honolulu into a vibrant and diverse neighborhood of residences, shops, entertainment and offices.  In total, Spinco’s strategic development business will include nine mixed-use development opportunities, four developmental mall projects, seven redevelopment projects and seven other property interests, including ownership of various land parcels and profits interests in certain ventures.

The table below represents properties to be contributed to Spinco, by various categories based on the current expectation of the type of development opportunity:

[Remainder of page has been left intentionally blank]

b.                                      Competitive Strengths

Spinco believes that it will distinguish itself through the following competitive strengths:

Award Winning Master Planned Communities Business. It is believed that Spinco will be a leader in the master planned communities business.  Since inception, master planned communities in Spinco’s portfolio have won numerous awards for, among other things, design and community contribution.  Spinco expects to have over 17,000 acres of land remaining to be sold in desirable locations.  These communities are located in areas of the country that feature strong demographic fundamentals, such as high income and population growth rates.  It would likely be difficult for other real estate development companies to acquire significant parcels of land in areas with similar demographics.  While the economic downturn and housing recession has slowed land and home sales across the nation, Spinco believes that the long-term value of these communities remains strong given their competitive positioning and Spinco’s expertise in long-range land use planning and entitlements for communities such as these.

Development Opportunities in Premier Locations. Spinco will have the opportunity to develop mixed-use and development mall properties in some of the highest quality and most desirable economic and demographic regions of the country, including Ward Centers in Honolulu, Landmark Mall in Alexandria, Virginia, South Street Seaport in Manhattan and The Shops at Summerlin Centre in Las Vegas.  Ward Centers is situated along prime Hawaii beachfront property located within one mile of downtown Honolulu and within walking distance of the Ala Moana Center, one of the highest traffic and sales volume regional malls in the world.  At Landmark Mall, Spinco will have entitlements to construct buildings as tall as 25 stories on some parcels, which could be used for retail, residential and commercial development, subject to consent from anchor-store tenants.  In addition, the South Street Seaport property is located in downtown Manhattan on the waterfront adjacent to the financial center of Wall Street.  The Shops at Summerlin Centre consists of an approximately 100-acre parcel that is part of a larger 1,300-acre mixed-use village located at the western rim of the Las Vegas valley in the heart of the Summerlin community, one of Spinco’s high-quality master planned communities.

Strong Management with Select Partnerships. Spinco intends to hire industry-leading senior executives with master planned community and other real estate development expertise to complement the existing strong management team joining Spinco from General Growth on the Effective Date.  Utilizing their significant experience managing Spinco assets, the existing management team will continue their current focus on the Spinco properties for the benefit of Spinco and its equity holders. In addition, until senior executives for Spinco have been selected, GGP expects to enter into an interim management agreement with an experienced real estate management company to enhance the value of and provide support for the existing management team.  GGP has begun interviewing management companies with considerable expertise in developing and operating high-quality real estate assets to provide leadership and oversight for Spinco’s strategic development business and master planned communities until Spinco’s new executive management team can be identified and assume their roles.  Once selected, GGP anticipates seeking Bankruptcy Court approval of the selected interim real estate management company.

c.                                       Business Strategy

Spinco’s business strategy will be to create an efficient corporate enterprise with focused expertise in each of its business segments.  It will aim to maximize the significant long-term value potential of its assets and create a leading real estate development company, while providing stockholders with appropriate long-term returns commensurate with development risk.  Given the makeup of its assets, particularly the undeveloped land in its master planned communities business, Spinco will not be treated as a REIT for U.S. federal income tax purposes; however, one Spinco subsidiary, Victoria Ward, Limited, will be treated as a REIT.  Because of the capital and operational differences between its two business segments, Spinco intends to follow specific strategies in each business segment to maximize the value of its assets.  Its strategies for each business are detailed below.

Master Planned Communities. Spinco will own four master planned communities in premier locations. With expertise in large-scale, long range land use planning, residential and commercial real estate development, sales and other special skills, Spinco intends to leverage its management team to oversee operations. Because Spinco expects its capital investment in properties to generally coincide with anticipated sales, it expects to have the potential to generate high cash-flow in its master planned communities business.  Spinco plans to grow long-term value for stockholders through continued improvements, entitlements and land development.  One of Spinco’s primary strategies will be to develop and sell land in a manner that increases the value of the remaining land to be developed and sold and to provide current cash flows.  To implement its strategy, Spinco intends to build upon the experienced professionals who will join it from General Growth and, on an interim basis, engage an interim management company to provide certain executive-level services.

Strategic Development. The Spinco portfolio of strategic development assets will represent a diverse mix of near, medium and long-term real estate properties and development projects.  General Growth was pursuing development opportunities in various stages of completion for a number of strategic development assets that will be contributed to Spinco.  Development was postponed by General Growth due to lack of liquidity resulting from deteriorating economic conditions and the credit market collapse.  Spinco intends to assess the opportunities for these assets and determine how to maximize their long-term value potential, which, assuming that sufficient resources are available to fund the development costs, may be significant in some cases.  Development is a capital intensive business with multi-year time frames for each project that will require higher leverage than Spinco’s master planned communities business will require.  Spinco intends to fund its development projects with a mix of construction, bridge and long-term financing.  It does not expect to be a general contractor or property manager for most of its assets, and therefore will consider outsourcing the majority of property management, design and construction responsibilities to third parties.  In such case, Spinco would expect to contribute the land and development expertise and planning to projects and form strategic and institutional partnerships to operate and finance the projects.

d.                                      Spinco’s Business

Master Planned Communities

Spinco’s master planned communities business will consist of the development and sale of residential and commercial land, primarily in large-scale projects in and around Columbia, Maryland; Houston, Texas; and Las Vegas, Nevada.

Revenues will be derived primarily from the sale of finished lots, including infrastructure and amenities, and undeveloped property to both residential and commercial developers. Additional revenues will be earned through participations with builders in their sales of finished homes to homebuyers.  Revenues and net operating income will be affected by such factors as the availability to purchasers of construction and permanent mortgage financing at acceptable interest rates, consumer and business confidences, regional economic conditions in the areas surrounding the projects, levels of homebuilder inventory, other factors affecting the homebuilder business and sales of residential properties generally, availability of saleable land for particular uses and Spinco’s decisions to sell, develop or retain land.  For Spinco’s more mature communities such as in Columbia, Maryland, it will also create new design plans to increase density and to add additional neighborhoods.

Master planned communities in the United States have suffered due to the sharp decline in the residential real estate market. As a business venture, development of master planned communities requires expertise in large-scale, long-range land use planning and politics, residential and commercial real estate development, sales and other special skills. The development of these communities requires decades of investment and a continual focus on the changing market dynamics surrounding these communities.  In recent periods the economic downturn has slowed land and home sales, requiring the development and growth of these communities to be delayed.  Spinco believes that the long-term value of these communities remains strong given their competitive positioning and its expertise in long-range land use planning and entitlements for communities such as these.

Strategic Development

Spinco’s strategic development business will be made up of a diverse mix of near, medium and long-term real estate properties and development projects.  Spinco’s strategic development business will include the following assets:

Mixed-Use Development Opportunities.  Spinco will have the opportunity to create mixed-use development projects on nine properties in very desirable locations, including the following opportunities in premier locations:

•                  Ward Centers is situated along Ala Moana Beach Park and is within one mile of Waikiki and downtown Honolulu. The Ward Neighborhood is the site of Ward Centers, a chic shopping district of six specialty centers with over 135 unique shops (many found only there) and 22 restaurants.  In January 2009, the Hawaii Community Development Authority approved a 20-plus year master plan by Victoria Ward Ltd. to transform the 60 acres site into a vibrant and diverse neighborhood of residences, shops, entertainment and offices.  Spinco believes that the land’s value increased significantly with the Hawaii Community Development Authority’s approval of entitlements and Spinco has the opportunity to undertake a waterfront development project to add up to 10 million square feet of retail, residential, office and industrial use.

•                  The city council of Alexandria, Virginia unanimously approved a small area plan in February 2009 that authorized up to 5.5 million square feet of mixed-use development on the site currently occupied by Landmark Mall.  This site is located just nine miles west of Washington, D.C. and the Pentagon, and is within approximately one mile of public rail service on D.C.’s metro blue line.  Spinco will have entitlements to construct buildings as tall as 25 stories on some parcels, subject to consent from anchor-store tenants. Although plans continuously evolve as market conditions change, it is illustrative that these entitlements envision about 800,000 square feet of retail and other commercial space, 500 hotel rooms and 1.2 million square feet of residences.  These could be developed by Spinco or sold to others for development.

•                  South Street Seaport, located in the downtown financial and insurance districts, is within walking distance to lower Manhattan’s many tourist attractions, such as the World Financial Center, Tribeca, the Brooklyn Bridge, City Hall and the NYSE.  South Street Seaport contains approximately 285,000 square feet of retail, restaurant and exhibition space. South Street Seaport is easily accessible via subway, bus, car or water taxi.  Spinco believes that South Street Seaport represents an extraordinary development opportunity which could potentially include new shops, restaurants, hotels and residences.

Development Mall Projects.  Spinco will own four development mall projects in desirable demographic regions.  Examples include:

•                  Elk Grove Promenade is a partially constructed 1.1 million square foot open air regional mall located on 107 acres in the community of Elk Grove, California.  The project is approximately 17 miles southeast of downtown Sacramento and Spinco believes that it has the potential to become a retail destination of choice in this community.

•                  The Shops at Summerlin Centre, located in Las Vegas, Nevada, consist of an approximately 100-acre parcel that is part of a larger 1,300-acre mixed-use village located at the western rim of the Las Vegas valley in the heart of the Summerlin master planned community.  The Shops at Summerlin Centre are surrounded by in-place residential and commercial development.  The 100-acre parcel has the potential to be developed with office, retail, hotel and conference facilities, and residences.

•                  The Bridges at Mint Hill is located southeast of Charlotte, North Carolina, in the midst of some of the fastest growing areas in the Charlotte region. This site is approximately 160 acres, consists of 120 developable acres, and is currently zoned for approximately 997,000 square feet of retail, hotel and commercial development.

Redevelopment Projects.  Spinco will own seven operating properties that it considers to be redevelopment projects.  These properties today comprise approximately 1.3 million total square feet of GLA in the aggregate.  These assets have the potential for future growth by means of an improved tenant mix, additional GLA or a re-positioning of the asset.

Other Interests.  Spinco also will own or have interests in a variety of other assets.  Some of its other interests will include unsold condos in a luxury condominium community, a profits interest in two golf courses in Nevada and other land parcels.

e.                                       Transfer of Assets

The Spinco Assets will be contributed to Spinco after a series of restructuring steps, followed by the distribution of the stock of Spinco by GGP LP to its common unit holders (including GGP) and by GGP to its common shareholders.  In general, the Spinco Restructuring includes the transfer of certain Spinco Assets (usually in the form of equity capital in certain existing and newly formed entities) to GGP LP, the contribution by GGP LP of the Spinco Assets to Spinco, a newly-formed corporate subsidiary of GGP LP, the distribution of substantially all of the stock of Spinco by GGP LP to its common unit holders, including GGP, and the distribution of the stock of Spinco by GGP to its common shareholders.

The Spinco Restructuring will include the following steps:

•                  GGP Holding, Inc. will engage in an internal restructuring in which it will divest itself of certain Spinco Assets, including the stock of its wholly-owned subsidiary, The Howard Research and Development Corporation;

•                  The Hughes Corporation will engage in an internal restructuring in which it will divest itself of certain non-Spinco Assets;

•                  Howard Hughes Properties, Inc. will engage in an internal restructuring in which it will divest itself of certain non-Spinco Assets;

•                  GGPLP LLC will engage in an internal restructuring in which it will divest itself of certain Spinco Assets, including all of its interests in its private REIT subsidiary, Victoria Ward Limited;

•                  GGMI will engage in an internal restructuring in which it will divest itself of certain Spinco Assets;

•                  GGP/Homart, Inc. will engage in an internal restructuring in which it will divest itself of certain Spinco Assets;

•                  GGP LP will engage in an internal restructuring in which it will contribute certain Spinco Assets to The Howard Research and Development Corporation;

•                  GGP LP will contribute all of the stock of The Howard Research and Development Corporation to Spinco;

•                  GGP LP will distribute all of the stock of Spinco to its common unitholders, including GGP; and

•                  GGP will distribute Spinco Common Stock to holders of GGP Common Stock.

f.                                         Consents

General Growth requires the consent of several third parties for the proposed restructuring to move the Spinco Assets to Spinco.  The third parties from which General Growth must obtain such consents include General Growth’s joint venture partners, lenders, ground lessors and development partners.  With respect to each consent General Growth identified as necessary in connection with the proposed spinoff transaction, General Growth has initiated contact with its third party counterpart seeking such consent.  As of the date of filing this Disclosure Statement, General Growth has not yet received the requested consent from any of the third party counterparts it has approached.  For additional information on the Spinco structure refer to the Spinco organization chart attached hereto as Appendix D — “Organization Charts.”

2.                                       Financial Information

a.                                       Historical Financials

The Spinco historical financial statements are attached hereto as Exhibit 5.  In addition, the following SEC filings were prepared on a consolidated basis for General Growth and are incorporated by reference herein:

•                  Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 12, 2010, and

•                  Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010, as amended.

These SEC filings do not provide specific data with respect to the Spinco Assets except for the information contained therein for General Growth’s master planned communities segment.

You may obtain copies of any documents filed with the SEC, including those referenced above, by visiting the SEC website at http://www.sec.gov and performing a search under the “Filings & Forms (EDGAR)” link.  Copies of the Form 10-K and Form 10-Q referenced above can also be obtained at GGP’s website at http://www.ggp.com.

Other historical financial information for the Plan Debtors during the Chapter 11 Cases can be found in the Debtors’ monthly operating reports.  You may obtain copies of the Debtors’ monthly operating reports by visiting the website of the Plan Debtors’ Notice and Claims Agent at www.kccllc.net/GeneralGrowth and clicking on the menu item labeled “Court Documents.”

b.                                      Projections

The Spinco projections are attached hereto as Exhibit 6.

3.                                       Corporate Governance

It is expected that the Spinco Certificate of Incorporation, which will be amended on or prior to the Effective Date, will contain certain anti-takeover defenses that may hinder any attempt by a party or parties to acquire Spinco.  In particular, Spinco is expected to be subject to Section 203 of the Delaware General Corporation Law, to be permitted to issue additional authorized but unissued shares of Spinco Common Stock and Spinco Preferred Stock and to have a staggered board of directors.

On the Effective Date, the Spinco Board will be comprised of nine members, two of whom will have been designated by Brookfield Investor (provided that, if the chief executive officer of Spinco is an employee of Brookfield Investor, such individual will be one of the two Brookfield Investor designees) and two of whom will have been designated by Pershing Square.  Brookfield Investor’s right to designate two directors to the Spinco Board will continue so long as Brookfield Investor has not sold any shares of Spinco Common Stock or Spinco Warrants.  From and after the sale by Brookfield Investor of any shares of Spinco Common Stock or Spinco Warrants, Brookfield Investor will be entitled to designate one member to the Spinco Board; provided that Brookfield Investor beneficially owns at least 10% of the Spinco Common Stock on a Fully Diluted Basis.  Pershing Square will be entitled to designate two directors to the Spinco Board so long as Pershing Square beneficially owns at least 10% of the Spinco Common Stock on a Fully Diluted Basis.  Following such time as Brookfield Investor or Pershing Square, as applicable, owns less than 10% of the Spinco Common Stock, the applicable Investor will no longer be entitled to designate a member of the Spinco Board.

4.                                       Capitalization and Post-Spinoff Financing Options

Holders of GGP Common Stock and GGP LP Common Units will receive Spinco Common Stock in connection with the Spinco Share Distribution.  Within 90 days of the Effective Date, Spinco expects to conduct the Spinco Rights Offering and generate proceeds of $250 million.  The Investors are providing a $250 million backstop commitment for the Spinco Rights Offering at $5.00 per share.  In addition, Spinco is considering its options to source post-Effective Date working capital financing.

5.                                       Equity

a.                                       Spinco Common Stock

The Spinco Certificate of Incorporation will authorize Spinco to issue at least 460 million shares of Spinco Common Stock.

On the Effective Date and in connection with the Plan, Spinco will have issued approximately 325 million shares of Spinco Common Stock.  In addition, Spinco expects to conduct the Spinco Rights Offering for up to 50 million shares of Spinco Common Stock at a price of $5.00 per share within 90 days after the Effective Date.  Pursuant to the terms of the Investment Agreements, the Spinco Rights Offering will be fully backstopped by the Investors, who will receive, in the aggregate, 2.5 million shares of Spinco Common Stock in consideration for their backstop obligation.  Moreover, and as contemplated by the Investment Agreements and pursuant to the Plan, the Investors will receive, in the aggregate, Warrants to purchase 80 million shares of Spinco Common Stock at a exercise price of $5.00, in each case, subject to adjustment as provided in the Warrant and Registration Rights Agreements.

Each share of Spinco Common Stock will have one vote per share for all purposes.  The holders of a majority of the shares entitled to vote, present in person or represented by proxy will constitute a quorum at all meetings of shareholders of New GGP’s shareholders.  Spinco Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.  Holders of Spinco Common Stock are not entitled to cumulative voting for election of the Spinco Board.  The Investors have contractual preemptive rights pursuant to the Investment Agreements.

Holders of Spinco Common Stock are entitled to receive ratably such dividends as may be declared by the Spinco Board out of funds legally available therefor.

Approval by the Bankruptcy Court of the preemptive rights granted to the Investors under the Investment Agreements suffices for a period of five years without further stockholder approval for purposes of fulfilling the NYSE requirements.

b.                                      Spinco Preferred Stock

The Spinco Certificate of Incorporation will authorize Spinco to issue Spinco Preferred Stock, which will be “blank-check” preferred stock.  The Spinco Preferred Stock may be divided into any number of series as the Spinco Board may determine from time to time.  The Spinco Board is empowered, without stockholder approval, to cause Spinco Preferred Stock to be issued with such rights, preferences and limitations as it may determine.  On the Effective Date, no Spinco Preferred Stock will be issued and outstanding.

c.                                       Spinco Options

On or after the Effective Date, Spinco may adopt a long-term equity incentive compensation plan or plans providing for awards to executive officers of Spinco and other key employees.  The specific terms of any grants made under such plan would be determined by a compensation committee or other subset of the Spinco Board.  Grants of awards would be designed to focus equity compensation on performance and alignment with shareholders’ interests.  Additional information is provided in Section VI.B.8, “Employee Compensation and Benefits”.

d.                                      Spinco Warrants

On the Effective Date and pursuant to the Plan, Spinco will issue 80 million Spinco Warrants to the Investors, each of which will entitle the holder to purchase one share of Spinco Common Stock at an initial exercise price of $5.00 per share, in each case, subject to adjustment as provided in the Warrant and Registration Rights Agreements.  The Spinco Warrants (i) are subject to antidilution adjustments in connection with dividends and certain other events, (ii) provide for a right to require that the warrants be cashed out at a Black-Scholes-based formula value upon certain change in control events and (iii) provide registration rights.  The term of the Spinco Warrants is 7 years.

e.                                       Other Equity Interests

In addition to the foregoing, one subsidiary of Spinco will be taxed as a REIT, and such entity, solely for the purpose of satisfying the REIT qualification rules, has issued non-voting preferred stock to third parties representing a de minimis economic interest of the entity.  In addition, Spinco will hold direct and indirect equity interests in joint ventures with third-party partners.

6.                                       Litigation

None of the entities that will form Spinco or any of the Unconsolidated Real Estate Affiliates included in Spinco are currently involved in any material pending legal proceedings nor, to the Plan Debtors’ knowledge, is any material legal proceeding currently threatened against the entities that will form Spinco or any of such Unconsolidated Real Estate Affiliates.  As discussed at Section IV.E.4, “Claims Estimation”, certain contingent, unliquidated or disputed claims have been asserted in the Chapter 11 Cases against the entities that will form Spinco.

7.                                       Board of Directors and Management

No later than two calendar days prior to the Confirmation Hearing, the Plan Debtors will disclose the name and background of each member of the Spinco Board and executive management team.  Pursuant to the Investment Agreements, the Spinco Board will have nine directors, of which two directors will be designated by Brookfield Investor and two directors will be designated by Pershing Square (or as otherwise agreed to among the Investors).  In the event that Brookfield Investor sells any of its Spinco Common Stock or Spinco Warrants, Brookfield Investor will only have the right to designate one director.  This right will continue so long as Brookfield Investor beneficially owns at least 10% of Spinco Common Stock on a Fully Diluted Basis.  Pershing Square’s right to designate two directors will continue so long as Pershing Square beneficially owns at least 10% of Spinco Common Stock on a Fully Diluted Basis.  In the event that Pershing Square owns less than 10% of Spinco Common Stock on a Fully Diluted Basis, it will not have the right to designate any directors.

8.                                       Employee Compensation and Benefits

In order to attract, retain and motivate executive officers and other key employees, in connection with confirmation of the Plan, it is expected that Spinco will adopt a long-term equity incentive compensation plan or plans providing for awards to such individuals.

9.                                       Key Agreements Between General Growth and Spinco

a.                                       Separation Agreement

On or prior to the Effective Date, New GGP and Spinco will enter into a Separation Agreement, which will provide for, among other things, the principal corporate transactions required to effect the Spinco Share Distribution, the allocation of certain assets and liabilities between General Growth and Spinco and indemnification obligations with respect to matters occurring prior to and after the Effective Date.

b.                                      Transition Services Agreement

On or prior to the Effective Date, General Growth will enter into a Transition Services Agreement with Spinco and certain subsidiaries of Spinco to assist Spinco in transitioning into an independent company.  Under the Transition Services Agreement, General Growth will agree to provide Spinco and certain of its subsidiaries with various services, which may include services relating to human resources and employee benefits, payroll, financial systems management, treasury and cash management, accounts payable services, telecommunications services, information technology services, property management services and legal and accounting services.

c.                                       Real Estate Agreements

On or prior to the Effective Date, GGP and Spinco or one of its subsidiaries or affiliates will enter into Real Estate Agreements regarding the separation and future development of (i) certain land in Columbia Town Center in Howard County, Maryland, (ii) the air above Fashion Show Mall, and (iii) the air above the parking structure located at 1551 Kapiolani Boulevard in Honolulu, Hawaii.

d.                                      Synthetic Structure Agreements/Economic Rights Agreements

As described in Section VI.B.1.f, “Consents”, General Growth requires the consent of several third parties for the proposed move of the Spinco Assets to Spinco. The Investment Agreements provide that on or prior to the Effective Date, General Growth may enter into one or more agreements whereby General Growth will transfer either a substitute asset or the economic interests in particular Spinco Assets to Spinco in the event that General Growth is unable to obtain a consent with respect to those Spinco Assets.

e.                                       Intellectual Property Agreements

On or prior to the Effective Date, General Growth and Spinco will enter into one or more Intellectual Property Agreements that will provide for the transfer and/or licensing of intellectual property assets between General Growth and Spinco.

f.                                         Employee Matters Agreement

On or prior to the Effective Date, General Growth and Spinco will enter into an Employee Matters Agreement that will govern compensation and employee benefit obligations with respect to the employees moving from General Growth to Spinco.  The Employee Matters Agreement will allocate liabilities and responsibilities relating to employee compensation and benefit plans and programs and related matters in connection with the Spinco Share Distribution, including, among other things, the treatment of outstanding General Growth equity awards, annual and long-term incentive awards, deferred compensation obligations, severance arrangements, vested benefits under GGP’s 401(k) plan and welfare benefit obligations.

g.                                      Tax Matters Agreement

On or prior to the Effective Date, GGP and Spinco will enter into a Tax Matters Agreement that will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.  Taxes relating to or arising out of the failure of the Spinco Restructuring to qualify as a tax-free transaction for U.S. federal income tax purposes will be borne by GGP and Spinco based on certain percentages to be determined in accordance with the relative market capitalization of the two companies, except if such failure is attributable to GGP’s action or inaction or Spinco’s action or inaction, as the case may be, in which case the resulting liability will be borne in full by GGP or Spinco, respectively.

Other than with respect to certain specified taxes, GGP’s and Spinco’s obligations under the Tax Matters Agreement are not limited in amount or subject to any cap.  Further, even if GGP or Spinco are not responsible for tax liabilities of each other under the Tax Matters Agreement, they could each nonetheless be liable under applicable tax law for certain consolidated tax liabilities if the responsible party were to fail to pay them.

Although the Tax Matters Agreement will not place specific restrictions on GGP or Spinco in respect of their ability to enter into mergers and acquisitions within the two year statutory period, it will contain general restrictions on GGP’s and Spinco’s ability to take actions that could cause the Spinco Restructuring to fail to qualify as a tax-free transaction for U.S. federal income tax purposes unless they obtain a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm that such action will not cause the Spinco Restructuring to fail to qualify as a tax-free transaction for U.S. federal income tax purposes.  Notwithstanding receipt of a ruling or opinion, in the event that a GGP or Spinco action causes the Spinco Restructuring to fail to qualify as a tax-free transaction for U.S. federal income tax purposes, GGP or Spinco, respectively, will continue to remain responsible for taxes arising therefrom.

10.                                 Note and Indemnity Between Spinco and Reorganized General Growth

As an integral part of the transaction under the Cornerstone Investment Agreement, pursuant to Sections 5.17 and 8.1(m) thereof, under certain circumstances, Spinco will issue a note in favor of GGP and GGP will indemnify Spinco with respect to certain tax liabilities.

The following summary briefly describes the financial covenants, calculations, rights and obligations under the Cornerstone Investment Agreement related to the Spinco Note and the indemnity.  Refer to the Cornerstone Investment Agreement for a full understanding of the matters set forth below, including the precise definition of each term.  The Cornerstone Investment Agreement is filed with the Bankruptcy Court at Docket No. 5172, and can be accessed by visiting the website of the Plan Debtors’ Notice and Claims Agent at www.kccllc.net/GeneralGrowth and clicking on the menu item labeled “Court Documents.”  For more information on the Spinco Note calculation, also see Exhibit 9 to this Disclosure Statement.

a.                                       Calculation of the Spinco Note

If issued on the Effective Date, the Spinco Note will be a five year, interest bearing, unsecured promissory note payable by Spinco or one of its subsidiaries to New GGP or one of its subsidiaries.  Whether a Spinco Note will be issued on the Effective Date and the amount of the Spinco Note if issued are determined based on (i) the amount of Closing Date Net Debt as compared to Target Net Debt, (ii) the Hughes Amount, and (iii) the amount of any Offering Premium.

Closing Date Net Debt is calculated as (i) Proportionally Consolidated Debt plus any accrued and unpaid interest thereon plus the New Debt, less (ii) the Reinstatement Adjustment Amount plus (iii) the Permitted Claims Amount less (iv) the amount of

Proportionally Consolidated Unrestricted Cash.  Target Net Debt is defined in the Cornerstone Investment Agreement as equal to $22,970,800,000.

If Closing Date Net Debt is less than Target Net Debt, then a Net Debt Surplus Amount will exist, the amount of which will be calculated as Target Net Debt less Closing Date Net Debt.  If Closing Date Net Debt is greater than the Target Net Debt, then a Net Debt Excess Amount will exist, the amount of which will be calculated as Closing Date Net Debt less Target Net Debt.

The Spinco Note Amount is equal to: (i) if there is a Net Debt Excess Amount, then the Net Debt Excess Amount plus the Hughes Amount, or (ii) if there is a Net Debt Surplus Amount, then the Hughes Amount less the Net Debt Surplus Amount; provided, however, that in no event will the Spinco Note Amount be less than zero.

To the extent that a Spinco Note is issued on the Effective Date, then the principal amount of the note is subject to adjustment under certain circumstances.  To the extent that there is an Offering Premium, then the Spinco Note Amount will be reduced by 80% of the Offering Premium.  As Disputed Permitted Claims are resolved and paid, the New GGP Board may determine that the remaining amount of the Reserve exceeds amounts necessary to pay remaining Disputed Claims, and if so, as a result of application of the Reserve Surplus Amount (described further below), the Spinco Note will be reduced by the amount of such excess.  Finally, to the extent that Spinco is obligated to pay MPC Taxes for tax year 2010 and is not eligible for indemnification from New GGP due to the Indemnity Cap (described below), then New GGP may pay the taxes and the Spinco Note Amount will be increased by the amount New GGP pays.  If a Spinco Note was not issued on the Effective Date, but New GGP pays such taxes, then Spinco will issue a note at that time on the same terms as the Spinco Note.

b.                                      Proportionally Consolidated Debt

The amount of Proportionally Consolidated Debt plus any accrued and unpaid interest thereon plus the amount of the New Debt is forecasted to be approximately $29.5 billion on the Effective Date, consisting of the following:

Property Level Secured Debt:  Property level secured debt is comprised of the forecasted loan balance of all property level secured debt and the pro rata share of debt held at non-wholly owned entities.  For the purpose of the projections, the forecasted property level secured debt balance is estimated to be $16.3 billion for wholly owned entities and $3.2 billion for non-foreign joint ventures.

TopCo Unsecured Debt:  The TopCo unsecured debt consists of the loan balance for all corporate level unsecured debt.  For the purpose of the projections, the estimated total balance of $6.4 billion includes the 2006 Bank Loan Claims ($2.6 billion), the Rouse Notes ($2.2 billion), and the Exchangeable Notes ($1.6 billion).

International Debt:  International debt is the sum of (i) a forecasted debt balance of $52 million related to General Growth’s joint venture in Turkey and (ii) a contractually fixed amount of $110 million related to General Growth’s joint venture in Brazil per the terms of the Investment Agreements.

Other Debt Facilities:  For the purpose of the projections, other debt is estimated to be $1.3 billion and include debt for the Bridgelands and General Growth’s share of the Woodlands master planned communities, the DIP Facility, the GGP/Homart II, L.L.C. Partner Note Claim, the GGP/Ivanhoe, Inc. Affiliate Partner Note Claim, the TRUPS Claim, and preferred stock.

Accrued and Unpaid Interest:  Forecasted accrued interest on the above debt facilities is estimated to be $622 million as of the Effective Date and includes forecasted unpaid interest for property level secured debt, TopCo unsecured debt, the DIP Facility, the GGP/Homart II, L.L.C. Partner Note Claim, the GGP/Ivanhoe, Inc. Affiliate Partner Note Claim, the TRUPS Claim, and preferred stock.  Accrued interest on the TopCo unsecured debt is calculated at the contract non-default rate and is accrued from the last payment date prior to the Plan Debtors’ chapter 11 filing.  The accrued and unpaid interest on property level secured debt, DIP Facility, the GGP/Homart II, L.L.C. Partner Note Claim, the GGP/Ivanhoe, Inc. Affiliate Partner Note Claim, TRUPS Claim, and preferred stock is accrued as of the last payment date during or prior to the Plan Debtors’ chapter 11 filing as applicable.

New Debt:  The new corporate debt to be raised upon the Effective Date is assumed to consist of a $1.5 billion term loan and a revolving credit facility.  The revolving credit facility is assumed to remain unfunded as of the Effective Date, but for an estimated $23.6 million in letters of credit issued to cover letters of credit which were issued under facilities refinanced or restructured as part of the transaction.

c.                                       Forecasted Closing Date Net Debt

As noted above, Closing Date Net Debt is calculated as (i) Proportionally Consolidated Debt plus any accrued and unpaid interest thereon plus the amount of the drawn portion of the New Debt, less (ii) the Reinstatement Adjustment Amount plus (iii) the Permitted Claims Amount less (iv) the amount of Proportionally Consolidated Unrestricted Cash.  Based on the projections, Closing Date Net Debt is estimated to be $22.6 billion.

Reinstatement Adjustment Amount:  The Reinstatement Adjustment Amount is calculated as the total amount of Corporate Level Debt less the total amount of Corporate Level Debt to be reinstated on the Effective Date.  Corporate Level Debt consists of the sum of TopCo unsecured debt, the DIP Facility and other debt (in each case, including any accrued and unpaid interest thereon). The forecast contemplates that the Plan Debtors will repay certain classes of TopCo unsecured debt and the DIP Facility in cash on the Effective Date.  The TRUPS Claim, the GGP/Homart II, L.L.C. Partner Note Claim, the GGP Ivanhoe, Inc. Affiliate Partner Note Claim, GGP TRS Retained Debt Claim, as well as the GGPLP LLC Preferred Equity Units and GGP LP Preferred Equity Units are assumed to be reinstated, whereas the Rouse Note Claims and the Exchangeable Notes Claims are assumed to be paid in full as it is assumed that the holders of such Claims elect the cash distribution option afforded to them in the Plan.

Permitted Claims Amount:  The Permitted Claims Amount is based on the sum of (i) allowed but unpaid Permitted Claims of the Debtors plus (ii) estimated Permitted Claims of the Debtors plus the Spinco Setup Costs.

Permitted Claims:  Permitted Claims include Administrative Expense, Priority Non-Tax, Priority Tax, Secured Tax, Other Secured and General Unsecured Claims against the Debtors, any surety bond claims related thereto, and Administrative Expense Claims of Indenture Trustees and administrative agents, but excluding any of the Excluded Claims.

Excluded Claims:  Excluded Claims are all Mechanics’ Lien Claims and similar claims, ordinary course payables unrelated to Spinco, litigation claims unrelated to Spinco, cure claims unrelated to Spinco, MPC Taxes, and any liabilities assumed by Spinco.

Proportionally Consolidated Unrestricted Cash:  For the purpose of the projections and any estimates contained in this summary of the Spinco Note provisions, Proportionally Consolidated Unrestricted Cash consists of an estimated $396 million of available cash at the General Growth’s wholly owned subsidiaries, $139 million of cash calculated on a pro rata basis based on the General Growth’s ownership of its consolidated and unconsolidated joint ventures, and a contractually fixed amount of $82 million of cash held by General Growth’s Brazilian joint venture.

d.                                      Estimation of Spinco Note

As described above, the determination of Net Debt Surplus Amount or Net Debt Excess Amount is based on a comparison of (i) Closing Date Net Debt and (ii) Target Net Debt for the Plan Debtors. A calculation based on the assumptions outlined above results in a Net Debt Surplus Amount of $351 million.  Therefore, the amount of the Spinco Note is equal to the Hughes Amount less the Net Debt Surplus Amount; provided that in no event will the Spinco Note Amount be less than zero.  Pursuant to the Plan, on account of their contingent equity interests the Hughes Heirs will receive, at the Plan Debtors’ option, a note issued by Spinco, equity in New GGP and Spinco, or cash.  For purposes of this estimate, it is assumed that the Hughes Heirs recovery will be in equity of New GGP.  This assumption is not binding as to the ultimate treatment of the Hughes Heirs Obligations and the Debtors’ reserve their rights with respect thereto.  Based on this assumption, the Hughes Amount is assumed to equal zero.  Further, because the Hughes Amount is assumed to equal zero, the amount of the Spinco Note is estimated to be zero.

e.                                       GGP MPC Tax Indemnity

Per the Investment Agreements, New GGP will indemnify Spinco from and against 93.75% of any and all losses, claims, damages, liabilities and reasonable expenses to which Spinco and its subsidiaries become subject, in each case solely to the extent directly attributable to MPC Taxes in an amount up to the Indemnity Cap.  The Indemnity Cap is calculated as the lesser of (i) $303,750,000 and (ii) the Excess Surplus Amount.  The Excess Surplus Amount is determined using a complicated formula that includes varying percentages of any Reserve Surplus Amount, Net Debt Surplus Amount and Offering Premium.

Reserve Surplus Amount:  The Reserve Surplus Amount, which is calculated on a quarterly basis, is equal to the Reserve less (i) the amount of Permitted Claims originally included in the Reserve, but, as of the time of calculation, resolved and paid less (ii) the amount of Reserve the New GGP Board elects to retain with respect to any remaining disputed Permitted Claims.  Any amounts applied to adjust the Spinco Note Amount in a prior quarter cannot be applied in subsequent quarters to further reduce the note.  For the purpose of the projections and the estimates contained in this summary, the Reserve Surplus Amount is assumed to be zero.

Net Debt Surplus Amount:  Calculating 80% of the excess of the Net Debt Surplus Amount over the Hughes Amount (which is assumed to equal zero for purposes of this estimate) equals $281 million.

Offering Premium:  Per the Investment Agreements, the Offering Premium is the per share offering price of New GGP Common Stock less the per share purchase price paid by the Investors multiplied by the number of shares sold.  For the purpose of the projections, the aggregate Offering Premium is assumed to be zero.

Estimation of the Tax Indemnification Obligation:  Based on the calculations above, the Excess Surplus Amount is equal to $281 million.  Because the Excess Surplus Amount is less than the Indemnity Cap, the estimated Indemnity Cap for the MPC Taxes is $281 million.

C.                                    EQUITY DISTRIBUTIONS FOR REORGANIZED GENERAL GROWTH AND SPINCO

The Investment Agreements are the culmination of a multi-round marketing process during which Miller Buckfire and UBS contacted over 130 parties (including both financial and strategic investors) to solicit interest in participating in an emergence financing or acquisition transaction.  As discussed in Section IV.J, “Recapitalization Process”, after filing the Original Investment Agreements on March 31, 2010, but prior to obtaining Bankruptcy Court approval of the terms contained therein, in an effort to secure the most economically attractive benchmark transaction, Miller Buckfire and UBS conducted a process to obtain binding proposals to enhance or replace the Original Investment Agreements.  In connection with this process, Miller Buckfire and UBS contacted 131 parties, 19 of whom signed confidentiality agreements and as such received additional information regarding the Debtors.  The deadline for submitting first round bids was April 19, 2010.  The Debtors’ received a proposal from only one party: Simon, a large shopping mall REIT in the United States.

The Debtors and their advisors, in consultation with the advisors to the Equity Committee, worked diligently to enhance various economic and non-economic terms of both the Simon proposal and the Original Investment Agreements, a process which generated significant improvements to each.  On May 7, 2010, after exhaustive negotiations with the Investors and Simon, and after analyzing, among other things, the value provided by and the risk associated with each proposal, the GGP Board, in consultation with its advisors and the advisors to the Equity Committee, selected the transaction reflected in the Investment Agreements as the plan sponsor transaction.

Pursuant to the terms of the Investment Agreements, on the Effective Date, holders of GGP Common Stock will receive New GGP Common Stock and Spinco Common Stock.  GGP Common Stock is currently traded on the NYSE under the ticker “GGP”.  New GGP intends to file an application to have New GGP Common Stock listed on the NYSE.  Spinco intends to file an application to have Spinco Common Stock listed on a U.S. national securities exchange.  Refer to Section VI.A.4.b.i, “Investment Agreements”, for a detailed description of the distributions contemplated by the Investment Agreements.

Miller Buckfire believes the Investment Agreements provide the Debtors with the best means of maximizing both current and long-term value for shareholders in light of, among other things, (i) the robust and exhaustive nature of the marketing process, and (ii) the active bidding and negotiations between the Debtors and Simon and the Investors.

The summary provided above is intended solely to enable the holders of Interests entitled to vote under the Plan to make an informed judgment about the Plan and should not be used or relied upon for any other purpose, including the purchase or sale of securities, or Claims or Interests.  The summary does not purport to reflect or constitute an appraisal, liquidation value or estimate of the actual market value that may be realized through the sale of any securities issued pursuant to the Plan.

The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business.  In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict.  Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities.  As such, the summary provided herein is not indicative of actual outcomes.  No responsibility is taken for changes in market conditions and no obligation is assumed to revise the summary herein to reflect events or conditions that subsequently occur.  None of the information provided in the foregoing summary conforms to the uniform standards of professional appraisal practice of the appraisal foundation.

VII.  CERTAIN SECURITIES LAW MATTERS

A.                                    NEW GGP COMMON STOCK AND SPINCO COMMON STOCK

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance pursuant to the Plan of New GGP Common Stock and Spinco Common Stock will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and under applicable state securities laws.  Section 1145(a) of the Bankruptcy Code generally exempts from such registration requirements the issuance of securities if the following conditions are satisfied:  (i) the securities are issued or sold under a chapter 11 plan by (x) a debtor, (y) one of its affiliates participating in a joint plan with the debtor, or (z) a successor to a debtor under the plan and (ii) the securities are issued entirely in exchange for a claim against or interest in the debtor or such affiliate, or are issued principally in such exchange and partly for cash or property.

The New GGP Common Stock and Spinco Common Stock issued under the Plan will be deemed to have been issued in a public offering under the Securities Act of 1933 and, therefore, may be resold by any holder thereof without registration under the Securities Act of 1933 pursuant to the exemption provided by section 4(1) thereof, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code, or a Statutory Underwriter (described below).  In addition, such securities generally may be resold by the holders thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the individual states.  However, holders of securities issued pursuant to the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

Section 1145(b)(i) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act of 1933 as one who (i) purchases a claim or interest with a view to distribution of any security to be received in exchange for the claim or interest, (ii) offers to sell securities offered or sold under a plan for the holders of such securities, (iii) offers to buy securities offered or sold under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (iv) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act of 1933.

An entity that is not an issuer is not deemed to be an “underwriter” under section 2(a)(11) of the Securities Act of 1933 with respect to securities received under section 1145(a)(1) which are transferred in “ordinary trading transactions” made on a national securities exchange.  What constitutes “ordinary trading transactions” within the meaning of section 1145 of the Bankruptcy Code is the subject of interpretive letters by the staff of the SEC.  Generally, ordinary trading transactions are those that do not involve (i) concerted activity by recipients of securities under a Plan, or by distributors acting on their behalf, in connection with the sale of such securities, (ii) use of informational documents in connection with the sale other than the disclosure statement relating to the plan, any amendments thereto, and reports filed by the issuer with the SEC under the Exchange Act, or (iii) payment of special compensation to brokers or dealers in connection with the sale, other than the compensation that would be paid pursuant to an arms-length negotiation between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer.

However, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act of 1933 purports to include as Statutory Underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities.  “Control” (as defined in Rule 405 under the Securities Act of 1933) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “control person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the voting securities of such issuer.  Additionally, the legislative history of section 1145 of the Bankruptcy Code provides that that there is a rebuttable presumption that a creditor who receives more than 10% of the voting securities of an issuer under a plan of reorganization is a Statutory Underwriter within the meaning of section 1145(b)(i) of the Bankruptcy Code.

Resales of the shares of New GGP Common Stock and Spinco Common Stock by persons deemed to be Statutory Underwriters would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act of 1933 or other applicable law.  Under certain circumstances, holders of New GGP Common Stock and/or Spinco Common Stock deemed to be “underwriters” may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act of 1933, to the extent available, and in compliance with applicable state and foreign securities laws.  Generally, Rule 144 of the Securities Act of 1933 provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met.  These conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in any three-month period, the requirement that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker” and that notice of the resale be filed with the SEC.  While the Debtors and Spinco intend to comply with all filing and information requirements imposed by the Exchange Act, they cannot assure that adequate current public information will exist with respect to any issuer of the New GGP Common Stock and the Spinco Common Stock and, therefore, that the safe harbor provisions of Rule 144 of the Securities Act of 1933 will be available.

It is currently contemplated that the shares of New GGP Common Stock and Spinco Stock will be uncertificated.  Pursuant to the Plan, shares of New GGP Common Stock and Spinco Stock received by restricted holders or by a holder that the Debtors or Spinco determine is an underwriter within the meaning of section 1145 of the Bankruptcy Code will bear a legend in the electronic transfer records maintained by the transfer agent for such securities in substantially the form below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Any person or entity entitled to receive shares of New GGP Common Stock and/or Spinco Common Stock whom the issuer of such securities determines to be a Statutory Underwriter that would otherwise receive legended securities as provided above, may instead receive securities without such legend if, prior to the distribution of such securities, such person or entity delivers to such issuer (i) an opinion of counsel reasonably satisfactory to such issuer to the effect that the securities to be received by such person or entity are not subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act of 1933, and (ii) a certification that such person or entity is not an “underwriter” within the meaning of section 1145 of the Bankruptcy Code.

Any record holder of shares of New GGP Common Stock or Spinco Common Stock bearing such legend may instruct the transfer agent for such securities to remove such legend or to transfer such shares to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act of 1933, (ii) such holder delivers to the issuer of such securities an opinion of counsel reasonably satisfactory to the issuer to the effect that such securities are no longer subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code or (iii) such holder delivers to the issuer an opinion of counsel reasonably satisfactory to such issuer to the effect that (x) such securities are no longer subject to the restrictions pursuant to an exemption under the Securities Act of 1933 and such securities may be sold without registration under the Securities Act of 1933 or (y) such transfer is exempt from registration under the Securities Act of 1933, in which event the securities issued to the transferee will not bear such legend.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTORS, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN.  ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

Additionally, the Plan contemplates the sale of New GGP Common Stock and Spinco Common Stock to the Investors.  To the extent that section 1145 of the Bankruptcy Code is not available with respect to any Investor, the Debtors believe that the New GGP Common Stock and the Spinco Common Stock to be issued to the Investors, as provided under the Plan and except as otherwise described herein, will be exempt from the registration requirements of the Securities Act of 1933 pursuant to section 4(2) of the Securities Act of 1933 and equivalent exemptions from state securities laws.  The New GGP Common Stock and Spinco Common Stock issued pursuant to section 4(2) may be publicly resold pursuant to one or more registration statements filed with the SEC, subject to compliance with contractual limitations on transfer and applicable securities laws.

B.                                    LISTING

GGP intends to file applications to have New GGP Common Stock listed on the NYSE and Spinco Common Stock listed on a U.S. national securities exchange.  Following such listings, New GGP and Spinco will use their commercially reasonable efforts to comply with all applicable continued listing standards of the NYSE and the pertinent U.S. national securities exchange, as applicable, so that the New GGP Common Stock and Spinco Common Stock will continue to be listed and traded thereon, except that New GGP and Spinco will have no obligation to ensure the share price or market value of New GGP Common Stock and Spinco Common Stock is sufficient to maintain the listing of such shares.

VIII.  CERTAIN RISK FACTORS

Documents filed with the SEC may contain important risk factors that differ from those discussed below.  Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov and performing a search under the “Filings & Forms (EDGAR)” link.

A.                                    BANKRUPTCY RISKS

1.                                       Non-Confirmation of Plan

Although the Plan Debtors believe that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court in accordance with the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will reach the same conclusion.  Moreover, there can be no assurance that modifications to the Plan will not be required for Confirmation or that such modifications will not necessitate the re-solicitation of votes.

2.                                       Non-Occurrence or Delayed Occurrence of the Effective Date

Although the Plan Debtors believe that the Effective Date will occur after the Confirmation Date following satisfaction of any applicable conditions precedent, there can be no assurance as to the timing of the Effective Date.  If the conditions precedent to the Effective Date set forth in the Plan have not occurred or have been waived as set forth in Section 10.2 of the Plan, then the Confirmation Order will be vacated, in which event no distributions would be made under the Plan, the Plan Debtors and all holders of Claims and Interests would be restored to the status quo as of the day immediately preceding the Confirmation Date, and the Plan Debtors’ obligations with respect to Claims and Interests would remain unchanged.

B.                                    PLAN RISKS

1.                                       Claims for Plan Debtors Could Be More than Projected

The Allowed amount of Claims in each Class could be significantly more than projected, which in turn could cause the value of recoveries to Equity Holders to be reduced substantially.  Many of the Claims held against the Plan Debtors are classified as contingent, Disputed, and/or unliquidated and as a result the Allowed amount of such Claims is uncertain.  Indeed, the projections are based on certain assumptions, many of which are subject to significant uncertainties.  Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate results.  Therefore, the actual amount of Allowed Claims may vary from the Plan Debtors’ projections, and the variation may be material.

2.                                       Costs and Claims for Subsidiary Debtors Could Be More than Projected

Pursuant to the Subsidiary Plans, GGP LP is responsible for providing additional excess liquidity support in connection with the Subsidiary Debtors’ restructuring costs as well as distributions under the Subsidiary Plans.  The Subsidiary Debtors estimate that the total payments required under the Subsidiary Plans at emergence and thereafter total approximately $729 million.  Of this amount, approximately $588 million is associated with the mortgage and mezzanine debt restructuring, including extension fees, servicer fees and expenses, catch-up amortization payments, accrued interest, the funding of certain escrows, the pay down of certain debt, and other expenses.  A further $141 million is associated with distributions related to prepetition Claims against the Subsidiary Debtors.  Based on these estimates GGP LP is expected to provide approximately $9 million in additional funding to the Subsidiary Debtors that have yet to emerge from chapter 11.  These figures are based on certain assumptions, many of which are subject to significant uncertainties.  Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate results.  Therefore, the actual amount of funding required from GGP LP may vary from the estimate provided above, and the variation may be material.

3.                                       Variance from Financial Projections

The Plan Debtors have prepared financial projections for Reorganized General Growth and Spinco as set forth in Exhibits 4 and 6, respectively (as well as incorporated into the estimated creditor recoveries and valuations included herein) based on certain assumptions.  The projections have not been compiled, audited, or examined by independent accountants and the Plan Debtors make no representations or warranties regarding the accuracy of the projections or their ability to achieve forecasted results.  Many of the assumptions underlying the projections are subject to significant uncertainties and are beyond the control of the Plan Debtors, including, but not limited to, retail sales, inflation, and other anticipated market and economic conditions.  Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate financial results.  Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks, and the assumptions underlying the projections may be inaccurate in any material respect. Therefore, the actual results achieved, the capital structure, and the recapitalization process, among other things, may vary significantly from the forecasts, and the variations may be material.

4.                                       Compliance with Terms of Reinstated Debt

The Plan provides that the Plan Debtors will cure monetary defaults and reinstate the Exchangeable Notes (with a cash option at a holder’s election), the TRUP Junior Subordinated Notes and certain series of the Rouse Notes.  The Plan Debtors believe that they will have sufficient cash flow to make all required interest payments on the reinstated debt instruments.  If the Plan Debtors’ actual financial performance does not meet their cash flow projections, however, and if other sources of liquidity are not available, there is a risk that the Plan Debtors might be unable to pay interest and principal payments on the reinstated obligations.

The indentures governing the Exchangeable Notes and the TRUP Junior Subordinated Notes do not contain financial covenants.  The indentures governing the Rouse Notes, however, contain a covenant that limits the ability of TRCLP and its consolidated subsidiaries to incur additional debt unless certain financial tests are met.  Accordingly, in addition to curing monetary defaults and any existing cross-defaults on the Effective Date, TRCLP will be required to comply with the financial covenants applicable to the reinstated Rouse Notes in order for it and its consolidated subsidiaries to be able to incur additional debt after the Effective Date of the Plan.

The Plan Debtors have determined that, after giving effect to the Restructuring Transactions, TRCLP will be in compliance with the debt-incurrence covenants in the indentures for the reinstated Rouse Notes and will be able to incur additional debt consistent with their anticipated needs and business plan.  In assessing covenant compliance, the Plan Debtors did not include a net intercompany receivable owed by GGP to TRCLP as an asset for purposes of calculating ratios of secured debt to gross assets and total debt to gross assets under the indentures for the Rouse Notes and did include full allocations of certain indebtedness that was guaranteed by TRCLP or its subsidiaries.  In these respects, the Plan Debtors’ methodology is different from the prepetition methodology employed by TRCLP.

While the Plan Debtors believe that TRCLP and its consolidated subsidiaries likely will not need to incur significant amounts of additional new debt before the maturity dates of the reinstated Rouse Notes, it is likely that they will need to refinance certain existing project-level debt during this period, and such refinancing may be treated as the incurrence of additional debt requiring compliance with certain of the financial tests under the indentures.  Accordingly, although the Plan Debtors have determined that they will be in compliance with the debt-incurrence covenants as of the Effective Date and throughout the period covered by their financial projections, any future non-compliance during the period through the final maturity of the Rouse Notes in 2013 could force TRCLP and its subsidiaries to seek other sources of capital, such as equity investments from GGP, to fund their capital needs.  If other sources of capital are not available during this period, failure to comply with the debt-incurrence covenants could cause a default on the reinstated Rouse Notes.

5.                                       Terms and Outstanding Amount of Reorganized General Growth’s Post-Emergence Debt Will Not Be Known until after the Solicitation Process Is Complete

The Plan provides for the treatment of administrative expense claims, prepetition Claims and Interests against and in the Plan Debtors, as described in the Plan.  In order for the Plan Debtors to successfully emerge from bankruptcy protection, the Bankruptcy Court must first confirm a plan of reorganization with respect to the Plan Debtors that satisfies the requirements of the Bankruptcy Code.  Under the Plan, certain indebtedness may be reinstated unless holders elect to receive cash in an amount equal to the outstanding principal amount of any allowed claims plus accrued and unpaid interest.  Because the Plan Debtors cannot predict the actual participation level, they will not know whether the holders of the Plan Debtors’ indebtedness will elect to receive cash in lieu of reinstatement.  As a result, the actual amount of indebtedness outstanding upon General Growth’s emergence from bankruptcy may differ from the amounts assumed herein.

6.                                       Inability to Obtain Benefits from, or Potential Adverse Effects of, Spinco Distribution

Reorganized General Growth and Spinco may not achieve some or all of the expected benefits of the distribution of Spinco, or they may not achieve them in a timely fashion.  When the distribution is completed, Reorganized General Growth’s operational and financial profile will change as a result of the separation of Spinco’s assets from other businesses.  As a result, the diversification of revenue sources will diminish.  Some of the assets being distributed to Spinco may also compete directly with Reorganized General Growth properties in the future.  Spinco will no longer have access to the debt and equity capital markets as it had prior to the distribution, and Spinco may have limited sources of cash flows and financing opportunities.  It is also possible that the separation of Spinco may result in disputes between Reorganized General Growth and Spinco regarding the terms of such separation and/or future performance pursuant to agreements entered into in order to effectuate such separation.  For example, New GGP intends to enter into a Transition Services Agreement with Spinco, pursuant to which members of New GGP’s management team and other employees will assist with transition services for Spinco.  In addition to possible disputes, these obligations may occupy a substantial amount of New GGP management’s time.

C.                                    TRANSACTION RISKS

1.                                       Satisfaction of Conditions in Investment Agreements

The funding obligations of the Investors pursuant to the Investment Agreements are subject to the satisfaction of numerous conditions, many of which are beyond the sole control of General Growth, Reorganized General Growth and Spinco.  For example, the Investment Agreements require that the shares of New GGP Common Stock be authorized for listing on the NYSE and, to the extent the Spinco Rights Offering has occurred, that the shares of Spinco Common Stock be authorized for listing on a U.S. national securities exchange.  As another example, the Investment Agreements require the transfer of specific assets to Spinco.  Under certain circumstances, in lieu of transferring the specified assets, the Investment Agreements permit either (i) the creation of a synthetic instrument that would place Spinco in the same economic position as if such Spinco Asset had been transferred, or (ii) the contribution to Spinco of an asset having reasonably equivalent economic value and financial impact in the event that the creation of a synthetic instrument is not practicable.  Further, the Investment Agreements require that Reorganized General Growth’s proportionally consolidated debt not exceed $22.25 billion and that it have minimum liquidity of $350 million, each as may be adjusted pursuant to the terms of the Investment Agreements.  There is no certainty that General Growth, Reorganized General Growth, or Spinco will be able to satisfy any or all of the conditions to the Investors’ funding obligations set forth in the Investment Agreements, including, but not limited to, those conditions set forth above.

D.                                    BUSINESS RISKS

1.                                       Future Economic Conditions

Economic conditions continue to be weak, and a return to the strong conditions that prevailed in 2007 is not expected in the near-term.  High unemployment, weak income growth, tight credit and the need to pay down existing debt may continue to negatively impact consumer spending. Given these economic conditions, there may be a significant risk that sales at stores either will not improve, or will improve more slowly than expected, which will have an adverse impact on Reorganized General Growth and Spinco’s ability to implement strategies and have the following negative effect on operations:  (i) it may be more difficult to lease space, collect rent, and attract new tenants, (ii) tenant bankruptcies and store closures may increase, (iii) department store productivity may decrease, (iv) it may become more difficult to market and sell land for use in residential real estate development, and (v) tenant rents may decrease for a variety of reasons, including the impact of co-tenancy provisions in lease agreements with certain tenants.  Further, such economic conditions will make it more difficult to secure sources of funding and co-investment opportunities.

2.                                       Potential Adverse Impact of Inflation on Financial Condition and Results of Operations

Should inflation increase in the future, Reorganized General Growth and/or Spinco may experience any or all of the following:

•                  decreasing tenant sales as a result of decreased consumer spending which could result in lower rent paid by a tenant when its sales exceed an agreed upon minimum amount, or Overage Rent;

•                  difficulty replacing or renewing expiring leases with new leases at higher base and/or Overage Rent;

•                  an inability to receive reimbursement from tenants for their share of certain operating expenses, including common area maintenance, real estate taxes and insurance; and

•                  difficulty marketing and selling land for development of residential real estate properties.

Inflation also poses a potential risk due to the probability of future increases in interest rates.  Such increases would adversely impact outstanding variable-rate debt as well as result in higher interest rates on new fixed-rate debt.

3.                                       Competitive Nature of Business

There are numerous shopping facilities that will compete with Reorganized General Growth and Spinco’s properties in attracting retailers to lease space.  The Chapter 11 Cases have impaired the desirability and competitiveness of General Growth’s shopping facilities.  Even after emergence from bankruptcy, there may be a continued impairment with respect to the desirability and competitiveness of the Reorganized General Growth shopping facilities.  In addition, retailers at these properties face continued competition from other retailers, including retailers at other regional shopping centers, outlet malls and other discount shopping centers, discount shopping clubs, catalog companies, internet sales and telemarketing.  Competition of this type could adversely affect Reorganized General Growth’s revenues and cash available for repayment of debt and distribution to shareholders.  Spinco will face similar competition with respect to its master planned community and retail assets.

In addition, Reorganized General Growth and Spinco will compete with other major real estate investors with significant capital for attractive investment and development opportunities.  These competitors include REITs, investment banking firms and private institutional investors.

The ability of Reorganized General Growth to realize its strategies and capitalize on its competitive strengths are dependent on the ability to effectively operate a large portfolio of high quality malls, maintain good relationships with tenants and consumers, and remain well-capitalized, and the failure to do any of the foregoing could adversely affect the ability of Reorganized General Growth to compete effectively in the markets in which it operates.

4.                                       Redevelopment and Expansion of Properties

In connection with any development or expansion, Reorganized General Growth and Spinco will be subject to various risks, including the following:

•                  Reorganized General Growth and/or Spinco may abandon redevelopment or expansion activities already under way, which may result in additional cost recognition;

•                  Reorganized General Growth and/or Spinco may not have sufficient capital to proceed with planned redevelopment or expansion activities;

•                  the construction costs of a project may exceed original estimates or available financing, possibly making the project unfeasible or unprofitable;

•                  Reorganized General Growth and/or Spinco may not be able to obtain zoning, occupancy or other required governmental permits and authorizations;

•                  occupancy rates and rents at a completed project may not meet projections and, therefore, the project may not be profitable; and

•                  Reorganized General Growth and/or Spinco may not be able to obtain anchor store, mortgage lender and property partner approvals, if applicable, for expansion or redevelopment activities.

If redevelopment, expansion, or reinvestment projects are unsuccessful, the investment in such project may not be fully recoverable from future operations or sale.

5.                                       Effectiveness and Modification of Business Strategy

Reorganized General Growth and/or Spinco may not be able to effectively improve their financial position and maximize the attractiveness of their properties to their tenants and consumers in accordance with their currently intended business strategies.  For example, Reorganized General Growth may not be able to effectively reduce its debt and build liquidity at the pace or in such amounts as would be most beneficial to its ability to optimize its portfolio.  Further, Reorganized General Growth may misjudge tenant and consumer needs and desires, and its strategies may not address them adequately or at all.  Even if Reorganized General Growth can appropriately gauge the needs and desires of tenants and consumers, it may not be able to execute its business strategies on a timely basis, if at all.  In addition, Reorganized General Growth may not be able to attract the best tenants for a particular property or enhance the consumer experience in its malls for several reasons outside of its control, including a lack of adequate funding, unforeseen changes to consumer shopping patterns or internal or branding changes among its tenants.  Similarly, Spinco may not be able to optimize its master planned communities business or effectively develop certain properties to adapt to changing consumer patterns and economic conditions.

As a result, Reorganized General Growth and Spinco’s strategies may not effectively grow their business or revenues as intended.  Reorganized General Growth and/or Spinco also may change their strategies over time and there can be no assurance that any new strategies will be effective.

6.                                       Refinancing, Extension, or Repayment of Substantial Indebtedness at Unconsolidated Properties

The Unconsolidated Properties have a substantial amount of debt.  As of March 31, 2010, General Growth’s share of indebtedness secured by the Unconsolidated Properties was $2.9 billion.  There is no assurance that the Unconsolidated Real Estate Affiliates will be able to support, extend, refinance or repay this debt on acceptable terms or otherwise.  If this debt cannot be serviced, then the joint venture may have to deed the property back to the applicable lender.  There can be no assurance that the joint venture will be able to refinance or restructure such debt on acceptable terms or otherwise, or that joint venture operations or contributions by Reorganized General Growth and/or Spinco and/or its partners will be sufficient to repay such loans.  The ability to refinance this debt is negatively affected by the current condition of the credit markets, which have significantly reduced the levels of capacity of commercial lending.  The ability to successfully refinance or extend this debt may also be negatively affected by the real or perceived decline in the value of the Unconsolidated Properties based on general and retail economic conditions.

7.                                       Potential Costs to Comply with Environmental Laws

Under various federal, state or local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination.  These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous or toxic substances.  The presence of contamination or the failure to remediate contamination may adversely affect the owner’s ability to sell or lease real estate or to borrow using the real estate as collateral.  Other federal, state and local laws, ordinances and regulations require abatement or removal of asbestos-containing materials in the event of demolition or certain renovations or remodeling, the cost of which may be substantial for certain redevelopments, and also govern emissions of and exposure to asbestos fibers in the air.  Federal and state laws also regulate the operation and removal of underground storage tanks.  In connection with the ownership, operation and management of certain properties, Reorganized General Growth and/or Spinco could be held liable for the costs of remedial action with respect to these regulated substances or tanks or related claims.

The properties at issue have been subjected to varying degrees of environmental assessment at various times.  However, the identification of new areas of contamination, a change in the extent or known scope of contamination or changes in cleanup requirements could result in significant costs to Reorganized General Growth and/or Spinco.

8.                                       Potential Natural or Other Disasters

A number of the Reorganized General Growth and Spinco properties are located in areas which are subject to natural or other disasters, including hurricanes, earthquakes and oil spills.  For example, it is expected that properties in the Gulf of Mexico region will suffer economically from job losses and reduced tourism as result of the oil spill in 2010.  In addition, certain properties are located in California or in other areas with higher risk of earthquakes.  Furthermore, many properties are located in coastal regions, and would therefore be affected by increases in sea levels, the frequency or severity of hurricanes and tropical storms, or environmental disasters such as the oil spill in the Gulf of Mexico, whether such events are caused by global climate changes or other factors.

9.                                       Possible Terrorist Activity or Other Acts of Violence

Future terrorist attacks in the United States or other acts of violence may result in declining economic activity, which could harm the demand for goods and services offered by tenants and the value of Reorganized General Growth and/or Spinco properties and might adversely affect the value of an investment in Reorganized General Growth and/or Spinco securities.  Such a resulting decrease in retail demand could make it difficult to renew or re-lease properties at lease rates equal to or above historical rates.  Terrorist activities or violence also could directly affect the value of the Reorganized General Growth and/or Spinco properties through damage, destruction or loss, and the availability of insurance for such acts, or of insurance generally, might be lower or cost more, which could increase Reorganized General Growth and/or Spinco operating expenses and adversely affect the financial condition and results of operations for Reorganized General Growth and/or Spinco.  To the extent that tenants are affected by future attacks, their businesses similarly could be adversely affected, including their ability to continue to meet obligations under their existing leases.  These acts might erode business and consumer confidence and spending and might result in increased volatility in national and international financial markets and economies.  Any one of these events might decrease demand for real estate, decrease or delay the occupancy of new or redeveloped properties, and limit access to capital or increase the cost of capital.

10.                                 Some Potential Losses Are Not Insured

Reorganized General Growth and Spinco will carry comprehensive liability, fire, flood, earthquake, terrorism, extended coverage and rental loss insurance on all properties.  Reorganized General Growth and Spinco believe the policy specifications and insured limits of these policies are adequate and appropriate.  There are, however, some types of losses, including lease and other contract claims, which generally are not insured.  If an uninsured loss or a loss in excess of insured limits occurs, Reorganized General Growth and/or Spinco could lose all or a portion of the capital invested in a property as well as the anticipated future revenue from the property.  If this happens, Reorganized General Growth and/or Spinco might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

11.                                 Ability to Sell Real Estate Quickly and Application of Transfer Restrictions

Equity real estate investments are relatively illiquid, and this characteristic may limit the ability of Reorganized General Growth and/or Spinco to vary their portfolios promptly in response to changes in economic or other conditions.  In addition, significant expenditures associated with each equity investment, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investment.  If income from a property declines while the related expenses do not decline, income and cash available to Reorganized General Growth and/or Spinco would be adversely affected.  If it becomes necessary or desirable for Reorganized General Growth and/or Spinco to dispose of one or more of their mortgaged properties, it might not be possible to obtain a release of the lien on the mortgaged property without payment of the associated debt.  The foreclosure of a mortgage on a property or inability to sell a property could adversely affect the level of cash available.

12.                                 Tenants May Be Unable to Meet Rent Terms

Reorganized General Growth’s results of operations will depend on its ability to continue to lease space in its properties on economically favorable terms.   Further, tenants’ ability to pay minimum rents and expense recovery charges depends on their ability to achieve a certain level of sales.  Therefore, as substantially all of Reorganized General Growth’s income will be derived from rentals of real property, income and cash available for debt service, operations or distribution to stockholders would be adversely affected if a significant number of tenants are unable to meet their obligations.

13.                                 Retail Bankruptcies May Have Material Adverse Effect on the Retail Properties

Retail leases generally do not contain provisions designed to ensure creditworthiness of the tenant, and a number of companies in the retail industry have declared bankruptcy or voluntarily closed certain of their stores in recent years.  The bankruptcy or closure of a major tenant, particularity an anchor, may have a material adverse effect on the retail properties affected and the income produced by these properties and may make it substantially more difficult to lease the remainder of the affected retail properties.  As a result, the bankruptcy or closure of a major tenant and potential closure as a result of co-tenancy requirements could result in a lower level of revenues and cash available to Reorganized General Growth and/or Spinco.

14.                                 Pending and Future Litigation

There is, or may be in the future, certain litigation that could result in a material judgment against one or more of the Reorganized General Growth assets or Spinco Assets.  Such litigation and any judgment in connection therewith could have a material negative impact on Reorganized General Growth or Spinco, as applicable, and their respective values, assets and future operations.

E.                                      ORGANIZATIONAL RISKS

1.                                       Bankruptcy of Joint Venture Partners

The bankruptcy of one of the other investors in any of the jointly owned shopping malls could materially and adversely affect the relevant property or properties.  Pursuant to the Bankruptcy Code, Reorganized General Growth and/or Spinco would be precluded from taking some actions affecting the estate of the other investor without prior court approval, which would, in most cases, entail prior notice to other parties and a hearing.  At a minimum, the requirement to obtain court approval may delay the actions Reorganized General Growth and/or Spinco would or might want to take.  If the relevant joint venture through which Reorganized General Growth and/or Spinco has invested in a property has incurred recourse obligations, the discharge in bankruptcy of one of the other investors might result in ultimate liability to Reorganized General Growth and/or Spinco for a greater portion of those obligations than would otherwise be required.

2.                                       Conflicts of Interest with Investors in Unconsolidated Properties

While Reorganized General Growth or Spinco will generally make all operating decisions for its respective Unconsolidated Properties, other decisions must be made with the other investors who have interests in the relevant property or properties.  For example, the approval of certain of the other investors is required with respect to operating budgets and refinancing, encumbering, expanding or selling any of these properties, as well as with respect to bankruptcy decisions related to the Unconsolidated Properties and related joint ventures.  Also, the assets of Unconsolidated Properties may be used as collateral for loans, and the indemnity due Reorganized General Growth or Spinco from the relevant joint venture partner could be worth less than the value of those assets.  Reorganized General Growth and/or Spinco might not have the same interests as the other investors in relation to these transactions. Accordingly, Reorganized General Growth and/or Spinco might not be able to favorably resolve any of these issues or might have to provide financial or other inducements to the other investors to obtain a favorable resolution.

In addition, various restrictive provisions and rights apply to sales or transfers of interests in the jointly owned properties.  As such, Reorganized General Growth and/or Spinco might be required to make decisions about buying or selling interests in a property or properties at a time that is not desirable.

3.                                       New Directors and Officers May Change Current Long-Range Plans

As of the Effective Date, the New GGP Board will have nine members, of which three members will be designated by Brookfield Investor and one member will be designated by Pershing Square.  The Spinco Board will also have nine directors, of which two directors will be designated by Brookfield Investor and two directors will be designated by Pershing Square.  The executive officers of Reorganized General Growth and Spinco may change following the Effective Date, subject to their appointment by the New GGP Board and the Spinco Board.

Following the Effective Date, the New GGP Board and management team, and the Spinco Board and management team, may make material changes to the business, operations and long-range plans of their respective companies.  It is impossible to predict what these changes will be and the impact they will have on future results of operations and the price of New GGP Common Stock and Spinco Common Stock.

F.                                      LIQUIDITY RISKS

1.                                       Adverse Impact of Indebtedness on Financial Health and Operating Flexibility

The indebtedness of Reorganized General Growth and Spinco could have important consequences on the value of New GGP Common Stock and Spinco Common Stock, respectively, including:

•                  limiting the ability of Reorganized General Growth and/or Spinco to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of business strategy or other purposes;

•                  limiting the ability of Reorganized General Growth and/or Spinco to use operating cash flow in other areas of the business or to pay dividends;

•                  increasing the vulnerability of Reorganized General Growth and/or Spinco to general adverse economic and industry conditions, including increases in interest rates, particularly given that certain indebtedness bears interest at variable rates;

•                  limiting the ability of Reorganized General Growth and/or Spinco to capitalize on business opportunities, reinvest in and develop their properties, and to react to competitive pressures and adverse changes in government regulation;

•                  limiting Reorganized General Growth and/or Spinco’s ability, or increasing the costs, to refinance indebtedness;

•                  limiting Reorganized General Growth and/or Spinco’s ability to enter into marketing and hedging transactions by reducing the number of potential counterparties to such transactions as well as the volume of those transactions; and

•                  giving secured lenders the ability to foreclose on assets.

2.                                       Debt Restrictions and Covenants

The confirmed and consummated Subsidiary Plans effectively refinanced $14.9 billion of secured mortgage debt for 262 Subsidiary Debtors.  The terms of certain of this debt will require Reorganized General Growth and Spinco, respectively, to satisfy certain customary affirmative and negative covenants and to meet financial ratios and tests, including ratios and tests based on leverage, interest coverage and net worth.  Each of Reorganized General Growth and Spinco also may enter into a new revolving credit facility containing covenants and restrictions.  The covenants and other restrictions under such debt agreements affect, among other things, the ability of Reorganized Growth and/or Spinco to:

•                  incur indebtedness;

•                  create liens on assets;

•                  sell assets;

•                  manage cash flows;

•                  transfer assets to other subsidiaries;

•                  make capital expenditures;

•                  engage in mergers and acquisitions; and

•                  make distributions to equity holders.

Due to the current lending environment, the Chapter 11 Cases, General Growth’s financial condition and general economic factors, the refinanced debt contains certain terms which are less attractive than the terms contained in the original financing agreements.  Such terms include more restrictive operational and financial covenants, restrictions on the distribution of cash flows from properties serving as collateral for the debt and, in certain limited instances, higher interest rates.  These fees and cash flow restrictions may affect the ability of Reorganized General Growth and/or Spinco to fund their respective ongoing operations from operating cash flows and may significantly limit the operating and financial flexibility of Reorganized General Growth and/or Spinco as well as their ability to respond to business changes or competitive activities.

3.                                       Obtaining an Exit Facility May Be Difficult and/or May Be Limiting

The Plan Debtors’ ability to emerge from bankruptcy is dependent on obtaining sufficient exit financing or capital.  In addition to funding ongoing operational needs, exit financing or capital must be sufficient to fund certain emergence costs.  The final terms of such financing are uncertain and the success of obtaining financing by the Plan Debtors may be limited.

4.                                       Liquidity and Volatility of Trading Market and Value of New GGP and Spinco Common Stock

There is no certainty that a liquid trading market will develop for New GGP Common Stock and Spinco Common Stock or that, if developed, such a liquid trading market will be maintained.  Lack of liquidity with respect to such securities also may make it more difficult to raise additional capital, if necessary, through equity financings.

Furthermore, no assurance can be made that holders of New GGP Common Stock or Spinco Common Stock will be able to sell such securities at a particular time or that the prices received when such securities are sold will be favorable.  It is possible that holders of such securities may lose all or part of their investments.  The price of GGP Common Stock on the NYSE changes constantly and has been subject to significant price fluctuations.  It expected that the market price of New GGP Common Stock and Spinco Common Stock also will fluctuate significantly.  Such fluctuation may occur as a result of a variety of factors, many of which are beyond the control of Reorganized General Growth and Spinco.

In addition, the stock market in general has recently experienced extreme volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of New GGP Common Stock and Spinco Common Stock.

In general, the valuation of newly issued securities is subject to uncertainties and contingencies, all of which are difficult to predict.  Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investments rather than hold them on a long-term basis, and other factors which generally influence the prices of securities.  For additional risks related to Spinco Common Stock, see Section VIII.I.7.

5.                                       Ability to Raise Capital through Sale of Properties

Reorganized General Growth intends to sell non-core assets consistent with its business strategy.  Spinco may seek to sell assets from time to time to secure financing for core projects or other reasons.  The ability to sell such properties to raise capital is limited.  The retail economic climate negatively affects the value of such properties and therefore reduces the ability to sell these properties on acceptable terms.  The ability to sell such properties is also negatively affected by the weakness of the credit markets, which increases the cost and difficulty for potential purchasers to acquire financing, as well as by the illiquid nature of real estate investments.

G.                                    RECAPITALIZATION RISKS

1.                                       Impact of Future Issuances and Sales of Capital Stock or Securities Convertible into or Exchangeable for Capital Stock

Additional issuances and sales of capital stock or securities convertible into or exchangeable for capital stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for New GGP Common Stock and/or Spinco Common Stock to decline and may adversely affect the ability of Reorganized General Growth and/or Spinco to raise additional capital in the financial markets at a favorable time and price.

The directors and executive officers of Reorganized General Growth and Spinco, as well as certain selling stockholders, will be subject to lockup agreements.  After these lockups expire, shares held by such persons and parties may be sold in the public markets. The price of New GGP Common Stock and Spinco Common Stock may drop significantly when such lockup agreements expire.  In addition, for so long as such an Investor beneficially owns at least 5% of outstanding common stock on a Fully Diluted Basis, such Investor will have the right to purchase New GGP Common Stock as necessary to allow the Investor to maintain its proportionate ownership interests in New GGP on a Fully Diluted Basis.

In most circumstances, shareholders will not be entitled to vote on whether or not additional capital stock is issued.  In addition, depending on the terms and pricing of an additional offering of common stock and the value of the Reorganized General Growth and/or Spinco properties, as applicable, shareholders may experience dilution in both the book value and the market value of their shares.

2.                                       Role of New GGP and Spinco in Organizational Structure

Following the consummation of the Plan, each of New GGP and Spinco will be holding companies, with no operations of their own.  In general, each will depend on its subsidiaries for cash.  The operations of GGP are, and, following GGP’s emergence from bankruptcy, the operations of New GGP will be, conducted almost entirely through its subsidiaries.  The same will be the case with Spinco.  New GGP and Spinco’s ability to generate cash to meet their respective debt service obligations or, in New GGP’s case, to make dividends or distributions in connection with being a REIT, will be dependent on the earnings of and the receipt of funds from subsidiaries through dividends, distributions or intercompany loans.  The ability of New GGP and Spinco’s subsidiaries to pay any dividends or distributions are limited by their obligations to satisfy their own obligations to their creditors and preferred stockholders before making any dividends or distributions to their parents holding companies.  In addition, Delaware law imposes requirements that may restrict the ability to pay dividends to holders of New GGP Common Stock or Spinco Common Stock.

H.                                    REORGANIZED GENERAL GROWTH RISKS

1.                                       Satisfaction of REIT Conditions

New GGP has agreed to elect to be treated as a REIT in connection with the filing of its tax return for the year in which GGP emerges from bankruptcy, subject to New GGP’s ability to meet the requirements of a REIT at the time of election.  Such election would be retroactive to the beginning of such taxable year.  New GGP may not meet the conditions for qualification as a REIT.  In addition, once an entity is qualified as a REIT, the Internal Revenue Code generally requires that such entity distribute 100% of its capital gains and its ordinary taxable income to shareholders in order to avoid entity level U.S. federal income taxes.  Consistent with the financial projections set forth in Exhibit 4, for 2010 and 2011, New GGP intends to make 90% of this distribution in New GGP Common Stock and 10% in cash.  Beginning in 2012, New GGP expects to make a maximum of 80% of this distribution in New GGP Common Stock and a minimum of 20% of this distribution in cash.  The transactions contemplated by the Investment Agreements are intended to result in a partial step up in the basis of GGP’s assets for federal income tax purposes.  Such a step up would reduce the capital gains and ordinary taxable income generated by New GGP in the future and, consequently, reduce New GGP’s REIT distribution requirement.  New GGP is not seeking a ruling from the IRS concerning the effectiveness of such transactions to achieve the intended basis result and, thus, the IRS may challenge such transactions.  Whether or not the IRS challenges the results of the transactions contemplated by the Investment Agreements as described above, New GGP may not have sufficient liquidity to meet these distribution standards.

If, with respect to any taxable year, New GGP fails to maintain its qualification as a REIT, it would not be allowed to deduct distributions to shareholders in computing its taxable income and federal income tax.  If any of New GGP’s REIT subsidiaries (including Reorganized GGP) fail to qualify as a REIT, such failure could result in New GGP’s loss of REIT status.  The corporate level income tax, including any applicable alternative minimum tax, would apply to its taxable income at regular corporate rates.  As a result, the amount available for distribution to holders of equity securities that would otherwise receive dividends would be reduced for the year or years involved, and New GGP would no longer be required to make distributions to shareholders.  In addition, unless it were entitled to relief under the relevant statutory provisions, New GGP would be disqualified from treatment as a REIT for four subsequent taxable years.

2.                                       Qualification of Spinco Distribution as Tax-Free

GGP’s obligation to close the Investment Agreements is conditioned upon GGP’s receipt of a private letter ruling from the IRS to the effect that the Spinco Share Distribution and certain related transactions will qualify as tax-free to GGP and its subsidiaries for U.S. federal income tax purposes.  A private letter ruling from the IRS generally is binding on the IRS.  A favorable IRS ruling has not yet been received by GGP.  Such IRS ruling will not establish that the Spinco Share Distribution satisfies every requirement for a tax-free spinoff, and the parties will rely solely on the advice of counsel for comfort that such additional requirements are satisfied.

Even if obtained, the IRS ruling will be based on, among other things, certain representations and assumptions as to factual matters made by GGP.  The failure of any factual representation or assumption to be true, correct and complete in all material respects could adversely affect the validity of the IRS ruling at the time of and subsequent to the Spinco Share Distribution.  In addition, the IRS ruling will be based on current law and cannot be relied upon if current law changes with retroactive effect.  If the Spinco Share Distribution were to be treated as taxable, GGP and holders of GGP Common Stock may be faced with significant tax liability with respect to the Spinco Share Distribution.  The IRS ruling only pertains to the tax consequences associated with the Spinco Share Distribution and certain related transactions.  Even if the IRS ruling indicates that the Spinco Share Distribution and certain related transactions qualify as tax-free to GGP and its subsidiaries for U.S. federal income tax purposes, GGP and the holders of GGP Common Stock will be subject to other tax costs associated with the creation and spin-off of Spinco.

GGP has also entered into a Tax Matters Agreement with Spinco, pursuant to which GGP may be held liable for the cost of the failure to receive a positive IRS ruling if GGP caused such failure.  If Spinco caused such failure, Spinco could be liable for such costs.  If the cause for the failure cannot be determined or was not caused by a single party, then GGP and Spinco will share such liability.

3.                                       Partner Tax-Related Obligations

Reorganized General Growth will own properties through partnerships which have arrangements in place that limit Reorganized General Growth’s ability to enter into certain sale or refinancing transactions in order to protect the deferred tax situation of existing third party limited partners.  Violation of these arrangements could result in costs to Reorganized General Growth.  As a result, Reorganized General Growth may be restricted with respect to decisions such as financing, encumbering, expanding or selling these properties.

Several joint venture partners are tax-exempt.  As such, they are taxable to the extent of their share of unrelated business taxable income generated from these properties.  As the manager of these joint ventures, Reorganized General Growth has certain obligations to avoid the creation of unrelated business taxable income at these properties.  As a result, Reorganized General Growth may be restricted with respect to decisions such as financing and revenue generation with respect to these properties.

4.                                       Investments in Regional Shopping Malls and Other Properties

Reorganized General Growth will invest primarily in regional shopping centers and other properties, which are subject to a number of significant risks that are beyond its control.  Real property investments are subject to varying degrees of risk that may affect the ability of these properties to generate sufficient revenues.  A number of factors may decrease the income generated by a retail property, including:

•                  the regional and local economy, which may be negatively impacted by plant closings, industry slowdowns, increased unemployment, lack of availability of consumer credit, levels of consumer debt, housing market conditions, adverse weather conditions, natural disasters and other factors;

•                  local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the availability and creditworthiness of current and prospective tenants;

•                  perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property;

•                  the convenience and quality of competing retail properties and other retailing options such as the internet; and

•                  changes in laws and regulations applicable to real property, including tax and zoning laws.

If Reorganized General Growth is unable to generate sufficient revenue from its properties, including those held by joint ventures, it will be unable to meet operating and other expenses, including debt service, lease payments, capital expenditures and tenant improvements, and to make distributions from such joint ventures and then, in turn, to its shareholders.

5.                                       Investor Influence over Reorganized General Growth

As detailed in Section VI.A.7, “Board of Directors and Management”, Brookfield Investor and Pershing Square will have the ability to designate certain members of the New GGP Board.  Brookfield Investor has designated its New GGP Board members but Pershing Square has not.  No later than two calendar days prior to the Confirmation Hearing, the Plan Debtors will disclose the name and background of each member of the New GGP Board, including the Pershing Square designee.  The percentage equity ownership of the Investors in New GGP will not be known until after the Effective Date.  It is expected that the Investors and Texas Teachers will beneficially own the following approximate percentages of the shares of New GGP Common Stock following consummation of the Plan (including shares issuable upon the exercise of New GGP Warrants): Brookfield Investor will beneficially own 27.6%, Fairholme will beneficially own 28.0%, Pershing Square will beneficially own 11.2% and Texas Teachers will beneficially own 4.3% (but excluding any shares of GGP Common Stock owned prior to the Effective Date)..  However, the exact percentage equity ownership on the Effective Date cannot be determined at this time as it is subject to factors including GGP’s and New GGP’s ability to reduce the Investors’ and Texas Teachers’ funding commitments (and their ultimate ownership interest) either prior to or following GGP’s emergence from bankruptcy.

Although the Investors are required to enter into non-control agreements to limit their influence, the concentration of ownership of outstanding New GGP Common Stock held by the Investors may make some transactions more difficult or impossible without the support of the Investors or more likely with the support of the Investors.  The interests of any of the Investors, any other substantial stockholder or any of their respective affiliates could conflict with or differ from the interests of Reorganized General Growth’s other shareholders or the other Investors.  For example, the concentration of ownership held by the Investors, even if the Investors are not acting in a coordinated manner, could allow the Investors to influence the policies and strategies of New GGP and could delay, defer or prevent a change of control of Reorganized General Growth or impede a merger, takeover or other business combination that may otherwise be favorable to Reorganized General Growth and its other stockholders.  An Investor, substantial stockholder or affiliate thereof may also pursue acquisition opportunities that may be complementary to the business of Reorganized General Growth, and as a result, those acquisition opportunities may not be available to Reorganized General Growth.  There is no assurance that the non-control agreements can fully protect against these risks.

6.                                       Ownership Limit, Certain Anti-Takeover Defenses, and Applicable Law May Hinder an Attempted Acquisition

New GGP expects to amend and restate its certificate of incorporation prior to the consummation of the Plan.  It expects that its amended and restated certificate of incorporation will contain the following limitations:

The ownership limit.  Generally, for New GGP to qualify as a REIT under the Internal Revenue Code for a taxable year, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of such taxable year, and no one individual may own more than 9.9% of the outstanding shares of capital stock.  The Internal Revenue Code defines “individuals” for purposes of the requirement described in the preceding sentences to include some types of entities.  However, the New GGP Certificate of Incorporation also permits it to exempt a person from the ownership limit described therein upon the satisfaction of certain conditions which are described in the certificate of incorporation.

Selected provisions of New GGP charter documents.  Upon consummation of the Plan, the New GGP Board will be divided into three classes of directors.  Directors of each class are chosen for three-year staggered terms.  Staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the company, even though a tender offer or change in control might be in the best interest of New GGP stockholders. The New GGP charter authorizes the New GGP Board to:

•                  cause New GGP to issue additional authorized but unissued shares of common stock or preferred stock;

•                  classify or reclassify, in one or more series, any unissued preferred stock; and

•                  set the preferences, rights and other terms of any classified or reclassified stock that New GGP issues.

Selected provisions of Delaware law.  New GGP is a Delaware corporation, and Section 203 of the Delaware General Corporation Law applies to New GGP.  In general, Section 203 prevents an “interested stockholder” (as defined below), from engaging in a “business combination” (as defined in the statute) with New GGP for three years following the date that person becomes an interested stockholder unless one or more of the following occurs:

•                  before that person became an interested stockholder, the New GGP Board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•                  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of New GGP’s voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of the company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; and

•                  following the transaction in which that person became an interested stockholder, the business combination is approved by the New GGP Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The statute defines “interested stockholder” as any person that is the owner of 15% or more of the outstanding voting stock or is an affiliate or associate of New GGP and was the owner of 15% or more of outstanding voting stock at any time within the three-year period immediately before the date of determination.

Each item discussed above may delay, deter or prevent a change in control of New GGP, even if a proposed transaction is at a premium over the then-current market price for New GGP Common Stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them.  As a result, New GGP’s stock price may be negatively affected by these provisions.

7.                                       Ability to Achieve Target Adjusted EBITDA and Other Liquidity Goals

In connection with the Plan, management has set target goals for Reorganized General Growth’s Adjusted EBITDA and other financial measures over the next several years.  These targets are based on current information, are subject to change and may be impacted by factors outside of Reorganized General Growth’s control, including general economic factors, interest rates and consumer trends.  As a result, there is no assurance that any stated target Adjusted EBITDA and other financial measures will be achieved in the future.

I.                                         SPINCO SPECIFIC RISKS

1.                                       Lack of Operating History

Spinco has no experience operating as an independent company and performing various corporate functions, including human resources, tax administration, legal (including compliance with the Sarbanes-Oxley Act of 2002 and with the periodic reporting obligations of the Exchange Act), treasury administration, investor relations, internal audit, insurance, information technology and telecommunications services, as well as the accounting for items such as equity compensation and income taxes.  Spinco’s business will be subject to the substantial risks inherent in the commencement of a new business enterprise in an intensely competitive industry.  Its prospects must be considered in light of the risks, expenses and difficulties encountered by companies in the early stages of independent business operations, particularly companies that are heavily affected by economic conditions and operate in highly competitive environments.

2.                                       Lack of a Permanent Executive Management Team

Spinco intends to hire permanent executives with development and master planned community expertise to complement its existing strong management team.  Its financial results and ability to compete as a stand-alone entity will suffer if it is unable to attract, integrate or retain qualified executives to serve as its permanent executive management team.  In the interim, it is expected that Spinco will enter into a short-term management agreement with an experienced commercial real estate management company that will provide necessary management services until permanent executives can be identified and assume new roles.  During this interim period, Spinco will be heavily reliant on the interim manager, which will have significant discretion as to the implementation and execution of Spinco’s business strategies and risk management practices.  Spinco’s operational success and ability to execute its business strategy will depend significantly upon the satisfactory performance of these services by the interim real estate management company until permanent management is in place.

3.                                       Potential Difficulties in Obtaining Operating and Development Capital

The successful execution of Spinco’s business strategy will require the availability of substantial amounts of operating and development capital both initially and over time.  Sources of such capital could include operating cash flow, bank borrowings, public and private offerings of debt or equity, sale of certain assets and joint ventures with one or more other parties.  In recent periods, it has been difficult for companies with substantial profitable operating history to source capital for real estate development and acquisition projects, as well as basic working capital needs.  As Spinco has no operating history or permanent executive management team in place, it may find it difficult or impossible to acquire cost-effective capital to implement its business strategy from any source.  As a result, it may be unable to operate its business as currently planned, take advantage of future development opportunities or respond to competitive pressures.

4.                                       Establishment as Separate Company

Spinco historically relied on the financial, administrative and other support functions of General Growth to operate its business and it will continue to rely on General Growth to provide transition services in these and other vital areas for up to 18 to 24 months.  To operate as a stand-alone company will require Spinco to establish its own financial, administrative and other support systems.  Spinco will also need to rapidly establish its own accounting and auditing policies.

Spinco has been able to take advantage of General Growth’s purchasing power in technology and services, including information technology, marketing, insurance, treasury services, property support and the procurement of goods.  As a smaller, separate, stand-alone company, it may be more difficult for Spinco to obtain goods, technology and services at prices and on terms as favorable as those available to Spinco prior to the separation.

In connection with Spinco’s separation from General Growth and the distribution of Spinco Common Stock, Spinco will become subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 and will be required to prepare its financial statements according to accounting principles required by the SEC.  In addition, the Exchange Act requires that Spinco file annual, quarterly and current reports.  Spinco’s failure to prepare and disclose this information in a timely manner could subject it to penalties under federal securities laws, expose it to lawsuits and restrict its ability to access financing.  The Sarbanes-Oxley Act of 2002 requires that Spinco, among other things, establish and maintain effective internal controls and procedures for financial reporting and disclosure purposes.  Establishing and monitoring these controls could result in significant costs to Spinco and require it to divert substantial resources, including management time, from other activities.

Prior to the separation, Spinco will enter into agreements with General Growth, under which General Growth will provide some of these services to Spinco on a transitional basis.  These services may not be sufficient to meet Spinco’s needs and, after these agreements end, Spinco may not be able to replace these services at all or obtain these services at acceptable prices and terms.

5.                                       Risks Related to Spinco Common Stock

There is currently no public market for Spinco Common Stock. There can be no assurance that an active trading market for Spinco Common Stock will develop as a result of the Spinco Share Distribution or be sustained in the future.  The prices at which Spinco Common Stock may trade after the Spinco Share Distribution cannot be predicted. The market price of Spinco Common Stock may fluctuate widely, depending upon many factors, some of which may be beyond Spinco’s control, including:

•                  a shift in Spinco’s investor base;

•                  Spinco’s quarterly or annual earnings, or those of other comparable companies;

•                  actual or anticipated fluctuations in Spinco’s operating results and other factors related to Spinco’s business;

•                  announcements by Spinco or its competitors of significant acquisitions or dispositions;

•                  the failure of securities analysts to cover Spinco Common Stock after the Spinco Share Distribution;

•                  changes in earnings estimates by securities analysts or Spinco’s ability to meet those estimates;

•                  the operating and stock price performance of other comparable companies;

•                  Spinco’s ability to implement its business strategy;

•                  Spinco’s tax costs;

•                  Spinco’s ability to raise capital;

•                  overall market fluctuations; and

•                  general economic conditions.

Stock markets in general have experienced volatility that has often been unrelated to the operational or financial performance of a particular company.  These broad market fluctuations may adversely affect the trading price of Spinco Common Stock.

Further, more than 28% of Spinco’s Common Stock may be owned by the Investors after the Spinco Share Distribution (including shares issuable upon the exercise of Spinco Warrants).  The principal holders of Spinco Common Stock may hold their investments for an extended period of time, thereby decreasing the number of shares available in the market and creating artificially low demand for, and prices of, Spinco Common Stock.

6.                                       Investor Influence over Spinco

As detailed in Section VI.B.7, Brookfield Investor and Pershing Square will have the ability to designate certain members of the Spinco Board.  These designees have not yet been identified.  The percentage equity ownership of the Investors in Spinco will not be known until after the Effective Date.  It is expected that the Investors may beneficially own more than 28% of the shares of Spinco Common Stock in the aggregate following consummation of the Plan (including shares issuable upon the exercise of New GGP Warrants).  However, the percentage equity ownership of the Investors on the Effective Date cannot be determined at this time as it is subject to various factors including whether the Investors are called upon to fund their commitment to backstop the Spinco Rights Offering.

Although Pershing Square is required to enter into a non-control agreement to limit its influence, the concentration of ownership of outstanding Spinco Common Stock held by Investors may make some transactions more difficult or impossible without the support of the Investors or more likely with the support of the Investors.  The interests of any of the Investors, any other substantial stockholder or any of their respective affiliates could conflict with or differ from the interests of Spinco’s other shareholders or the other Investors.  For example, the concentration of ownership held by the Investors, even if the Investors are not acting in a coordinated manner, could allow the Investors to influence the policies and strategy of Spinco and could delay, defer or prevent a change of control of Spinco or impede a merger, takeover or other business combination that may otherwise be favorable to Spinco and its other stockholders.  An Investor, substantial stockholder or affiliate thereof may also pursue acquisition opportunities that may be complementary to the business of Spinco, and as a result, those acquisition opportunities may not be available to Spinco.  There is no assurance that the Pershing Square non-control agreement can fully protect against these risks.

7.                                       Certain Anti-Takeover Defenses and Applicable Law May Hinder an Attempted Acquisition

Spinco expects to amend and restate its certificate of incorporation prior to the consummation of the Plan.  It expects that its amended and restated certificate of incorporation will contain the following limitations.

Selected provisions of Spinco charter documents.  Upon consummation of the Plan, the Spinco Board is expected to be divided into three classes of directors.  Directors of each class are chosen for three-year staggered terms.  Staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the company, even though a tender offer or change in control might be in the best interest of Spinco stockholders. The Spinco charter authorizes the Spinco Board to:

•                  cause Spinco to issue additional authorized but unissued shares of common stock or preferred stock;

•                  classify or reclassify, in one or more series, any unissued preferred stock; and

•                  set the preferences, rights and other terms of any classified or reclassified stock that Spinco issues.

Selected provisions of Delaware law.  Spinco is a Delaware corporation, and Section 203 of the Delaware General Corporation Law applies to Spinco. In general, Section 203 prevents an “interested stockholder” from engaging in a “business combination” with Spinco for three years following the date that person becomes an interested stockholder unless one or more of the following occurs:

•                  before that person became an interested stockholder, the Spinco Board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•                  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Spinco’s voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of the company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; and

•                  following the transaction in which that person became an interested stockholder, the business combination is approved by the Spinco Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The statute defines “interested stockholder” as any person that is the owner of 15% or more of the outstanding voting stock or is an affiliate or associate of Spinco and was the owner of 15% or more of outstanding voting stock at any time within the three-year period immediately before the date of determination.

Each item discussed above may delay, deter or prevent a change in control of Spinco, even if a proposed transaction is at a premium over the then current market price for Spinco Common Stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them.  As a result, Spinco’s stock price may be negatively affected by these provisions.

8.                                       Obligation to Indemnify New GGP for Certain Taxes

Spinco will enter into a Separation Agreement and Tax Matters Agreement which will include tax-sharing and indemnification provisions with New GGP through which tax liabilities relating to taxable periods before and after the Spinco Share Distribution will be computed and allocated between New GGP and Spinco, and responsibility for payment of those tax liabilities (including any subsequent adjustments to such tax liabilities) will be allocated between them.  In addition, Spinco generally will be responsible for any liabilities, taxes or other charges that are imposed on New GGP as a result of the separation and distribution (and certain related restructuring transactions) failing to qualify for nonrecognition treatment for U.S. federal (and state and local) income tax purposes, if Spinco is the party responsible for such failure.  Moreover, although Spinco has agreed to share certain tax liabilities with New GGP pursuant to the aforementioned agreements, Spinco may be liable at law to a taxing authority for some of these tax liabilities and, if New GGP were to default on its obligations to Spinco, Spinco would be liable for the entire amount of these liabilities.  Accordingly, under certain circumstances, Spinco may be obligated to pay amounts in excess of its allocated share of tax liabilities.

9.                                       Risks Related to Transfer Consents

General Growth requires the consent of several third parties for the transfer of certain Spinco Assets.  There is no assurance that General Growth will successfully obtain these consents from all of the relevant third parties on terms favorable to Spinco or at all.  In the event that General Growth is not able to obtain a consent with respect to a Spinco Asset, the Investment Agreements require that either (i) a synthetic instrument be created that would place Spinco in the same economic position as if such Spinco Asset had been transferred or (ii) contribute to Spinco an asset having reasonably equivalent economic value and financial impact in the event that the creation of a synthetic instrument is not practicable.  Should General Growth have to rely on one of the alternatives permitted by the Investment Agreements, Spinco’s expected asset mix could be altered in material respects, which could have a material adverse effect on Spinco’s business, financial condition and results of operations.

10.                                 Potential Inability to Obtain Capital for Future Growth and Real Estate Development

Spinco expects to continue making investments in real estate development, which will require additional capital. There is no guarantee that financing for future expenditures will be available on favorable terms or at all, due to instability in the credit markets, Spinco’s lack of operating history or a variety of other factors.

11.                                 Possible Failure to Realize the Benefits Anticipated from the Separation

Spinco may not realize the benefits that were anticipated from its separation from General Growth. These benefits include the following:

•                  allowing Spinco’s management to focus its efforts on Spinco’s business and strategic priorities;

•                  enabling Spinco to allocate its capital more efficiently;

•                  providing Spinco with direct access to the debt and equity capital markets;

•                  enhancing Spinco’s market recognition with investors; and

•                  increasing Spinco’s ability to attract and retain employees by providing equity compensation tied to its business.

Spinco may not achieve the anticipated benefits from the separation for a variety of reasons. For example, the process of operating as a newly independent public company may distract its management from focusing on its business and strategic priorities.  Although Spinco will be able to control how it allocates capital as an independent public company, it may not succeed in allocating capital in ways that benefit its business. In addition, although Spinco will have direct access to the debt and equity capital markets following the separation, it may not be able to issue debt or equity on terms acceptable to it or at all.  The availability of shares of Spinco Common Stock for use as consideration for acquisitions will not ensure that it will be able to successfully pursue acquisitions or that the acquisitions will be successful.  Moreover, even with equity compensation tied to its business, Spinco may not be able to attract and retain employees as desired.  If Spinco does not realize the anticipated benefits from the separation for any reason, its business may be adversely affected.

12.                                 Potential Successor Liability

As the successor to General Growth, Spinco may be subject to certain liabilities of General Growth not provided for in the Plan.  Such liabilities may arise in a number of circumstances, including those where:

•                  a Creditor of General Growth did not receive proper notice of the pendency of the bankruptcy case relating to the Plan or the deadline for filing Claims therein;

•                  the injury giving rise to, or source of, a Creditor’s Claim did not manifest itself in time for the Creditor to file the Creditor’s Claim;

•                  a creditor did not timely file the Creditor’s Claim in such bankruptcy case due to excusable neglect;

•                  Spinco is liable for General Growth’s tax liabilities under a federal and/or state theory of successor liability; or

•                  the Confirmation Order for the Plan was procured by fraud.

If Spinco should become subject to such liabilities, it could materially adversely affect its business, financial condition and results of operations.

In addition, pursuant to the Cornerstone Investment Agreement, New GGP will indemnify Spinco from and against 93.75% of any and all losses, claims, damages, liabilities and reasonable expenses to which Spinco and its subsidiaries become subject, in each case solely to the extent directly attributable to MPC Taxes in an amount up to the Indemnity Cap.  The Indemnity Cap is calculated as the lesser of (a) $303,750,000 and (b) the Excess Surplus Amount.  The Excess Surplus Amount is determined using a complex formula described in the Cornerstone Investment Agreement.  There is a risk that New GGP may not have sufficient cash to reimburse Spinco for MPC Taxes and that the actual Indemnity Cap may be less than $303,750,000.

IX.  CERTAIN UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES OF THE PLAN

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Plan Debtors and to certain holders of Interests.  This discussion does not address the U.S. federal income tax consequences to holders of Claims or Interests who are unimpaired or otherwise entitled to payment in full in cash on the Effective Date under the Plan, or to holders of Claims or Interests who are otherwise not entitled to vote under the Plan or holders of Hughes Heirs Obligations.

The discussion of U.S. federal income tax consequences below is based on the Tax Code, Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations (possibly with retroactive effect).  The U.S. federal income tax consequences of the contemplated transactions are complex and are subject to significant uncertainties.  Other than as described below with respect to the Spinco Share Distribution, the Merger, and certain related transactions, no ruling from the IRS or any other tax authority or an opinion of counsel has been requested with respect to any of the tax aspects of the contemplated transactions, and the discussion below is not binding upon the IRS or any other tax authority.  Thus, no assurance can be given that the IRS or other tax authorities would not assert, or that a court would not sustain, a different position from any discussed herein.

This summary does not address foreign, state or local tax consequences of the contemplated transactions, nor does it purport to address the U.S. federal income tax consequences of the transactions to special classes of taxpayers (e.g., foreign persons, mutual funds, small business investment companies, regulated investment companies, banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders that are, or hold existing Interests through, pass-through entities, persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, and persons holding Interests that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction).  If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds Interests, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.  Moreover, the following discussion does not address U.S. federal taxes other than income taxes.

This discussion also assumes that the Interests and New GGP Common Stock are and will be held as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Tax Code, and that the various debt and other arrangements to which the Plan Debtors are parties will be respected for U.S. federal income tax purposes in accordance with their form.

The following summary of certain U.S. federal income tax consequences of the Plan is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances pertaining to a holder of Claims or Interests.

IRS Circular 230 Notice:  To ensure compliance with IRS Circular 230, holders of Claims and Interests are hereby notified that: (A) any discussion of federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims or Interests for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing by the Plan Debtors of the transactions or matters addressed herein; and (c) holders of Claims and Interests should seek advice based on their particular circumstances from an independent tax advisor.

A.                                    CONSEQUENCES TO THE PLAN DEBTORS

1.                                       Cancellation of Indebtedness Income

Generally, a debtor in bankruptcy may incur COD income with respect to the consummation of a plan and related restructuring of debt and equity obligations.  Depending on the tax characterization of the entity and various other factors, the impact of COD income may be significant.  Although under certain circumstances a debtor in bankruptcy does not recognize COD income incurred, the Tax Code provides that a debtor must reduce certain of its tax attributes — such as NOL carryforwards and current year NOLs, capital loss carryforwards, tax credits, and tax basis in assets — by the amount of COD incurred pursuant to a confirmed chapter 11 plan.  In the instant case, the Plan Debtors do not anticipate incurring a significant amount of COD income as a result of the transactions contemplated by the Plan and, consequently, will not be forced to reduce a significant amount of attributes on account of such COD.

2.                                       Potential Limitations on NOL Carryforwards and Other Tax Attributes

Following the Effective Date, any remaining Pre-Change Losses will be subject to limitation under Section 382 of the Tax Code as a result of the changes in ownership of the Plan Debtors (directly or indirectly through the acquisition of GGP by New GGP) as described below.  These limitations apply in addition to, and not in lieu of, any attribute reduction that may result from the COD arising in connection with the Plan.

Under Section 382 of the Tax Code, if a corporation undergoes an “ownership change” (including certain indirect changes of ownership resulting from an ownership change with respect to the corporation’s direct or indirect parent) and the corporation does not qualify for (or elects out of) a special bankruptcy exception not relevant in this case, the amount of its Pre-Change Losses that may be utilized to offset future taxable income is subject to an annual limitation.  The consummation of the transactions contemplated by the Plan will constitute an “ownership change” for any corporate Plan Debtors that are not directly or indirectly distributed in the Spinco Share Distribution and may constitute an “ownership change” for any corporate Plan Debtors that are directly or indirectly distributed in the Spinco Share Distribution.

In general, the amount of the annual limitation to which a corporation that undergoes an ownership change would be subject is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax exempt rate” in effect for the month in which the ownership change occurs (4.01% for ownership changes occurring in July 2010).  As discussed below, this annual limitation often may be increased in the event the corporation has an overall “built-in” gain in its assets at the time of the ownership change.  For a corporation in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan, the stock value generally is determined immediately after (rather than before) the ownership change after giving effect to the surrender of creditors’ claims, but subject to certain adjustments (which can result in a reduced stock value); in no event, however, can the stock value for this purpose exceed the pre-change gross value of the corporation’s assets.

Any portion of the annual limitation that is not used in a given year may be carried forward, thereby adding to the annual limitation for the subsequent taxable year.  However, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for at least two years after the ownership change, or possibly if certain shareholders claim worthless stock deductions and continue to hold their stock in the corporation (or the parent of the consolidated group) at the end of the taxable year, the annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s Pre-Change Losses, absent any increases due to recognized built in gains discussed below.

Accordingly, the impact of an ownership change of the corporate Plan Debtors pursuant to the Plan depends upon, among other things, the amount of Pre-Change Losses remaining after the reduction of attributes due to any COD, the value of both the stock and assets of each such corporation (or consolidated group) at such time, the continuation of their respective businesses, and the amount and timing of future taxable income.

Built In Gains and Losses.  Section 382 of the Tax Code can operate to limit the deduction of built-in losses recognized subsequent to the date of the ownership change.  If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income, gain, loss and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as Pre-Change Losses and similarly will be subject to the annual limitation.

Conversely, if the loss corporation has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized (or, according to an IRS notice, treated as recognized) during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its Pre-Change Losses against such built-in gain income in addition to its regular annual allowance.

In general, a loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.  Whether any corporate Plan Debtor or group of Plan Debtors will benefit from adjustment for “built-in” gains or be subject to the limitation for “built-in” losses will depend upon the respective value of Plan Debtor’s (or group’s) assets immediately before the Effective Date.

3.                                       Alternative Minimum Tax

In general, the AMT is imposed on a corporation’s alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation’s regular U.S. federal income tax.  For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated.  In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular income tax purposes by available NOL carryforwards, only 90% of a corporation’s taxable income for AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes).

In addition, if a corporation undergoes an “ownership change” within the meaning of Section 382 of the Tax Code and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation’s aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

4.                                       Consequences of the Internal Restructurings, the Spinco Share Distribution, and the Merger

In connection with the implementation of the Plan, the Plan Debtors have sought a private letter ruling from the IRS substantially to the effect that, among other things:

•                  certain internal restructuring and spinoffs preceding the Spinco Share Distribution will constitute “reorganizations” under Section 368(a) and Section 355 of the Tax Code;

•                  the Spinco Share Distribution will constitute a “reorganization” under Section 368(a) and Section 355 of the Tax Code; and

•                  the Merger will constitute a “reorganization” under Section 368(a) of the Tax Code.

A private letter ruling is generally binding on the IRS.  However, the validity of such a ruling, even if obtained, will be subject to the continued accuracy of the factual representations and assumptions therein.  Assuming the receipt of a private letter ruling, no gain or loss will be recognized for tax purposes by any of the Plan Debtors as a result of the Spinco Share Distribution, the related internal restructurings and spinoffs, or the Merger, other than with respect to certain of the internal restructuring transactions.  Such internal restructuring transactions may result in New GGP recognizing a material amount of taxable income which will increase New GGP’s REIT distribution requirement for the year in which GGP emerges from bankruptcy, which in turn will increase the dividend income to a holder of New GGP Common Stock for such year.  If the internal spinoffs or the Spinco Share Distribution were determined to be taxable, the resulting tax liability to the Plan Debtors could be substantial.

B.                                    CONSEQUENCES TO HOLDERS OF INTERESTS

Pursuant to the Plan, GGP will consummate the Spinco Share Distribution.  In the Spinco Share Distribution, each holder of a share of GGP Common Stock will receive one share of Spinco Common Stock per each share of GGP Common Stock held by the holder, subject to the adjustment provided for in Section 5.13 of the Cornerstone Investment Agreement.  Immediately after the Spinco Share Distribution, New GGP and GGP will undertake the Merger, pursuant to which an indirect subsidiary of New GGP will merge into GGP, with GGP surviving.  In the Merger, each holder of GGP Common Stock will exchange each share of GGP Common Stock for one share of New GGP Common Stock subject to the adjustment provided for in Section 5.13 of the Cornerstone Investment Agreement.

1.                                       Consequences of the Spinco Share Distribution

As stated above, the Plan Debtors have sought a private letter ruling from the IRS to the effect that the Spinco Share Distribution constitutes a reorganization under Section 368(a) and Section 355 of the Tax Code.  However, even if obtained, the continued validity of such a ruling will be subject to the accuracy of the factual representations and assumptions therein.  Assuming the receipt and continued validity of such a ruling, a holder of GGP Common Stock will not recognize taxable income upon the receipt of Spinco Common Stock pursuant to the Spinco Share Distribution.  Each such holder will allocate its basis in its GGP Common Stock between such GGP Common Stock and the Spinco Common Stock received in the Spinco Share Distribution in proportion to the relative fair market value of each immediately after the Spinco Share Distribution.  A holder’s holding period in its Spinco Common Stock will include the holding period of the GGP Common Stock with respect to which the distribution of the Spinco Common Stock was made, provided that such GGP Common Stock is held by the holder as a capital asset on the date of the Spinco Share Distribution.

If the Spinco Share Distribution were to be treated as taxable, each holder of GGP Common Stock would be treated as if the holder received a taxable distribution equal to the fair market value of the Spinco Common Stock actually received, which distribution would be taxed (i) first, as a dividend to the extent of the holder’s pro rata share of GGP’s current and accumulated earnings and profits as determined under U.S. federal income tax principles, then (ii) as a non–taxable return of capital to the extent of the holder’s tax basis in the Interest with respect to which the distribution was made, which return of capital would lower such holder’s tax basis in the GGP Common Stock, and finally (iii) as capital gain with respect to the remaining value of the Spinco Common Stock received.  Holders of GGP Common Stock are urged to consult their tax advisors with respect to the consequences of the Spinco Share Distribution.

2.                                       Consequences of the Merger

The classification of an exchange as a reorganization generally serves to defer the recognition of any gain or loss by the holder exchanging its GGP Common Stock.  As stated above, the Plan Debtors have sought an IRS ruling to the effect that the Merger constitutes a reorganization under Section 368(a) of the Tax Code.  However, even if obtained, the continued validity of such a ruling will be subject to the accuracy of the factual representations and assumptions therein.  Assuming the receipt and continued validity of an IRS ruling and consequent classification of the Merger as a reorganization, a holder of GGP Common Stock will not recognize taxable income on its exchange of its GGP Common Stock for New GGP Common Stock.

In a reorganization exchange, a holder’s aggregate tax basis in the New GGP Common Stock received would equal the holder’s aggregate adjusted tax basis in the GGP Common Stock exchanged therefor (after adjustment pursuant to the Spinco Share Distribution, as described above).  In general, a holder’s holding period in the New GGP Common Stock received in the exchange will include the holder’s holding period in the GGP Common Stock surrendered therefor.

If the Merger does not qualify as a reorganization, a holder of GGP Common Stock would recognize gain or loss on the exchange of its GGP Common Stock for New GGP Common Stock equal to the difference, if any, between the fair market value of the New GGP Common Stock received and the adjusted tax basis in the GGP Common Stock exchanged (after adjustment pursuant to the Spinco Share Distribution, if applicable).

In a taxable merger, a holder’s tax basis in any New GGP Common Stock received will equal the fair market value of such stock.  A holder’s holding period in any New GGP Common Stock received would begin the day following the exchange date.

3.                                       Character of Gain or Loss

If gain or loss were to be recognized by a holder in respect of the receipt of Spinco Common Stock in the Spinco Share Distribution or the exchange of its GGP Common Stock pursuant to the Merger, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including, among others, the tax status of the holder, whether the GGP Common Stock constitutes a capital asset in the hands of the holder and how long it has been held.  Each holder of GGP Common Stock is urged to consult its tax advisor to determine the character of any gain or loss recognized with respect to the treatment of its GGP Common Stock under the Plan.

4.                                       Information Reporting and Backup Withholding

Holders of GGP Common Stock who own at least 5% (by vote or value) of the total outstanding number of shares of GGP Common Stock and receive Spinco Common Stock in the Spinco Share Distribution and/or exchange their GGP Common Stock for New GGP Common Stock in the Merger and certain holders of securities (including options) of GGP must attach to their U.S. federal income tax return for the year in which the Spinco Share Distribution and the Merger occur detailed statements setting forth the data appropriate to show the applicability of Sections 355 and 368 of the Tax Code to the Spinco Share Distribution and/or Section 368 of the Tax Code to the Merger.  Such holders are further required to retain a copy of such information for their permanent records.  Holders of GGP Common Stock are urged to discuss the preparation of such statements with their tax advisors.

Certain distributions to holders of GGP Common Stock under the Plan may be subject to applicable withholding.  Under federal income tax law, certain reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently twenty-eight percent (28%)) if a recipient of those payments fails to furnish to the payor certain identifying information.  Backup withholding is not an additional tax.  Any amounts deducted and withheld should generally be allowed as a credit against that recipient’s U.S. federal income tax, provided that appropriate proof is provided under rules established by the IRS.  Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.  Backup withholding generally should not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions.  Information may also be required to be provided to the IRS concerning payments, unless an exemption applies.  Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

Treasury Regulations require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of certain thresholds.  Holders are urged to consult their tax advisors regarding these regulations and whether the exchanges contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY.  ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

X.    VOTING PROCEDURES, ELECTION PROCEDURES, AND REQUIREMENTS

A.                                    HOLDERS OF INTERESTS ENTITLED TO VOTE

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or interests in classes of claims or interests that are impaired and that are not deemed to have rejected a proposed plan are entitled to vote to accept or reject a proposed plan.  Classes of claims or interests in which the holders of claims or interests are unimpaired under a chapter 11 plan are conclusively deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.  Accordingly, their votes are not solicited.  Classes of claims or interests in which the holders of claims or interests will receive no recovery under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan.  For a detailed description of the treatment of Claims and Interests under the Plan, refer to Section V, “Plan Description.”  The Plan Debtors reserve the right to amend the Plan as provided in Section 13.4 of the Plan.

1.                                       Class of Interests Entitled to Vote

For the purposes of the Plan, only Class 4.17 and Class 4.23, which constitute the Hughes Heirs Obligations and the GGP Common Stock, respectively, are entitled to vote on the Plan.(22)

2.                                       Classes of Claims and Interests Deemed to Accept

Classes 4.1 through 4.15 and 4.18 through 4.22 of the Plan are unimpaired.  As a result, holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote.  Class 4.16, although impaired, is deemed to have consented to the Plan in accordance with the provisions of the Modified Loan Documents executed in connection with the Subsidiary Plans.

B.                                    VOTE REQUIRED FOR ACCEPTANCE BY A CLASS OF INTERESTS

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of Interests is determined by calculating the amount of the Allowed Interests voting to accept, based

(22)         Holders of Interests in Class 4.23 may or may not be impaired under the Plan.  Nonetheless, holder of Interests in Class 4.23 will receive a Ballot to vote to accept or reject the Plan.

on the actual total Allowed Interests voting.  Acceptance requires an affirmative vote of at least two-thirds in amount of the Allowed Interests voting.

C.                                    VOTING PROCEDURES

Ballots are provided for holders of Interests entitled to vote to accept or reject the Plan.  As indicated above, holders of Interests in Classes 4.17 and 4.23 are entitled to vote.

Each Ballot contains detailed voting instructions.  Sample Ballots are attached as Exhibits 4 through 7 to the Disclosure Statement Order.  The Disclosure Statement Order also sets forth in detail, among other things, the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the Voting Record Date for voting purposes, and the applicable standards for tabulating Ballots.

The Plan Debtors have engaged Epiq Bankruptcy Solutions, LLC as their Voting and Solicitation Agent to assist in the transmission of voting materials and in the tabulations of votes with respect to the Plan.  It is important that holders of Interests in Classes 4.17 and 4.23 timely exercise their right to vote to accept or reject the Plan.

Delivery of a Ballot by facsimile, e-mail or any other electronic means will not be accepted.  Ballots should be returned with an original signed copy to:

By First Class Mail:

Epiq Bankruptcy Solutions, LLC
Attn:  General Growth Properties, Inc. Ballot Processing
FDR Station, P.O. Box 5014
New York, NY 10150-5014
Telephone:  (646) 282-2400

By Overnight Courier or Personal Delivery:

Epiq Bankruptcy Solutions, LLC

Attn:  General Growth Properties, Inc. Ballot Processing
757 Third Avenue, 3rd Floor
New York, NY 10017
Telephone:  (646) 282-2400

FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE VOTING AND SOLICITATION NO LATER THAN [  ], 2010 AT [  ] (EASTERN TIME).

ANY BALLOT THAT IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED.

A beneficial holder holding Interests as a record holder in its own name should vote on the Plan by completing and signing a Beneficial Holder Ballot and returning it directly to the Voting and Solicitation Agent on or before the Voting and Elections Deadline using the self-addressed envelope provided.

A beneficial holder holding Interests in “street name” through a Voting Nominee may vote on the Plan by one of the following two methods (as selected by such beneficial holder’s Voting Nominee):

Complete and sign the Beneficial Holder Ballot.  Return the Ballot to your Voting Nominee as promptly as possible and in sufficient time to allow such nominee to process your instructions and return a completed Master Ballot to the Voting and Solicitation Agent by the Voting and Elections Deadline; or

Complete and sign the pre-validated Beneficial Holder Ballot (described below) provided to you by your Voting Nominee.  Return the pre-validated Ballot to the Voting and Solicitation Agent by the Voting and Elections Deadline using the return envelope provided.

Any Beneficial Holder Ballot returned to a Voting Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Voting Nominee properly completes and delivers to the Voting and Solicitation Agent that Ballot (properly validated) or a Master Ballot casting the vote of such beneficial holder.

If any beneficial holder owns Interests through more than one Voting Nominee, such beneficial owner may receive multiple mailings containing the Beneficial Holder Ballots.  The beneficial owner should execute a separate Beneficial Holder Ballot for each block of Interests that it holds through any particular Voting Nominee.

IF YOU MUST RETURN YOUR BALLOT TO YOUR BANK, BROKER, OR OTHER VOTING NOMINEE, OR TO THEIR AGENT, YOU MUST RETURN YOUR BALLOT TO THEM WITH SUFFICIENT TIME FOR YOUR VOTING NOMINEE TO PROCESS YOUR VOTE ON A MASTER BALLOT AND RETURN THE MASTER BALLOT TO THE VOTING AND SOLICITATION AGENT BEFORE THE VOTING AND ELECTIONS DEADLINE.

A Voting Nominee that, on the Voting Record Date, is the registered holder of Interests for one or more beneficial holders can obtain the votes of the beneficial holders of such Interests by either:

“Prevalidating” the individual Beneficial Holder Ballot contained in the Solicitation Package and then forward the Solicitation Package to the beneficial owner of the Interests in Class 4.23 for voting within five (5) business days after the receipt by such Voting Nominee of the Solicitation Package.  A Voting Nominee “prevalidates” a Beneficial Holder Ballot by indicating thereon the record holder of the Class 4.23 Interests, the amount of such Interests held by the beneficial holder, and the appropriate account numbers through which the beneficial owner’s holdings are derived and executing the Beneficial Holder Ballot. The beneficial owner shall return the “prevalidated” Beneficial Holder Ballot to the Voting and Solicitation Agent in the envelope to be provided in the Solicitation Package; or

Forwarding the Solicitation Package to the beneficial owner of the Interests in Class 4.23 together with a return envelope provided by and addressed to the Voting Nominee.  In such case, the beneficial owner shall return the individual Beneficial Holder Ballot to the Voting Nominee, and the Voting Nominee will tabulate the votes of its respective beneficial owners on a Master Ballot, in accordance with any instructions set forth in the instructions to the Master Ballot, and then return the Master Ballot to the Voting and Solicitation Agent.  The Master Ballot will be provided to the Voting Nominee separately by the Voting and Solicitation Agent.  The Voting Nominee should advise the beneficial owners to return their individual Beneficial Holder Ballots to the Voting Nominee by a date calculated by the Voting Nominee to allow it to prepare and return the Master Ballot to the Voting and Solicitation Agent so that the Master Ballot is actually received by the Voting and Solicitation Agent by the Voting and Elections Deadline.

Interest holders should not surrender, at this time, certificates representing their securities.  Neither the Debtors nor the Voting and Solicitation Agent will accept delivery of any such certificates surrendered together with the Ballot.

It is important that holders of Interests exercise their right to vote to accept or reject the Plan.  Even if you do not vote to accept the Plan, you may be bound by it if it is accepted by the requisite holders of Interests.  Refer to Section XI, “Confirmation of the Plan”  for further information.

If you are a holder of an Interest entitled to vote on the Plan and you did not receive a Ballot, received a damaged Ballot, or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, you may contact:

Epiq Bankruptcy Solutions, LLC

Attn:  General Growth Properties, Inc., Ballot Processing

FDR Station, P.O. Box 5014

New York, NY 10150-5014

646-282-2400

D.                                    ELECTION PROCEDURES

Pursuant to the Plan, holders of Claims or Interests in certain classes are entitled to elect between alternate treatments.  Specifically, holders of Claims in Classes 4.6 through 4.8 (i) may elect between (a) being cured and reinstated in accordance with section 1124 of the Bankruptcy Code or (b) being satisfied in Cash in principal amount plus accrued interest at the stated non-default contract rate, thereby being deemed to have waived any other Claims, or (ii) at the Plan Debtors’ option, will receive such other treatment other than cure or reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  If a holder of a Claim in Classes 4.6 through 4.8 makes no election, such Claim shall receive the treatment noted in subsection (i)(a) or (ii) above, at the Plan Debtors’ option.

Additionally, holders of Claims in Class 4.10 may elect between (i) being cured and reinstated in accordance with section 1124 of the Bankruptcy Code or (ii) being satisfied in Cash in principal amount plus accrued interest at the stated non-default contract rate, thereby being deemed to have waived any other Claims, or (ii) at the Plan Debtors’ option, will receive such other treatment other than cure or reinstatement so as to be unimpaired pursuant to section 1124 of the Bankruptcy Code.  If a holder of a Class 4.10 Claim makes no election, such Claim shall receive the treatment articulated in (i) above.

Further, holders of Interests in Class 4.22 may elect between (i) (a) reinstatement of their common units in GGP LP, which shall be the same number of common units in Reorganized GGP LP as they held in GGP LP as of the Distribution Record Date, provided, however, that any prepetition redemption or conversion rights, as applicable, held by such GGP LP Common Unit holders which GGP had the obligation or option, as applicable, to satisfy in shares of GGP Common Stock, shall, in accordance with the applicable provisions of their prepetition agreement, subsequently be satisfied, at New GGP’s option or obligation, in shares of New GGP Common Stock on conversion or redemption terms consistent with such prepetition agreements, plus (b) a pro rata amount of Spinco Common Stock on account of such holder’s GGP LP Common Units or (ii) being deemed to have converted or redeemed, as applicable, their GGP LP Common Units effective the day prior to the Distribution Record Date in exchange for GGP Common Stock on terms consistent with such holder’s prepetition agreements, thereby receiving such treatment as if such holder owned GGP Common Stock on the Distribution Record Date.  If a holder of a Class 4.22 Interest makes no election, such Interest shall receive the treatment articulated in (i) above.

An Election Form shall be mailed to holders of Claims or Interests entitled to make the elections noted above.  Sample Election Forms are attached as Exhibits 8 through 12 to the Disclosure Statement Order.

FOR BENEFICIAL HOLDERS HOLDING INTERESTS OR CLAIMS AS RECORD HOLDERS IN THEIR OWN NAME, YOUR COMPLETED ELECTION FORM MUST BE ACTUALLY RECEIVED BY THE VOTING AND SOLICITATION AGENT NO LATER THAN [  ], 2010 AT [  ] (EASTERN TIME) OR YOU WILL RECEIVE THE DEFAULT TREATMENT PROVIDED IN THE APPLICABLE PLAN CLASSES.

FOR BENEFICIAL HOLDERS HOLDING INTERESTS OR CLAIMS (AS APPLICABLE) IN “STREET NAME” THROUGH A NOMINEE, YOU MUST SUBMIT YOUR ELECTION FORM BY FOLLOWING THE INSTRUCTIONS PROVIDED TO YOU BY YOUR NOMINEE.  YOU MUST ALLOW SUFFICIENT TIME FOR YOUR NOMINEE TO EFFECT YOUR ELECTION ON YOUR BEHALF THROUGH THE DEPOSITORY TRUST COMPANY’S AUTOMATED TRANSFER OFFER PROGRAM

(“ATOP”) SYSTEM BY NO LATER THAN [  ], 2010 AT [  ] OR YOU WILL RECEIVE THE DEFAULT TREATMENT PROVIDED IN THE APPLICABLE PLAN CLASSES.

For a detailed description of the treatment of Claims and Interests under the Plan, refer to Section V, “Plan Description.”  The Plan Debtors reserve the right to amend the Plan as provided in Section 13.4 of the Plan.

XI.    CONFIRMATION OF THE PLAN

A.            CONFIRMATION HEARING

The Plan Debtors will serve a separate notice of the date, time, and place of the Confirmation Hearing.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing or any subsequent adjournment of that hearing.

B.            REQUIREMENTS FOR CONFIRMATION

The Plan will not constitute a valid, binding contract between the Plan Debtors and their Creditors and Equity Holders until the Bankruptcy Court has entered a Final Order confirming the Plan.  The Bankruptcy Court must hold the Confirmation Hearing before deciding whether to confirm the Plan.

1.             Section 1129(a) of the Bankruptcy Code

a.             Requirements

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements specified in section 1129 of the Bankruptcy Code.  If the Bankruptcy Court determines that those requirements are satisfied, it will enter an order confirming the Plan.  As set forth in section 1129 of the Bankruptcy Code, the requirements for confirmation are as follows:

i.              The plan complies with the applicable provisions of the Bankruptcy Code.

ii.             The proponent of the plan complies with the applicable provisions of the Bankruptcy Code.

iii.            The plan has been proposed in good faith and not by any means forbidden by law.

iv.            Any payment made or to be made by the proponent of the plan, by the debtor, or by a person issuing securities or acquiring property under the plan, for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

v.             The proponent of the plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor, or a successor to the debtor under the plan; and the appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policy; and the proponent of the plan has disclosed the identity of any insider that will be employed or retained by the reorganized debtor, and the nature of any compensation for such insider.

vi.            Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or the rate change is expressly conditioned on such approval.

vii.           With respect to each impaired class of claims or interests:  each holder of a claim or interest of such class has accepted the plan; or will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on that date; or if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such classes, each holder of a claim of such class will receive or retain under the plan on account of such claim property of a value, as of the effective date of the plan, that is not less than the value of such holder’s interest in the estate’s interest in the property that secures such claims.

viii.          With respect to each class of claims or interests:  such class has accepted the plan; or such class is not impaired under the plan.

ix.            Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

(1)           With respect to a claim of a kind specified in section 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the effective date of the plan, the holder of such claim will receive on account of such claim cash equal to the allowed amount of such claim;

(2)           With respect to a class of claims of a kind specified in section 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code, each holder of a claim of such class will receive:

•      If such class has accepted the plan, deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amount of the claim; or

•      If the class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim;

(3)           With respect to a claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim regular installment payments in cash:

•      Of a total value, as of the effective date of the plan, equal to the allowed amount of such claim;

•      Over a period ending not later than five years after the date of the order for relief under section 301, 302, or 303 of the Bankruptcy Code; and

•      In a manner not less favorable than the most favored nonpriority unsecured claim provided for by the plan (other than cash payments made to a class of creditors under section 1122(b) of the Bankruptcy Code; and

(4)           With respect to a secured claim which would otherwise meet the description of an unsecured claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code, but for the secured status of that claim, the holder of that claim will receive on account on that claim, cash payments, in the same manner and over the same period, as prescribed in subparagraph (iii) above.

x.             If a class of claims is impaired under the plan, at least one class of claims that is impaired has accepted the plan, determined without including any acceptance of the plan by any insider.

xi.            Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

xii.           All fees payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

xiii.          The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide the benefits.

The Plan Debtors believe that the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code, that the Plan Debtors have complied or will have complied with all of the requirements of the Bankruptcy Code, and that the Plan is proposed in good faith.

b.             Acceptance

Pursuant to section 1126(f) of the Bankruptcy Code, holders of unimpaired claims or interests are conclusively deemed to have accepted a plan.  Accordingly, their votes are not solicited.  Classes 4.1 through 4.15 and 4.18 through 4.22 of the Plan are unimpaired.  As a result, holders of Claims and Interests in those Classes are conclusively deemed to have accepted the Plan and are not entitled to vote.

Holders of impaired claims and interests are entitled to vote on a plan, and therefore, must accept a plan in order for it to be confirmed without the application of the “unfair discrimination” and “fair and equitable” tests to such classes.  A class of interests is deemed to have accepted a plan if the plan is accepted by at least two-thirds (2/3) in amount of each such class (other than any interests designated under section 1126(e) of the Bankruptcy Code) that has voted to accept or reject the plan.  Interests in Class 4.17 are impaired and entitled to vote to accept or reject the Plan.(23)  The impairment status of Class 4.23 is undetermined.  Nonetheless, holders of Interests in this Class are entitled to vote to accept or reject the Plan

Under certain circumstances, a class of claims or interests may be deemed to reject a plan of reorganization (such as where holders of claims or interests in such class do not receive any recovery under a chapter 11 plan).  No Classes of Claims or Interests under the Plan are deemed to have rejected the Plan.

c.             Best Interests of Creditors Test

With respect to each impaired class of claims and interests, confirmation of a plan requires that each such holder either (i) accept the plan or (ii) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code.  This requirement is referred to as the “best interests test.”  This analysis requires the Bankruptcy Court to determine what the holders of allowed claims and allowed interests in each impaired

(23)           Class 4.16 is impaired but pursuant to the Subsidiary Plans that were confirmed and consummated for the Subsidiary Debtors, the holders of Claims in Class 4.16 consented to such treatment.  As such, holders of Claims in Class 4.16 are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

class would receive from a liquidation of the debtor’s assets and properties in the context of a liquidation under chapter 7 of the Bankruptcy Code.  To determine if a plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the debtor’s assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of claims and interests under the plan.

In a chapter 7 liquidation, the cash available for distribution to creditors would consist of the proceeds resulting from the disposition of the unencumbered assets of the debtor, augmented by the unencumbered cash held by the debtor at the time of the commencement of the liquidation case.  Such cash amount would be reduced by the costs and expenses of the liquidation, including, but not limited, to the appointment of a trustee and the trustee’s employment of attorneys and other professionals, and by such additional administrative and priority claims that may result from the termination of the debtor’s business and the use of chapter 7 for the purpose of liquidation.

In applying the “best interests” test, it is possible that the claims and interests in a chapter 7 case may not be classified according to the priority of such claims and interests, but instead be subjected to contractual or equitable subordination.

Since the Plan provides for full payment to holders of Allowed Claims and a certain recovery to Equity Holders with Allowed Interests, the amount proposed to be paid is not less than the amount each Creditor and Equity Holder would receive if the Plan Debtors were liquidated under chapter 7 of the Bankruptcy Code.  In fact, as reflected in Section XII.B, “Liquidation Under Chapter 7,” such recoveries would potentially be reduced or eliminated in the context of a chapter 7 liquidation.

d.             Feasibility

The Bankruptcy Code permits a chapter 11 plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization, other than as provided in such plan.  For purposes of determining whether the Plan meets this requirement, the Plan Debtors have analyzed their ability to meet their obligations under the Plan.  As part of this analysis the Plan Debtors prepared financial projections for Reorganized General Growth and Spinco.  With respect to Reorganized General Growth, these projections are described in Section VI.A.2, “Reorganized General Growth — Financial Information” and attached hereto as Exhibit 4.  The projections for Spinco are described in Section VI.B.2, “Spinco — Financial Information” and attached hereto as Exhibit 6.  The Plan Debtors believe that they will be able to make all payments required pursuant to the Plan and that the confirmation of the Plan is not likely to be followed by additional liquidation or the need for further reorganization.

2.             Section 1129(b) of the Bankruptcy Code

a.             Cramdown

The Bankruptcy Court may confirm a plan of reorganization over the rejection or deemed rejection of the plan of reorganization by a class of claims or equity interests.  To obtain such confirmation, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such dissenting impaired classes.  A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its claims or equity interests.  The Debtors believe that the Plan satisfies this requirement.

The Bankruptcy Code establishes different “fair and equitable” tests for secured claims, unsecured claims and equity interests, and a “cramdown” of the Plan, as follows:

•      Secured Claims:  Either the plan must provide (i) that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and each holder of a claim receives deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder’s interest in the estate’s interest in such property; (ii) for the sale of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale; or (iii) for the realization by such holders of the indubitable equivalent of such claims.

•      Unsecured Claims:  Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

•      Equity Interests.  Either (i) each equity interest holder will receive or retain under the plan property of a value equal to the greater of (x) the fixed liquidation preference or redemption price, if any, of such stock or (y) the value of the stock, or (ii) the holders of interests that are junior to the stock will not receive any property under the plan.

The Bankruptcy Code permits the Bankruptcy Court to confirm a chapter 11 plan of reorganization over the dissent of any class of claims or equity interests as long as the standards in section 1129(b) are met.  This power to confirm a plan over dissenting classes — often referred to as “cramdown” — is an important part of the reorganization process.  It assures that no single group (or multiple groups) of claims or interests can block a restructuring that otherwise meets the requirements of the Bankruptcy Code and is in the interests of the other constituents in the case.  The Debtors each reserve the right to seek confirmation of the Plan, notwithstanding a rejection of the Plan by Classes 4.17 and 4.23.

C.            OBJECTIONS TO CONFIRMATION

Any objection to the confirmation of the Plan must (i) be written in English, (ii) conform to the Bankruptcy Rules, (iii) set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the particular Plan Debtor or Plan Debtors, the basis for the objection and the specific grounds therefor, and (iv) be filed with the

Bankruptcy Court, with a copy to Chambers, together with proof of service thereof, and served upon and received no later than [  ], at [  ] (prevailing Eastern Time) by:

General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
Attn:       Ronald L. Gern

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn:       Marcia L. Goldstein

Gary T. Holtzer

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn:       James H.M. Sprayregen

Anup Sathy

The Office of the United States Trustee
33 Whitehall Street, 21st Floor
New York, NY 10004
Attn:       Andrea B. Schwartz

Elisabetta G. Gasparini

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attn:       Michael S. Stamer

Akin Gump Strauss Hauer & Feld LLP
Robert S. Strauss Building
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036
Attn:       James R. Savin

Saul Ewing LLP
400 Madison Avenue, Suite 12B
New York, NY 10017
Attn:       John J. Jerome

Saul Ewing LLP
Lockwood Place
500 East Pratt Street, Suite 900
Baltimore, MD 21202
Attn:       Joyce A. Kuhns

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

Attn:  Paul Shalhoub

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

Attn:  Andrew G. Dietderich

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan.  Objections to confirmation of a plan are governed by Bankruptcy Rule 9014.  UNLESS AN OBJECTION TO CONFIRMATION OF THE PLAN IS TIMELY SERVED AND FILED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

XII. ALTERNATIVES TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

A.                                    CONTINUATION OF THE CHAPTER 11 CASES

If the Plan is not confirmed, then the Plan Debtors could remain in chapter 11.  Should this occur, then the Plan Debtors could continue to operate their businesses and manage their properties as debtors in possession, while exploring alternative consensual resolution of their Chapter 11 Cases or prosecuting a nonconsensual plan.  Moreover, subject to further determination by the Bankruptcy Court as to extensions or expiration of exclusivity under the Bankruptcy Code, any other party in interest could attempt to formulate and propose a different plan or plans.  Each of these alternatives would take time and result in an increase in the operating and other administrative expenses of these Chapter 11 Cases.

B.                                    LIQUIDATION UNDER CHAPTER 7

Alternatively, if the Plan is not confirmed, then the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, whereby a trustee would be elected or appointed to liquidate the assets of the Plan Debtors for distribution in accordance with the strict priority scheme established by the Bankruptcy Code.  The Plan Debtors believe that liquidation under chapter 7 would likely result in either reduced distributions to Creditors than those provided for in the Plan and no distributions to Equity Holders or, at a minimum, reduced distributions to Equity Holders than those provided for in the Plan because of (i) the likelihood that assets of the Plan Debtors would have to be sold or otherwise disposed of in a less orderly fashion, (ii) the probability that a significant number of the Plan Debtors’ assets would have to be sold individually which could result in a loss of the value associated with General Growth’s national retail platform, (iii) additional administrative expenses attendant to the appointment of a trustee and the trustee’s employment of attorneys and other professionals, (iv) additional expenses and claims, some of which would be entitled to priority or administrative expense status, which would be generated during the liquidation and from the rejection of leases and other executory contracts, including those previously assumed in connection with a cessation of the Plan Debtors’ operations.  Further, all of the benefits that inured to General Growth through the restructuring of the Subsidiary Debtors would be lost in the context of a chapter 7 liquidation.

XIII.  CONCLUSION AND RECOMMENDATIONS

All holders of Interests in the Plan Debtors entitled to vote are urged to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received by [  ], 2010, at [  ]. (prevailing Eastern Time).

Dated: July 12, 2010

Respectfully submitted,

10 CCC BUSINESS TRUST			AUSTIN MALL, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

10000 COVINGTON CROSS, LLC			BENSON PARK BUSINESS TRUST
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

10190 COVINGTON CROSS, LLC			BOISE TOWN SQUARE ANCHOR ACQUISITION, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

1201-1281 TOWN CENTER DRIVE, LLC			CALEDONIAN HOLDING COMPANY, INC.
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

1251 CENTER CROSSING, LLC			CENTURY PLAZA L.L.C.
By:	Howard Hughes Properties, Limited Partnership, its sole member		By:	Century Plaza, Inc., a member
	By:	The Howard Hughes Company, LLC, its general partner		By:	/S/ Linda J. Wight, Vice President
	By:	/S/ Linda J. Wight, Vice President
CENTURY PLAZA, INC.
1450 CENTER CROSSING DRIVE, LLC			By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
CHULA VISTA CENTER, LLC
1451 CENTER CROSSING DRIVE, LLC			By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
COLLIN CREEK ANCHOR ACQUISITION, LLC
1551 HILLSHIRE DRIVE, LLC			By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
COTTONWOOD MALL, LLC
1635 VILLAGE CENTRE CIRCLE, LLC			By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
EDEN PRAIRIE ANCHOR BUILDING L.L.C.
1645 VILLAGE CENTER CIRCLE, LLC			By:	GGPLP L.L.C., its sole member
By:	/S/ Linda J. Wight, Vice President			By:	GGP Limited Partnership, its managing member
					By:	General Growth Properties, Inc., its general partner
20 CCC BUSINESS TRUST						By:	/S/ Ronald L. Gern, Senior Vice President
By:	/S/ Linda J. Wight, Vice President
ELK GROVE TOWN CENTER L.L.C.
30 CCC BUSINESS TRUST			By:	GGPLP L.L.C., its sole member
By:	/S/ Linda J. Wight, Vice President			By:	GGP Limited Partnership, its managing member
					By:	General Growth Properties, Inc., its general partner
9950-9980 COVINGTON CROSS, LLC						By:	/S/ Ronald L. Gern, Senior Vice President
By:	/S/ Linda J. Wight, Vice President
ELK GROVE TOWN CENTER, L.P.
APACHE MALL, LLC			By:	Elk Grove Town Center, L.L.C., its general partner
By:	/S/ Linda J. Wight, Vice President			By:	GGPLP L.L.C., its sole member
					By:	GGP Limited Partnership, its managing member
ARIZONA CENTER PARKING, LLC						By:	General Growth Properties, Inc., its general partner
By:	/S/ Linda J. Wight, Vice President						By:	/S/ Ronald L. Gern, Senior Vice President

AUSTIN MALL LIMITED PARTNERSHIP			FALLEN TIMBERS SHOPS II, LLC
By:	Austin Mall, LLC, its general partner		By:	/S/ Linda J. Wight, Vice President
	By:	/S/ Linda J. Wight, Vice President

FIFTY COLUMBIA CORPORATE CENTER, LLC					GGP-REDLANDS MALL L.L.C.
By:	/S/ Linda J. Wight, Vice President				By:	GGPLP L.L.C., its sole member
						By:	GGP Limited Partnership, its managing member
FORTY COLUMBIA CORPORATE CENTER, LLC							By:	General Growth Properties, Inc., its general partner
By:	/S/ Linda J. Wight, Vice President							By:	/S/ Ronald L. Gern, Senior Vice President

GENERAL GROWTH PROPERTIES, INC.					GGP-REDLANDS MALL, L.P.
By:	/S/ Ronald L. Gern, Senior Vice President				By:	GGP-Redlands Mall L.L.C., its general partner
						By:	GGPLP L.L.C., its sole member
GGP ACQUISITION, L.L.C.							By:	GGP Limited Partnership, its managing member
By:	/S/ Linda J. Wight, Vice President							By:	General Growth Properties, Inc., its general partner
									By:	/S/ Ronald L. Gern, Senior Vice President
GGP AMERICAN HOLDINGS INC.
By:	/S/ Linda J. Wight, Vice President				GGP-SOUTH SHORE PARTNERS, INC.
					By:	/S/ Linda J. Wight, Vice President
GGP AMERICAN PROPERTIES INC.
By:	/S/ Linda J. Wight, Vice President				GGP-TUCSON LAND L.L.C.
					By:	GGP Limited Partnership, its sole member
GGP HOLDING II, INC.						By:	General Growth Properties, Inc., its general partner
By:	/S/ Linda J. Wight, Vice President						By:	/S/ Ronald L. Gern, Senior Vice President

GGP HOLDING SERVICES, INC.					GREENGATE MALL, INC.
By:	/S/ Linda J. Wight, Vice President				By:	/S/ Linda J. Wight, Vice President

GGP HOLDING, INC.					HHP GOVERNMENT SERVICES, LIMITED PARTNERSHIP
By:	/S/ Linda J. Wight, Vice President				By:	Summerlin Corporation, its general partner
						By:	/S/ Linda J. Wight, Vice President
GGP IVANHOE II, INC.
By:	/S/ Linda J. Wight, Vice President				HOWARD HUGHES CANYON POINTE Q4, LLC
					By:	/S/ Linda J. Wight, Vice President
GGP IVANHOE IV SERVICES, INC.
By:	/S/ Linda J. Wight, Vice President				HOWARD HUGHES PROPERTIES, INC.
					By:	/S/ Linda J. Wight, Vice President
GGP LIMITED PARTNERSHIP
By:	General Growth Properties, Inc., its general partner				HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP
	By:	/S/ Ronald L. Gern, Senior Vice President			By:	The Howard Hughes Company, LLC, its general partner
						By:	/S/ Linda J. Wight, Vice President
GGP NATICK RESIDENCE LLC
By:	/S/ Linda J. Wight, Vice President				HRD PARKING, INC.
					By:	/S/ Linda J. Wight, Vice President
GGP SAVANNAH L.L.C.
By:	GGP Holding II, Inc., its sole member				HRD REMAINDER, INC.
	By:	/S/ Linda J. Wight, Vice President			By:	/S/ Linda J. Wight, Vice President

GGP/HOMART SERVICES, INC.					LA PLACE SHOPPING, L.P.
By:	/S/ Linda J. Wight, Vice President				By:	GGP-La Place, Inc., its general partner
						By:	/S/ Linda J. Wight, Vice President
GGP/HOMART, INC.
By:	/S/ Linda J. Wight, Vice President				LANDMARK MALL L.L.C.
					By:	/S/ Linda J. Wight, Vice President
GGP-GRANDVILLE LAND L.L.C.
By:	General Growth Properties, Inc., a member				LOCKPORT L.L.C.
	By:	/S/ Ronald L. Gern, Senior Vice President			By:	General Growth Properties, Inc., a member
						By:	/S/ Ronald L. Gern, Senior Vice President
GGP-LA PLACE, INC.
By:	/S/ Linda J. Wight, Vice President				MAJESTIC PARTNERS-PROVO, LLC
					By:	Price Development Company, Limited Partnership, its sole member
GGPLP L.L.C.						By:	GGP Acquisition, L.L.C., its general partner
By:	GGP Limited Partnership, its managing member						By:	/S/ Linda J. Wight, Vice President
	By:	General Growth Properties, Inc., its general partner
		By:	/S/ Ronald L. Gern, Senior Vice President		MALL OF LOUISIANA LAND HOLDING, LLC
					By:	/S/ Linda J. Wight, Vice President
GGP-MINT HILL L.L.C.
By:	GGPLP L.L.C., its sole member				MALL OF LOUISIANA LAND, LP
	By:	GGP Limited Partnership, its managing member			By:	Mall of Louisiana Land Holding, LLC, its general partner
		By:	General Growth Properties, Inc., its general partner			By:	/S/ Linda J. Wight, Vice President
			By:	/S/ Ronald L. Gern, Senior Vice President

NATICK RETAIL, LLC				PRICE GP L.L.C.
By:	/S/ Linda J. Wight, Vice President			By:	GGP Acquisition, LLC, its sole member
					By:	/S/ Linda J. Wight, Vice President
NEW ORLEANS RIVERWALK ASSOCIATES
By:	New Orleans Riverwalk Limited Partnership, a general partner			REDLANDS LAND ACQUISITION COMPANY L.L.C.
	By:	Rouse-New Orleans, LLC, its general partner		By:	/S/ Linda J. Wight, Vice President
		By:	/S/ Linda J. Wight, Vice President
REDLANDS LAND ACQUISITION COMPANY L.P.
By:	Rouse-New Orleans, LLC, a general partner			By:	Redlands Land Acquisition Company L.L.C., its general partner
	By:	/S/ Linda J. Wight, Vice President			By:	/S/ Linda J. Wight, Vice President

NEW ORLEANS RIVERWALK LIMITED PARTNERSHIP				REDLANDS LAND HOLDING L.L.C.
By:	Rouse-New Orleans, LLC, its general partner			By:	/S/ Linda J. Wight, Vice President
	By:	/S/ Linda J. Wight, Vice President
RIO WEST L.L.C.
NEWGATE MALL LAND ACQUISITION, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
RIVER FALLS MALL, LLC
NEWPARK ANCHOR ACQUISITION, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
ROUSE F.S., LLC
NORTH STAR ANCHOR ACQUISITION, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
ROUSE LLC
OKLAHOMA MALL L.L.C.				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
ROUSE OFFICE MANAGEMENT OF ARIZONA, LLC
ONE WILLOW COMPANY, LLC				By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
ROUSE-ARIZONA CENTER, LLC
PARK SQUARE LIMITED PARTNERSHIP				By:	/S/ Linda J. Wight, Vice President
By:	Sixty Columbia Corporate Center, LLC, its general partner
	By:	/S/ Linda J. Wight, Vice President		ROUSE-ARIZONA RETAIL CENTER LIMITED PARTNERSHIP
				By:	Rouse-Arizona Center, LLC, its general partner
PARKE WEST, LLC					By:	/S/ Linda J. Wight, Vice President
By:	GGP Limited Partnership, its sole member
	By:	General Growth Properties, Inc., its general partner		ROUSE-FAIRWOOD DEVELOPMENT CORPORATION
		By:	/S/ Ronald L. Gern, Senior Vice President	By:	/S/ Linda J. Wight, Vice President

PARKSIDE LIMITED PARTNERSHIP				ROUSE-NEW ORLEANS, LLC
By:	Fifty Columbia Corporate Center, LLC, its general partner			By:	/S/ Linda J. Wight, Vice President
	By:	/S/ Linda J. Wight, Vice President
ROUSE-PHOENIX CINEMA, LLC
PARKVIEW OFFICE BUILDING LIMITED PARTNERSHIP				By:	/S/ Linda J. Wight, Vice President
By:	Forty Columbia Corporate Center, LLC, its general partner
	By:	/S/ Linda J. Wight, Vice President		ROUSE-PHOENIX CORPORATE CENTER LIMITED PARTNERSHIP
				By:	Rouse Office Management of Arizona, LLC, its general partner
PECANLAND ANCHOR ACQUISITION, LLC					By:	/S/ Linda J. Wight, Vice President
By:	/S/ Linda J. Wight, Vice President
ROUSE-PHOENIX DEVELOPMENT COMPANY, LLC
PINES MALL PARTNERS				By:	/S/ Linda J. Wight, Vice President
By:	GGPLP L.L.C., a partner
	By:	GGP Limited Partnership, its managing member		ROUSE-PHOENIX MASTER LIMITED PARTNERSHIP
		By:	General Growth Properties, Inc., its general partner	By:	Rouse-Phoenix Development Company, LLC, its general partner
		By:	/S/ Ronald L. Gern, Senior Vice President		By:	/S/ Linda J. Wight, Vice President

By:	General Growth Properties, Inc., a partner			ROUSE-PHOENIX THEATRE LIMITED PARTNERSHIP
	By:	/S/ Ronald L. Gern, Senior Vice President		By:	Rouse-Phoenix Cinema, LLC, its general partner
					By:	/S/ Linda J. Wight, Vice President
PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
By:	GGP Acquisition, L.L.C., its general partner			RUNNING BROOK BUSINESS TRUST
	By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

PRICE DEVELOPMENT TRS, INC.				SAINT LOUIS GALLERIA ANCHOR ACQUISITION, LLC
By:	/S/ Linda J. Wight, Vice President			By:	/S/ Linda J. Wight, Vice President

PRICE FINANCING PARTNERSHIP, L.P.				SAINT LOUIS LAND L.L.C.
By:	Price GP L.L.C., its general partner			By:	Victoria Ward, Limited, its sole member
	By:	GGP Acquisition, LLC, its sole member			By:	/S/ Linda J. Wight, Vice President
		By:	/S/ Linda J. Wight, Vice President

SEAPORT MARKETPLACE THEATRE, LLC			THE ROUSE COMPANY OF FLORIDA, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

SEAPORT MARKETPLACE, LLC			THE ROUSE COMPANY OF LOUISIANA, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

SIXTY COLUMBIA CORPORATE CENTER, LLC			THE ROUSE COMPANY OF OHIO, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

SOUTH SHORE PARTNERS, L.P.			THE ROUSE COMPANY OPERATING PARTNERSHIP LP
By:	GGP-South Shore Partners, Inc., its general partner		By:	The Rouse Company LP, its general partner
	By:	/S/ Linda J. Wight, Vice President		By:	Rouse LLC, its general partner
				By:	/S/ Linda J. Wight, Vice President
SOUTH STREET SEAPORT LIMITED PARTNERSHIP
By	Seaport Marketplace, LLC, its general partner		TOWN CENTER EAST BUSINESS TRUST
	By:	/S/ Linda J. Wight, Vice President	By:	/S/ Linda J. Wight, Vice President

SUMMERLIN CENTRE, LLC			TRC CO-ISSUER, INC.
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

SUMMERLIN CORPORATION			TWO ARIZONA CENTER, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

THE HOWARD HUGHES COMPANY, LLC			TWO WILLOW COMPANY, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

THE HUGHES CORPORATION			VICTORIA WARD, LIMITED
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

THE ROUSE COMPANY BT, LLC			VISTA COMMONS, LLC
By:	/S/ Linda J. Wight, Vice President		By:	/S/ Linda J. Wight, Vice President

THE ROUSE COMPANY LP			WEST KENDALL HOLDINGS, LLC
By:	Rouse LLC, its general partner		By:	/S/ Linda J. Wight, Vice President
	By:	/S/ Linda J. Wight, Vice President

ATTORNEYS FOR THE PLAN DEBTORS:

Marcia L. Goldstein
Gary T. Holtzer
Adam P. Strochak
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone:  (212) 310-8000
Facsimile:   (212) 310-8007

and

Stephen A. Youngman (Proc Hac Vice) WEIL, GOTSHAL & MANGES LLP 200 Crescent Court, Suite 300 Dallas, Texas 75201 Telephone: (214) 746-7700 Facsimile: (214) 746-7777

and

Sylvia A. Mayer (Pro Hac Vice) WEIL, GOTSHAL & MANGES LLP 700 Louisiana Street, Suite 1600 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511

and

ATTORNEYS FOR CERTAIN OF

THE PLAN DEBTORS

James H.M. Sprayregen, P.C.
Anup Sathy, P.C. (Pro Hac Vice)
KIRKLAND & ELLIS LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone:  (312) 862-2000
Facsimile:   (312) 862-2200

EXHIBIT 1

THE PLAN

EXHIBIT 1 — The Plan filed as Exhibit 99.1.

EXHIBIT 2

DISCLOSURE STATEMENT ORDER

EXHIBIT 2 — Disclosure Statement Order to be filed subsequently.

EXHIBIT 3

REORGANIZED GENERAL GROWTH:
PRO FORMA FINANCIAL STATEMENTS

EXHIBIT 3 — Reorganized General Growth: Pro Forma Financial
Statements to be filed subsequently.

EXHIBIT 4

REORGANIZED GENERAL GROWTH: PROJECTIONS

EXHIBIT 4

REORGANIZED GENERAL GROWTH: PROJECTIONS

a.               Financial Projections

For the purpose of determining whether the Plan satisfies the feasibility standard of the Bankruptcy Code, the Plan Debtors prepared financial projections for the six-year period from 2010 to 2015. The Financial Projections included in this Exhibit 4 to the Disclosure Statement, assume the successful implementation of the Plan, including the spin-off of Spinco, and consist of the following unaudited projected financial information: (i) a projected net operating income statement for January 1, 2010 through December 31, 2015; (ii) a projected net income statement for January 1, 2010 through December 31, 2015; and (iii) a projected consolidated cash flow for January 1, 2010 through December 31, 2015.

THE PLAN DEBTORS’ MANAGEMENT PREPARED THE PROJECTIONS WITH THE ASSISTANCE OF THEIR PROFESSIONALS. THE PROJECTIONS ARE PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING “ADEQUATE INFORMATION” UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE UNDER THE PLAN TO MAKE AN INFORMED JUDGEMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE. HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT RELY ON THE FINANCIAL PROJECTIONS AS A REPRESENTATION OR GUARANTEE OF FUTURE PERFORMANCE OF THE PLAN DEBTORS. ALTHOUGH EVERY EFFORT WAS MADE TO BE ACCURATE AND THE PLAN DEBTORS CONSIDER THEM REASONABLE WHEN TAKEN AS A WHOLE, THE FINANCIAL PROJECTIONS ARE ONLY AN ESTIMATE, AND THE ASSUMPTIONS AND ESTIMATES UNDERLYING THE FINANCIAL PROJECTIONS ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES BEYOND THE CONTROL OF THE PLAN DEBTORS. THE ACTUAL FINANCIAL RESULTS OF THE PLAN DEBTORS MAY VARY CONSIDERABLY FROM THE FINANCIAL PROJECTIONS. IN ADDITION, THE UNCERTAINTIES WHICH ARE INHERENT IN THE FINANCIAL PROJECTIONS INCREASE FOR LATER YEARS IN THE PROJECTION PERIOD, DUE TO INCREASED DIFFICULTY ASSOCIATED WITH FORECASTING LEVELS OF ECONOMIC ACTIVITY AND THE PERFORMANCE OF THE PLAN DEBTORS AT MORE DISTANT POINTS IN THE FUTURE. CONSEQUENTLY, THE PROJECTED INFORMATION INCLUDED HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE PLAN DEBTORS OR THEIR ADVISORS, OR ANY OTHER PERSON THAT THE PROJECTED RESULTS ACTUALLY WILL BE ACHIEVED. THE PLAN DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE PLAN DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURING SUBSEQUENT TO THE DATE ON WHICH THE PLAN DEBTORS PREPARED THESE PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE

1

OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL ADVERSE OR MATERIAL BENEFICIAL MANNER. FOR FURTHER EXPLANATION OF SIGNIFICANT RISK FACTORS THAT MAY IMPACT THESE PROJECTIONS, PLEASE SEE SECTION VIII OF THE DISCLOSURE STATEMENT.

THE PLAN DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS, STRATEGIES, PROJECTIONS, ANTICIPATED FINANCIAL POSITIONS, OR THEIR PROJECTED RESULTS OF OPERATIONS. ACCORDINGLY, THE PLAN DEBTORS DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION, TO (i) FURNISH UPDATED BUSINESS PLANS OR PROJECTIONS, INCLUDING FINANCIAL PROJECTIONS, TO HOLDERS OF CLAIMS OR INTERESTS AFTER THE CONFIRMATION DATE, OR (ii) INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (IF ANY) OR (iii) OTHERWISE MAKE SUCH INFORMATION PUBLIC. FINANCIAL PROJECTIONS THAT THE PLAN DEBTORS MAY PREPARE IN THE FUTURE IN CONNECTION WITH THEIR PURSUIT OF FINANCIAL, CREDIT RATINGS OR OTHER PURPOSES MAY DIFFER MATERIALLY FROM THOSE CONTAINED HEREIN.

THE FINANCIAL PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT PUBLIC ACCOUNTANTS. FURTHER, THE FINANCIAL PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE UNITEDS STATES SECURITIES AND EXCHANGE COMMISSION. THE PLAN DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING FINANCIAL INFORMATION AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY FORM OF ASSURANCE WITH RESPECT THERETO.

IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS AND INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

b.               Summary of Significant Assumptions

The Financial Projections reflect numerous assumptions, including assumptions regarding the anticipated future performance of Reorganized General Growth, industry performance, general business and economic conditions and other matters. In many instances, such matters are outside the control of General Growth. While the projections were prepared in good faith and the assumptions when consolidated on an overall basis, are believed to be reasonable in light of the current circumstances, there can be no assurance that such assumptions will be realized and creditors and holders of Interests must make their own determinations as to the reasonableness of the assumptions and the reliability of the projections. Solely for purposes

2

of preparing the Financial Projections, it is assumed that: (i) the Plan will be confirmed and consummated in accordance with its terms, including without limitation, completion of the spin-off on or before September 30, 2010, thus completing the financial restructuring of General Growth, (ii) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Plan Debtors other than what is specifically provided for in the Plan, (iii) Spinco will assume ownership of certain assets on emergence of the Plan Debtors in accordance with the Cornerstone Investment Agreement, and (iv) payment by the Plan Debtors of certain cash amounts pursuant to the terms of the Plan related to the various Classes of Interests and debt restructuring agreements. It should be noted that, notwithstanding the above assumption regarding consummation of the Plan for purposes of preparing the Financial Projections, the Plan Debtors currently estimate that the Plan will be consummated by the end of October 2010.

The Financial Projections were prepared on a pro rata basis which is comparable to the Plan Debtors’ supplemental financial information. Pro rata reporting includes the consolidated financial results of the Plan Debtors combined with their share of the revenues and expenses of unconsolidated joint ventures based on their percentage of economic ownership interest in the joint ventures.

The Financial Projections reflect an estimate of the impact of acquisition accounting that will be triggered by the structure of the Investors’ investment. Under the acquisition accounting method, among other adjustments, the acquiring corporation records the net assets acquired at the fair market value of the consideration given. The effect of acquisition accounting when implemented for Reorganized General Growth will result in non-cash changes in the reported value of assets and liabilities. Further, implementation of acquisition accounting impacts the Pro Rata Net Income and FFO Statement through such non-cash items as straight line rent, amortization of above and below market leases, amortization of debt discounts. While the impacts of acquisition accounting have been estimated in the Financial Projections, the actual acquisition accounting adjustments will be based upon the final transaction when consummated and may differ significantly from the amounts included in the Financial Projections.

The Financial Projections assume a tax step-up in basis which will result in higher tax depreciation, lower taxable income and a reduced distribution requirement as a result of the higher tax depreciation over the projection period. The tax basis step-up operates to equalize outside GGP LP basis and inside property basis at non-corporate entities. The tax basis step-up will not increase basis to the same level as acquisition accounting.

c.               Business Strategy

The Plan Debtors have developed and are in various stages of implementation of a holistic business improvement plan which is comprised of (i) a capital markets and portfolio maximization strategy, (ii) a consumer/property relevance strategy and (iii) an operational efficiency strategy. The culmination of this plan is embodied in the Plan Debtors’ Financial Projections. For a full description of the Plan Debtors business strategy, please refer to Section VI.A.1 of the Disclosure Statement.

3

d.               Financial Projections - Detailed Assumptions

The Plan Debtors have ownership interest in, or management responsibility for, over 180 regional shopping malls in 43 states, as well as ownership in community centers and standalone office buildings, in each case exclusive of properties to be transferred to Spinco. The Plan Debtors’ Financial Projections are based on over 700 cash projection models representing numerous legal entities within the Plan Debtors’ portfolio. The cash projections for the operating properties are created utilizing standardized data sources, with customized assumptions for each property. Each cash projection model is built in Argus, a well known real estate financial model. Both property-level and company-wide assumptions are utilized. The company-wide assumptions are tailored for each respective asset type (e.g., retail, office, community center). Each retail property was projected independently by regional and corporate teams using in-place rent rolls, as appropriate, and certain property assumptions were applied which included forecasted market rent and space-by-space lease-up based on expected occupancy. For certain properties with operating circumstances that dictated that the rent roll would not be appropriate to use as a basis to forecast, such as properties with significant in-process development or expansion plans, management adjusted the projections to reflect the expected leasing activity. Company-wide assumptions are used for retail sales growth, inflation, market rent growth, downtime assumptions, and property expense growth.

Additionally, projections were prepared for the Plan Debtors’ corporate management operations and international operations. Collectively, the cash projections for the operating properties and other operations of the Plan Debtors are consolidated into the company-wide Financial Projections. The Plan Debtors’ management analyzed the Financial Projections to reflect the current and projected business environment, tenant sales performance and the economy’s potential impact on the Plan Debtors’ performance.

(i)            Key Drivers (Market Rents, Tennant Sales Growth, Lease Occupancy Charge, Expense Growth and Capital Structure)

The key assumptions in preparing the Financial Projections include assumed market rents, tenant sales growth rates, lease occupancy charges, expense growth and capital structure.

Market rents for new leases and renewals are determined on a property-by-property basis and also factor in the size and location of the leasable space. The Plan Debtors reviewed the current rent charges on in-place leases for all tenants. Additionally, the Plan Debtors reviewed the three and one-half year historical average of occupancy costs (i.e., tenant occupancy costs/tenant sales) for leasing deal activity. Based on a detailed review, market rents for new lease activity were estimated using an established relationship of historical occupancy cost ratios adjusted for expected retail sales growth factors over time. The Plan Debtors assume leases renew at market rents for most properties. The market rents are grown annually based on the prior years’ tenant sales growth projection. Upon commencement of the new and renewal leases, rents are projected to escalate 3% per year in accordance with the lease agreements. There are certain properties projected to have a majority of tenants renew at the lesser of market or effective rent.

4

Based on a detailed review of tenants’ sales information, management determined that tenant sales growth is projected to adjust portfolio-wide at the following rate increase for new and in-place leases and renewals: 2009 to 2010 at 7.5%, 2011 at 4.0%, 2012 at 5.3%, 2013 at 5.3%, 2014 and beyond at 4.1%.

The lease occupancy charges, which are property-related operating costs that are reimbursable by the tenant, grow 4% per year over the lease term for in-place tenants, which is consistent with the Plan Debtors’ current gross lease structure and negotiations. Occupancy charges for community centers are expected to grow at the general inflation rate based on the CPI growth as determined by the CBO study dated August 2009.

The expense growth rates, excluding real estate taxes, are also based on the CPI growth as determined by the CBO. The projected annual expense growth rates for 2011, 2012, and 2013 through 2015 are projected at 1.3%, 1.1% and 1.9%, respectively. Based on recent experience with real estate taxes and anticipated property tax appeals, the Plan Debtors’ project real estate tax expense to increase 3.5% per year, excluding properties located in California. The properties located in California are projected to have an increase in real estate taxes of 2% per year as a result of Proposition 13.

The projected capital structure assumes the Plan Debtors will be able to refinance the properties at the contract rate for the outstanding balance upon maturity. Certain highly leveraged property level loans are projected to require additional capital contributions to provide for an improved capital structure. The Plan Debtors’ forecast also assumes a new corporate level revolving loan.

(A) Combined NOI Statement and Pro Rata Net Income and FFO Statement

Base Rent and Abatements: The Plan Debtors prepared a projection of minimum rent for all of their regional malls, strip centers and offices. Minimum rent is the base rent provided for by the lease agreement with the tenant. In calculating minimum rent, the Plan Debtors based their cash projections on a review of the rent rolls of the each facility and the rents implied. In projecting lease revenue upon expiration of existing leases, the Plan Debtors factored in an estimated vacancy period and a re-leasing amount based on historical experience with respect to market rent, market outlook and recent performance. For spaces that are currently vacant, the Plan Debtors projected a lease agreement with the tenant at the applicable market rent subject to the vacancy factor adjustments.

Base rent and abatements also include business development income. Business development income is derived from temporary tenants who occupy vacant spaces, kiosks and retail merchandising units. In addition to short-term tenants, business development income includes temporary tenants who occupy spaces more than 365 days. Revenue from temporary tenants has historically grown at levels as high as 10%-15% per year. Based on the current economic and retail environment, the Plan Debtors’ project that the temporary tenant segment will generally reflect the following annual growth rates across the majority of regional malls: 7% in 2011, 5% in 2012, 5% in 2013 and 3% thereafter.

5

Expense Reimbursement Revenue: Expense reimbursement revenue is generated from recoveries of expenses from tenants consisting of several categories including utilities, HVAC and occupancy charges (insurance, repairs and maintenance, cleaning, security, taxes and marketing).

Retail Sales Percent Revenue: Retail sales percent revenue is generated from calculating a percentage rent amount based on tenant sales compared to their lease breakpoint on a tenant by tenant basis for those tenants with a percentage rent component. In addition, the retail sales percent revenue category includes revenue from tenants who are paying a percentage of sales in lieu of base rent.

Miscellaneous Revenue: Miscellaneous revenue is generated from other sources than rent received from tenants. The Plan Debtors generate sponsorship revenue by providing services at their operating properties for advertising and promotional activities. Sponsorship has historically grown at approximately 15% rate. Due to current economic conditions impacting advertising sales, sponsorship and miscellaneous revenue is expected to grow at 7% in 2011, 5% in 2012, 5% in 2013 and 3% thereafter. Miscellaneous revenue includes revenue primarily generated from customers at operating properties and includes revenue related to photography services, pay phone fees, stroller rentals and gift cards. Between 2005 and 2008, miscellaneous revenue growth ranged from 3.6% to 7.5%. Miscellaneous revenue is expected to grow at 4% based upon historical data.

Operating Expenses and Real Estate Tax Expense: Operating and real estate tax expense primarily includes operating recoverable expenses which are projected to be partially reimbursable by tenants. These expenses include security, cleaning, utilities and insurance.

Repairs, Maintenance and Food Court Expense: Repairs, maintenance and food court expense includes recoverable expenses reimbursable by tenants, but is related to repairs and maintenance and food court expenses.

Marketing: Marketing expenses includes expenses related to advertising and marketing services provided on behalf of the properties and tenants.

Other: Other expenses primarily includes non-recoverable expenses which include other operating expenses at the property that are not recoverable pursuant to leases agreements with the tenant. Other expenses also includes items such as property-level general and administrative expenses and other non-recoverable operating expenses. In addition, other expenses include bad debt expense and ground rent expense. Bad debt expense is projected to be 1% of total revenue. Ground rent expense is calculated based on the contractual terms of the lease agreements.

Other Cash Adjustments: Other cash adjustments primarily relate to an adjustment for the net amount of certain income received at the corporate level for asset management services partially offset by minority interest adjustment. Minority interest adjustment is required to reflect the consolidated joint ventures on a pro rata basis.

6

Other Non-Cash Adjustments: Other non-cash adjustments pertain to (i) straight-line rent adjustments, (ii) amortization of above and below market leases, (iii) non-cash ground rent expense, and (iv) tax stabilization amortization.

Master Planned Communities NOI: Master planned communities NOI includes the net operating income related to the development and sale of land, primarily in large-scale, long-term community development projects in and around Columbia, Maryland; Summerlin, Nevada; and Houston, Texas and one residential condominium project located in Natick, Massachusetts. The master planned communities, along with certain other retail and office properties with development opportunities, are assumed to be spun-off from GGP to Spinco as of September 30, 2010.

Corporate Costs, Net: Corporate costs includes the overhead and administrative costs associated with functional areas, including asset management, leasing, human resources, legal and accounting. Corporate costs also includes the cost to operate as a public company. Additionally, headquarter costs and regional office costs are included in corporate costs. In addition, corporate costs include GGP’s share of general and administrative expenses for its unconsolidated joint ventures which primarily relate to legal and accounting costs. A portion of these costs are offset by revenue associated with the management company (GGMI). This revenue is primarily from services provided to joint venture properties. Corporate costs reflect the expected cost reductions related to the re-engineering plan and disposition of properties.

Reorganization Costs: Reorganization costs includes expenses and income items incurred or realized by the Plan Debtors and Subsidiary Debtors as a result of the Chapter 11 Cases. These items include professional fees and similar types of expenses (e.g., key employee incentive program) and gains on liabilities subject to compromise directly related to the Chapter 11 cases, resulting from activities of the reorganization process.

Income Taxes: Income taxes includes the expected REIT level state income tax and the projected income tax expense for the TRS entities. TRS entities are certain non-REIT entities owned wholly or in part by a REIT.

Interest Expense: Interest expense includes the projected cash interest expense for wholly-owned properties and GGP’s pro rata share of joint venture interest expense. The Financial Projections are based on the contractual interest and amortization terms of the restructured debt and the treatment of the corporate level debt as described in Article 4 of the Plan. The projected capital structure assumes the Plan Debtors are able to refinance the secured mortgage debt at the contract rate upon maturity. Interest expense also includes projected interest related to a $1.5 billion new corporate level term loan. Interest expense also includes an estimate of non-cash interest expense as a result of debt premiums and debt discounts related to acquisition accounting.

(B)       Consolidated Cash Flow

Leasing and Capital Costs: Leasing and capital costs for 2010 are based on the Plan Debtors’ approved capital budget plan for 2010. Projected leasing and capital costs pertain

7

to (i) tenant improvements, (ii) leasing commissions, (iii) ordinary capital expenditures and (iv) development costs. Tenant improvements are based on projected leasing activity and an estimate of per square foot rates. Leasing commissions are based on space-by-space lease-up. Ordinary capital was projected on a per square foot basis and grown at the general inflation rate (generally $0.75 per square foot for a regional mall, $0.35 per square foot for a community center and $0.50 per square foot for offices). Development costs are projected on a property-by-property, project-by-project basis. Development costs include the completion of in-process expansion projects or work that enables the Plan Debtors to maintain the competitive nature of its projects. Development capital is capital invested to (i) expand and update a property or (ii) improve a property to keep it relevant for the consumer.

Cash Dividend: As REITs, certain Plan Debtors are required to make certain distributions of their taxable income. These distributions can be made in a combination of cash and/or stock according to current federal guidelines. The cash dividend represents the minimum required distribution to maintain compliance with these guidelines based on management expectation. The Financial Projections assume the Plan Debtors will be required to only distribute 10% of their taxable income in cash for 2010 and 2011 and 20% annually in cash thereafter. The projected 2010 cash dividend includes incremental dividend amounts as a result of certain asset transfers necessitated by the formation of Spinco, including some property distributions to separate non-Spinco assets out of Spinco entities, and the settlement of certain intercompany obligations.

Debt Service: Debt service is based on the contractual interest and amortization terms of the restructured debt and the treatment of the corporate level debt as described in Article 4 of the Plan. The projected capital structure assumes the Plan Debtors are able to refinance the properties at the contract rate upon maturity. Certain highly leveraged property level loans are projected to require additional capital contributions to provide for an improved capital structure. Debt service also includes corporate level debt related to a $1.5 billion new term loan.

Reimbursement for Spinco Indemnity: Reimbursement for Spinco indemnity is based on the projected cash payment related to income taxes initially paid by Spinco but reimbursed by Reorganized General Growth pursuant to the Cornerstone Investment Agreement.

International Cash Adjustment: International cash adjustment represents the amount of international NOI and capital costs included in the Financial Projections, but not distributed or contributed by international operations to Reorganized General Growth.

8

Combined NOI Statement

COMBINED NOI

(Dollars in Millions)

	2009 A	1Q-3Q10	4Q10	2010 F	2011 F	2012 F	2013 F	2014 F	2015 F
Retail and Other:
Property Revenues:
Base Rent & Abatements	$2,321	$1,719	$575	$2,293	$2,298	$2,418	$2,426	$2,535	$2,642
Expense Reimbursement Revenue	1,044	754	241	995	1,004	1,065	1,109	1,175	1,246
Retail Sales Percent Revenue	128	112	46	158	127	132	143	152	165
Miscellaneous Revenue	78	35	11	46	52	54	53	55	56
Total Retail and Other Revenue	$3,571	$2,620	$873	$3,493	$3,481	$3,669	$3,732	$3,917	$4,110

Property Operating Expenses:
Operating Expense & Real Estate Taxes	321	261	75	336	326	337	336	347	359
Repairs, Maintenance & Food Court Expenses	156	114	39	153	145	146	140	143	146
Marketing	42	17	13	30	29	30	30	30	31
Other	690	529	161	689	611	623	609	622	634
Total Retail and Other Operating Expenses	$1,209	$920	$287	$1,207	$1,111	$1,135	$1,114	$1,142	$1,169

Cash NOI Adjustments	20	(4)	(1)	(6)	(7)	(7)	(8)	(8)	(8)
Retail and Other Cash NOI	$2,381	$1,696	$584	$2,280	$2,363	$2,526	$2,610	$2,767	$2,932

Non-Cash NOI Adjustments	35	29	(18)	11	(68)	(63)	(60)	(50)	(43)
Retail and Other NOI	$2,417	$1,726	$566	$2,291	$2,296	$2,463	$2,549	$2,716	$2,890

Master Planned Communities:
Total MPC Revenue	45	73	—	73	—	—	—	—	—
Total MPC Expenses	158	71	—	71	—	—	—	—	—
MPC NOI	$(114)	$2	$0	$2	$0	$0	$0	$0	$0

Unconsolidated MPC NOI	4	8	—	8	—	—	—	—	—
Total MPC NOI	$(109)	$10	$0	$10	$0	$0	$0	$0	$0

Real Estate Property NOI	$2,307	$1,735	$566	$2,301	$2,296	$2,463	$2,549	$2,716	$2,890

Retail, Other Cash and MPC NOI	$2,272	$1,706	$584	$2,290	$2,363	$2,526	$2,610	$2,767	$2,932

9

Pro Rata Net Income and FFO Statement

PRO RATA NET INCOME AND FFO

(Dollars in Millions)

	2009 A	1Q-3Q10	4Q10	2010 F	2011 F	2012 F	2013 F	2014 F	2015 F
Real Estate Property NOI	$2,307	$1,735	$566	$2,301	$2,296	$2,463	$2,549	$2,716	$2,890

Corporate Costs, Net	(176)	(119)	(39)	(152)	(110)	(117)	(121)	(124)	(128)
Strategic Initiatives	(67)	—	—	—	—	—	—	—	—
Reorganization Costs	146	351	—	351	—	—	—	—	—
Income Tax Expense	14	(3)	(4)	(7)	(14)	(7)	(8)	(9)	(9)
Interest Income	8	1	0	1	4	14	24	39	67
Interest Expense	(1,477)	(1,191)	(295)	(1,486)	(1,229)	(1,234)	(1,253)	(1,220)	(1,220)
Gain/(Loss) on Impairment/Disposition	(1,163)	(11)	—	(11)	—	—	—	—	—
Other	(14)	(11)	(4)	(14)	(12)	(12)	(11)	(11)	(10)
Funds From Operations	$(421)	$752	$224	$983	$934	$1,107	$1,181	$1,392	$1,589

Real Estate Depreciation/Amortization	(900)	(671)	(263)	(934)	(946)	(826)	(724)	(689)	(649)
Discontinued Operations / Non-controlling Interest / Other	37	(1)	(0)	(1)	0	(7)	(11)	(17)	(22)
Net Income / (Loss)	$(1,285)	$80	$(39)	$48	$(12)	$275	$446	$686	$918

10

Consolidated Cash Flow Statement

CONSOLIDATED CASH FLOW

(Dollars in Millions)

	2009 A	1Q-3Q10	Transaction	4Q10	2010 F	2011 F	2012 F	2013 F	2014 F	2015 F
Retail, Other Cash and MPC NOI	$2,272	$1,706	$—	$584	$2,290	$2,363	$2,526	$2,610	$2,767	$2,932

Leasing and Capital Costs	(353)	(244)	—	(106)	(350)	(393)	(385)	(539)	(524)	(543)

Corporate Costs, Net	(194)	(135)	—	(43)	(178)	(125)	(126)	(139)	(144)	(146)
Strategic Initiatives	(67)	—	—	—	—	—	—	—	—	—
Reorganization / Transaction Costs	(230)	(333)	(684)	—	(1,017)	—	—	—	—	—
Income Taxes	(24)	(12)	—	(5)	(18)	(7)	(29)	(8)	(9)	(10)
SpinCo Indemnity	—	—	—	(1)	(1)	(60)	(50)	(54)	(27)	(36)
Interest Income	8	1	—	0	1	4	14	24	39	67
Proceeds from sales of investment properties	—	—	—	—	—	—	906	—	—	—
MPC Cash Adjustment	125	(17)	—	—	(17)	—	—	—	—	—
International Cash Adjustment	77	(8)	—	9	1	(3)	(55)	(66)	(66)	(72)
Other	146	(14)	—	14	(7)	10	—	—	—	—
	(160)	(518)	(684)	(26)	(1,236)	(182)	660	(243)	(207)	(197)
Cash Flow from Operations and Investing	$1,759	$944	$(684)	$452	$704	$1,789	$2,801	$1,827	$2,036	$2,191

Cash Interest Expense	(1,188)	(845)	—	(277)	(1,122)	(1,152)	(1,143)	(1,098)	(1,099)	(1,090)
(Maturity Payments) / Proceeds from Financing	(301)	(29)	(143)	(21)	(192)	(244)	(828)	(278)	(56)	(77)
Debt Amortization	(184)	(276)	—	(86)	(362)	(362)	(370)	(423)	(401)	(368)
Debt Repayments and Fees	400	—	(7,395)	—	(7,395)	—	—	—	—	(29)
Proceeds from Capital Transactions	—	—	8,300	—	8,300	—	—	—	—	—
Cash Distributions to holders of Common Stock and Preferred Stock	—	(2)	(21)	—	(23)	(9)	(9)	(9)	(9)	(9)
Cash Flow after Financing	$485	$(209)	$58	$68	$(90)	$21	$450	$18	$470	$619

Cash Dividend	—	(6)	—	(81)	(87)	(45)	(154)	(167)	(201)	(240)

Net Cash Flow After Dividend	$485	$(215)	$58	$(13)	$(177)	$(23)	$295	$(149)	$270	$379

Starting Cash	169	654	439	497	654	477	454	749	600	869
Net Cash Flow After Dividend	485	(215)	58	(13)	(177)	(23)	295	(149)	270	379
Ending Cash	$654	$439	$497	$484	$477	$454	$749	$600	$869	$1,248

11

EXHIBIT 5

SPINCO: HISTORICAL FINANCIAL STATEMENTS

EXHIBIT 5 – Spinco: Historical Financial Statements to be filed subsequently.

EXHIBIT 6

SPINCO: PROJECTIONS

EXHIBIT 6

SPINCO: PROJECTIONS

Spinco will be created in a spin-off from GGP upon GGP’s emergence from chapter 11. Spinco’s assets mostly consist of master planned communities, operating retail properties, developmental properties and other assets. See Section VI.B.1 of the Disclosure Statement. Spinco aims to be the preeminent U.S. developer of master planned communities and long-term mixed-use development projects. Spinco’s development projects aim to create inspiring developments for local communities and citizens and drive sustainable, long-term growth and value for all of its stakeholders.

Spinco’s feasibility analysis was prepared by GGP’s management, and except where noted does not reflect any strategic development or significant value-added investments in Spinco’s assets. It does, however, contain the estimated incremental costs required to maintain current operations as well as the optionality for future development. As such, the feasibility analysis does not contemplate the highest and best use for Spinco’s assets, and therefore should not be used for valuation purposes. This hypothetical analysis is solely for the purpose of demonstrating feasibility, and is expressly not a forecast or projection of likely results. Spinco’s feasibility analysis is intended to highlight Spinco’s feasibility as a stand-alone company.

THE PLAN DEBTORS’ MANAGEMENT PREPARED THE FEASIBILITY ANALYSIS WITH THE ASSISTANCE OF THEIR PROFESSIONALS. THE FEASIBILITY ANALYSIS IS PRESENTED SOLEY FOR THE PURPOSE OF PROVIDING “ADEQUATE INFORMATION” UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE UNDER THE PLAN TO MAKE AN INFORMED JUDGEMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE. HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT RELY ON THE FEASIBILITY ANALYSIS AS A REPRESENTATION OR GUARANTEE OF FUTURE PERFORMANCE OF SPINCO. ALTHOUGH EVERY EFFORT WAS MADE TO BE ACCURATE AND THE PLAN DEBTORS CONSIDER THEM REASONABLE WHEN TAKEN AS A WHOLE, THE FEASIBILITY ANALYSIS IS ONLY AN ESTIMATE, AND THE ASSUMPTIONS AND ESTIMATES UNDERLYING THE FEASIBILITY ANALYSIS ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES BEYOND THE CONTROL OF THE PLAN DEBTORS. THE ACTUAL FINANCIAL RESULTS OF SPINCO MAY VARY CONSIDERABLY FROM THE FEASIBILITY ANALYSIS. IN ADDITION, THE UNCERTAINTIES WHICH ARE INHERENT IN THE FEASIBILITY ANALYSIS INCREASE FOR LATER YEARS IN THE FEASIBILITY ANALYSIS PERIOD, DUE TO INCREASED DIFFICULTY ASSOCIATED WITH FORECASTING LEVELS OF ECONOMIC ACTIVITY AND THE PERFORMANCE OF SPINCO AT MORE DISTANT POINTS IN THE FUTURE. CONSEQUENTLY, THE FEASIBILITY ANALYSIS INCLUDED HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE PLAN DEBTORS OR THEIR ADVISORS, OR ANY OTHER PERSON THAT THE RESULTS IN THE FEASIBILITY ANALYSIS ACTUALLY WILL BE ACHIEVED. THE

1

PLAN DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE FEASIBILITY ANALYSIS OR TO SPINCO’S ABILITY TO ACHIEVE THE RESULTS IN THE FEASIBILITY ANALYSIS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURING SUBSEQUENT TO THE DATE ON WHICH THE PLAN DEBTORS PREPARED THIS FEASIBILITY ANALYSIS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL ADVERSE OR MATERIAL BENEFICIAL MANNER.

THE PLAN DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS, STRATEGIES, PROJECTIONS, ANTICIPATED FINANCIAL POSITIONS, OR THEIR PROJECTED RESULTS OF OPERATIONS. ACCORDINGLY, THE PLAN DEBTORS DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION, TO (i) FURNISH UPDATED BUSINESS PLANS OR PROJECTIONS, INCLUDING THE FEASIBILITY ANALYSIS, TO HOLDERS OF CLAIMS OR INTERESTS AFTER THE CONFIRMATION DATE, OR (ii) INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (IF ANY) OR (iii) OTHERWISE MAKE SUCH INFORMATION PUBLIC. FINANCIAL PROJECTIONS THAT SPINCO MAY PREPARE IN THE FUTURE IN CONNECTION WITH THEIR PURSUIT OF FINANCING, CREDIT RATINGS OR OTHER PURPOSES MAY MATERIALLY DIFFER FROM THOSE CONTAINED HEREIN.

THE FEASIBILITY ANALYSIS HAS NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT PUBLIC ACCOUNTANTS. FURTHER, THE FEASIBILITY ANALYSIS WAS NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE UNITES STATES SECURITIES AND EXCHANGE COMMISSION. THE PLAN DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING FINANCIAL INFORMATION AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY FORM OF ASSURANCE WITH RESPECT THERETO.

IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS AND INTEREST MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE FEASIBILITY ANALYSIS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

Solely for purposes of preparing this feasibility analysis, it was assumed that the Plan will be confirmed and consummated in accordance with its terms, including without limitation, completion of the spin-off on or before September 30, 2010. As a result, the Spinco Feasibility Analysis Period starts on October 1, 2010 with the fourth quarter of 2010, and continues with annual feasibility analyses for the five years ending on December 31, 2015. It should be noted that, notwithstanding the assumption used for this analysis with respect to consummation of the spin-off, the Debtors currently estimate that the Plan and spin-off will be consummated by the end of October 2010.

2

The following assumptions for Spinco’s feasibility analysis are generally divided into three topical groups of properties: (i) master planned communities, (ii) operating retail properties, and (iii) developmental properties and other assets. The assumptions are organized parallel to the following financial analysis and should be read in the context of these statements as presented in this Exhibit 6 to the Disclosure Statement:

•        Master Planned Communities NOI and Cash Flow

•        Spinco NOI

•        Spinco Cash Flow

•        Spinco FFO

i.                                         Master Planned Communities’ Assumptions

The largest contributor of net cash flow during the Spinco Feasibility Analysis Period is the master planned communities group comprised of Summerlin, Bridgeland, the Maryland region master planned communities (Columbia Town Center, Emerson, Gateway and Fairwood), Nouvelle at Natick, and The Woodlands. The master planned communities’ feasibility analysis is based on market-specific outlooks during the Spinco Feasibility Analysis Period. They exclude land acquisition opportunities and planning costs to identify new increased density opportunities within the current master planned communities. The Columbia Town Center’s assumptions include $0.9 million of costs in the fourth quarter of 2010 to maintain the option to implement a recently approved re-zoning plan.

Master Planned Communities’ Income Statement: The following assumptions relate to the master planned communities’ income statement. These assumptions also support the master planned communities’ figures included in Spinco’s NOI.

Master Planned Communities’ Inventory: The sale of the wholly owned master planned communities’ inventory is assumed to decrease based on the assumptions outlined in the following land sales revenue section and as detailed below:

(Figures in Acres)	10/01/10	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14	12/31/15

Master Planned Communities’ Inventory
Summerlin	7,182	7,162	6,975	6,732	6,442	6,155	5,820
Bridgeland	7,164	7,157	7,100	6,998	6,874	6,733	6,564
Maryland Region	246	240	209	129	—	—	—

Total	14,592	14,559	14,284	13,859	13,316	12,888	12,384

Nouvelle at Natick (in Units)	66	55	—	—	—	—	—

Land Sale Revenue: The land sale revenue assumption is built up by master planned community. The table below excludes The Woodlands which is reported as an unconsolidated joint venture.

3

($’s in Millions)	Q4 2010	2011	2012	2013	2014	2015	Spinco Proj. Period

Master Planned Communities’ Land Sale Revenue

Summerlin	$11.7	$98.3	$114.1	$160.0	$205.2	$265.4	$854.8
Bridgeland	1.9	16.6	32.1	41.5	50.2	64.3	206.7
Maryland Region	6.2	25.7	44.0	45.9	—	—	121.9
Nouvelle at Natick	4.5	19.8	—	—	—	—	24.2
Total	$24.4	$160.4	$190.2	$247.4	$255.4	$329.7	$1,207.6

•                  Summerlin - Land Sales Revenue: Summerlin’s land sales revenue is based on three key assumptions: (i) the projections of the Concord Group, a real estate consultancy that provides advice to home builders in the U.S., for new home sales market in the Las Vegas, Nevada area, (ii) maintaining their historical market share, and (iii) differentiation within the market. The Concord Group published a study on January 11, 2010 which projected the Las Vegas market to be approximately 12,000 units in 2011, 20,000 units in 2012 and approximately 24,000 units in 2014-2015. Summerlin’s historical market share of new home sales in the Las Vegas region is based on the past 20 years of market share data during which Summerlin’s market share has averaged 7.0%. Summerlin’s differentiation within the market is based on amenities, history, quality of development, location, management, and uniquely large size.

•                  Bridgeland - Land Sales Revenue: Bridgeland’s land sales revenue is based on four key assumptions: (i) the local government’s approval and funding of a highway through Bridgeland connecting it to two major thoroughfares, (ii) the exit of market competition and, (iii) market growth. The assumed exit of market competition is based on the assumption that the two dominant master planned communities in the Houston, Texas market will sell the remainder of their inventory in the next three to seven years. Market growth in the Houston area is based on input from the University of Houston’s Institute of Regional Forecasting. Based on these factors it is assumed that Bridgeland’s market share will increase from 0.9% in 2009 to 1.1% in 2011 and further to 2.3% in 2015. In their May 6, 2010 study of the Houston housing market, the Institute of Regional Forecasting projected the total comparable lots sold will increase from approximately 19,000 lots in 2010 to 20,000 in 2011 and 28,000 in 2015 across the greater Houston area. Without the timely approval of the new highway, Bridgeland would be at risk of not achieving this market share, which could negatively impact projected financial results.

•                       The Maryland Region Master Planned Communities’ - Land Sales Revenue: The Maryland region master planned communities’ land sales revenue assumes the sale of the remaining inventory at Columbia Town Center, Emerson, Gateway and Fairwood by December 31, 2014. The sale of the remaining inventory is based on lot-specific assumptions which are consistent

4

with recent trends experienced by the Maryland region master planned communities.

•                       Nouvelle at Natick - Land Sales Revenue: Nouvelle at Natick’s land sales revenue assumes the sale of the remaining inventory by December 31, 2011. The sale of the remaining inventory is based on condo-specific assumptions which are consistent with recent trends experienced by Nouvelle at Natick.

Other Master Planned Communities’ Revenue: Other master planned communities’ revenue includes management fees from the home owners’ associations to offset costs, builder advertising fees associated with land sales and other miscellaneous revenue. Other master planned communities’ revenue assumptions are based on similar assumptions as those utilized for land sales revenues.

Cost of Land Sales: Cost of land sales in the income statement includes historical and assumed costs attributed to land sales which are based on the following: (i) the acquisition cost of the land, (ii) development costs for improvements made or projected to be made to the land and, (iii) capitalized costs such as overhead and real estate taxes.

SG&A Expenses: Selling, general and administrative expenses is based on assumed staffing needs, annual inflation and operating levels. Assumed staffing needs includes approximately 50 employees working at the various master planned communities’ locations, as well as costs such as home owners’ association expense, marketing and advertising cost, legal fees, and other fees and commissions. Other projected master planned communities’ expenses include community relations, professional fees, vehicles, insurance, temporary help and operating supplies. Consistent with land sales revenues, selling, general and administrative expenses are assumed to increase at Summerlin and Bridgeland, and decrease at the other master planned communities consistent with the underlying activity at the respective master planned communities. Certain portions of these costs are assumed to be capitalized based on assumed development activity and as such are not reflected here.

Real Estate Taxes: Real estate taxes is based on current property tax laws at particular locations, recent market trends and sales activity projected by each master planned community. Certain portions of these costs are assumed to be capitalized based on assumed development activity and as such are not reflected here.

NOI from Unconsolidated Properties: NOI from unconsolidated properties includes Spinco’s pro rata share of The Woodlands’ assumed NOI, which was developed using property-specific assumptions.

Master Planned Communities’ Cash Flows: The following are assumptions relating to the master planned communities’ cash flow.

Net Development Costs: Net development costs includes the estimated net cash required for land development, including lot completion and public infrastructure costs based on the sales assumptions underlying the land sales revenue. Lot completion costs includes grading,

5

paving, curb construction, utilities, and landscaping. Public infrastructure costs include water, sewer, storm drains, street lights, traffic signals and other street improvements. Under existing agreements with municipalities, reimbursements for land development are assumed to include a portion of master planned communities’ spending on public infrastructure.

Cost of Land Sales: Cost of land sales in the cash flow nets the non-cash amortization of historically capitalized land costs and only reflects current period’s cash outflows. With the exception of Nouvelle at Natick in 2010 and 2011 there are no assumed cash outflows for land acquisition costs.

Land Sale Deposits/Deferred Land Sales: Land sale deposits/deferred land sales includes assumed cash deposits received for the sale of land/property that were not recognized as revenue under the GGP’s revenue recognition policies.

Builder Receivable: Builder receivable includes the collection of receivables from long term builder contracts based on the assumed delivery of specific lots in the underlying land sales revenue assumptions.

Capitalized Overhead: Capitalized overhead includes the assumed portion of overhead that is dedicated to the support of long-term development activities as opposed to current operations. This portion varies by master planned community and year based on property-specific development and sales assumptions.

Capitalized Real Estate Taxes: Capitalized real estate taxes includes the assumed portion of property-specific real estate taxes for master planned communities’ land that is dedicated to the support of long-term development activities as opposed to current operations. This portion varies by master planned community and year based on property-specific development and sales assumptions.

Nouvelle at Natick Cash Adjustment: Nouvelle at Natick cash adjustment includes non-cash adjustments to capitalized overhead, capitalized real estate taxes, cost of sales, net development costs and other adjustments.

Other Master Planned Communities’ Cash Cost: Other master planned communities’ cash costs includes assumed miscellaneous cash costs and an adjustment for SIDs. The miscellaneous cash costs includes the capitalized portions of office expenses, professional fees, vehicles, insurance, and community relations. The adjustment for SIDs reflects non-cash revenue recognized when SIDs are assumed by a purchaser as part of the consideration for the purchase of developed lots.

Cash Interest: Cash interest includes assumed interest on the original outstanding land acquisition loans at Bridgeland and the interest payments associated with the SIDs at Summerlin. Interest assumptions are explained in more detail in the operating retail properties section.

6

Debt Amortization: Debt amortization is based on the scheduled amortization of both land acquisition loans at Bridgeland and the SIDs at Summerlin.

Debt Repayments: Debt repayments for master planned communities is assumed to be limited to $7.0 million related to Bridgeland in 2011.

Cash Flow From Unconsolidated Operations: Cash flow from unconsolidated operations is the assumed dividend based on Spinco’s interest in The Woodlands’ net cash flows. The Woodlands’ net cash flows assume dividends are paid in 2014 and 2015 after all excess cash is used to pay off the current master credit facility.

Total Levered Master Planned Communities’ Free Cash Flow: The net total levered master planned communities’ free cash flow by master planned communities is presented below:

($’s in Millions)	Q4 2010	2011	2012	2013	2014	2015	Spinco Proj. Period

Master Planned Communities’ Net Cash Flows
Summerlin	$(1.0)	$48.3	$31.4	$75.6	$102.7	$121.6	$378.7
Bridgeland	5.9	(6.7)	7.8	4.3	25.1	34.7	71.0
Maryland Region	3.5	19.5	37.8	37.4	—	—	98.1
Nouvelle at Natick	4.0	22.7	—	—	—	—	26.7

Total	$12.4	$83.8	$77.0	$117.3	$127.8	$156.4	$574.6

The Woodlands	—	—	—	—	47.3	68.3	115.5

Total (Incl. The Woodlands)	$12.4	$83.8	$77.0	$117.3	$175.0	$224.6	$690.1

ii             Operating Retail Properties’ Assumptions

Spinco is assumed to own 10 operating retail properties which have been modeled on a property-by-property basis using property-specific and company-wide assumptions as outlined below. These properties are Alameda Plaza, Cottonwood Square, Landmark Mall, Park West, Rio West, Riverwalk Marketplace, South Street Seaport, Village at Redlands (Redlands Mall and The Village at Redlands Promenade), and Ward Centers. While many assumptions in these sections are focused specifically on operating retail properties, select assumptions highlight master planned communities, developmental properties, other assets, and corporate overhead.

Spinco’s feasibility analysis includes assumptions related to inflation for operating retail properties, developmental properties, other assets, and corporate overhead. The assumed annual rate of inflation is based on the CPI assumed growth rate per the CBO as of August 2009, which is 1.3%, 1.1%, 1.1%, 1.9% and 1.9% for 2011, 2012, 2013, 2014, and 2015, respectively.

Spinco’s NOI: The following assumptions related to the “Retail and Other” section of Spinco’s NOI. Additional assumptions related to the “Retail and Other” section of Spinco’s NOI are also included below in Section iii, “Developmental Properties’ and Other Assets’ Assumptions”.

7

Base Rent & Abatements: Base rent & abatements is based on rent rolls, with property-specific assumptions for renewals, turnover vacancy, market rents, licensing fees, office rent abatements and advertising revenue.

•                  Rent Rolls: Rent rolls are built up by lease using current lease terms through expiration, including exercising renewal option where it would be favorable to the tenant. A renewal option is considered favorable if the option permits the tenant to renew below assumed market rents.

•                  Renewals: Renewals for spaces under 30,000 square feet are assumed to be 80%, 50%, 65% for malls, community centers and offices, respectively, at assumed market rates. Landmark, Park West, and Riverwalk are assumed to renew at the lesser of market rents or the expiring rent. Spaces over 30,000 square feet are assumed to remain in their current vacant or leased condition through the Spinco Feasibility Analysis Period and renew at their current terms to the extent their contracts expires. Spinco currently has 17 leased and 5 vacant spaces over 30,000 square feet. Two of the over 30,000 square feet leased spaces are reflected in the rent from tenants with licensing agreements below.

•                  Turnover Vacancy: Turnover vacancy is the assumed vacancy period between when a non-renewing tenant terminates and a new tenant lease becomes effective. Consistent with industry standards provided by ACG Professionals, a recognized provider of commercial real estate financial assumptions, the feasibility analysis assumes turnover vacancy for spaces under 30,000 square feet are 12 months, 12 months, and 9 months for malls, community centers and offices, respectively.

•                  Market Rents: Market rents is based on budgeted 2010 property-specific and space-specific average rent to grow at 7.5%, 4.0%, 5.3%, 5.3% and 4.1% for 2011, 2012, 2013, 2014 and 2015, respectively.

•                  Rents from Tenants with Licensing Agreements: Rents from tenants with licensing agreement typically includes both revenue from (i) kiosks, sales booths or temporary stands and (ii) traditionally leased spaces with both short-term and long-term licensing agreements. Short-term licenses for traditionally leased spaces are utilized to mitigate lost revenue over the short-term. Long-term licenses for traditionally leased spaces are occasionally used to strategically maintain more control, flexibility and termination rights over a space than typical under a formal lease. Because rents from licenses have recently declined more than other revenue sources, the feasibility analysis assumes the recovery will also occur more rapidly than other revenue sources. By property rents from tenants with licensing agreements are assumed to grow at 7%, 5%, 5%, 3%, and 3% for 2011, 2012, 2013, 2014, and 2015, respectively. Two spaces over 30,000 square feet are occupied by tenants

8

with licensing agreements. Upon their respective agreements expirations these two spaces are assumed to be filled at or above their current rents.

•                  Office Rent Abatements: Office rent abatements assumes, consistent with industry standards, on average new office tenants will receive three months of free rent as an incentive to change office location and sign a new lease.

•                  Advertising Revenue: Advertising revenue is based on historical advertising revenues from tenants and is assumed to grow by 7%, 5%, 5%, 3%, and 3% for 2011, 2012, 2013, 2014 and 2015, respectively.

Expense Reimbursement Revenue: Expense reimbursement revenue includes reimbursements for occupancy charges, HVAC, and other utilities.

•                  Occupancy Charges’ Reimbursement Revenue: Reimbursement for occupancy charges includes lease specific charges for real estate taxes, insurance, repairs and maintenance, cleaning, security, marketing, and selected food court costs. These lease specific charges incorporate current lease terms, assumptions for underlying costs, lease renewals and turnover vacancy and are assumed to grow at 1% to 4% annually.

•                  HVAC Reimbursement Revenue: Reimbursement for HVAC includes allocated property-specific HVAC costs and is assumed to grow at 4%.

•                 Other Utilities’ Reimbursement Revenue: Reimbursement for other utilities includes property-specific costs for light, power, gas, water and related administrative charges and is assumed to grow at the annual rate of inflation.

Retail Sales Percent Revenue: Retail sales percent revenue is based on sales formulas specific to each lease as well as sales growth and renewal assumptions. Tenant-by-tenant sales are based on each applicable tenant’s 2009 sales year plus a growth factor or sales growth assumption. The sales growth is based on nominal GDP growth per the CBO dated August 2009, which is 4.0%, 5.3%, 5.3%, 4.1% and 4.1% for 2011, 2012, 2013, 2014, and 2015, respectively. Renewals are assumed to be 80%, 50%, 65% for expiring malls, community centers and office leases, respectively. This category also includes revenue from tenants who are paying a percentage of sales in lieu of base rent.

Miscellaneous Revenue: Miscellaneous revenue includes photography services, telephone charges, stroller rentals, gift cards, and other services to retail mall shoppers and is assumed to grow at 4.0% consistent with historical experience.

Operating Expenses & Real Estate Taxes: Operating expenses & real estate taxes is based on the following assumptions:

9

•                  Operating Expenses: Operating expenses include projected expenses for security, cleaning, utilities, and insurance. These expenses are projected to grow at the annual rate of inflation.

•                  Real Estate Taxes: Real estate taxes is assumed to grow at 3.5% per year except for California which is assumed to grow at 2.0% per year based on the potential impact of proposition 13.

Repairs, Maintenance & Food Court Expenses: Repairs, maintenance & food court expenses is based on 2009 expense levels, and is assumed to grow at the annual rate of inflation.

Marketing: Marketing includes costs related to advertising and marketing services provided on behalf of the properties and tenants. Marketing is assumed to grow at the annual rate of inflation.

Other Property Operating Expenses: Other property operating expenses includes bad debt expenses, ground rent and local general administrative expenses. Bad debt expenses is assumed to be 1% of total revenues. Ground rent is based on contractual tenant-specific terms through lease expiration and then assumed to grow at the annual rate of inflation consistent with the terms of underlying agreements. Local general administrative expenses, which are not recoverable from tenants, are also assumed to grow at the annual rate of inflation.

Cash NOI Adjustments: Cash NOI adjustments is based on Spinco’s pro-rata share of joint ventures with the Summerlin Hospital Medical Center, Golf Courses at Summerlin and the Canyons. These joint ventures and their assumptions are covered below in Section iii, “Developmental Properties’ and Other Assets’ Assumptions.”

Spinco’s Cash Flow: The following assumptions relate to Spinco’s cash flow. Except where noted, they include assumptions related to operating retail properties, developmental properties and other assets, and corporate overhead. Additional assumptions related to developmental properties and other assets are included below in Section iii, “Developmental Properties’ and Other Assets’ Assumptions.”

Leasing and Capital Costs: Leasing and capital costs includes tenant allowances and improvements, leasing commissions, ordinary capital costs, and development capital as follows:

•                  Tenant Allowances and Improvements: Tenant allowances and improvements is based on specific assumptions by property type for 2010 and is assumed to grow at the annual rate of inflation. Tenant allowances and improvements are assumed to be paid upon the signing of a new lease or renewal of an expiring lease based on historical trends. No tenant allowances and improvements are assumed for spaces over 30,000 square feet.

10

	Percentages			Cost Per Square Foot
	New Lease	Renewal	Total	New Lease	Renewal

Tenant Allowances and Improvements
Regional Mall & Industrial Properties	20.0%	80.0%	100.0%	$45.00	$20.00
Community Centers	50.0%	50.0%	100.0%	$20.00	$5.00
Office Buildings	35.0%	65.0%	100.0%	$20.00	$5.00

•                  Leasing Commissions: Leasing commissions is based on specific assumptions by property type for all spaces under 30,000 square feet. Leasing commissions for regional malls, industrial properties, and community centers is based on historical leasing costs, while leasing commissions for office buildings is based on guidelines published by the Building Owners Management Association International, a recognized industry association. Leasing commissions are assumed to be paid upon the signing of a new lease or renewal of an existing lease. No leasing commissions are assumed for spaces over 30,000 square feet.

	Percentages			Cost Per Square Foot
	New Lease	Renewal	Total	New Lease	Renewal

Leasing Commissions
Regional Mall & Industrial Properties	20.0%	80.0%	100.0%	$5.00	$3.50
Community Centers	50.0%	50.0%	100.0%	$5.00	$3.50
Office Buildings (1)	35.0%	65.0%	100.0%	5.0%	2.5%

(1)   Office buildings’ leasing commissions is assumed to be 35.0% new deals at 5.0% of revenue and 65.0% renewals at 2.5% of revenue.

•                  Ordinary Capital Expenditures: Ordinary capital expenditures is based on capital budget plans for 2010 and estimated maintenance-level ordinary capital expenditures for 2011 through 2015. For 2011 ordinary capital expenditures for regional mall and industrial properties, community centers, and office buildings is based on historical trends, and are assumed to be $0.75 per square feet, $0.35 per square feet and $0.50 per square feet, respectively and grow at the annual rate of inflation.

•                  Development Capital: Development capital is based on property-specific capital required to finish existing projects currently in process or work that enables Spinco to maintain the competitive nature of its projects. Specific material projects include various activities at Elk Grove Promenade, Kendall, South Street Seaport, and Ward Center. Elk Grove Promenade’s development capital includes a $6.0 million reimbursement to Spinco related to the completion of offsite work. Kendall’s development capital includes $2.8 million of expenditures through 2011 to fulfill contractual obligations, and maintain future flexibility by meeting local requirements for easements and

11

entitlements. Kendall’s expenditures are offset by a $2.2 million reimbursement from the local municipality. South Street Seaport’s development capital includes $18.9 million of expenditures through the Spinco Feasibility Analysis Period to maintain the optionality for an increased density development plan. Ward Centers’ development capital includes $26.7 million of expenditures through 2011 to complete a parking deck which will help Ward Centers’ other retail operations, and fulfill commitments to local authorities.

Corporate Costs, Net: Corporate costs, net for all of Spinco is based on the assumed staffing levels for costs related to general administrative estimates, the use of Transition Services Agreements as Spinco is spun-off from GGP and an assumption of limited significant development in the future.

•                  Support Costs: Support costs includes the general administrative and other costs which are not directly related to property operations. These includes costs for the personnel and related services for approximately 80 employees in the executive, legal, finance and treasury operations, accounting services, information technology, human resources, development, asset management, and leasing functions.

•                  Transition Services Agreements: Transition Services Agreements are assumed to be provided by GGP and others to supplement Spinco’s corporate department at all levels starting October 1, 2010 and will be terminated as Spinco builds its internal capabilities to perform these activities. Currently the Spinco feasibility analysis includes $2.6 million in the fourth quarter of 2010, $5.9 million for 2011, $0.2 million for 2012 and no Transition Services Agreements subsequent to 2012. To the extent that Spinco is unable to hire staff in a timely manner, there will be additional costs for outsourcing or for interim management. There can be a risk that Spinco will require a different scope of transition services for a various length of time.

•                  Limited Significant Development: The Spinco feasibility analysis does not currently include significant development income or costs outside of the existing master planned communities operations. It is anticipated that the Spinco Board and executive team will need to determine appropriate development strategies for each property and secure the necessary resources to implement the resultant plans. As such, Spinco’s feasibility analysis includes staffing commensurate with the current level of activity. To achieve future development plans, additional resources may need to be retained.

Income Tax: Income tax due under Spinco’s feasibility analysis is based on master planned communities’ deferred gains, current retail and office operations, and deductions from the recognition of losses. Income taxes on master planned communities’ deferred gains is related to previous years’ sales that become payable at certain completion thresholds. Current

12

retail and office operations are assumed to be taxed at 39.08%. Previously suspended deductions are assumed to be available to the extent of one half of the taxable income each year until exhausted.

Spinco Indemnity: The Spinco indemnity is a tax indemnity obligation from GGP to Spinco based on a calculation outlined in the Cornerstone Investment Agreement. The use of this indemnification is assumed to be limited to the lesser of (i) Spinco’s cash obligation for deferred master planned communities gains related to pre-March 31, 2010 sales or (ii) Spinco’s cash income tax obligation prior to applying the indemnification obligation. Any value from the indemnification obligation in excess of Spinco’s contemporaneous net cash taxes is assumed to be available to offset cash taxes in future years.

($’s in Millions)	Q4 2010	2011	2012	2013	2014	2015	Spinco Proj. Period

Cash Income Taxes and Spinco Indemnity

Cash Income Tax Obligation
Deferred Gains Related To Pre 03/31/10 MPC Sales(1)	$(1.2)	$(73.5)	$(56.8)	$(57.1)	$(10.8)	$(15.5)	$(214.9)
Deferred Gains Related To Post 03/31/10 MPC Sales	(0.0)	(4.5)	(4.4)	(9.6)	(31.6)	(39.2)	(89.2)
Tax Credit From Recognition Of Losses	0.5	18.3	11.4	12.7	15.0	18.7	76.7
	(0.7)	(59.7)	(49.7)	(53.9)	(27.4)	(36.1)	(227.5)

Spinco Indemnity	0.7	59.7	49.7	53.9	27.4	23.5	214.9

Net Cash Requirements	$—	$—	$—	$—	$—	$(12.6)	$(12.6)

(1) For purposes of the pro forma income tax assumption, the deferred gains reflected as of March 31, 2010 are December 31, 2009 balances and any difference during the first quarter 2010 is immaterial as there has been relatively little activity at Summerlin during this time period.

Interest Income: Interest income assumes interest rates of 0.6%, 1.4%, 2.0%, 2.8%, and 3.7% in 2011, 2012, 2013, 2014 and 2015, respectively, applied to the prior periods’ ending book cash. These assumed rates are based on a 30 day treasury yield curve provided by Concord Financial on June 24, 2010.

Proceeds From Sales Of Investment Properties: Proceeds from sales of investment properties includes Cottonwood Square, which is assumed to be sold during the fourth quarter of 2010 for $5.8 million.

Master Planned Communities’ Cash Adjustment: Master planned communities’ cash adjustment includes all adjustments between accrual based master planned communities NOI and net cash flow generated by master planned communities, which are not contained elsewhere.

Other Cash Flow Adjustments: Other cash flow adjustments includes contractual payments from GGP to Spinco based upon a note related to certain rental income from an office

13

building owned by GGP, and other assets highlighted later in the assumptions. These payments are approximately $6.9 million per year terminating in 2015.

Cash Interest: Cash interest is based on assumed debt balances and contractual interest related to mortgage debt and SIDs and includes the following:

•                       Mortgage Debt Cash Interest: Cash interest on mortgage debt assumes an opening consolidated mortgage debt balance of $241.8 million as of October 1, 2010 and interest rates between 4.3% - 6.5% for various mortgage debts including Bridgeland and Ward Centers.

•                       SIDs Cash Interest: Cash interest on SIDs assumes an opening consolidated mortgage balance of $64.9 million as of October 1, 2010 and interest rates between 6.0% - 7.9% for various SIDs. The opening SID balance includes debt related to the Summerlin MPC, the Summerlin Center, and Ward Centers. This incremental debt is assumed to be serviced by Summerlin, however the cash is held by the municipality until certain assumed thresholds are met as outlined in net development costs. The Summerlin MPC is assumed to borrow an additional $93.4 million of SIDs in the ordinary course during the Spinco Feasibility Analysis Period, as new communities requiring public infrastructure are assumed to be started.

Debt Amortization: Debt amortization assumes contractual amortization schedules included in mortgage debt and SID documents.

Debt Repayments and Fees: Debt repayments and fees includes Bridgeland’s assumed repayment of $7.0 million in 2011. Bridgeland’s repayment is contingent on the start of an infrastructure project by the local government.

Proceeds from Capital Transactions: Proceeds from capital transactions is based on the Cornerstone Investment Agreement. The Cornerstone Investment Agreement contemplates a rights offering providing Spinco with $250 million of cash. The feasibility analysis assumes the rights offering is completed and funded by the end of 2010.

Cash Distributions to Holders of Common Stocks and Preferred Stocks: The feasibility analysis does not include any cash distributions to holders of common stocks and preferred stocks during the Spinco Feasibility Analysis Period.

Starting Cash: Spinco is assumed to have no cash upon emergence under the terms of the Cornerstone Investment Agreement. However, as noted above, the feasibility analysis assumes the rights offering contemplated under the agreement is completed and funded by the end of 2010.

14

iii.                                 Developmental Properties’ and Other Assets’ Assumptions

Development properties and other assets include 14 land parcels, 6 offices and 7 miscellaneous assets. Except where noted these assets’ activities were each projected separately based on the assumptions outlined for operating retail properties. These assumptions are incremental to the retail operating properties’ assumptions related to the “Retail Other” section of Spinco’s NOI and Spinco’s cash flow.

Land Parcels: The feasibility analysis for land parcels includes carry costs for development projects, land identified for development, land identified for sale and other land parcels.

•                  Carry Costs: Carry costs includes real estate taxes, repairs and maintenance, security, and utilities, consistent with the operating retail properties.

•                  Development Projects: The feasibility analysis for development projects includes Cottonwood Mall, Elk Grove Promenade, Kendall, and The Shops at Summerlin Center, all of which are in various stages of development.

•                  Land Identified for Development: The feasibility analysis for land identified for development includes Allen, Bridges at Mint Hill, Century Plaza Mall, West Windsor, Circle T Power Center, and Circle T Ranch. These have all been identified as properties with development potential.

•                  Land Identified for Sale: The feasibility analysis for land identified for sale includes Cottonwood Square’s assumed sale in fourth quarter of 2010 for $5.8 million

•                  Other Land Parcels: The feasibility analysis for other land parcels of limited development potential includes two inland parcels in Maui Ranch, Hawaii and Lakemoor, a land parcel in Volo, Illinois.

Offices: The feasibility analysis for offices includes the Columbia Regional Building and the Columbia Town Center’s operating assets.

•                  Columbia Regional Building: The feasibility analysis for Columbia Regional Building assumes payments from GGP to Spinco for $0.2 million, $0.9 million, $0.9 million, $0.9 million, $1.0 million, and $1.0 million in 4Q 2010, 2011, 2012, 2013, 2014, and 2015, respectively.

•                  Columbia Town Center’s Operating Assets: The feasibility analysis for the Columbia Town Center’s operating assets is assumed to include American City Building, Columbia Center - CA Building, Columbia Center - Exhibit Building, Meriwether Post Pavilion and the Ridgley Building. They are

15

projected consistent with the assumptions outlined for operating retail properties.

Miscellaneous Properties: The feasibility analysis for miscellaneous properties includes Arizona Office Note, 10000 West Charleston, three unconsolidated joint ventures and two air rights to develop the space above existing GGP facilities.

•                  Arizona Office Note: The feasibility analysis for Arizona Office Note assumes annual payments of $6.9 million per year from GGP to Spinco. This property will be owned by GGP upon emergence.

•                  10000 West Charleston: The feasibility analysis for 10000 West Charleston building assumes a leased space in a building owned by GGP in Las Vegas, Nevada for which Spinco is assumed to pay GGP $0.2 million, $0.9 million, $0.9 million, $0.9 million, $1.0 million, and $1.0 million in 4Q 2010, 2011, 2012, 2013, 2014, and 2015, respectively, which is net of an assumed 10% reimbursement for space occupied by GGP employees.

•                  Unconsolidated Joint Ventures: The feasibility analysis for unconsolidated joint ventures includes the Summerlin Hospital Medical Center and the Golf Courses at Summerlin and the Canyons. The accompanying feasibility analysis includes each joint venture’s management team’s assumed net cash flow to Spinco. The assumptions for the Summerlin Hospital Medical Center include Spinco’s 6.8% interest in the Summerlin Hospital Medical Center’s net cash flow. The assumptions for the Golf Courses at Summerlin and the Canyons includes Spinco’s right to the approximate $3.9 million balance of GGP’s original investment in the Golf Courses at Summerlin and the Canyons assumed as of October 1, 2010 and 20% of all net operating profits from the Golf Courses at Summerlin and the Canyons through October 31, 2021.

•                  Air Rights: Air rights is assumed to include the rights to build structures over facilities owned by GGP’s Ala Moana Mall in Honolulu, Hawaii and Fashion Show Mall in Las Vegas, Nevada. There are no revenues and no expenses assumed to maintain these air rights.

16

Master Planned Communities

MASTER PLANNED COMMUNITIES’ PRO FORMA INCOME STATEMENT

(Dollars in Millions)

	Q4 2010	2011	2012	2013	2014	2015

Land Sale Revenue	$24	$160	$190	$247	$255	$330
Other Revenue	1	6	6	6	6	7
Total Revenue	$25	$166	$196	$254	$261	$336

Cost of Land Sales	14	112	109	163	140	189
SG&A Expenses	5	16	16	17	15	17
Real Estate Taxes	2	7	8	6	6	6
Total Expenses	$22	$135	$133	$186	$162	$211

Consolidated Net Operating Income	$4	$31	$63	$68	$100	$126

NOI from Unconsolidated Properties	$1	$10	$18	$16	$18	$15

Pro Rata Net Operating Income	$5	$41	$81	$84	$117	$141
Y-o-Y % Change	n/a	n/a	98.49%	3.18%	39.50%	20.55%

MASTER PLANNED COMMUNITIES’ PRO FORMA CASH FLOW

(Dollars in Millions)

	Q4 2010	2011	2012	2013	2014	2015
Net Operating Income	$4	$31	$63	$68	$100	$126

Adjustments:
Net Development Costs	(2)	(41)	(78)	(82)	(81)	(124)
Cost of Land Sales	12	96	109	163	140	189
Land Sale Deposits/Deferred Land Sales	1	3	0	0	—	—
Builder Receivable	1	1	1	0	—	—
Capitalized Overhead	(1)	(5)	(5)	(5)	(4)	(4)
Capitalized Real Estate Taxes	(2)	(3)	(3)	(3)	(3)	(4)
Nouvelle Cash Adjustment	3	20	—	—	—	—
Other	(0)	(4)	(3)	(8)	(10)	(13)
Total NOI to cash adjustments	$11	$68	$22	$65	$43	$44

Consol. Unlevered Free Cash Flow	$15	$99	$85	$133	$143	$170

Cash Interest	(1)	(5)	(4)	(11)	(10)	(9)
Debt Amortization	(1)	(3)	(3)	(5)	(5)	(5)
Debt Repayments	—	(7)	—	—	—	—

Consol. Levered Free Cash Flow	$12	$84	$77	$117	$128	$156

Cash Flow From Unconsolidated Operations	—	—	—	—	47	68
Total Levered MPC Free Cash Flow	$12	$84	$77	$117	$175	$225

17

Spinco’s NOI

COMBINED NOI

(Dollars in Millions)

	Q4 2010	2011	2012	2013	2014	2015
Retail and Other:
Property Revenues:
Base Rent & Abatements	$14	$59	$65	$69	$73	$77
Expense Reimbursement Revenue	6	19	20	20	20	20
Retail Sales Percent Revenue	0	6	7	7	7	8
Miscellaneous Revenue	0	4	2	2	2	2
Total Retail and Other Revenue	20	88	93	97	101	107

Property Operating Expenses:
Operating Expenses & Real Estate Taxes	9	32	33	34	34	35
Repairs, Maintenance & Food Court Expenses	4	16	17	17	17	17
Marketing	0	0	0	0	0	0
Other	2	9	8	8	9	9
Total Retail and Other Operating Expenses	$15	$58	$58	$59	$61	$62

Cash NOI Adjustments	1	4	5	5	5	5
Retail and Other Cash NOI	$6	$35	$39	$43	$46	$50

Non-Cash NOI Adjustments	—	—	—	—	—	—
Retail and Other NOI	$6	$35	$39	$43	$46	$50

Master Planned Communities:
Total MPC Revenue	25	166	196	254	261	336
Total MPC Expenses	22	135	133	186	162	211
MPC NOI	$4	$31	$63	$68	$100	$126

Unconsolidated MPC NOI	1	10	18	16	18	15
Total MPC NOI	$5	$41	$81	$84	$117	$141

Real Estate Property NOI	$11	$76	$121	$127	$163	$191

Retail, Other Cash and MPC NOI	$11	$76	$121	$127	$163	$191

18

Spinco’s Cash Flow

CONSOLIDATED CASH FLOW

(Dollars in Millions)

	Q4 2010	2011	2012	2013	2014	2015
Retail, Other Cash and MPC NOI	$11	$76	$121	$127	$163	$191

Leasing and Capital Costs	(11)	(30)	(17)	(19)	(15)	(6)

Corporate Costs, Net	(17)	(52)	(40)	(41)	(42)	(43)
Strategic Initiatives	—	—	—	—	—	—
Reorganization / Transaction Costs	—	—	—	—	—	—
Income Tax	(1)	(60)	(50)	(54)	(27)	(36)
Spinco Indemnity	1	60	50	54	27	23
Interest Income	—	1	4	7	12	22
Proceeds from sales of investment properties	6	—	—	—	—	—
MPC Cash Adjustment	10	58	3	49	73	97
International Cash Adjustment	—	—	—	—	—	—
Other	2	7	7	7	7	7
Cash Flow from Operations and Investing	$1	$60	$78	$129	$198	$255

Cash Interest	(4)	(16)	(16)	(22)	(20)	(19)
(Maturity Payments) / Proceeds from Financing	—	—	—	—	—	—
Debt Amortization	(2)	(7)	(7)	(11)	(10)	(10)
Debt Repayments and Fees	—	(7)	—	—	—	—
Proceeds from Capital Transactions	250	—	—	—	—	—
Cash distributions to holders of Common Stock and Preferred Stock	—	—	—	—	—	—
Cash Flow after Financing	$245	$29	$55	$96	$167	$226

Cash Dividend	—	—	—	—	—	—

Net Cash Flow After Dividend	$245	$29	$55	$96	$167	$226

Starting Cash	—	245	274	329	425	592
Net Cash Flow After Dividend	245	29	55	96	167	226
Ending Cash	$245	$274	$329	$425	$592	$819

19

Spinco’s(1) Net Income and FFO

PRO RATA NET INCOME AND FFO

(Dollars in Millions)

	Q4 2010	2011	2012	2013	2014	2015
Real Estate Property NOI	$11	$76	$121	$127	$163	$191

Corporate Costs, Net	(17)	(52)	(40)	(41)	(42)	(43)
Strategic Initiatives	—	—	—	—	—	—
Reorganization Costs	—	—	—	—	—	—
Income Taxes Expenses	(2)	(0)	(14)	(16)	(29)	(40)
Interest Income	—	1	4	7	12	22
Interest Expense	(4)	(16)	(16)	(22)	(20)	(19)
Amortization of Non-cash Interest Expenses	—	—	—	—	—	—
Gain/(Loss) on Impairment/Disposition	—	—	—	—	—	—
Other	—	—	—	—	—	—

Funds From Operations	$(12)	$8	$55	$54	$83	$111

Real Estate Depreciation/Amortization(2)	(4)	(17)	(17)	(18)	(18)	(18)
Discontinued Operations / Non-controlling Interest / Other	—	—	—	—	—	—
Net Income / (Loss)	$(16)	$(9)	$37	$36	$65	$93

(1) Includes Spinco’s consolidated operations and Spinco’s pro rata portion of unconsolidated joint ventures.

(2) Projected Real Estate Depreciation/Amortization is based on by property historical levels, remaining book values, and an assumed 45 year straight line depreciation of capital expenditures assumed during the Spinco feasibility analysis.

20

EXHIBIT 7

SOURCES AND USES

EXHIBIT 7

SOURCES AND USES

Sources and Uses of the Plan

The sources and uses of cash summarize on an estimated basis the cash activity of the Plan Debtors and their subsidiaries on the Effective Date. Sources of cash are compared to uses of cash to determine the cash balance the Plan Debtors and their subsidiaries will have following emergence from chapter 11. Solely for presentation purposes, it is assumed that Plan Debtors emerge from chapter 11 on September 30, 2010, thus completing the financial restructuring of General Growth. All costs presented in the cash usage column of the sources and uses of the Plan are assumed to be incurred and paid if applicable at September 30, 2010. However, not all of the costs presented in that column will be paid immediately and may be paid when approved by the Bankruptcy Court, when negotiated, or in the ordinary course of business of General Growth. It should be noted that, notwithstanding the assumption used for this analysis with respect to consummation of the Plan, the Debtors currently estimate that the Plan will be consummated by the end of October 2010.

Per the terms of the Investment Agreements, Brookfield Investor, Fairholme and Pershing Square, who hold certain debt securities in General Growth, will convert those holdings and accrued interest thereon into New GGP Common Stock as part of the restructuring process. As a result, their cash investment into General Growth in return for New GGP Common Stock will be reduced by the amount of debt securities and accrued interest converted into New GGP Common Stock on a dollar for dollar basis. However, for the purpose of the projections, the projections show the gross investments from Brookfield Investor, Fairholme and Pershing Square and gross distributions to the various creditor classes.

Pursuant to the Plan, on account of their contingent equity interests the Hughes Heirs will receive, at the Plan Debtors’ option, a note issued by Spinco, equity in New GGP and/or Spinco, or cash. Solely for the purpose of the projections, it is assumed that the Hughes Heirs recovery will be in the form of equity of New GGP. This assumption is not binding as to the ultimate treatment of the Hughes Heirs Obligations and the Debtors’ reserve their rights with respect thereto.

Cash Sources

Equity Investments: Pursuant to the Investment Agreements, Brookfield Investor is forecasted to invest $2.5 billion, Pershing Square is forecasted to invest $1.087 billion, and Fairholme is forecasted to invest $2.713 billion. In addition, as allowed under the Investment Agreements, GGP is forecasting that an estimated additional equity investment of $500 million will be raised and funded as of the Effective Date.

New Debt: For the purpose of the projections, it is assumed that General Growth will enter into a new $1.5 billion term loan and unfunded revolver on the Effective Date. The revolving credit facility is assumed to remain unfunded as of the Effective Date, however, an estimated $23.6 million in letters of credit are assumed to be issued to replace letters of credit which were issued under facilities refinanced or restructured as part of the transaction.

1

Pre-Transaction Wholly Owned Cash Balance: The pre-transaction wholly owned cash balance is calculated by forecasting the cash position generated by the operations of GGP and its wholly-owned entities, forecasted contributions and distributions from joint venture entities, and the inclusion of certain costs and distributions associated with the restructuring and emergence of various Subsidiary Debtors who have or are forecasted to have emerged from chapter 11 prior to September 30, 2010. For an explanation of the Plan Debtors’ projections and assumptions, see Exhibit 4 and Exhibit 6 to the Disclosure Statement. Costs and distributions associated with the Subsidiary Debtors include:

•                  Closing Fees: Closing fees consisted of legal fees, appraisal fees, agency fees, extension fees, and special servicer fees associated with refinancing the property level secured debt.

•                  Escrow Deposits: Escrow deposits consisted of estimated funds placed into escrow following refinancing of property level secured debt. Such deposits included escrows for real estate tax, insurance, ground rent, operating expenses, tenant improvements and leasing, rollover and replacement, and capital expenditures.

•                  Catch-up Amortization and Interest on Secured and Mezzanine Debt Facilities: General Growth is forecasted to have remedied any unpaid amortization on secured property loans as well as unpaid interest on mezzanine debt facilities upon closing of the loans.

•                  Secured, Administrative, Priority, and Unsecured Claims: General Growth is forecasted to have made certain payments on various claims throughout the pre-transaction period as determined by the Bankruptcy Court. Any unpaid claims related to the Subsidiary Debtors are estimated to be paid at emergence of the Plan Debtors for the purpose of projections.

Pre-Transaction Joint Venture Cash Balance: The pre-transaction joint venture cash balance is calculated by adjusting the General Growth projections for the joint venture properties by forecasted contributions from and distributions to General Growth.

Cash Uses

Ala Moana and Burlington Mezzanine Paydowns: The GGP Ala Moana LLC secured debt paydown on the Effective Date is assumed to be $137 million, and The Burlington Town Center LLC mezzanine debt paydown is assumed to be $5.5 million per the terms of their restructured loan agreements.

Vacant Anchor Reserves and Other Loan Escrows: Vacant anchor reserves represent potential funds to be deposited into escrow should certain anchor tenant spaces go vacant per the terms of certain property level restructured loan agreements. For the purposes of the projections, General Growth is assumed to deposit $34 million into escrow for vacant anchor reserves upon the Effective Date. For the purpose of the projections, an additional $2 million is forecasted to be deposited into escrow for potential debt service coverage requirements.

Rouse Note Claims: Pursuant to the Plan, the Rouse Notes debt balance of $2.24 billion and the estimated accrued interest of $266 million are assumed to be paid in cash on the

2

Effective Date as it is assumed that the holders of the Rouse Notes Claims elect the cash distribution option afforded to them in the Plan.

2006 Bank Loan Claims: Pursuant to the Plan, the 2006 Bank Loan debt balance of $2.58 billion and the estimated accrued interest of $67 million are assumed to be paid in cash by the Plan Debtors on the Effective Date.

Exchangeable Notes Claims: Pursuant to the Plan, the Exchangeable Notes debt balance of $1.55 billion and the estimated accrued interest of $121 million are assumed to be paid in cash by the Plan Debtors on the Effective Date as it is assumed that the holders of the Exchangeable Notes Claims elect the cash distribution option afforded to them in the Plan.

TRUPS Claims: Pursuant to the Plan, the forecast contemplates that the Plan Debtors will pay an estimated $7 million of accrued interest on the TRUPS Claims in cash on the Effective Date and the loan balance will be reinstated.

GGP/Ivanhoe, Inc. Affiliate Partner Note Claims: Pursuant to the Plan, the forecast contemplates that the Plan Debtors will pay an estimated $8 million of accrued interest on the GGP/Ivanhoe, Inc. Affiliate Partner Note Claim in cash on the Effective Date and the loan balance will be reinstated.

GGP/Homart II, L.L.C. Partner Note Claims: Pursuant to the Plan, the forecast contemplates that the Plan Debtors will pay an estimated $24 million of accrued interest on the GGP/Homart II, L.L.C. Partner Note Claim in cash on the Effective Date and the loan balance will be reinstated.

DIP Facility: Pursuant to the Plan, the forecast contemplates that the Plan Debtors will repay the DIP Facility loan of $400 million, $4.65 million of accrued interest and the estimated DIP Facility exit fee of $15 million in cash on the Effective Date.

Allowed Administrative Expense Claims: The Allowed Administrative Expense Claims are comprised of Administrative Expense Claims for anchor tenants, employees, executory contracts, surety bonds, tenant claims, and post petition accrued fees on secured debt. For illustrative purposes, it is assumed that all Administrative Expense Claims remaining as of the Effective Date will be paid in cash on the Effective Date.

Allowed Priority Tax Claims: For illustrative purposes, it is assumed that all Priority Tax Claims remaining as of the Effective Date will be paid in cash on the Effective Date.

Allowed General Unsecured Claims: The Allowed General Unsecured Claims are comprised of pre-petition claims for accounts payable, accrued expenses, critical vendors and other general unsecured liabilities. For illustrative purposes, it is assumed that all General Unsecured Claims remaining as of the Effective Date will be paid in cash upon the Effective Date.

Spinco Setup Costs: Spinco Setup Costs consist of estimated costs related to the formation and implementation of Spinco as of the Effective Date. For the purpose of the projections, these costs include among other things consent fees, title insurance costs, insurance

3

expenses, the posting of replacement surety bonds and letters of credit, and any collateral required to be posted to support the bonds or letters of credit.

GGP LP Preferred Equity Interests: For the purpose of the projections, the forecast contemplates payment in cash of the 2009 and 2010 year to date deferred dividend to preferred equity holders as of the Effective Date.

GGPLP LLC Preferred Equity Interests: For the purpose of the projections, the forecast contemplates payment in cash of the 2009 and 2010 year to date deferred dividend to preferred equity holders as of the Effective Date.

Transaction Fees and Expenses: Transaction fees and expenses include estimates for professional fees incurred but unpaid, professional fee holdbacks for select professional services firms, estimated capital raise fees, forecasted success fees and an estimated obligation under a key employee incentive program. For the purpose of the projections, these transaction fees and expenses are assumed to be paid in cash on the Effective Date. These amounts will be paid post emergence upon approval by the Bankruptcy Court or in accordance with the terms of their agreements or plans.

4

Sources and Uses of the Plan

Cash Sources

Brookfield Equity Investment		2,500
Pershing Square Capital Management Equity Investment		1,087
Fairholme Capital Management Equity Investment		2,713
Additional Equity Investment		500
New Term Loan		1,500

Pre-Transaction Wholly Owned Cash Balance (9/30/2010)	423
Pre-Transaction Joint Venture Cash Balance	224

Total Cash		648

Total Cash Sources		$8,948

Cash Uses

Payments Related to Loan Restructuring
Ala Moana & Burlington Mezz Paydown		143
Vacant Anchor Reserves & Other Loan Escrows		36

Payments Related to Creditor and Restructuring Related Distributions
Rouse Note Claims		2,511
2006 Bank Note Claims		2,645
Exchangeable Notes Claims		1,671
TRUPS Claims		7
GGP/Ivanhoe, Inc. Affiliate Partner Note Claims		8
GGP/Homart II, L.L.C.Partner Note Claims		24
DIP Facility Claims		420
Allowed Administrative Expense Claims		86
Allowed Priority Tax Claims		4
Allowed Mechanics’ Lien Claims		55
Allowed General Unsecured Claims		120
Spinco Set Up Costs		83
GGPLP & GGPLP LLC Preferred Equity Interests		21
Transaction Fees and Expenses		410

Post-Transaction Wholly Owned Cash Balance	481
Pre-Transaction Joint Venture Cash Balance	224

Total Cash		705

Total Cash Uses		$8,948

5

EXHIBIT 8

REORGANIZED GENERAL GROWTH MALL PROPERTIES BY CATEGORY

EXHIBIT 8 — Reorganized General Growth Mall Properties by

Category to be filed subsequently.

EXHIBIT 9

SPINCO NOTE AND TAX INDEMNIFICATION CALCULATION

Net Debt Target Calculation ($000s)

Sep-10P
Property Level Secured Debt	$19,548,271
TopCo Unsecured Debt	6,371,579
International Debt	162,662
Other Debt Facilities	1,299,233
Proportionally Consolidated Debt	27,381,745

Accrued Interest on Property Level Secured Debt	103,083
Accrued Interest on TopCo Unsecured Debt	455,186
Accrued Interest on Other Debt Facilities	64,188
Accrued Interest on Proportionally Consolidated Debt	622,457

New Debt
Term Loans	1,500,000
Replacement Letters of Credit	23,611

Total Proportionally Consolidated Debt and Accrued Interest	29,527,812
Less: Reinstatement Adjustment Amount	(6,771,579)
Plus: Permitted Claims Amount	480,449
Less: Proportionally Consolidated Unrestricted Cash (Assumed Target Amount)	(617,058)
Forecasted Closing Date Net Debt	$22,619,625

Target Net Debt	22,970,800

Net Debt Surplus/(Excess)	351,175

1

Calculation of Excess Surplus Amount (assuming no Spinco Note at closing)

($ 000s)

Section 5.17 (f) indicates that MPC Tax indemnification is lower of $303.750 MM and Excess Surplus Amount

Tax Indemnification Cap	$303,750

Reserve Surplus Amount	0
80%
80% of Reserve Surplus Amount	0

Net Debt Surplus	351,175
80%
80% of Net Debt Surplus Amount	280,940

Offering Premium	0

Calculated Excess Surplus Amount	280,940

Lesser of Tax Indemnification Cap or Calculated Excess Surplus Amount	$280,940

2

APPENDIX A

MATERIAL DEFINED TERMS FOR PLAN DEBTORS’ DISCLOSURE STATEMENT

Material Defined Terms for Plan Debtors’ Disclosure Statement

Unless the context otherwise requires, any capitalized term used and not defined herein or in the Plan that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code. Unless otherwise specified, (a) all section, schedule or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time, (b) all section, appendix or exhibit references in the Disclosure Statement are to the respective section, appendix or exhibit of the Disclosure Statement, as the same may be amended, waived, or modified from time to time, and (c) all references to dollars are to the lawful currency of the United States of America. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Disclosure Statement as a whole and not to any particular section, subsection, or clause contained in the Disclosure Statement. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Disclosure Statement. In computing any period of time prescribed or allowed by the Plan or described in the Disclosure Statement, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a).

1995 Rouse Notes means the five series of public bonds issued by TRCLP pursuant to an indenture dated February 24, 1995.

2006 Bank Loan has the meaning ascribed to it in the Plan.

2006 Bank Loan Agent has the meaning ascribed to it in the Plan.

2006 Bank Loan Claims has the meaning ascribed to it in the Plan.

2006 Bank Loan Credit Agreement has the meaning ascribed to it in the Plan.

2006 Bank Loan Documents has the meaning ascribed to it in the Plan.

2006 Credit Facility First Guaranty has the meaning ascribed to it in the Plan.

2006 Credit Facility Second Guaranty has the meaning ascribed to it in the Plan.

2006 Lenders means the lenders under the 2006 Bank Loan Credit Agreement.

365(d)(4) Deadline means November 12, 2009 or the statutory deadline under § 365(d)(4) of the Bankruptcy Code and prior order of the Bankruptcy Court, for the Debtors to assume or reject any unexpired nonresidential real property leases under which the Debtors are a tenant.

365(d)(4) Motion means the Debtors’ Motion for Entry of an Order (A) Approving Consensual Extensions of the Deadline under § 365(d)(4) of the Bankruptcy Code, (B) Determining that Certain Agreements are not Non-Residential Real Property Leases Subject to § 365(d)(4) of the Bankruptcy Code, and (C) Authorizing the Debtors’ Assumption or Rejection of Certain Agreements Pursuant to § 365 of the Bankruptcy Code, dated October 14, 2009.

8.5% Cumulative Convertible Preferred Stock, Series C has the meaning ascribed to it in the Plan.

A&K means A&K Endowment, Inc.

Additional Financing Activities has the meaning ascribed to it in the Plan.

Adjusted EBITDA means EBITDA adjusted for the following items:  (i) costs incurred with respect to reorganization items following GGP’s filing for bankruptcy protection, including gains on liabilities subject to compromise, interest income, U.S. Trustee fees and other restructuring items; (ii) the 2009 strategic initiatives, which consist of pre-bankruptcy filing restructuring costs; (iii) provisions for impairment; and (iv) a gain related to the initial public offering of the Brazilian joint venture.

Administrative Expense Claim has the meaning ascribed to it in the Plan.

ADR Procedures means alternative dispute resolution procedures for resolution of personal injury claims (including limited settlement authority to liquidate outstanding personal injury claims).

ADR Procedures and Settlement Authority Motion means the Debtors’ Motion Pursuant to Section 105 of the Bankruptcy Code and Bankruptcy Rule 9019 (i) Establishing Alternative Dispute Resolution Procedures for Resolution of Personal Injury Claims, (ii) Granting Debtors Limited Settlement Authority for Personal Injury Claims, (iii) Granting Debtors Limited Settlement Authority for Past Due Rent Involving Tenant Rent Collection Matters, and Tenant Bankruptcy Matters and (iv) Granting Authority to Resolve Certain De Minimis Customer Accommodation Matters, dated June 1, 2009.

ADR Procedures Modification Motion means the Debtors’ Motion for an Order Pursuant to Bankruptcy Code 105 and Bankruptcy Rule 9019 Modifying the Alternative Dispute Resolution Procedures and Granting Relief from thr Automatic Stay to Liquidate Certain Prepetition Personal Injury Claims, dated January 29, 2010.

AFCO means AFCO Premium Credit LLC.

Affiliate has the meaning ascribed to it in the Plan.

Aliansce Shopping Centers means Aliansce Shopping Centers S.A.

Allowed Administrative Expense Claim has the meaning ascribed to it in the Plan.

Allowed has the meaning ascribed to it in the Plan.

Allowed Mechanics’ Lien Claim has the meaning ascribed to it in the Plan.

AMT means U.S. federal alternative minimum tax.

Anchor Lease means a lease of certain real property, including vacant land or space in buildings in the Debtors’ shopping centers, to certain parties that operate or will operate their businesses, which businesses may include department stores, major retailers, and motion picture theatres in the Debtors’ shopping centers.

Anchor Lease Motion means the Debtors’ Motion for Entry of an Order Pursuant to Sections 105 and 363 of the Bankruptcy Code Authorizing Debtors’ Entry into Anchor Lease Transactions Without Further Notice or Order from the Court, dated December 7, 2009.

Applicable Rate has the meaning ascribed to it in the Plan.

Applicable Rate Notice Deadline has the meaning ascribed to it in the Plan.

Arizona Office Note means a promissory note or other obligation issued to Spinco or one of its Subsidiaries with economic terms intended to replicate the capital lease revenue at GGP’s Arizona Center 2 property and other terms as mutually agreed to by GGP and Spinco.

Ballot has the meaning ascribed to it in the Plan.

Bank of America means Bank of America, N.A.

Bankruptcy Code has the meaning ascribed to it in the Plan.

Bankruptcy Court has the meaning ascribed to it in the Plan.

Bankruptcy Rules has the meaning ascribed to it in the Plan.

Bar Date means November 12, 2009, the date designated by the Bankruptcy Court as the last date for filing certain proofs of Claim or Interests against the Plan Debtors.

Bar Date Order means the Order Pursuant to Section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3003(c)(3) Establishing the Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof, dated September 25, 2009.

Beneficial Holder Ballot means the Ballot to be completed by beneficial holders of Interests in GGP Common Stock.

Benefit Plans has the meaning ascribed to it in the Plan.

Bidding Procedures means the procedures, attached as Exhibit A to the Bidding Procedures and Warrant Motion, for interested parties to submit proposals to either acquire the Debtors or to finance their standalone emergence.

Bidding Procedures and Warrant Motion means the Debtors’ Motion for Entry of an Order Pursuant to Sections 105(a) and 363 of the Bankruptcy Code (A Approving Bidding Procedures, (B) Authorizing the Debtors to Enter into Certain Agreements, (C) Approving the Issuance of Warrants, and (D) Granting Related Relief, dated March 31, 2010.

Bidding Procedures and Warrant Order means the Order Pursuant to Sections 105(a) and 363 of the Bankruptcy Code (A) Approving Bidding Procedures, (B) Authorizing the Debtors to Enter into Certain Agreements, (C) Approving the Issuance of Warrants, and (D) Granting Related Relief, dated May 7, 2010.

Bidding Procedures and Warrant Reply means the Debtors’ Reply to Objections to Debtors’ Motion for Entry of an Order Pursuant to Sections 105(a) and 363 of the Bankruptcy Code (A) Approving Bidding Procedures, (B) Authorizing the Debtors to Enter into Certain Agreements, (C) Approving the Issuance of Warrants, and (D) Granting Related Relief, dated May 3, 2010.

Brookfield Consortium Member has the meaning ascribed to it in the Plan.

Brookfield Investor has the meaning ascribed to it in the Plan.

Business Day has the meaning ascribed to it in the Plan.

Caledonian means Caledonian Holding Company, Inc.

CAM has the meaning ascribed to it in the Plan.

Cash has the meaning ascribed to it in the Plan.

CBO means Congressional Budget Office.

Chambers means the chambers of Honorable Allan L. Gropper, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton Customs House, One Bowling Green, New York, New York.

Chapter 11 Cases has the meaning ascribed to it in the Plan.

Charging Lien has the meaning ascribed to it in the Plan.

Claim has the meaning ascribed to it in the Plan.

Claims Objection Deadline has the meaning ascribed to it in the Plan.

Claims Objection Procedures Order has the meaning ascribed to it in the Plan.

Claims Register has the meaning ascribed to it in the Plan.

Class has the meaning ascribed to it in the Plan.

Closing Date Net Debt has the meaning ascribed to it in the Investment Agreements.

CMBS means commercial mortgage backed securities.

CMPC has the meaning ascribed to it in the Plan.

CMPC Development and Cooperation Agreement has the meaning ascribed to it in the Plan.

COD means cancellation of debt.

Collateral has the meaning ascribed to it in the Plan.

Combined NOI Statement means the projected net operating income statement for January 1, 2010 through December 31, 2015 contained in Exhibit 4 to this Disclosure Statement.

Commencement Date has the meaning ascribed to it in the Plan.

Committees means the Creditors’ Committee and the Equity Committee.

Competing Transaction has the meaning ascribed to it in the Investment Agreements.

Confirmation means what occurs when the Bankruptcy Court enters the Confirmation Order.

Confirmation Date has the meaning ascribed to it in the Plan.

Confirmation Hearing has the meaning ascribed to it in the Plan.

Confirmation Order has the meaning ascribed to it in the Plan.

Confirmed Plan has the meaning ascribed to it in the Plan.

Consolidated Cash Flow means the projected consolidated cash flow for January 1, 2010 through December 31, 2015 contained in Exhibit 4 to this Disclosure Statement.

Consummation has the meaning ascribed to it in the Plan.

Contingent Claim has the meaning ascribed to it in the Plan.

Conversion Shares has the meaning ascribed to it in the Plan.

Cornerstone Investment Agreement has the meaning ascribed to it in the Plan.

Cornerstone Investment Agreement Amendments has the meaning ascribed to it in the Plan.

Corporate Level Debt has the meaning ascribed to it in the Investment Agreements.

CPI means consumer price index.

Credit Suisse means Credit Suisse International.

Creditor means any Person holding a Claim against the Plan Debtors’ estates or, pursuant to section 102(2) of the Bankruptcy Code, against property of the Plan Debtors that arose or is deemed to have arisen on or prior to the Commencement Date, including, without limitation, a Claim against any of the Plan Debtors of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

Creditors’ Committee has the meaning ascribed to it in the Plan.

CRM means Customer Relationship Management system.

CSA means contingent stock agreement.

CVA Plan means the prepetition Cash Value Added Compensation Incentive Plan.

Data Room means the virtual data room established pursuant to the Bidding Procedures to provide certain potential bidding parties access to certain of the Debtors’ information.

DB Pension Plans has the meaning ascribed to it in the Plan.

Debtors has the meaning ascribed to it in the Plan.

Department Store Motion means the Debtors’ Motion for Entry of an Order Pursuant to Sections 105 and 363 of the Bankruptcy Code Authorizing Debtors’ Entry into Department Store Transactions without Further Notice or Order from the Court, dated September 1, 2009.

DIP Agent has the meaning ascribed to it in the Plan.

DIP Credit Agreement has the meaning ascribed to it in the Plan.

DIP Facility means that certain Senior Secured Debtor in Possession Credit, Security and Guaranty Agreement among GGP, as co-borrower, GGP LP, as co-borrower, certain of their subsidiaries, as guarantors, the DIP Agent and the lenders party thereto.

DIP Lender has the meaning ascribed to it in the Plan.

DIP Loan Claims has the meaning ascribed to it in the Plan.

DIP Motion means the Debtors’ Motion Requesting (I) Entry of (A) Interim and Final Orders (1) Authorizing the Debtors’ Use of Cash Collateral and Granting Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code and Bankruptcy Rule 4001, and (2) Modifying the Automatic Stay, and (B) a Final Order Authorizing Borrowing with Priority over Administrative Expenses and Secured by Liens on Property of the Estates Pursuant to Section 364(c) of the Bankruptcy Code, and (II) Scheduling of a Final Hearing on Each Requested Final Order, dated April 16, 2009.

Disbursing Agent has the meaning ascribed to it in the Plan.

Disclosure Statement has the meaning ascribed to it in the Plan.

Disclosure Statement Order has the meaning ascribed to it in the Plan.

Disputed has the meaning ascribed to it in the Plan.

Disputed Mechanics’ Liens and Claims Schedule has the meaning ascribed to it in the Plan.

Distribution Date has the meaning ascribed to it in the Plan.

Distribution Record Date has the meaning ascribed to it in the Plan.

Dividend Motion means the Debtors’ Motion Pursuant to Sections 105(a) and 363(b) of the Bankruptcy Code for an Order Approving the Debtors’ Declaration and Payment of Certain Dividends, dated December 9, 2009.

EBITDA means net income (loss) attributable to common stockholders, plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization.

Effective Date has the meaning ascribed to it in the Plan.

Election Form has the meaning ascribed to it in the Plan.

Employee Matters Agreement means the employee matters agreement to be entered into between General Growth and Spinco.

Equity Committee has the meaning ascribed to it in the Plan.

Equity Holder means a Person who holds an equity security of the Debtors, as defined in section 101(16) of the Bankruptcy Code.

ERISA has the meaning ascribed to it in the Plan.

Eurohypo means Eurohypo AG, New York Branch.

Excess Surplus Amount has the meaning ascribed to it in the Investment Agreements.

Exchange Act has the meaning ascribed to it in the Plan.

Exchangeable Notes Claim has the meaning ascribed to it in the Plan.

Exchangeable Notes has the meaning ascribed to it in the Plan.

Executory Contract and Property Document Assumption Schedule has the meaning ascribed to it in the Plan.

Executory Contract and Property Document Assumption/Rejection Objection Deadline has the meaning ascribed to it in the Plan.

Executory Contract and Property Document Expired Schedule has the meaning ascribed to it in the Plan.

Executory Contract and Property Document Rejection Schedule has the meaning ascribed to it in the Plan.

Executory Contract and Property Document Schedule has the meaning ascribed to it in the Plan.

Existing Litigation Claim has the meaning ascribed to it in the Plan.

Exit Capital Agreement has the meaning ascribed to it in the Plan.

Exit Financing has the meaning ascribed to it in the Plan.

Exit Financing Agreement has the meaning ascribed to it in the Plan.

Fairhome has the meaning ascribed to it in the Plan.

Fairholme Stock Purchase Agreement has the meaning ascribed to it in the Plan.

Fairholme Stock Purchase Agreement Amendments has the meaning ascribed to it in the Plan.

Federal Judgment Rate has the meaning ascribed to it in the Plan.

FFO means funds from operations.

Final DIP Order has the meaning ascribed to it in the Plan.

Final Order has the meaning ascribed to it in the Plan.

Financial Projections means the projected financial information for the six-year period from 2010 to 2015 contained in Exhibit 4 to this Disclosure Statement.

First Day Hearings means the certain hearings held on April 16, 2009 and April 23, 2009 before the Bankruptcy Court.

Fully Diluted Basis has the meaning ascribed to it in the Plan.

GAAP means generally accepted accounting principles.

GDP means gross domestic product in the United States, or the total market value of all final goods and services produced in the United States in a given year, equal to total consumer, investment and government spending, plus the value of exports, minus the value of imports.

General Growth means GGP, along with its approximately 750 wholly owned Debtor and non-Debtor subsidiaries and affiliates.(1)

General Unsecured Claim has the meaning ascribed to it in the Plan.

GGMI means General Growth Management, Inc.

GGP Administrative Expense Claim has the meaning ascribed to it in the Plan.

GGP American means GGP American Properties, Inc.

GGP Board means the board of directors of GGP.

GGP Common Stock has the meaning ascribed to it in the Plan.

GGP has the meaning ascribed to it in the Plan.

GGP LP has the meaning ascribed to it in the Plan.

GGP LP Common Units has the meaning ascribed to it in the Plan.

GGP LP Limited Partnership Agreement has the meaning ascribed to it in the Plan.

GGP LP Preferred Equity Units has the meaning ascribed to it in the Plan.

GGP Option Plans has the meaning ascribed to it in the Plan.

GGP Real Estate Holding I, Inc. has the meaning ascribed to it in the Plan.

GGP TRS Joint Venture Agreement has the meaning ascribed to it in the Plan.

GGP TRS Retained Debt Claims has the meaning ascribed to it in the Plan.

GGP/Homart II, L.L.C.  Partner Note has the meaning ascribed to it in the Plan.

GGP/Homart II, L.L.C. Partner Note Claim has the meaning ascribed to it in the Plan.

(1)                                  GGP owns approximately 96% of GGP LP, and outside parties hold the remaining approximately 4%.  Consequently, while the Debtors may refer to subsidiaries owned directly or indirectly by GGP and GGP LP as “wholly owned,” a small percentage of GGP LP is actually held by outside parties.

GGP/Ivanhoe, Inc. Affiliate Partner Note Claim has the meaning ascribed to it in the Plan.

GGP/Ivanhoe, Inc. Affiliate Partner Note has the meaning ascribed to it in the Plan.

GGPLP LLC Operating Agreement means the Second Amended and Restated Operating Agreement of GGPLP LLC., as amended.

GGPLP LLC Preferred Equity Units has the meaning ascribed to it in the Plan.

GLA means gross leaseable area.

GLOA means gross leaseable occupied area and is the sum of: (1) tenant occupied space under lease, (2) all leases signed, whether or not the space is occupied by a tenant and (3) tenants no longer occupying space, but still paying rent.

Government Authority has the meaning ascribed to it in the Plan.

Governor/Bank of Ireland means The Governor and The Company of the Bank of Ireland.

Hughes Amount has the meaning ascribed to it in the Investment Agreements.

Hughes Heirs means former shareholders of The Hughes Corporation.

Hughes Heirs Note has the meaning ascribed to it in the Plan.

Hughes Heirs Obligations has the meaning ascribed to it in the Plan.

HVAC means heating, ventilation, and air conditioning.

Indemnity Cap has the meaning ascribed to it in the Plan

Indenture has the meaning ascribed to it in the Plan.

Indenture Trustee has the meaning ascribed to it in the Plan.

Indenture Trustee Fee Claim has the meaning ascribed to it in the Plan.

ING Capital Markets means ING Capital Markets LLC.

Initial Commencement Date has the meaning ascribed to it in the Plan.

Insurance Premium Financing Motion means the Debtors’ Motion for Order Pursuant to Section 364(c)(2) of the Bankruptcy Code for Authority to Enter into an Insurance Premium Financing Agreement, dated March 29, 2010.

Insured Claim has the meaning ascribed to it in the Plan.

Intellectual Property Agreements means the intellectual property agreements to be entered into between General Growth and Spinco.

Intellectual Property/Trademark Agreement has the meaning ascribed to it in the Plan.

Intercompany Obligation has the meaning ascribed to it in the Plan.

Interest has the meaning ascribed to it in the Plan.

Investment Agreements has the meaning ascribed to it in the Plan.

Investor Stock Purchase Commitment has the meaning ascribed to it in the Plan.

Investor Warrants has the meaning ascribed to it in the Plan.

Investors has the meaning ascribed to it in the Plan.

Investors’ Minimum Allocation Rights has the meaning ascribed to it in the Plan.

IRS means the United States Internal Revenue Service.

KEIP has the meaning ascribed to it in the Plan.

KEIP Motion means the Debtors’ Motion Pursuant to Sections 105(a), 363, and 503 of the Bankruptcy Code for an Order Approving (I) Amendment and Continuation of the Debtors’ Modified Cash Value Added Plan, and (II) Implementation of a Key Employee Incentive Plan, dated October 2, 2009.

KEIP Order has the meaning ascribed to it in the Plan.

Legal Holiday has the meaning ascribed to it in the Plan.

LIBOR means London inter-bank offer rate.

LID has the meaning ascribed to it in the Plan.

Lien has the meaning ascribed to it in the Plan.

Liquidity Equity Issuance has the meaning ascribed to it in the Plan.

Litigation Notice has the meaning ascribed to it in the Plan.

Local Bankruptcy Rules has the meaning ascribed to it in the Plan.

Main Operating Account has the meaning ascribed to it in the Plan

Master Ballot means the Ballot to be completed by the Voting Nominees when tabulating the votes of the beneficial holders of Interests in GGP Common Stock.

Mechanics’ Lien Claim means has the meaning ascribed to it in the Plan.

Mechanics’ Lien has the meaning ascribed to it in the Plan.

Merger has the meaning ascribed to it in the Plan.

MergerSub has the meaning ascribed to it in the Plan.

Miller Buckfire means Miller Buckfire & Co., LLC.

Modified CVA Plan means the CVA Plan, subject to certain amendments, as adopted pursuant to the Order Authorizing Debtors, Pursuant to Sections 105(a), 363, and 503(c)(3) of the Bankruptcy Code, to II) Amend and Continue Their Cash Value Added Plan and (II) Implement a Kew Employee Incentive Plan, dated October 15, 2009.

Modified Loan Documents has the meaning ascribed to it in the Plan.

MPC Assets has the meaning ascribed to it in the Plan.

MPC Taxes has the meaning ascribed to it in the Investment Agreements.

MSA means metropolitan statistical area.

Net Debt Excess Amount has the meaning ascribed to it in the Investment Agreements.

Net Debt Surplus Amount has the meaning ascribed to it in the Investment Agreements.

New Debt has the meaning ascribed to it in the Plan.

New GGP Board means the board of directors of New GGP.

New GGP Bylaws has the meaning ascribed to it in the Plan.

New GGP Certificate of Incorporation has the meaning ascribed to it in the Plan.

New GGP Common Stock has the meaning ascribed to it in the Plan.

New GGP has the meaning ascribed to it in the Plan.

New GGP LP Preferred Equity Units means GGP LP Preferred Equity Units in Reorganized GGP LP.

New GGP Mandatorily Exchangeable Pre-Emergence Notes has the meaning ascribed to it in the Plan.

New GGP Mandatorily Exchangeable Pre-Emergence Notes Offering has the meaning ascribed to it in the Plan.

New GGP Post-Emergence Public Offering has the meaning ascribed to it in the Plan.

New GGP Post-Emergence Public Offering Clawback Election has the meaning ascribed to it in the Plan.

New GGP Preferred Stock means the preferred stock of New GGP.

New GGP Series C Preferred Stock has the meaning ascribed to it in the Plan.

New GGP Warrants has the meaning ascribed to it in the Plan.

New GGPLP LLC Preferred Equity Units means GGPLP LLC Preferred Equity Units in Reorganized GGPLP LLC

NOI means net operating income.

NOL means net operating loss.

Note Claim has the meaning ascribed to it in the Plan.

Note Reinstatement has the meaning ascribed to it in the Plan.

Notice and Claims Agent means Kurtzman Carson Consultants LLC.

Noticed Litigation Claim has the meaning ascribed to it in the Plan.

NYSE means New York Stock Exchange.

Offering Premium has the meaning ascribed to it in the Investment Agreements.

Omnibus Claims Settlement Procedures Order has the meaning ascribed to it in the Plan.

Ordinary Course Sales Motion means the Debtors’ Motion for Entry of an Order Pursuant to Sections 105 and 363 of the Bankruptcy Code Authorizing Certain Ordinary Course Sales and Conveyances of Assets Free and Clear of All Liens, Claims, and Encumbrances without Further Notice or Order from the Court, dated June 1, 2009.

Original Cornerstone Investment Agreement means the cornerstone investment agreement between the Debtors and Brookfield Investor, as executed on March 31, 2010.

Original Fairholme Stock Purchase Agreement means the stock purchase agreement between the Debtors and Fairholme, as executed on March 31, 2010.

Original Investment Agreements means the Original Cornerstone Agreement, the Original Fairholme Stock Purchase Agreement, and the Original Pershing Square Stock Purchase Agreement.

Original Pershing Square Stock Purchase Agreement means the stock purchase agreement between the Debtors and Pershing Square, as executed on March 31, 2010.

Other Malls means the properties listed in Exhibit 8-C to the Disclosure Statement.

Other Secured Claim has the meaning ascribed to it in the Plan.

Other Sponsor has the meaning ascribed to it in the Plan.

Outstanding GGP Option has the meaning ascribed to it in the Plan.

Overage Rent means rent paid by a tenant when its sales exceed an agreed upon minimum amount, and which is calculated by multiplying the sales in excess of the minimum amount by a percentage defined in the lease, the majority of which is typically earned in the fourth quarter of the calendar year.

Per Share Purchase Price has the meaning ascribed to it in the Plan.

Permitted Claim has the meaning ascribed to it in the Investment Agreements.

Permitted Claims Amount has the meaning ascribed to it in the Investment Agreements.

Pershing Square has the meaning ascribed to it in the Plan.

Pershing Square Entities has the meaning ascribed to it in the Plan.

Pershing Square Stock Purchase Agreement Amendments has the meaning ascribed to it in the Plan.

Pershing Square Stock Purchase Agreement has the meaning ascribed to it in the Plan.

Person shall have the meaning ascribed to it in the Plan.

Plan Consideration has the meaning ascribed to it in the Plan.

Plan Debtor has the meaning ascribed to it in the Plan.

Plan Debtor Constituent Documents has the meaning ascribed to it in the Plan.

Plan means the Plan Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, including any exhibits and schedules thereto, as the same is amended, modified or supplemented from time to time in accordance with the terms and provisions of the Bankruptcy Code and the Bankruptcy Rules.

Plan Supplement has the meaning ascribed to it in the Plan.

Pre-Change Losses means loss carryforwards and certain other tax attributes (including current year NOLs) of any Plan Debtors treated as corporations or REITs for federal income tax purposes allocable to periods prior to the Effective Date.

Prepetition Mechanics’ Liens Motion means the Motion of the Debtors for an Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(b) Authorizing the Establishment of Procedures to Settle Certain Prepetition Mechanics’ Lien Claims, dated June 1, 2009.

Priority Non-Tax Claim has the meaning ascribed to it in the Plan.

Priority Tax Claim has the meaning ascribed to it in the Plan.

Pro Rata Net Income and FFO Statement means the projected net income statement for January 1, 2010 through December 31, 2015 contained in Exhibit 4 to this Disclosure Statement.

Project Level Debt Guaranty has the meaning ascribed to it in the Plan.

Project Level Debt Guaranty Claim has the meaning ascribed to it in the Plan.

Property Document Counterparty has the meaning ascribed to it in the Plan.

Property Document Counterparty Claim has the meaning ascribed to it in the Plan.

Property Document has the meaning ascribed to it in the Plan.

Proportionally Consolidated Debt has the meaning ascribed to it in the Investment Agreements.

Proportionally Consolidated Unrestricted Cash has the meaning ascribed to it in the Investment Agreements.

Purchaser Group has the meaning ascribed to it in the Plan.

Purchaser Spinco Board Designees has the meaning ascribed to it in the Plan.

Real Estate Agreements means the real estate agreements to be entered into between Reorganized General Growth and Spinco.

Reinstated Amounts has the meaning ascribed to it in the Plan.

Reinstated Note has the meaning ascribed to it in the Plan.

Reinstated Rouse 5.375% Note has the meaning ascribed to it in the Plan.

Reinstated Rouse 6.75% Note has the meaning ascribed to it in the Plan.

Reinstated Rouse 7.20% Note has the meaning ascribed to it in the Plan.

Reinstatement Adjustment Amount has the meaning ascribed to it in the Investment Agreements.

REIT means “real estate investment trust” as defined in section 856 of the Tax Code.

REIT Preferred Stock Interest has the meaning ascribed to it in the Plan.

Reorganized General Growth means New GGP and its subsidiaries and affiliates from and after the Effective Date.

Reorganized GGP has the meaning ascribed to it in the Plan.

Reorganized GGP LP has the meaning ascribed to it in the Plan.

Reorganized GGP LP Common Units has the meaning ascribed to it in the Plan.

Reorganized GGP LP Preferred Unit has the meaning ascribed to it in the Plan.

Reorganized GGPLP LLC means GGPLP LLC from and after the Effective Date.

Replacement DIP Lender has the meaning ascribed to it in the Plan.

Replacement DIP Loan has the meaning ascribed to it in the Plan.

Replacement DIP Motion has the meaning ascribed to it in the Plan.

Replacement DIP Order has the meaning ascribed to it in the Plan.

Reserve has the meaning ascribed to it in the Investment Agreements.

Reserve Surplus Amount has the meaning ascribed to it in the Plan.

Reserved Share has the meaning ascribed to it in the Plan.

Restructuring Transactions means the transactions that will be undertaken to effectuate the transfer of assets and liabilities to Spinco, streamline Reorganized General Growth’s corporate structure, and reconfigure assets and liabilities in order to optimize credit support for reinstated debt and ensure prospective compliance with covenants in reinstated debt instruments.

Retained Debt has the meaning ascribed to it in the GGP TRS Joint Venture Agreement.

Rights Agreement has the meaning ascribed to it in the Plan.

Rouse means The Rouse Company, the predecessor of TRCLP.

Rouse 3.625% Note Claim has the meaning ascribed to it in the Plan.

Rouse 3.625% Notes has the meaning ascribed to it in the Plan.

Rouse 5.375% Note Claim has the meaning ascribed to it in the Plan.

Rouse 5.375% Notes has the meaning ascribed to it in the Plan.

Rouse 6.75% Note Claim has the meaning ascribed to it in the Plan.

Rouse 6.75% Notes has the meaning ascribed to it in the Plan.

Rouse 7.20% Note Claim has the meaning ascribed to it in the Plan.

Rouse 7.20% Notes has the meaning ascribed to it in the Plan.

Rouse 8.00% Note Claim has the meaning ascribed to it in the Plan.

Rouse 8.00% Notes has the meaning ascribed to it in the Plan.

Rouse Note Claims means collectively, the Rouse 3.625% Note Claim, the Rouse 5.375% Note Claim, the Rouse 6.75% Note Claim, the Rouse 7.20% Note Claim, and the Rouse 8.00% Note Claim.

Rouse Note has the meaning ascribed to it in the Plan.

Satisfied Note has the meaning ascribed to it in the Plan.

Satisfied Rouse Note has the meaning ascribed to it in the Plan.

Schedules has the meaning ascribed to it in the Plan.

SEC means the U.S. Securities and Exchange Commission.

Secured Claim has the meaning ascribed to it in the Plan.

Secured Tax Claim has the meaning ascribed to it in the Plan.

Securities Act of 1933 has the meaning ascribed to it in the Plan.

Separation Agreement means the separation agreement to be entered into between GGP and Spinco.

Settlement Procedures Motion means the Debtors’ Motion for an Order Pursuant to Bankruptcy Code Section 105 and Bankruptcy Rule 9019 Approving Settlement Procedures and Authorizing Debtors’ Entry into Certain Settlements Without Further Order from the Court, dated December 30, 2009.

Settlement Procedures Order means the Order Pursuant to Bankruptcy Code Section 105 and Bankruptcy Rule 9019 Approving Settlement Procedures and Authorizing Debtors’ Entry Into Certain Settlements Without Further Order of the Court, dated January 20, 2010.

Shares has the meaning ascribed to it in the Plan.

SID means special improvement district bonds.

Simon means Simon Property Group, Inc.

Solicitation Package means those documents and materials to be distributed in connection with the Plan Debtors solicitation of votes to accept or reject the Plan.

Special Consideration Properties means the properties listed in Exhibit 8-D to the Disclosure Statement.

Spinco has the meaning ascribed to it in the Plan.

Spinco Assets means the assets that Spinco will directly or indirectly hold as of the Effective Date.

Spinco Backstop Consideration has the meaning ascribed to it in the Plan.

Spinco Board means has the meaning ascribed to it in the Plan.

Spinco Bylaws has the meaning ascribed to it in the Plan.

Spinco Certificate of Incorporation has the meaning ascribed to it in the Plan.

Spinco Common Share Amount has the meaning ascribed to it in the Plan.

Spinco Common Stock has the meaning ascribed to it in the Plan.

Spinco Feasibility Analysis Period means October 1, 2010 through the five years ending on December 31, 2015.

Spinco Identified Assets has the meaning ascribed to it in the Plan.

Spinco Key Agreements has the meaning ascribed to it in the Plan.

Spinco Note Amount has the meaning ascribed to it in the Plan.

Spinco Note has the meaning ascribed to it in the Plan.

Spinco Options has the meaning ascribed to it in the Plan.

Spinco Per Share Purchase Price has the meaning ascribed to it in the Plan.

Spinco Preferred Stock means the preferred stock of Spinco, par value $100.

Spinco Restructuring means the process by which the Spinco Assets will be contributed to Spinco and the distribution of the stock of Spinco by GGP LP to its common unit holders (including GGP) and by GGP to its common shareholders will occur.

Spinco Rights Eligible Holder has the meaning ascribed to it in the Plan.

Spinco Rights Offering has the meaning ascribed to it in the Plan.

Spinco Rights Offering Agent has the meaning ascribed to it in the Plan.

Spinco Rights Offering Shares has the meaning ascribed to it in the Plan.

Spinco Setup Costs has the meaning ascribed to “GGO Setup Costs” in the Investment Agreements.

Spinco Share Distribution has the meaning ascribed to it in the Plan.

Spinco Shares has the meaning ascribed to it in the Plan.

Spinco Subscription Expiration Date has the meaning ascribed to it in the Plan.

Spinco Subscription Forms has the meaning ascribed to it in the Plan.

Spinco Subscription Rights has the meaning ascribed to it in the Plan.

Spinco Warrants has the meaning ascribed to it in the Plan.

Statutory Underwriter has the meaning ascribed to “underwriter” in the Securities Act of 1933.

STS Lender means the entity(ies) counterparty to the STS Loan.

STS Loan means the short-term secured loan closed on by GGP Lenders, L.L.C in October and November 2008 with Goldman Sachs and two other lenders for $225.0 million collateralized by 27 properties.

Subsidiary Debtors means those Debtors that have confirmed plans of reorganization in connection with these Chapter 11 Cases.

Subsidiary Plans means the plans of reorganization for the Subsidiary Debtors.

Summerlin MPC means Summerlin Master Planned Community.

Target Net Debt has the meaning ascribed to it in the Investment Agreements.

Tax Code has the meaning ascribed to it in the Plan.

Tax Matters Agreement means the tax matters agreement to be entered into between GGP and Spinco.

Tenant Obligations Motion means the Debtors’ Motion for Interim and Final Orders to (I) Honor Tenant Obligations and (II) Authorize Financial Institutions to Honor Related Checks and Transfers, dated April 16, 2009.

Texas Teachers has the meaning ascribed to it in the Plan.

Texas Teachers Stock Purchase Agreement has the meaning ascribed to it in the Plan.

Texas Teachers Transaction has the meaning ascribed to it in the Plan.

Tier I Malls means the properties listed in Exhibit 8-A to the Disclosure Statement.

Tier II Malls means the properties listed in Exhibit 8-B to the Disclosure Statement.

TopCo means the top-level entities of General Growth, which include GGP, GGP LP, GGPLP LLC, TRCLP, and a number of additional parent holding companies.

Total Unsubscribed Shares has the meaning ascribed to it in the Plan.

Transfer has the meaning ascribed to it in the Plan.

Transition Services Agreement means the transition services agreement to be entered into between General Growth and Spinco.

TRCLP has the meaning ascribed to it under the Plan.

Treasury Regulations means the regulations promulgated by the Department of the Treasury under the Tax Code.

TRS means taxable REIT subsidiary.

TRUPS Claim has the meaning ascribed to it in the Plan.

TRUPS Junior Subordinated Notes has the meaning ascribed to it in the Plan.

U.S. Trustee has the meaning ascribed to it in the Plan.

UBS means UBS Securities LLC.

Unconsolidated Properties means those properties owned by Unconsolidated Real Estate Affiliates and which are unconsolidated under GGP.

Unconsolidated Real Estate Affiliates refers to joint venture entities in which General Growth owns a non-controlling interest.

Unliquidated Claim has the meaning ascribed to it in the Plan.

US Bank means US Bank, N.A.

Voting and Elections Deadline has the meaning ascribed to it in the Plan.

Voting and Solicitation Agent means Epiq Systems Bankruptcy Solutions Inc.

Voting Nominee means the banks, brokers, or other nominees that, as of the Voting Record Date, are the registered holders of interests for one or more beneficial holders of Interests in GGP Common Stock.

Voting Record Date has the meaning ascribed to it in the Plan.

Warrants means the warrants to purchase GGP Common Stock issued to the Investors pursuant to Investment Agreements.

Warrant and Registration Rights Agreements means the warrant and registration rights agreements between the Debtors and each of the Investors, as executed on May 3, 2010.

Workers’ Compensation Claim has the meaning ascribed to it in the Plan.

APPENDIX B

LIST OF DEBTORS, PROPERTY NAMES, COMMENCEMENT DATES,

CASE NUMBERS, TAX IDENTIFICATION NUMBERS AND EMERGENCE STATUS

List of Debtors, Property Names, Commencement Dates,

Case Numbers, Tax Identification Numbers and Emergence Status

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
1	General Growth Properties, Inc.	N/A	09-11977 (ALG)	04/16/09	42-1283895	Debtor
2	GGP Limited Partnership	N/A	09-11978 (ALG)	04/16/09	41-1746121	Debtor
3	Rouse LLC	N/A	09-11979 (ALG)	04/16/09	N/A	Debtor
4	The Rouse Company LP	N/A	09-11983 (ALG)	04/16/09	N/A	Debtor
5	The Rouse Company Operating Partnership LP	N/A	09-12037 (ALG)	04/16/09	N/A	Debtor
6	GGP/Homart Services, Inc.	N/A	09-12132 (ALG)	04/16/09	36-4422467	Debtor
10	Caledonian Holding Company, Inc.	N/A	09-11981 (ALG)	04/16/09	N/A	Debtor
11	Chattanooga Mall, Inc.	Northgate Mall	09-12083 (ALG)	04/16/09	N/A	Emerged
12	Northgate Mall L.L.C.	Northgate Mall	09-12209 (ALG)	04/16/09	N/A	Emerged
13	GGP Holding Services, Inc.	N/A	09-12124 (ALG)	04/16/09	14-1870219	Debtor
14	Boulevard Mall, Inc.	The Boulevard Mall	09-12075 (ALG)	04/16/09	N/A	Emerged
15	Boulevard Mall II LLC	The Boulevard Mall	09-12077 (ALG)	04/16/09	36-4243080	Emerged
16	Boulevard Mall I LLC	The Boulevard Mall	09-12076 (ALG)	04/16/09	36-4243079	Emerged
17	Boulevard Associates	The Boulevard Mall	09-12074 (ALG)	04/16/09	88-0147916	Emerged
18	Mayfair Mall, LLC	Mayfair Mall	09-12198 (ALG)	04/16/09	N/A	Emerged
19	Landmark Mall L.L.C.	Landmark Mall	09-12188 (ALG)	04/16/09	N/A	Debtor
21	PC Lancaster Trust	Park City Center	09-12491 (ALG)	04/22/09	Disregarded: GGP Holding II, Inc. - Tax I.D. No.	Emerged
22	Parcity Trust	Park City Center	09-12488 (ALG)	04/22/09	N/A	Emerged
23	Parcit-IIP Lancaster Venture	Park City Center	09-12486 (ALG)	04/22/09	N/A	Emerged
24	Lancaster Trust	Park City Center	09-12473 (ALG)	04/22/09	N/A	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
25	GGP Ivanhoe II, Inc.	Oglethorpe Mall & Top Tier	09-12125 (ALG)	04/16/09	N/A	Debtor
26	Prince Kuhio Plaza, Inc.	Prince Kuhio Plaza	09-12232 (ALG)	04/16/09	N/A	Emerged
27	Ho Retail Properties I Limited Partnership	Prince Kuhio Plaza	09-11997 (ALG)	04/16/09	36-4066769	Emerged
28	GGP-Burlington L.L.C.	Burlington Town Center	09-12135 (ALG)	04/16/09	68-0572109	Emerged
29	DK Burlington Town Center LLC	Burlington Town Center	09-12095 (ALG)	04/16/09	N/A	Emerged
30	Burlington Town Center II LLC	Burlington Town Center	09-12477 (ALG)	04/22/09	N/A	Emerged
31	The Burlington Town Center LLC	Burlington Town Center	09-12025 (ALG)	04/16/09	N/A	Emerged
32	GGP Savannah L.L.C.	Oglethorpe Mall	09-12130 (ALG)	04/16/09	N/A	Debtor
33	Oglethorpe Mall L.L.C.	Oglethorpe Mall	09-12212 (ALG)	04/16/09	N/A	Emerged
36	Eastridge Shopping Center L.L.C.	Eastridge Shopping Center (CA)	09-12098 (ALG)	04/16/09	N/A	Emerged
37	Southland Mall, L.P.	Southland Mall (CA)	09-11992 (ALG)	04/16/09	13-4221889	Emerged
38	Southland Mall, Inc.	Southland Mall (CA)	09-12276 (ALG)	04/16/09	N/A	Emerged
39	GGP-Pecanland II, L.P.	Pecanland Mall	09-11991 (ALG)	04/16/09	33-1020891	Emerged
40	GGP-Pecanland, L.P.	Pecanland Mall	09-11990 (ALG)	04/16/09	33-1020863	Emerged
41	GGP-Pecanland, Inc.	Pecanland Mall	09-12151 (ALG)	04/16/09	N/A	Emerged
42	Pecanland Anchor Acquisition, LLC	Pecanland Mall	09-12224 (ALG)	04/16/09	N/A	Debtor
43	U.K.-American Properties, Inc.	Northridge Fashion Center	09-12298 (ALG)	04/16/09	N/A	Emerged
44	GGP-Canal Shoppes L.L.C.	The Grand Canal Shoppes at the Venetian	09-12136 (ALG)	04/16/09	N/A	Emerged
45	Grand Canal Shops II, LLC	The Grand Canal Shoppes at the Venetian	09-12157 (ALG)	04/16/09	N/A	Emerged
46	La Place Shopping, L.P.	Riverlands Shopping Center	09-11974 (ALG)	04/16/09	N/A	Debtor
47	GGP-La Place, Inc.	Riverlands Shopping Center	09-12141 (ALG)	04/16/09	N/A	Debtor
48	Bakersfield Mall, Inc.	Valley Plaza Mall	09-12061 (ALG)	04/16/09	N/A	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
49	RASCAP Realty, Ltd.	Valley Plaza Mall	09-11967 (ALG)	04/16/09	N/A	Emerged
50	RS Properties Inc.	Regency Square Mall	09-12265 (ALG)	04/16/09	N/A	Emerged
51	Bakersfield Mall LLC	Valley Plaza Mall	09-12062 (ALG)	04/16/09	36-4243084	Emerged
53	HRD Remainder, Inc.	N/A	09-12175 (ALG)	04/16/09	N/A	Debtor
55	HRD Parking, Inc.	Columbia Corporate Center Parking Lot	09-12174 (ALG)	04/16/09	N/A	Debtor
62	Benson Park Business Trust	TGIF Restaurant Ground Lease	09-12069 (ALG)	04/16/09	N/A	Debtor
66	10 CCC Business Trust	10 Columbia Corporate Center	09-12457 (ALG)	04/22/09	N/A	Debtor
68	20 CCC Business Trust	20 Columbia Corporate Center	09-12458 (ALG)	04/22/09	N/A	Debtor
70	30 CCC Business Trust	30 Columbia Corporate Center	09-12459 (ALG)	04/22/09	N/A	Debtor
72	Parkview Office Building Limited Partnership	40 Columbia Corporate Center	09-12020 (ALG)	04/16/09	N/A	Debtor
73	Forty Columbia Corporate Center, LLC	Columbia Corporate Center Offices	09-12112 (ALG)	04/16/09	N/A	Debtor
74	Fifty Columbia Corporate Center, LLC	Columbia Corporate Center Offices	09-12111 (ALG)	04/16/09	N/A	Debtor
75	Parkside Limited Partnership	50 Columbia Corporate Center	09-12021 (ALG)	04/16/09	N/A	Debtor
76	Sixty Columbia Corporate Center, LLC	Columbia Corporate Center Offices	09-12272 (ALG)	04/16/09	N/A	Debtor
78	Park Square Limited Partnership	60 Columbia Corporate Center	09-12022 (ALG)	04/16/09	N/A	Debtor
80	Running Brook Business Trust	Neighorhood Stores in Columbia, MD	09-12475 (ALG)	04/22/09	N/A	Debtor
81	Town Center East Business Trust	Association Building, Exhibit Building & Ridgely Building	09-12476 (ALG)	04/22/09	N/A	Debtor

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
95	West Kendall Holdings, LLC	Kendall Town Center Development	09-12315 (ALG)	04/16/09	N/A	Debtor
103	Gateway Overlook II Business Trust	Gateway Overlook	09-12118 (ALG)	04/16/09	N/A	Emerged
118	White Marsh Mall, LLC	White Marsh Mall	09-12317 (ALG)	04/16/09	N/A	Emerged
119	White Marsh Mall Associates	White Marsh Mall	09-12001 (ALG)	04/16/09	N/A	Emerged
120	White Marsh Phase II Associates	White Marsh Mall	09-12002 (ALG)	04/16/09	N/A	Emerged
121	White Marsh General Partnership	White Marsh Mall	09-12000 (ALG)	04/16/09	N/A	Emerged
136	GGP Holding II, Inc.	N/A	09-12123 (ALG)	04/16/09	30-0257493	Debtor
153	Baltimore Center, LLC	Gallery at Harborplace	09-12063 (ALG)	04/16/09	N/A	Emerged
154	Baltimore Center Associates Limited Partnership	Gallery at Harborplace	09-12006 (ALG)	04/16/09	N/A	Emerged
155	Rouse-Arizona Center, LLC	Arizona Center	09-12256 (ALG)	04/16/09	N/A	Debtor
156	Rouse-Arizona Retail Center Limited Partnership	Arizona Center	09-12012 (ALG)	04/16/09	52-1644885	Debtor
157	NSMJV, LLC	North Star Mall	09-12210 (ALG)	04/16/09	52-1039431	Emerged
158	North Star Mall, LLC	North Star Mall	09-12207 (ALG)	04/16/09	N/A	Emerged
159	The Village of Cross Keys, LLC	N/A	09-12306 (ALG)	04/16/09	N/A	Emerged
160	Baltimore Center Garage Limited Partnership	Gallery at Harborplace	09-12007 (ALG)	04/16/09	N/A	Emerged
161	Lakeside Mall Property LLC	Lakeside Mall	09-12182 (ALG)	04/16/09	N/A	Emerged
162	Hickory Ridge Village Center, Inc.	Lakeside Mall	09-12163 (ALG)	04/16/09	N/A	Emerged
164	Lakeside Mall Holding, LLC	Lakeside Mall	09-12181 (ALG)	04/16/09	38-3147441	Emerged
165	Rouse-Phoenix Development Company, LLC	Arizona Center	09-12263 (ALG)	04/16/09	N/A	Debtor
166	Rouse-Phoenix Master Limited Partnership	Arizona Center	09-12013 (ALG)	04/16/09	52-1535092	Debtor
170	One Willow Company, LLC	Willowbrook Mall	09-12215 (ALG)	04/16/09	N/A	Debtor

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
171	Two Willow Company, LLC	Willowbrook Mall	09-12296 (ALG)	04/16/09	N/A	Debtor
174	The Rouse Company of Ohio, LLC	Willowbrook Mall	09-12249 (ALG)	04/16/09	N/A	Debtor
177	VCK Business Trust	The Village of Cross Keys	09-12301 (ALG)	04/16/09	N/A	Emerged
178	Mondawmin Business Trust	Mondawmin Mall	09-12474 (ALG)	04/22/09	26-1382758	Emerged
181	Franklin Park Mall Company, LLC	Willowbrook Mall	09-12115 (ALG)	04/16/09	N/A	Emerged
182	Three Willow Company, LLC	Willowbrook Mall	09-12287 (ALG)	04/16/09	N/A	Emerged
183	Franklin Park Mall, LLC	Willowbrook Mall	09-12114 (ALG)	04/16/09	51-0341736	Emerged
184	Willowbrook II, LLC	Willowbrook Mall	09-12320 (ALG)	04/16/09	N/A	Emerged
185	TRC Willow, LLC	Willowbrook Mall	09-12293 (ALG)	04/16/09	N/A	Emerged
186	Willow SPE, LLC	Willowbrook Mall	09-12319 (ALG)	04/16/09	N/A	Emerged
187	Weeping Willow RNA, LLC	Willowbrook Mall	09-12314 (ALG)	04/16/09	N/A	Emerged
188	Willowbrook Mall, LLC	Willowbrook Mall	09-12321 (ALG)	04/16/09	N/A	Emerged
189	Arizona Center Parking, LLC	Arizona Center	09-12055 (ALG)	04/16/09	N/A	Debtor
190	Two Arizona Center, LLC	Arizona Center	09-12295 (ALG)	04/16/09	N/A	Debtor
191	Rouse Office Management of Arizona, LLC	Arizona Center	09-12251 (ALG)	04/16/09	N/A	Debtor
192	Rouse-Phoenix Corporate Center Limited Partnership	Arizona Center	09-12262 (ALG)	04/16/09	N/A	Debtor
193	Rouse-Phoenix Cinema, LLC	Arizona Center	09-12261 (ALG)	04/16/09	N/A	Debtor
194	Rouse-Phoenix Theatre Limited Partnership	Arizona Center	09-12011 (ALG)	04/16/09	N/A	Debtor
217	HMF Properties, LLC	Hulen Mall	09-12164 (ALG)	04/16/09	N/A	Emerged
218	Hulen Mall, LLC	Hulen Mall	09-12176 (ALG)	04/16/09	N/A	Emerged
219	Hocker Oxmoor, LLC	Oxmoor Center	09-12166 (ALG)	04/16/09	N/A	Emerged
220	Hocker Oxmoor Partners, LLC	Oxmoor Center	09-12167 (ALG)	04/16/09	N/A	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
236	Rouse-Oakwood Shopping Center, LLC	Oakwood Shopping Center (LA)	09-12259 (ALG)	04/16/09	N/A	Confirmed
237	Oakwood Shopping Center Limited Partnership	Oakwood Shopping Center (LA)	09-11985 (ALG)	04/16/09	52-1519385	Confirmed
240	The Rouse Company at Owings Mills, LLC	Owings Mills Mall	09-12244 (ALG)	04/16/09	N/A	Emerged
241	Owings Mills Limited Partnership	Owings Mills Mall	09-12217 (ALG)	04/16/09	N/A	Emerged
242	OM Borrower, LLC	Owings Mills Mall	09-12214 (ALG)	04/16/09	N/A	Emerged
247	Rouse Providence LLC	Providence Place	09-12252 (ALG)	04/16/09	N/A	Emerged
248	Providence Place Holdings, LLC	Providence Place	09-12233 (ALG)	04/16/09	N/A	Emerged
255	The Rouse Company of Florida, LLC	Oviedo Marketplace	09-12245 (ALG)	04/16/09	N/A	Debtor
256	Rouse-Orlando, LLC	Oviedo Marketplace	09-12260 (ALG)	04/16/09	N/A	Emerged
265	Beachwood Place Holding, LLC	Beachwood Place	09-12067 (ALG)	04/16/09	N/A	Emerged
266	Beachwood Place Mall, LLC	Beachwood Place	09-12068 (ALG)	04/16/09	N/A	Emerged
267	Collin Creek Anchor Acquisition, LLC	Collin Creek Mall	09-12086 (ALG)	04/16/09	N/A	Debtor
268	Collin Creek Mall, LLC	Collin Creek Mall	09-12087 (ALG)	04/16/09	N/A	Emerged
269	Faneuil Hall Marketplace, LLC	Faneuil Hall Marketplace	09-12108 (ALG)	04/16/09	N/A	Emerged
270	Fashion Place Anchor Acquisition, LLC	Fashion Place Mall	09-12110 (ALG)	04/16/09	N/A	Emerged
271	Fashion Place, LLC	Fashion Place Mall	09-12109 (ALG)	04/16/09	N/A	Emerged
272	Woodbridge Center Property, LLC	Woodbridge Center	09-12322 (ALG)	04/16/09	N/A	Emerged
279	The Rouse Company of Michigan, LLC	Southland Center (MI)	09-12247 (ALG)	04/16/09	N/A	Emerged
280	Rouse Southland, LLC	Southland Center (MI)	09-12255 (ALG)	04/16/09	N/A	Emerged
281	Southland Center Holding, LLC	Southland Center (MI)	09-12275 (ALG)	04/16/09	N/A	Emerged
282	Southland Center, LLC	Southland Center (MI)	09-12015 (ALG)	04/16/09	N/A	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
283	The Rouse Company of Minnesota, LLC	Ridgedale Mall	09-12248 (ALG)	04/16/09	N/A	Emerged
284	Rouse Ridgedale, LLC	Ridgedale Mall	09-12253 (ALG)	04/16/09	N/A	Emerged
285	Ridgedale Center, LLC	Ridgedale Mall	09-12237 (ALG)	04/16/09	N/A	Emerged
288	Austin Mall, LLC	Highland Mall (JV NON-FILER)	09-12060 (ALG)	04/16/09	N/A	Debtor
289	Austin Mall Limited Partnership	Highland Mall (JV NON-FILER)	09-12059 (ALG)	04/16/09	N/A	Debtor
296	Seaport Marketplace, LLC	South Street Seaport	09-11964 (ALG)	04/16/09	N/A	Debtor
297	South Street Seaport Limited Partnership	South Street Seaport	09-11963 (ALG)	04/16/09	N/A	Debtor
298	Seaport Marketplace Theatre, LLC	South Street Seaport	09-11965 (ALG)	04/16/09	N/A	Debtor
310	Howard Hughes Properties, Limited Partnership	N/A	09-12171 (ALG)	04/16/09	88-0193933	Debtor
311	HHP Government Services, Limited Partnership	1551 Hillshire Drive (Ground Lessee)	09-11996 (ALG)	04/16/09	88-0275387	Debtor
316	Summerlin Corporation	N/A	09-12285 (ALG)	04/16/09	88-0195927	Debtor
317	The Hughes Corporation	N/A	09-12177 (ALG)	04/16/09	52-2044858	Debtor
318	The Howard Hughes Corporation	Summerlin MPC	09-12169 (ALG)	04/16/09	74-0698800	Debtor
319	9950-9980 Covington Cross, LLC	9950/80 Covington Cross	09-12052 (ALG)	04/16/09	N/A	Debtor
320	Rouse SI Shopping Center, LLC	Staten Island Mall	09-12023 (ALG)	04/16/09	N/A	Emerged
321	Summerlin Centre, LLC	Summerlin Mall Site	09-12284 (ALG)	04/16/09	N/A	Debtor
326	10190 Covington Cross, LLC	10190 Covington Cross	09-12041 (ALG)	04/16/09	N/A	Debtor
327	1120/1140 Town Center Drive, LLC	The Crossing Business Center (1120/1140)	09-12042 (ALG)	04/16/09	N/A	Confirmed
328	1160/1180 Town Center Drive, LLC	The Crossing Business Center (1160/1180)	09-12043 (ALG)	04/16/09	N/A	Emerged
329	1201-1281 Town Center Drive, LLC	1201/41 Town Center Drive	09-12044 (ALG)	04/16/09	N/A	Debtor

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
330	1251 Center Crossing, LLC	The Crossing Business Center (1251)	09-12045 (ALG)	04/16/09	N/A	Debtor
331	10000 Covington Cross, LLC	10000 Covington Cross	09-12324 (ALG)	04/16/09	N/A	Debtor
332	1551 Hillshire Drive, LLC	1551 Hillshire Drive	09-12048 (ALG)	04/16/09	N/A	Debtor
333	1635 Village Centre Circle, LLC	1635 Village Center Circle	09-12049 (ALG)	04/16/09	N/A	Debtor
334	1645 Village Center Circle, LLC	1645 Village Center Circle	09-12050 (ALG)	04/16/09	N/A	Debtor
335	9901-9921 Covington Cross, LLC	The Crossing Business Center (9901-21)	09-12051 (ALG)	04/16/09	N/A	Confirmed
336	The Rouse Company BT, LLC	N/A	09-12036 (ALG)	04/16/09	N/A	Debtor
337	Howard Hughes Properties, Inc.	Summerlin MPC	09-12170 (ALG)	04/16/09	52-2068603	Debtor
340	10000 West Charleston Boulevard, LLC	Howard Hughes Plaza	09-12040 (ALG)	04/16/09	N/A	Confirmed
341	Howard Hughes Canyon Pointe Q4, LLC	Canyon Pointe Village Center	09-12168 (ALG)	04/16/09	N/A	Debtor
342	Howard Hughes Properties IV, LLC	Corporate Pointe #2	09-12172 (ALG)	04/16/09	N/A	Emerged
343	Howard Hughes Properties V, LLC	Corporate Pointe #3	09-12173 (ALG)	04/16/09	N/A	Emerged
344	Mall St. Matthews Company, LLC	Mall St. Matthews	09-12195 (ALG)	04/16/09	N/A	Emerged
345	MSM Property L.L.C.	Mall St. Matthews	09-12201 (ALG)	04/16/09	20-2502929	Emerged
346	Rouse-Fairwood Development Corporation	Land in Fairwood	09-12257 (ALG)	04/16/09	52-2069217	Debtor
347	Greengate Mall, Inc.	Riverwalk Marketplace	09-12160 (ALG)	04/16/09	52-0808940	Debtor
348	The Rouse Company of Louisiana, LLC	Riverwalk Marketplace	09-12246 (ALG)	04/16/09	N/A	Debtor
349	Rouse-New Orleans, LLC	Riverwalk Marketplace	09-12258 (ALG)	04/16/09	N/A	Debtor
350	New Orleans Riverwalk Limited Partnership	Riverwalk Marketplace	09-11999 (ALG)	04/16/09	52-1381645	Debtor
351	New Orleans Riverwalk Associates	Riverwalk Marketplace	09-11998 (ALG)	04/16/09	52-1490856	Debtor

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
352	Harbor Place Associates Limited Partnership	Harborplace	09-12009 (ALG)	04/16/09	52-1138763	Emerged
353	Harborplace Borrower, LLC	Harborplace	09-12162 (ALG)	04/16/09	N/A	Emerged
354	1450 Center Crossing Drive, LLC	Crossing Business Center #6	09-12046 (ALG)	04/16/09	N/A	Debtor
355	1451 Center Crossing Drive, LLC	Crossing Business Center #7	09-12047 (ALG)	04/16/09	N/A	Debtor
359	Rouse-Portland, LLC	Pioneer Place	09-12264 (ALG)	04/16/09	N/A	Emerged
360	Pioneer Office Limited Partnership	Pioneer Place	09-12228 (ALG)	04/16/09	52-1534181	Emerged
361	Pioneer Place Limited Partnership	Pioneer Place	09-12229 (ALG)	04/16/09	52-1534180	Emerged
368	Vista Commons, LLC	Vista Commons	09-12308 (ALG)	04/16/09	N/A	Debtor
405	Rouse F.S., LLC	Fashion Show Mall	09-12250 (ALG)	04/16/09	52-2109886	Debtor
406	Fashion Show Mall LLC	Fashion Show Mall	09-12026 (ALG)	04/16/09	N/A	Emerged
409	TRC Co-Issuer, Inc.	N/A	09-11984 (ALG)	04/16/09	20-5160460	Debtor
415	Oklahoma Mall L.L.C.	Quail Springs Mall (JV NON-FILER)	09-12213 (ALG)	04/16/09	36-4118382	Debtor
422	Greenwood Mall, Inc.	Greenwood Mall	09-12484 (ALG)	04/22/09	N/A	Emerged
423	Greenwood Mall L.L.C.	Greenwood Mall	09-12471 (ALG)	04/22/09	36-4425815	Emerged
424	Mall St. Vincent, Inc.	Mall St. Vincent	09-12196 (ALG)	04/16/09	N/A	Emerged
425	Mall St. Vincent, L.P.	Mall St. Vincent	09-12197 (ALG)	04/16/09	36-4246370	Emerged
432	MSAB Holdings, Inc.	Rivertown Crossings	09-12199 (ALG)	04/16/09	N/A	Emerged
433	MSAB Holdings L.L.C.	Rivertown Crossings	09-12200 (ALG)	04/16/09	36-4387198	Emerged
437	GGP American Properties, Inc.	N/A	09-11980 (ALG)	04/16/09	N/A	Debtor
467	GGP General II, Inc.	Washington Park Mall	09-12122 (ALG)	04/16/09	N/A	Emerged
468	Ho Retail Properties II Limited Partnership	Washington Park Mall	09-12165 (ALG)	04/16/09	N/A	Emerged
471	GGP-Bay City One, Inc.	Bay City Mall	09-12133 (ALG)	04/16/09	N/A	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
472	Bay City Mall Associates L.L.C.	Bay City Mall	09-12064 (ALG)	04/16/09	N/A	Emerged
474	GGP-Moreno Valley, Inc.	Moreno Valley	09-12147 (ALG)	04/16/09	N/A	Emerged
484	Vista Ridge Mall, LLC	Vista Ridge Mall	09-12310 (ALG)	04/16/09	N/A	Emerged
485	Chula Vista Center, LLC	Chula Vista	09-12085 (ALG)	04/16/09	N/A	Debtor
486	Newgate Mall Land Acquisition, LLC	Newgate Mall	09-12203 (ALG)	04/16/09	N/A	Debtor
488	Deerbrook Mall, LLC	Deerbrook Mall	09-12094 (ALG)	04/16/09	N/A	Emerged
489	GGP-Brass Mill, Inc.	Brass Mill Center & Commons	09-12134 (ALG)	04/16/09	N/A	Emerged
490	GGP-North Point, Inc.	North Point	09-12150 (ALG)	04/16/09	N/A	Emerged
491	GGP-North Point Land L.L.C.	North Point	09-12016 (ALG)	04/16/09	N/A	Emerged
492	GGP-Steeplegate, Inc.	Steeplegate Mall	09-12154 (ALG)	04/16/09	N/A	Emerged
495	GGP-Columbiana Trust	Columbiana Center	09-12464 (ALG)	04/22/09	N/A	Emerged
497	GGP-NewPark, Inc.	NewPark Mall	09-12149 (ALG)	04/16/09	N/A	Emerged
498	GGP-NewPark L.L.C.	NewPark Mall	09-12004 (ALG)	04/16/09	N/A	Emerged
499	NewPark Mall L.L.C.	NewPark Mall	09-12204 (ALG)	04/16/09	N/A	Emerged
500	Alameda Mall L.L.C.	NewPark Mall	09-12053 (ALG)	04/16/09	N/A	Emerged
501	Alameda Mall Associates	NewPark Mall	09-11986 (ALG)	04/16/09	N/A	Emerged
502	NewPark Anchor Acquisition, LLC	NewPark Mall	09-12019 (ALG)	04/16/09	N/A	Debtor
503	GGP Holding, Inc.	N/A	09-12035 (ALG)	04/16/09	36-4230211	Debtor
504	The Woodlands Mall Associates, LLC	The Woodlands Mall	09-12323 (ALG)	04/16/09	N/A	Emerged
505	Tysons Galleria L.L.C.	Tysons Galleria	09-12297 (ALG)	04/16/09	N/A	Emerged
517	Champaign Market Place L.L.C.	Market Place	09-12081 (ALG)	04/16/09	N/A	Emerged
518	Rio West L.L.C.	Rio West	09-12238 (ALG)	04/16/09	N/A	Debtor
519	Fox River Shopping Center, LLC	Fox River	09-12113 (ALG)	04/16/09	N/A	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
520	Fallbrook Square Partners L.L.C.	Fallbrook	09-12105 (ALG)	04/16/09	N/A	Emerged
521	Fallbrook Square Partners Limited Partnership	Fallbrook	09-12104 (ALG)	04/16/09	N/A	Emerged
524	Colony Square Mall L.L.C.	Colony Square Mall	09-12088 (ALG)	04/16/09	N/A	Emerged
525	Columbia Mall L.L.C.	Columbia Mall (MO)	09-12089 (ALG)	04/16/09	N/A	Emerged
527	River Hills Mall, LLC	River Hills	09-12241 (ALG)	04/16/09	N/A	Emerged
528	River Hills Land, LLC	River Hills	09-12240 (ALG)	04/16/09	N/A	Emerged
529	Sooner Fashion Mall L.L.C.	Sooner Mall	09-12273 (ALG)	04/16/09	N/A	Emerged
530	Southlake Mall L.L.C.	Southlake Mall	09-12274 (ALG)	04/16/09	N/A	Emerged
531	GGP-Four Seasons L.L.C.	Four Seasons Town Center	09-12030 (ALG)	04/16/09	N/A	Emerged
532	Westwood Mall, LLC	Westwood Mall	09-12316 (ALG)	04/16/09	N/A	Emerged
534	St. Cloud Land L.L.C.	Crossroads Center	09-12280 (ALG)	04/16/09	N/A	Emerged
535	St. Cloud Mall Holding L.L.C.	Crossroads Center	09-12281 (ALG)	04/16/09	N/A	Emerged
536	St. Cloud Mall L.L.C.	Crossroads Center	09-12033 (ALG)	04/16/09	N/A	Emerged
537	GGP-Tucson Mall L.L.C.	Tucson Mall	09-12155 (ALG)	04/16/09	N/A	Emerged
538	GGP-Foothills L.L.C.	Foothills Mall	09-12137 (ALG)	04/16/09	N/A	Emerged
539	GGP-Tucson Land L.L.C.	Tucson Mall	09-11975 (ALG)	04/16/09	N/A	Debtor
540	Tucson Anchor Acquisition, LLC	Tucson Mall	09-11976 (ALG)	04/16/09	N/A	Emerged
545	GGP Jordan Creek L.L.C.	Village at Jordan Creek	09-12028 (ALG)	04/16/09	N/A	Emerged
547	Natick Retail, LLC	Nouvelle at Natick	09-12202 (ALG)	04/16/09	N/A	Debtor
548	Boise Town Square Anchor Acquisition, LLC	Boise Towne Square	09-12072 (ALG)	04/16/09	N/A	Debtor
549	GGP Village at Jordan Creek L.L.C.	Village at Jordan Creek	09-12029 (ALG)	04/16/09	N/A	Emerged
550	Gateway Overlook Business Trust	Gateway Overlook	09-12117 (ALG)	04/16/09	N/A	Emerged
552	Parke West, LLC	Parke West	09-12003 (ALG)	04/16/09	N/A	Debtor

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
553	Fallen Timbers Shops, LLC	The Shops at Fallen Timbers	09-12106 (ALG)	04/16/09	N/A	Emerged
554	Phase II Mall Subsidiary, LLC	The Shoppes at the Palazzo	09-12032 (ALG)	04/16/09	N/A	Emerged
555	Fallen Timbers Shops II, LLC	The Shops at Fallen Timbers	09-12107 (ALG)	04/16/09	N/A	Debtor
557	Lincolnshire Commons, LLC	Lincolnshire Commons	09-12031 (ALG)	04/16/09	N/A	Emerged
571	GGP/Homart, Inc.	N/A	09-12131 (ALG)	04/16/09	36-4032784	Debtor
572	Price Development Company, Limited Partnership	Alameda Plaza, Baily Hills Village, Baskin Robbins, Cottonwood Square, Fremont Plaza, Plaza 800, Plaza 9400, Red Cliffs Plaza, Twin Falls Crossing, Yellowstone Square	09-12010 (ALG)	04/16/09	N/A	Debtor
573	Price GP L.L.C.	Boise Towne Square	09-11995 (ALG)	04/16/09	N/A	Debtor
575	Price Financing Partnership, L.P.	Boise Towne Square	09-11994 (ALG)	04/16/09	N/A	Debtor
576	North Town Mall, LLC	North Town Mall	09-12208 (ALG)	04/16/09	N/A	Emerged
578	BTS Properties L.L.C.	Boise Towne Plaza	09-12078 (ALG)	04/16/09	N/A	Emerged
579	Boise Towne Plaza L.L.C.	Boise Towne Plaza	09-12073 (ALG)	04/16/09	N/A	Emerged
587	TV Investment, LLC	Boise Towne Square	09-12294 (ALG)	04/16/09	N/A	Emerged
588	Boise Mall, LLC	Boise Towne Square	09-12071 (ALG)	04/16/09	N/A	Emerged
593	Majestic Partners-Provo, LLC	Provo Plaza	09-12017 (ALG)	04/16/09	N/A	Debtor
595	Gateway Crossing L.L.C.	Gateway Crossing	09-12116 (ALG)	04/16/09	N/A	Emerged
596	GGP-UC L.L.C.	University Crossing	09-12156 (ALG)	04/16/09	N/A	Emerged
597	PDC Community Centers L.L.C.	Austin Bluffs, Division Crossing, Fort Union, Halsey Crossing, Orem Plaza Center & State Street, Riverpointe Plaza, Riverside Plaza, Woodlands Village	09-12220 (ALG)	04/16/09	N/A	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
598	Price-ASG L.L.C.	Animas Valley Mall, Grand Teton Mall & Plaza, Salem Center	09-12231 (ALG)	04/16/09	N/A	Emerged
599	Visalia Mall L.L.C.	Visalia Mall	09-12307 (ALG)	04/16/09	N/A	Emerged
600	Visalia Mall, L.P.	Visalia Mall	09-12309 (ALG)	04/16/09	N/A	Emerged
603	Pine Ridge Mall L.L.C.	Pine Ridge Mall	09-12227 (ALG)	04/16/09	N/A	Emerged
604	PDC-Red Cliffs Mall L.L.C.	Red Cliffs Mall	09-12222 (ALG)	04/16/09	N/A	Emerged
605	PDC-Eastridge Mall L.L.C.	Eastridge Mall (WY)	09-12221 (ALG)	04/16/09	N/A	Emerged
606	Three Rivers Mall L.L.C.	Three Rivers Mall	09-12286 (ALG)	04/16/09	N/A	Emerged
607	Pierre Bossier Mall, LLC	Pierre Bossier Mall	09-12226 (ALG)	04/16/09	N/A	Emerged
608	Cache Valley, LLC	Cache Valley Mall & Marketplace	09-12079 (ALG)	04/16/09	N/A	Emerged
609	Cottonwood Mall, LLC	Cottonwood Mall	09-12092 (ALG)	04/16/09	N/A	Debtor
610	River Falls Mall, LLC	River Falls Mall	09-12239 (ALG)	04/16/09	N/A	Debtor
611	Price Development TRS, Inc.	Cottonwood Mall	09-12230 (ALG)	04/16/09	26-0518038	Debtor
612	North Plains Mall, LLC	North Plains Mall	09-12205 (ALG)	04/16/09	N/A	Emerged
613	Sierra Vista Mall, LLC	Sierra Vista Mall	09-12269 (ALG)	04/16/09	N/A	Emerged
614	Country Hills Plaza, LLC	Country Hills Plaza	09-12093 (ALG)	04/16/09	N/A	Emerged
615	Silver Lake Mall, LLC	Silver Lake Mall	09-12271 (ALG)	04/16/09	N/A	Emerged
616	Orem Plaza Center Street, LLC	Orem Plaza	09-12216 (ALG)	04/16/09	N/A	Emerged
617	White Mountain Mall, LLC	White Mountain Mall	09-12318 (ALG)	04/16/09	N/A	Emerged
619	GGP Acquisition, L.L.C.	N/A	09-12119 (ALG)	04/16/09	N/A	Debtor
620	Bay Shore Mall II L.L.C.	Bayshore Mall	09-12065 (ALG)	04/16/09	36-4369502	Emerged
621	Bay Shore Mall, Inc.	Bayshore Mall	09-12066 (ALG)	04/16/09	N/A	Emerged
622	Bay Shore Mall Partners	Bayshore Mall	09-11987 (ALG)	04/16/09	42-1425255	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
623	Bellis Fair Partners	Bellis Fair	09-11968 (ALG)	04/16/09	42-1425992	Emerged
624	GGP-Gateway Mall, Inc.	Gateway Mall	09-12481 (ALG)	04/22/09	N/A	Emerged
625	GGP-Gateway Mall L.L.C.	Gateway Mall	09-12467 (ALG)	04/22/09	42-1426052	Emerged
626	Grand Traverse Mall Holding, Inc.	Grand Traverse Mall	09-12483 (ALG)	04/22/09	N/A	Emerged
627	Grand Traverse Mall Partners, LP	Grand Traverse Mall	09-12469 (ALG)	04/22/09	41-1749582	Emerged
628	Pines Mall Partners	The Pines	09-11970 (ALG)	04/16/09	42-1422185	Debtor
629	Eagle Ridge Mall, Inc.	Eagle Ridge Mall	09-12096 (ALG)	04/16/09	N/A	Emerged
630	Eagle Ridge Mall, L.P.	Eagle Ridge Mall	09-12097 (ALG)	04/16/09	42-1421211	Emerged
631	Eden Prairie Mall, Inc.	Eden Prairie Mall	09-12100 (ALG)	04/16/09	N/A	Emerged
632	Eden Prairie Mall L.L.C.	Eden Prairie Mall	09-12101 (ALG)	04/16/09	36-4121182	Emerged
633	Tracy Mall, Inc.	West Valley	09-12289 (ALG)	04/16/09	N/A	Emerged
634	Tracy Mall Partners II, L.P.	West Valley	09-12292 (ALG)	04/16/09	36-4369495	Emerged
635	Tracy Mall Partners I L.L.C.	West Valley	09-12291 (ALG)	04/16/09	36-4369500	Emerged
636	Tracy Mall Partners, L.P.	West Valley	09-12290 (ALG)	04/16/09	42-1407674	Emerged
637	Century Plaza, Inc.	Century Plaza	09-12080 (ALG)	04/16/09	N/A	Debtor
638	Century Plaza L.L.C.	Century Plaza	09-12008 (ALG)	04/16/09	36-4139142	Debtor
639	Knollwood Mall, Inc.	Knollwood Mall	09-12180 (ALG)	04/16/09	N/A	Emerged
640	GGP Knollwood Mall, LP	Knollwood Mall	09-12128 (ALG)	04/16/09	20-3571685	Emerged
641	GGP-South Shore Partners, Inc.	South Shore Mall	09-12153 (ALG)	04/16/09	N/A	Debtor
642	South Shore Partners, L.P.	South Shore Mall	09-11993 (ALG)	04/16/09	42-1426053	Debtor
643	GGP-Lakeview Square, Inc.	Lakeview Square Mall	09-12142 (ALG)	04/16/09	N/A	Emerged
644	Lakeview Square Limited Partnership	Lakeview Square Mall	09-12183 (ALG)	04/16/09	36-4118376	Emerged
645	GGP-Lansing Mall, Inc.	Lansing Mall	09-12143 (ALG)	04/16/09	N/A	Emerged
646	Lansing Mall Limited Partnership	Lansing Mall	09-11989 (ALG)	04/16/09	36-4118373	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
647	Grandville Mall, Inc.	Rivertown Crossings	09-12159 (ALG)	04/16/09	N/A	Emerged
648	GGP-Grandville L.L.C.	Rivertown Crossings	09-11971 (ALG)	04/16/09	36-4106334	Emerged
649	GGP-Grandville II L.L.C.	Rivertown Crossings	09-11972 (ALG)	04/16/09	N/A	Emerged
650	Grandville Mall II, Inc.	Rivertown Crossings	09-12158 (ALG)	04/16/09	N/A	Emerged
651	Kalamazoo Mall, Inc.	The Crossroads Mall (MI)	09-12485 (ALG)	04/22/09	N/A	Emerged
652	Kalamazoo Mall L.L.C.	The Crossroads Mall (MI)	09-12472 (ALG)	04/22/09	36-4265371	Emerged
653	Elk Grove Towne Center L.L.C.	Elk Grove Town Center	09-12102 (ALG)	04/16/09	N/A	Debtor
654	Elk Grove Town Center, L.P.	Elk Grove Town Center	09-12005 (ALG)	04/16/09	N/A	Debtor
655	Lockport L.L.C.	Lockport Mall	09-11966 (ALG)	04/16/09	42-1425991	Debtor
656	GGP-Mall of Louisiana, Inc.	Mall of Louisiana	09-12478 (ALG)	04/22/09	N/A	Emerged
657	GGP-Mall of Louisiana, L.P.	Mall of Louisiana	09-12018 (ALG)	04/16/09	30-0247204	Emerged
658	GGP-Mall of Louisiana II, L.P.	Mall of Louisiana	09-12482 (ALG)	04/22/09	37-1489443	Emerged
659	Mall of Louisiana Holding, Inc.	Mall of Louisiana	09-12191 (ALG)	04/16/09	N/A	Emerged
660	Mall of Louisiana Land, LP	Mall of Louisiana Power Center	09-12192 (ALG)	04/16/09	N/A	Debtor
661	Mall of Louisiana Land Holding, LLC	Mall of Louisiana	09-12193 (ALG)	04/16/09	N/A	Debtor
662	Capital Mall, Inc.	Capital Mall	09-12480 (ALG)	04/22/09	N/A	Emerged
663	Capital Mall L.L.C.	Capital Mall	09-12462 (ALG)	04/22/09	36-4369469	Emerged
664	Park Mall, Inc.	Park Place	09-12218 (ALG)	04/16/09	N/A	Emerged
665	Park Mall L.L.C.	Park Place	09-12219 (ALG)	04/16/09	36-4268169	Emerged
666	Valley Hills Mall, Inc.	Valley Hills Mall	09-12299 (ALG)	04/16/09	N/A	Emerged
667	Valley Hills Mall L.L.C.	Valley Hills Mall	09-12034 (ALG)	04/16/09	36-4186809	Emerged
668	GGP-Grandville Land L.L.C.	Rivertown Crossings	09-12140 (ALG)	04/16/09	36-4451990	Debtor
669	ER Land Acquisition L.L.C.	Eagle Ridge Mall	09-12103 (ALG)	04/16/09	N/A	Emerged
670	North Star Anchor Acquisition, LLC	North Star Mall	09-12206 (ALG)	04/16/09	N/A	Debtor

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
671	Eden Prairie Anchor Building L.L.C.	Eden Prairie Mall	09-12099 (ALG)	04/16/09	N/A	Debtor
672	GGP-Mint Hill L.L.C.	Bridges at Mint Hill	09-11969 (ALG)	04/16/09	N/A	Debtor
673	GGP-Glenbrook Holding L.L.C.	Glenbrook Square	09-12139 (ALG)	04/16/09	N/A	Emerged
674	GGP-Glenbrook L.L.C.	Glenbrook Square	09-12138 (ALG)	04/16/09	N/A	Emerged
675	Peachtree Mall L.L.C.	Peachtree Mall	09-12223 (ALG)	04/16/09	N/A	Emerged
676	Coronado Center Holding L.L.C.	Coronado Center	09-12091 (ALG)	04/16/09	N/A	Emerged
677	Coronado Center L.L.C.	Coronado Center	09-12090 (ALG)	04/16/09	N/A	Emerged
678	GGP-Maine Mall Holding L.L.C.	The Maine Mall	09-12145 (ALG)	04/16/09	N/A	Emerged
679	GGP-Maine Mall L.L.C.	The Maine Mall	09-12144 (ALG)	04/16/09	N/A	Emerged
680	Chico Mall L.L.C.	Chico Mall	09-12084 (ALG)	04/16/09	N/A	Emerged
681	Chico Mall, L.P.	Chico Mall	09-11988 (ALG)	04/16/09	N/A	Emerged
682	Rogue Valley Mall Holding L.L.C.	Rogue Valley Mall	09-12243 (ALG)	04/16/09	N/A	Emerged
683	Rogue Valley Mall L.L.C.	Rogue Valley Mall	09-12242 (ALG)	04/16/09	N/A	Emerged
684	GGP-Redlands Mall L.L.C.	Redlands Mall	09-12152 (ALG)	04/16/09	N/A	Debtor
685	GGP-Redlands Mall, L.P.	Redlands Mall	09-11973 (ALG)	04/16/09	N/A	Debtor
686	Redlands Land Acquisition Company L.L.C.	Redlands Promenade	09-12234 (ALG)	04/16/09	N/A	Debtor
687	Redlands Land Holding L.L.C.	Redlands Promenade	09-12236 (ALG)	04/16/09	N/A	Debtor
688	Redlands Land Acquisition Company, L.P.	Redlands Promenade	09-12235 (ALG)	04/16/09	N/A	Debtor
689	Saint Louis Galleria Holding L.L.C.	Saint Louis Galleria	09-12268 (ALG)	04/16/09	N/A	Emerged
690	Saint Louis Galleria L.L.C.	Saint Louis Galleria	09-12266 (ALG)	04/16/09	N/A	Emerged
691	Saint Louis Galleria Anchor Acquisition, LLC	Saint Louis Galleria	09-12267 (ALG)	04/16/09	N/A	Debtor
692	Mall of the Bluffs, LLC	Mall of the Bluffs	09-12194 (ALG)	04/16/09	N/A	Emerged

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
693	Kapiolani Retail, LLC	Ala Moana Center	09-12179 (ALG)	04/16/09	N/A	Emerged
695	Spring Hill Mall L.L.C.	Spring Hill Mall	09-12279 (ALG)	04/16/09	N/A	Emerged
696	Piedmont Mall, LLC	Piedmont Mall	09-12225 (ALG)	04/16/09	N/A	Emerged
697	Southwest Plaza L.L.C.	Southwest Plaza	09-12278 (ALG)	04/16/09	N/A	Emerged
698	Southwest Denver Land L.L.C.	Southwest Plaza	09-12277 (ALG)	04/16/09	N/A	Emerged
699	Chapel Hills Mall L.L.C.	Chapel Hills Mall	09-12082 (ALG)	04/16/09	N/A	Emerged
700	GGP Ala Moana L.L.C.	Ala Moana Center	09-12027 (ALG)	04/16/09	N/A	Emerged
701	GGP Ala Moana Holdings L.L.C.	Ala Moana Center	09-12120 (ALG)	04/16/09	N/A	Emerged
702	GGP Kapiolani Development L.L.C.	Ala Moana Center	09-12127 (ALG)	04/16/09	N/A	Emerged
703	Oakwood Hills Mall, LLC	Oakwood Mall (WI)	09-12211 (ALG)	04/16/09	N/A	Emerged
704	Augusta Mall Anchor Holding, LLC	Augusta Mall	09-12057 (ALG)	04/16/09	N/A	Emerged
705	Augusta Mall Anchor Acquisition, LLC	Augusta Mall	09-12056 (ALG)	04/16/09	N/A	Emerged
706	Augusta Mall Holding, LLC	Augusta Mall	09-12058 (ALG)	04/16/09	N/A	Emerged
707	Augusta Mall, LLC	Augusta Mall	09-12024 (ALG)	04/16/09	N/A	Emerged
708	Birchwood Mall, LLC	Birchwood Mall	09-12070 (ALG)	04/16/09	N/A	Emerged
709	Sikes Senter, LLC	Sikes Senter	09-12270 (ALG)	04/16/09	N/A	Emerged
710	Lynnhaven Holding L.L.C.	Lynnhaven Mall	09-12189 (ALG)	04/16/09	N/A	Emerged
711	Lynnhaven Mall L.L.C.	Lynnhaven Mall	09-12190 (ALG)	04/16/09	N/A	Emerged
712	Stonestown Shopping Center Holding L.L.C.	Stonestown Shopping Center	09-12479 (ALG)	04/22/09	N/A	Emerged
713	Stonestown Shopping Center L.L.C.	Stonestown Shopping Center	09-12282 (ALG)	04/16/09	N/A	Emerged
714	Stonestown Shopping Center, L.P.	Stonestown Shopping Center	09-12283 (ALG)	04/16/09	N/A	Emerged
715	Apache Mall, LLC	Apache Mall	09-12054 (ALG)	04/16/09	N/A	Debtor
716	Victoria Ward, Limited	Victoria Ward Centers	09-12304 (ALG)	04/16/09	99-0057590	Debtor

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
718	Ward Gateway-Industrial-Village, LLC	Ward Gateway Industrial Village	09-12312 (ALG)	04/16/09	N/A	Emerged
719	Ward Plaza-Warehouse, LLC	Ward Plaza Warehouse	09-12313 (ALG)	04/16/09	N/A	Confirmed
720	Victoria Ward Entertainment Center L.L.C.	Ward Center & Entertainment Center	09-12303 (ALG)	04/16/09	N/A	Emerged
721	Victoria Ward Center L.L.C.	Ward Center & Entertainment Center	09-12302 (ALG)	04/16/09	N/A	Emerged
722	Victoria Ward Services, Inc.	Victoria Ward Centers	09-12305 (ALG)	04/16/09	48-1298057	Emerged
723	VW Condominium Development, LLC	Victoria Ward Centers	09-12311 (ALG)	04/16/09	N/A	Emerged
724	GGP-Maine Mall Land L.L.C.	The Maine Mall	09-12146 (ALG)	04/16/09	N/A	Emerged
725	Saint Louis Land L.L.C.	Saint Louis Galleria	09-12014 (ALG)	04/16/09	N/A	Debtor
728	GGP Ivanhoe IV Services, Inc.	N/A	09-12126 (ALG)	04/16/09	30-0206959	Debtor
732	Valley Plaza Anchor Acquisition, LLC	Valley Plaza Mall	09-12300 (ALG)	04/16/09	N/A	Emerged
733	GGP Natick Residence LLC	Nouvelle at Natick	09-12129 (ALG)	04/16/09	N/A	Debtor
735	Kapiolani Condominium Development, LLC	Ala Moana Center	09-12178 (ALG)	04/16/09	N/A	Emerged
744	GGPLP LLC	N/A	09-11982 (ALG)	04/16/09	36-4369491	Debtor
745	GGP American Holdings, Inc.	N/A	09-12121 (ALG)	04/16/09	N/A	Debtor
747	Park City Holding, Inc.	Park City Center	09-12489 (ALG)	04/22/09	N/A	Emerged
748	Parcity L.L.C.	Park City Center	09-12487 (ALG)	04/22/09	N/A	Emerged
749	PC Lancaster L.L.C.	Park City Center	09-12490 (ALG)	04/22/09	N/A	Emerged
807	Land Trust No. 89433	Ward Center & Entertainment Center	09-12184 (ALG)	04/16/09	N/A	Emerged
808	Land Trust No. 89434	Ward Center & Entertainment Center	09-12185 (ALG)	04/16/09	N/A	Emerged
809	Land Trust No. FHB-TRES 200601	Ward Plaza Warehouse	09-12186 (ALG)	04/16/09	N/A	Confirmed

LID	Debtor Name	Property Name	Case Number	Commencement Date	Federal Tax ID	Emergence Status
810	Land Trust No. FHB-TRES 200602	Ward Gateway Industrial Village	09-12187 (ALG)	04/16/09	N/A	Emerged
834	GGP-Newgate Mall, LLC	Newgate Mall	09-12148 (ALG)	04/16/09	N/A	Emerged
835	Greenwood Mall Land, LLC	Greenwood Mall	09-12161 (ALG)	04/16/09	N/A	Emerged
836	Town East Mall, LLC	Town East Mall	09-12288 (ALG)	04/16/09	N/A	Emerged
838	Rouse Ridgedale Holding, LLC	Ridgedale Mall	09-12254 (ALG)	04/16/09	N/A	Emerged

APPENDIX C

LIST OF PLAN DEBTORS

Appendix C – List of Plan Debtors

This Appendix C lists all of the proponents of the Plan.  The list of Plan Debtors is repeated twice in this Appendix C, sorted first in ascending alphabetical order of the legal entity names of the Plan Debtors, and second in ascending alphabetical order of the names of the properties with which each of the Plan Debtors is respectively associated.  An “LID” designation, also provided, is used for purposes of identifying the Plan Debtor entities.  Capitalized terms used in this Appendix C are defined in Appendix A to the Disclosure Statement.

List of Plan Debtors (Sorted by Entity)

LID	Entity	Property
66	10 CCC Business Trust	10 Columbia Corporate Center
331	10000 Covington Cross, LLC	10000 Covington Cross
326	10190 Covington Cross, LLC	10190 Covington Cross
329	1201-1281 Town Center Drive, LLC	1201/41 Town Center Drive
330	1251 Center Crossing, LLC	The Crossing Business Center (1251)
354	1450 Center Crossing Drive, LLC	Crossing Business Center #6
355	1451 Center Crossing Drive, LLC	Crossing Business Center #7
332	1551 Hillshire Drive, LLC	1551 Hillshire Drive
333	1635 Village Centre Circle, LLC	1635 Village Center Circle
334	1645 Village Center Circle, LLC	1645 Village Center Circle
68	20 CCC Business Trust	20 Columbia Corporate Center
70	30 CCC Business Trust	30 Columbia Corporate Center
319	9950-9980 Covington Cross, LLC	9950/80 Covington Cross
715	Apache Mall, LLC	Apache Mall
189	Arizona Center Parking, LLC	Arizona Center
289	Austin Mall Limited Partnership	Highland Mall (JV NON-FILER)
288	Austin Mall, LLC	Highland Mall (JV NON-FILER)
62	Benson Park Business Trust	TGIF Restaurant Ground Lease
548	Boise Town Square Anchor Acquisition, LLC	Boise Towne Square
10	Caledonian Holding Company, Inc.	N/A
638	Century Plaza L.L.C.	Century Plaza
637	Century Plaza, Inc.	Century Plaza
485	Chula Vista Center, LLC	Chula Vista
267	Collin Creek Anchor Acquisition, LLC	Collin Creek Mall
609	Cottonwood Mall, LLC	Cottonwood Mall
671	Eden Prairie Anchor Building L.L.C.	Eden Prairie Mall
654	Elk Grove Town Center, L.P.	Elk Grove Town Center
653	Elk Grove Towne Center L.L.C.	Elk Grove Town Center
555	Fallen Timbers Shops II, LLC	The Shops at Fallen Timbers
74	Fifty Columbia Corporate Center, LLC	Columbia Corporate Center Offices
73	Forty Columbia Corporate Center, LLC	Columbia Corporate Center Offices
1	General Growth Properties, Inc.	N/A
619	GGP Acquisition, L.L.C.	N/A
745	GGP American Holdings, Inc.	N/A
437	GGP American Properties, Inc.	N/A

LID	Entity	Property
136	GGP Holding II, Inc.	N/A
13	GGP Holding Services, Inc.	N/A
503	GGP Holding, Inc.	N/A
25	GGP Ivanhoe II, Inc.	Oglethorpe Mall & Top Tier
728	GGP Ivanhoe IV Services, Inc.	N/A
2	GGP Limited Partnership	N/A
733	GGP Natick Residence LLC	Nouvelle at Natick
32	GGP Savannah L.L.C.	Oglethorpe Mall
6	GGP/Homart Services, Inc.	N/A
571	GGP/Homart, Inc.	N/A
668	GGP-Grandville Land L.L.C.	Rivertown Crossings
47	GGP-La Place, Inc.	Riverlands Shopping Center
744	GGPLP LLC	N/A
672	GGP-Mint Hill L.L.C.	Bridges at Mint Hill
684	GGP-Redlands Mall L.L.C.	Redlands Mall
685	GGP-Redlands Mall, L.P.	Redlands Mall
641	GGP-South Shore Partners, Inc.	South Shore Mall
539	GGP-Tucson Land L.L.C.	Tucson Mall
347	Greengate Mall, Inc.	Riverwalk Marketplace
311	HHP Government Services, Limited Partnership	1551 Hillshire Drive (Ground Lessee)
341	Howard Hughes Canyon Pointe Q4, LLC	Canyon Pointe Village Center
337	Howard Hughes Properties, Inc.	Summerlin MPC
310	Howard Hughes Properties, Limited Partnership	N/A
55	HRD Parking, Inc.	Columbia Corporate Center Parking Lot
53	HRD Remainder, Inc.	N/A
46	La Place Shopping, L.P.	Riverlands Shopping Center
19	Landmark Mall L.L.C.	Landmark Mall
655	Lockport L.L.C.	Lockport Mall
593	Majestic Partners-Provo, LLC	Provo Plaza
661	Mall of Louisiana Land Holding, LLC	Mall of Louisiana
660	Mall of Louisiana Land, LP	Mall of Louisiana Power Center
547	Natick Retail, LLC	Nouvelle at Natick
351	New Orleans Riverwalk Associates	Riverwalk Marketplace
350	New Orleans Riverwalk Limited Partnership	Riverwalk Marketplace
486	Newgate Mall Land Acquisition, LLC	Newgate Mall

LID	Entity	Property
502	NewPark Anchor Acquisition, LLC	NewPark Mall
670	North Star Anchor Acquisition, LLC	North Star Mall
415	Oklahoma Mall L.L.C.	Quail Springs Mall (JV NON-FILER)
170	One Willow Company, LLC	Willowbrook Mall
78	Park Square Limited Partnership	60 Columbia Corporate Center
552	Parke West, LLC	Parke West
75	Parkside Limited Partnership	50 Columbia Corporate Center
72	Parkview Office Building Limited Partnership	40 Columbia Corporate Center
42	Pecanland Anchor Acquisition, LLC	Pecanland Mall
628	Pines Mall Partners	The Pines
572	Price Development Company, Limited Partnership	Alameda Plaza, Baily Hills Village, Baskin Robbins, Cottonwood Square, Fremont Plaza, Plaza 800, Plaza 9400, Red Cliffs Plaza, Twin Falls Crossing, Yellowstone Square
611	Price Development TRS, Inc.	Cottonwood Mall
575	Price Financing Partnership, L.P.	Boise Towne Square
573	Price GP L.L.C.	Boise Towne Square
686	Redlands Land Acquisition Company L.L.C.	Redlands Promenade
688	Redlands Land Acquisition Company, L.P.	Redlands Promenade
687	Redlands Land Holding L.L.C.	Redlands Promenade
518	Rio West L.L.C.	Rio West
610	River Falls Mall, LLC	River Falls Mall
405	Rouse F.S., LLC	Fashion Show Mall
3	Rouse LLC	N/A
191	Rouse Office Management of Arizona, LLC	Arizona Center
155	Rouse-Arizona Center, LLC	Arizona Center
156	Rouse-Arizona Retail Center Limited Partnership	Arizona Center
346	Rouse-Fairwood Development Corporation	Land in Fairwood
349	Rouse-New Orleans, LLC	Riverwalk Marketplace
193	Rouse-Phoenix Cinema, LLC	Arizona Center
192	Rouse-Phoenix Corporate Center Limited Partnership	Arizona Center
165	Rouse-Phoenix Development Company, LLC	Arizona Center

LID	Entity	Property
166	Rouse-Phoenix Master Limited Partnership	Arizona Center
194	Rouse-Phoenix Theatre Limited Partnership	Arizona Center
80	Running Brook Business Trust	Neighorhood Stores in Columbia, MD
691	Saint Louis Galleria Anchor Acquisition, LLC	Saint Louis Galleria
725	Saint Louis Land L.L.C.	Saint Louis Galleria
298	Seaport Marketplace Theatre, LLC	South Street Seaport
296	Seaport Marketplace, LLC	South Street Seaport
76	Sixty Columbia Corporate Center, LLC	Columbia Corporate Center Offices
642	South Shore Partners, L.P.	South Shore Mall
297	South Street Seaport Limited Partnership	South Street Seaport
321	Summerlin Centre, LLC	Summerlin Mall Site
316	Summerlin Corporation	N/A
318	The Howard Hughes Corporation	Summerlin MPC
317	The Hughes Corporation	N/A
336	The Rouse Company BT, LLC	N/A
4	The Rouse Company LP	N/A
255	The Rouse Company of Florida, LLC	Oviedo Marketplace
348	The Rouse Company of Louisiana, LLC	Riverwalk Marketplace
174	The Rouse Company of Ohio, LLC	Willowbrook Mall
5	The Rouse Company Operating Partnership LP	N/A
81	Town Center East Business Trust	Association Building, Exhibit Building & Ridgely Building
409	TRC Co-Issuer, Inc.	N/A
190	Two Arizona Center, LLC	Arizona Center
171	Two Willow Company, LLC	Willowbrook Mall
716	Victoria Ward, Limited	Victoria Ward Centers
368	Vista Commons, LLC	Vista Commons
95	West Kendall Holdings, LLC	Kendall Town Center Development

List of Plan Debtors (Sorted by Property)

LID	Entity	Property
66	10 CCC Business Trust	10 Columbia Corporate Center
331	10000 Covington Cross, LLC	10000 Covington Cross
326	10190 Covington Cross, LLC	10190 Covington Cross
329	1201-1281 Town Center Drive, LLC	1201/41 Town Center Drive
332	1551 Hillshire Drive, LLC	1551 Hillshire Drive
311	HHP Government Services, Limited Partnership	1551 Hillshire Drive (Ground Lessee)
333	1635 Village Centre Circle, LLC	1635 Village Center Circle
334	1645 Village Center Circle, LLC	1645 Village Center Circle
68	20 CCC Business Trust	20 Columbia Corporate Center
70	30 CCC Business Trust	30 Columbia Corporate Center
72	Parkview Office Building Limited Partnership	40 Columbia Corporate Center
75	Parkside Limited Partnership	50 Columbia Corporate Center
78	Park Square Limited Partnership	60 Columbia Corporate Center
319	9950-9980 Covington Cross, LLC	9950/80 Covington Cross
572	Price Development Company, Limited Partnership	Alameda Plaza, Baily Hills Village, Baskin Robbins, Cottonwood Square, Fremont Plaza, Plaza 800, Plaza 9400, Red Cliffs Plaza, Twin Falls Crossing, Yellowstone Square
715	Apache Mall, LLC	Apache Mall
189	Arizona Center Parking, LLC	Arizona Center
191	Rouse Office Management of Arizona, LLC	Arizona Center
155	Rouse-Arizona Center, LLC	Arizona Center
156	Rouse-Arizona Retail Center Limited Partnership	Arizona Center
193	Rouse-Phoenix Cinema, LLC	Arizona Center
192	Rouse-Phoenix Corporate Center Limited Partnership	Arizona Center
165	Rouse-Phoenix Development Company, LLC	Arizona Center
166	Rouse-Phoenix Master Limited Partnership	Arizona Center
194	Rouse-Phoenix Theatre Limited Partnership	Arizona Center
190	Two Arizona Center, LLC	Arizona Center
81	Town Center East Business Trust	Association Building, Exhibit Building & Ridgely Building

LID	Entity	Property
548	Boise Town Square Anchor Acquisition, LLC	Boise Towne Square
575	Price Financing Partnership, L.P.	Boise Towne Square
573	Price GP L.L.C.	Boise Towne Square
672	GGP-Mint Hill L.L.C.	Bridges at Mint Hill
341	Howard Hughes Canyon Pointe Q4, LLC	Canyon Pointe Village Center
638	Century Plaza L.L.C.	Century Plaza
637	Century Plaza, Inc.	Century Plaza
485	Chula Vista Center, LLC	Chula Vista
267	Collin Creek Anchor Acquisition, LLC	Collin Creek Mall
74	Fifty Columbia Corporate Center, LLC	Columbia Corporate Center Offices
73	Forty Columbia Corporate Center, LLC	Columbia Corporate Center Offices
76	Sixty Columbia Corporate Center, LLC	Columbia Corporate Center Offices
55	HRD Parking, Inc.	Columbia Corporate Center Parking Lot
609	Cottonwood Mall, LLC	Cottonwood Mall
611	Price Development TRS, Inc.	Cottonwood Mall
354	1450 Center Crossing Drive, LLC	Crossing Business Center #6
355	1451 Center Crossing Drive, LLC	Crossing Business Center #7
671	Eden Prairie Anchor Building L.L.C.	Eden Prairie Mall
654	Elk Grove Town Center, L.P.	Elk Grove Town Center
653	Elk Grove Towne Center L.L.C.	Elk Grove Town Center
405	Rouse F.S., LLC	Fashion Show Mall
289	Austin Mall Limited Partnership	Highland Mall (JV NON-FILER)
288	Austin Mall, LLC	Highland Mall (JV NON-FILER)
95	West Kendall Holdings, LLC	Kendall Town Center Development
346	Rouse-Fairwood Development Corporation	Land in Fairwood
19	Landmark Mall L.L.C.	Landmark Mall
655	Lockport L.L.C.	Lockport Mall
661	Mall of Louisiana Land Holding, LLC	Mall of Louisiana
660	Mall of Louisiana Land, LP	Mall of Louisiana Power Center
10	Caledonian Holding Company, Inc.	N/A
1	General Growth Properties, Inc.	N/A
619	GGP Acquisition, L.L.C.	N/A
745	GGP American Holdings, Inc.	N/A

LID	Entity	Property
437	GGP American Properties, Inc.	N/A
136	GGP Holding II, Inc.	N/A
13	GGP Holding Services, Inc.	N/A
503	GGP Holding, Inc.	N/A
728	GGP Ivanhoe IV Services, Inc.	N/A
2	GGP Limited Partnership	N/A
6	GGP/Homart Services, Inc.	N/A
571	GGP/Homart, Inc.	N/A
744	GGPLP LLC	N/A
310	Howard Hughes Properties, Limited Partnership	N/A
53	HRD Remainder, Inc.	N/A
3	Rouse LLC	N/A
316	Summerlin Corporation	N/A
317	The Hughes Corporation	N/A
336	The Rouse Company BT, LLC	N/A
4	The Rouse Company LP	N/A
5	The Rouse Company Operating Partnership LP	N/A
409	TRC Co-Issuer, Inc.	N/A
80	Running Brook Business Trust	Neighorhood Stores in Columbia, MD
486	Newgate Mall Land Acquisition, LLC	Newgate Mall
502	NewPark Anchor Acquisition, LLC	NewPark Mall
670	North Star Anchor Acquisition, LLC	North Star Mall
733	GGP Natick Residence LLC	Nouvelle at Natick
547	Natick Retail, LLC	Nouvelle at Natick
32	GGP Savannah L.L.C.	Oglethorpe Mall
25	GGP Ivanhoe II, Inc.	Oglethorpe Mall & Top Tier
255	The Rouse Company of Florida, LLC	Oviedo Marketplace
552	Parke West, LLC	Parke West
42	Pecanland Anchor Acquisition, LLC	Pecanland Mall
593	Majestic Partners-Provo, LLC	Provo Plaza
415	Oklahoma Mall L.L.C.	Quail Springs Mall (JV NON-FILER)
684	GGP-Redlands Mall L.L.C.	Redlands Mall
685	GGP-Redlands Mall, L.P.	Redlands Mall
686	Redlands Land Acquisition Company L.L.C.	Redlands Promenade
688	Redlands Land Acquisition Company, L.P.	Redlands Promenade

LID	Entity	Property
687	Redlands Land Holding L.L.C.	Redlands Promenade
518	Rio West L.L.C.	Rio West
610	River Falls Mall, LLC	River Falls Mall
47	GGP-La Place, Inc.	Riverlands Shopping Center
46	La Place Shopping, L.P.	Riverlands Shopping Center
668	GGP-Grandville Land L.L.C.	Rivertown Crossings
347	Greengate Mall, Inc.	Riverwalk Marketplace
351	New Orleans Riverwalk Associates	Riverwalk Marketplace
350	New Orleans Riverwalk Limited Partnership	Riverwalk Marketplace
349	Rouse-New Orleans, LLC	Riverwalk Marketplace
348	The Rouse Company of Louisiana, LLC	Riverwalk Marketplace
691	Saint Louis Galleria Anchor Acquisition, LLC	Saint Louis Galleria
725	Saint Louis Land L.L.C.	Saint Louis Galleria
641	GGP-South Shore Partners, Inc.	South Shore Mall
642	South Shore Partners, L.P.	South Shore Mall
298	Seaport Marketplace Theatre, LLC	South Street Seaport
296	Seaport Marketplace, LLC	South Street Seaport
297	South Street Seaport Limited Partnership	South Street Seaport
321	Summerlin Centre, LLC	Summerlin Mall Site
337	Howard Hughes Properties, Inc.	Summerlin MPC
318	The Howard Hughes Corporation	Summerlin MPC
62	Benson Park Business Trust	TGIF Restaurant Ground Lease
330	1251 Center Crossing, LLC	The Crossing Business Center (1251)
628	Pines Mall Partners	The Pines
555	Fallen Timbers Shops II, LLC	The Shops at Fallen Timbers
539	GGP-Tucson Land L.L.C.	Tucson Mall
716	Victoria Ward, Limited	Victoria Ward Centers
368	Vista Commons, LLC	Vista Commons
170	One Willow Company, LLC	Willowbrook Mall
174	The Rouse Company of Ohio, LLC	Willowbrook Mall
171	Two Willow Company, LLC	Willowbrook Mall

APPENDIX D

ORGANIZATION CHARTS

APPENDIX D – Organization Charts to be filed subsequently.

D-1

APPENDIX E

CORPORATE REORGANIZATION AND SPIN-OFF PROCESS

APPENDIX E – Corporate Reorganization and Spin-Off Process to be filed subsequently.

E-1